As filed with the Commission on December 28, 2022

Registration No. 333-268318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MDB CAPITAL HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	6199	87-4366624
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4209 Meadowdale Lane

Dallas, TX 75229

(310) 526-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher A. Marlett

Chief Executive Officer

MDB CAPITAL HOLDINGS, LLC

4209 Meadowdale Lane

Dallas, TX 75229

(310) 526-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Hudders, Esq. Golenbock Eiseman Assor Bell & Peskoe LLP 711 Third Avenue, 17th Floor New York, NY 10017 (212) 907-7300	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering by the registrant of class A common shares (the “Public Offering Prospectus”), through the selling agent and other broker-dealers named on the cover page of the Public Offering Prospectus.

●	Security Holder Prospectus. A prospectus to be used in connection with the potential distribution by the Selling Security Holders of class A common shares (the “Security Holder Prospectus”).

The Public Offering Prospectus and the Security Holder Prospectus will be identical in all respects, except for the following principal parts which will detail the securities of and offering by the Selling Security Holders:

●	they contain different front covers;

●	they contain different tables of contents;

●	the “Offering Summary” section is deleted from the Security Holder Prospectus;

●	they contain different “Use of Proceeds” sections;

●	the “Capitalization” and “Dilution” sections in the Public Offering Prospectus are deleted from the Security Holder Prospectus;

●	they contain different “Plan of Distribution” sections;

●	the “Plan of Distribution” section in the Security Holder Prospectus contains data on the Security Holders and their holdings of class A common shares; and

●	the “Legal Matters” section in the Security Holder Prospectus deletes the reference to counsel for the selling agent.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences between the Public Offering Prospectus and the Security Holder Prospectus. The Public Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Security Holder Prospectus will be substantively identical to the Public Offering Prospectus, except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Security Holders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated December 28, 2022

MDB CAPITAL HOLDINGS, LLC

833,333 CLASS A COMMON SHARES

This is the initial public offering of class A common shares of MDB Capital Holdings, LLC. We are offering the class A common shares at a public offering price of $12.00 per share, in a “best efforts” no minimum / 833,333 maximum share offering. The public offering price per share will be fixed for the duration of this offering. This offering will terminate on ________, 2023 (the “Offering Termination Date”), unless we sell the maximum amount of shares before that date or we decide to terminate this offering prior to the Offering Termination Date, which we may do at any time in our discretion. Investors will enter into a subscription agreement and their subscription amount will be deposited in an escrow account with Wilmington Trust, National Association. Subscriptions are irrevocable, and subscribers cannot withdraw their funds during the offering period. Once we decide to have a closing, the deposited investor funds will be released to us. There will be one closing. In the event we terminate the offering without a closing, all subscriber funds received in escrow will be promptly returned to subscribers without interest or offset in accordance with rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have two classes of common equivalent equity representing our limited liability membership interests, which we have designated as class A common shares and class B common shares. The rights of the holders of class A common shares and class B common shares are identical, except for the voting and conversion rights. Each class A common share is entitled to one vote, and each class B common share is entitled to five votes per share. The class B common shares are convertible at any time, in any amount, as determined by the holder, at the rate of one class B common share for one class A common share. Shareholders who hold class B common shares must convert their class B common shares into class A common shares before they may sell any of their shares in a public market. Prior to this offering, the holders of our outstanding class B common shares, being two persons, hold approximately 90.8% of the voting power of our actual outstanding capital equity, and those persons with our directors, executive officers, and 5% shareholders, and their respective affiliates, hold approximately 91.1% of the voting power of our actual outstanding capital equity.

After completion of this offering, Christopher Marlett, our Chief Executive Officer and Chairman, and Anthony DiGiandomenico, our Chief of Transactions and a director, through ownership of all our outstanding class B common shares, will continue to control a majority of the voting power of our outstanding common shares. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq and eligible for certain exemptions from these rules. We intend to rely on any such exemptions. See “Risk Factors – If the class A common shares are listed on Nasdaq, we will be deemed a “controlled company” under the listing rules because our class B common shares are held by two persons who have more than 50% control. As a controlled company, we will be exempt from many of the corporate governance obligations that other companies must follow when listing on Nasdaq” on page 29 for more information.

Prior to this offering, there has been no public market for our class A common shares. We intend to apply to list our class A common shares on The Nasdaq Capital Market, sometimes referred to as Nasdaq, under the symbol “MDBH.” No assurance can be given that our application will be approved or that an active trading market for the class A common shares will develop. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012. As such, in this prospectus we have taken advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See “Prospectus Summary— Implications of Being an Emerging Growth Company.”

Digital Offering, LLC, or Digital Offering, is the lead managing selling agent, or selling agent, for this offering. The selling agent is selling our class A common shares in this offering on a best efforts, no minimum basis and is not required to sell any specific number or dollar amount of class A common shares offered by this prospectus, but will use its best efforts to sell such class A common shares. The selling agent may engage sub-agents to assist in the placement of the class A common shares offered hereby.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per class A common share	Total
Public offering price	$12.00	$9,999,996
Selling agent commissions(1)	$0.84	$700,000
Proceeds to us, before expenses	$11.16	$9,299,996

(1)	The selling agent will receive compensation in addition to the commissions. See “Plan of Distribution” for additional disclosure regarding the selling agent’s’ compensation and offering expenses.

In addition, we will issue to the selling agent warrants to purchase an aggregate number of series A common shares equal to eight percent (8%) of the number of class A common shares sold in this offering, exercisable for class A common shares at a per share price equal to 125% of the per share price of the series A common shares offered hereby. The registration statement of which this prospectus forms a part also registers the issuance of the class A common shares issuable upon exercise of such selling agent’s warrants. We do not intend to list the selling agent’s warrants on a national securities exchange or an over-the-counter quotation system. See “Plan of Distribution” for a description of these arrangements.

The date of this prospectus is                       , 2022

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the class A common shares. Our business, financial condition, operating results, and prospects may have changed since that date.

For investors outside of the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of class A common shares by the registered shareholders and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or the SEC. We have not, and the selling agent has not, authorized anyone to provide you with any information other than that contained in this prospectus. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the selling agent has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby or the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our class A common shares. You should carefully read this prospectus in its entirety before investing in our class A common shares, including the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the accompanying notes, provided elsewhere in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

The words “MDB,” “us,” “we,” the “Company,” the “holding company” and any variants thereof used herein refer to MDB Capital Holdings, LLC and our consolidated subsidiaries. Also, we refer to certain subsidiary companies that we founded or may found in the future and in which we have an ownership interest or will have an ownership interest in the future as “partner companies;” the use of the term “partner company,” “partner” or any similar term should not be interpreted or otherwise taken to suggest that any of the companies referred to as such, are in any form of legal partnership or similar arrangement with the Company or any other company or entity within the holding company structure represented by the Company and its partly and wholly owned subsidiaries or affiliates.

Overview

Our Approach

MDB was founded in 1997, originally operating as MDB Capital Group, LLC, for the purpose of engaging with companies holding visionary technology, inventors, and technology entrepreneurs. To maximize the impact of our actions and culture, under our business plan, we embark on each journey with a company at an early point, typically acting as founders and providing the initial rounds of capital, in the manner of a partner and usually before a specified management structure has been put in place. Part of our role as founders often includes locating the technology that will form the basis of the new enterprise. The technologies may be found in universities, in larger companies where it is not being used or understood, in start-up companies, and with inventors. Not only do we act as founders and providing the first capital rounds, we assist with structuring the plans for the company development, such as the steps from research and development to initial commercialization, the intellectual property strategy, business objectives, and financing. We refer to these subsidiary companies as “partner companies.”

Our model typically includes a two-step financing approach with our partner companies: we put in seed capital, as founders, and the first round of capital of between $5 to $10 million dollars to set the business on an operational foundation. Our plan is to then raise an additional amount of substantive capital to bring the technology closer to or commence commercialization, typically in the range of $20 to $60 million and often via a public offering or pursue an alternative value realization. Our community of sophisticated individual investors with like-minded goals and values supports our model, with their capital, knowledge, connections, and expertise. We anticipate that value creation will be generated after years of patient ownership and corporate effort, and value realization might include any number of methods, such as continued holding and operating, initial public offerings, or IPOs, joint ventures, licensing, asset sales and merger transactions, depending on the particular business model and industry.

We believe that we successfully have used the private and public capital markets to finance growth companies. Being able to find disruptive technologies to develop, acting as corporate founders, owners, directors and management, and conducting investing activities for those companies in which we are strategically involved for the long term, we believe we have a different model of helping companies grow than that of the typical private venture capital model. We refer to our approach as public venture capital. We find the technology, and then we work to analyze the technology leadership position and survey the marketplace so as to establish a research and development and intellectual property development strategy to create a dominant position in the distinct technology vertical. Then we create the basic company, we set up its management, we define its business plan, we nurture its enterprise, and we provide its financings in its early stage rounds of private funding, and then we likely will act as the underwriter or selling agent for its later financings, IPO, or disposition. It is our plan to remain involved with our partner companies for the long term. Where there is an IPO, we stay on for several years thereafter, by being members of the board, having consulting agreements, providing strategic business advice, and participating in, advising on or facilitating further financing rounds. We believe, most importantly, that one gauge of the partner company success is that the partner company successfully completes public and private follow-on offerings or other value realization event so as to continue supporting the research, development, growth and marketing of their technologies’ potential.

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Our public venture business model does not rely upon the receipt of operating cash flows from our partner companies. We anticipate that our partner companies, while we are invested in them and they are developing their businesses, will not generate revenues or positive cash flow. To the extent our partner companies generate any cash from operations, they will retain the funds to develop their own businesses. Our overall day to day operations will rely on cash on hand, cash flow from the operation of Public Ventures and PatentVest, and our ability to generate cash from capital raising activities to finance our overall operations and fund the partner companies. If we need capital to fund current and new partner company relationships, we will seek to raise additional capital. If we are unable to find ways of monetizing our holdings or to raise additional capital on attractive terms, we may face liquidity issues that will require us to curtail our new business efforts, constrain our ability to execute our business strategy, and limit our ability to provide financial support to our existing partner companies. We may also finance our partner companies through their securities offerings or selling, licensing, or joint venturing their businesses.

Our Broker-Dealer Business

We operate a registered broker-dealer and conduct financing activities through Public Ventures, LLC, or Public Ventures. Our broker-dealer is the backbone of our community-oriented financing approach. Public Ventures is a registered broker-dealer (CRD#: 42677/SEC#: 8-49951) under the Exchange Act and a member of Financial Industry Regulatory Authority, Inc. (“FINRA”). This company, under its predecessor name, MDB Capital Group, LLC, has conducted private and public financing activities for more than twenty-five years, for a wide range of clients, in diverse sectors of the economy. However, one theme of its clients has always been involvement in technology. We intend to leverage the lessons learned during our long operating history to create processes, due diligence reviews, deal prioritization, rating systems, and reports that will allow the investor community that adheres to the Public Ventures approach to appropriately evaluate their investment risk and to foster informed decision making.

Public Ventures is in the process of expanding its business to include securities clearing operations, oriented to the small and medium capital sized companies, where the larger clearing firms do not appear to be interested. Having a FINRA licensed, self-clearing broker-dealer will enable us to structure and place or underwrite community based financing transactions and provide securities clearing services so that investors can trade, clear, and settle stocks in the partner companies and other small and micro-cap company securities. Our objective is to create a high-end service platform that will make investing in the small and micro-cap segment more accessible and efficient for our largely accredited investor community.

The strategy of this business is to foster venture-stage businesses that are supported and financed by a community of like-minded investors and entrepreneurs experienced in the development of successful companies that have a long-term investment horizon. We envision developing a subset of this close-knit community of long-term public venture investor that will also be considered “Members.” Member involvement may include suggesting start-up and developing companies as potential investment opportunities and partner company candidates, making investments in these entities and other targeted companies, and consulting with our partner companies to help them grow into tomorrow’s leaders.

Our Patent and Intellectual Property Business

Another part of our operations includes PatentVest, Inc., or PatentVest. This company is in the process of expanding its business operations in the restructured holding company. We believe PatentVest can become the first venture invention and commercialization intelligence platform, created to assist technologists, advisors, venture capital investors, and established companies optimize technology commercialization. Our process takes in information from our proprietary patent database and transforms the information about inventions and intellectual property from a complex legal process into a manageable, measurable business process. The PatentVest process clearly defines the boundaries of an invention by providing context for previously developed ideas and analyzes how the invention, and therefore patent claims, differ from the discovered prior art in order to rationalize the essential distinctions that are the key value drivers. Understanding these boundaries, as well as how protectable and valuable these boundaries are, is essential to better guide strategic business and patentability decisions. In our experience, this PatentVest process answers the most important questions for a technology platform: how to innovate, how to improve its ideas, and how to deploy these ideas where they matter most.

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PatentVest recently became a licensed law firm in Arizona through the newly established Alternative Business Structure (ABS) program of that state. We believe that the ABS program will enable PatentVest to deliver a cohesive solution to new technology companies. PatentVest, as a law firm, will focus on intellectual property matters, including patent prosecution, intellectual property protection and licensing.

We believe that PatentVest will provide several new investment opportunities for the Public Ventures community and will serve as the team to execute the intellectual property strategies for our partner companies.

Our Current Partner Company

Invizyne Technologies, Inc. or Invizyne, a partner company, was created in early 2019 with the vision of simplifying nature by using nature’s building blocks to create molecules of interest. Invizyne has differentiated technology underlying its unique synthetic biology platform which potentially solves the inherent production bottlenecks of certain legacy technologies. The promise of synthetic biology, we believe, has no bounds. If Invizyne’s technology platform is successful at an industrial scale, we believe that it could significantly impact several industries by enabling the exploration of a large number of molecules and properties found in nature. For example, we believe that therapeutic molecules found in nature could be tested for efficacy and quickly created and scaled. Examples of where this has been important include with respect to multiple cannabinoids and other natural compounds, quick replication of novel properties of rare chemicals found in nature, creation of natural flavors and fragrances to naturally enrich food, and the sustainable creation of fuel from renewable energy sources.

MDB CG Management Company

MDB CG Management Company, Inc., or MDB Management, is principally an “administrative” entity whose purpose is to conduct, and wherever possible, to consolidate shared services/resources, for our US-based operations. This includes entering into service agreements that are broadly applicable to one or several of the group entities, hiring employees and independent contractors for the wholly owned entities within the group, performing certain unregulated administrative tasks, conducting unregulated recording keeping, leasing office premises, and offering employee benefit programs, such as healthcare and 401K plans.

Corporate Reorganization

MDB Capital Holdings, LLC (“MDB,” “MDB Holdings” or the “Company”), a Delaware limited liability company, was formed on August 10, 2021, to become the parent of MDB Capital Group, LLC. On January 10, 2022, MDB Capital Group, LLC filed a Certificate of Amendment with the Texas Secretary of State to change its name to Public Ventures, LLC (“Public Ventures”). On January 14, 2022, Public Ventures distributed 100% of its equity interests in PatentVest and Invizyne to its members in proportion to their respective interests. On January 15, 2022, Public Ventures filed with the Internal Revenue Service to be treated as a corporation for federal income tax purposes. On January 16, 2022, the members of Public Ventures contributed their entire interests in the equity of Public Ventures, Invizyne and PatentVest to MDB Holdings, as result of which MDB Holdings became the new parent holding company, holding 60% of Invizyne and 100% of each of the other two companies. In exchange for these contributed interests, 5,000,000 Class B common shares were issued in connection with the reorganization. There was no effective change in the beneficial ownership of Public Ventures as a result of this transaction. As part of the reorganization, MDB Holdings established a wholly owned management company subsidiary called MDB CG Management Company, Inc. (“MDB Management”).

Accounting Predecessor

Public Ventures (formerly known as MDB Capital Group, LLC) and its subsidiaries, which together constitute our predecessor for accounting purposes, were under common control. As a result, their contribution to MDB Holdings was recorded as a combination of entities under common control, whereby the assets contributed and liabilities assumed are recorded based on their historical carrying values. After the contribution of the predecessor’s business and net assets on January 16, 2022, we have retroactively reported our financial statements to include the historical results of our predecessor, Public Ventures. This report includes information pertaining to periods prior to the closing of the business combination. In January 2022, Public Ventures, PatentVest, and Invizyne were contributed to the Company. For comparative purposes, the prior reporting company, Public Ventures, is presented for periods before January 1, 2022, and referred to in statements as the “predecessor”.

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Corporate Structure

The following diagram displays our corporate structure as of the date of this prospectus:

MDB Holdings is a limited liability company, established through a reorganization of several companies, that was initially funded with the proceeds from a private placement consummated in June 2022. Through this offering, MDB Holdings will become a publicly traded partnership. MDB Holdings currently has three wholly-owned subsidiaries: Public Ventures; PatentVest; and MDB Management. MDB Holdings and currently has a majority-owned partner company, Invizyne. MDB Management has an out-source service contract with MDB Capital S.A., an affiliated company, where services are provided to the different companies within the holding company on an out-source, as requested basis.

Impact of the COVID-19 Pandemic on Our Business

The COVID-19 pandemic has prompted national, regional, and local governments, including those in the markets that the Company operates in, to implement preventative or protective measures to control its spread. As a result, there have been disruptions in business operations around the world. As our operations may largely be conducted remotely and are largely office and service work based and not involved in manufacturing or direct face to face client service contacts, we have not been impacted significantly by the COVID-19 pandemic.

While the Company will continue to navigate the financial, operational, and personnel challenges presented by the COVID-19 pandemic, the full impact of COVID-19 on our operational and financial performance will depend on future developments, including the duration and spread of the pandemic, the potential uncertainty related to (and proliferation of) new strains, and related actions taken by federal, state, local and international government officials, to prevent and manage the spread of COVID-19. All of these efforts are uncertain, out of our control, and cannot be predicted at this time.

Impact of Ukrainian Conflict

Currently, we believe that the conflict between Ukraine and Russia does not have any direct impact on our operations, financial condition or financial reporting. We believe the conflict will have only a general impact on our operations in the same manner as it is having a general impact on all businesses that have their operations in North America as a result of international sanctions and embargo regulations, possible shortages of goods and goods incorporating parts that may be supplied from the Ukraine or Russia, supply chain challenges, and the international and US domestic inflationary results of the conflict and government spending for and funding of our country’s response. We do not believe we will be targeted for cyber-attacks in connection with the conflict, but as a financial institution, we are aware that we may be a general target for cyber-attacks. We have no operations in the countries directly involved in the conflict or are specifically impacted by any of the sanctions and embargoes, as we principally operate in the United States. We do not believe that the conflict will have any impact on our internal control over financial reporting. Other than general securities market trends, we do not have reason to believe that investors will evaluate the company as having special risks or exposures related to the Ukrainian conflict.

Recent Developments

On June 8, 2022, the Company completed the first closing of a private placement, closing on 2,517,966 class A common shares, for gross proceeds of $25,179,660. On June 15, 2022, we completed the second closing of the private placement, closing on an additional 11,000 class A common shares, for gross proceeds of $110,000. The Company received net proceeds from the two closings of approximately $25,289,660, which will be used for development of the current partner companies, setting up new partner companies, and our general corporate and working capital requirements. The Company also issued warrants to purchase 18,477 class A common shares to two sales agents engaged by the Company that are registered broker-dealers, which are exercisable for 10 years at $12.00 per share.

All the investors in the private placement are locked-up until the commencement of trading of our class A common shares on The Nasdaq Capital Market. We intend to list the class A common shares on The Nasdaq Capital Market, but no assurance can be given that our application will be approved or that an active trading market for the class A common shares will develop. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market.

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Summary of Risk Factors

Our business is subject to a number of risks and uncertainties, including those risks discussed at length under the heading “Risk Factors” starting on page 11 hereof. These risks include risks in addition to those that are briefly noted below. Investing in our Company and its securities involves a high degree of risk. The following is a summary of some of the principal risks we face.

-An investment in the Company will be an interest taxed as a partnership interest, therefore you may have taxable income whether or not you receive any cash distributions.

-If we are treated as a corporation rather than a partnership, and there is no pass through of losses to the investors as currently intended, the value of the class A common shares may be adversely affected.

-Allocations of income and loss may be re-determined by the IRS if the IRS determines that the operating agreement and our business do not have substantial economic effect. Our structure is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

-Investors will receive Schedule K-1 reports indicating their profit and loss amounts for completing their annual tax return; however these reports may be distributed after April 15 of the following year.

-We believe that our partner company model of owning and developing growth companies has been successful in the past, however, there is no assurance that going forward we will be successful in selecting our partner companies with future potential, nurturing them with capital funding and management, and taking them public.

-We may require additional capital to support our business operations and to fund our partner companies; additional capital may not be available when needed. Where we sell additional equity or equity linked securities, there will be dilution of prior investors’ interest in the Company.

-Our partner companies likely will need to raise additional capital to fund their operations from time to time. We may not be able to fund some or all of these amounts, and the amounts may not be available from third parties on acceptable terms, if at all.

-Our model and our overall business success and return on investment depends on our partner companies being successful in their respective fields of operation and the marketplace for their products they will address.

-Our business strategy and operations will rely on our ability to identify and retain appropriately qualified personnel for the holding company and the various subsidiaries.

-Developing and protecting the intellectual property rights of our partner companies and avoiding infringement will be paramount to the success of our partner companies. Protecting such intellectual property may be costly and complicated, and ultimately may not be fully adequate to create or protect a competitive position.

-Collaboration agreements of various sorts, by our partner companies, such as with respect to research, testing, clinical trials, manufacturing and distribution, will be important to their respective businesses. Their inability to enter into collaboration agreements as needed, or if any collaborations that the partner companies undertake are not successful, may adversely impact their respective businesses.

-Invizyne may not be successful in its efforts to use its proprietary synthetic biological platform to build a pipeline of products.

-The synthetic biology market is a rapidly growing and changing market, and if Invizyne is unable to keep up to date with developments, its business may be adversely affected.

-The market, including clients and potential investors, may be skeptical of the viability and benefits of Invizyne’s pipeline of products because they are relatively novel and are based on complex technology.

-If we do not identify the full range of patent opportunities relevant to a client’s intellectual property portfolio, our reputation will be harmed and we may be liable for service failure.

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-If clients do not agree that the patents opportunities identified in our reports are relevant to their businesses, we will have difficulty retaining and attracting new clients, and our operating results will be harmed.

-We believe patent analysis is a highly competitive business, and if we fail to develop widespread brand awareness cost-effectively, our business may suffer.

-Public Ventures plans on conducting offerings where we will act as an underwriter, and thus we will be subject to underwriter liability.

-As a broker-dealer, Public Ventures will have to expend considerable resources on maintaining adequate compliance practices. The failure to maintain required compliance practices or otherwise be in regulatory compliance will result in fines, sanctions and possibly the curtailment of operations.

-The clearing operations of Public Ventures will require contractual arrangements with several key industry entities, which, if not followed, will require us to terminate our business.

-Public Ventures will have to maintain adequate capitalization levels to conduct its broker-dealer and clearing businesses. Settlement bank services are difficult to arrange, without which Public Ventures will not be able to pursue a clearing business.

-We plan to operate as a company not regulated under the Investment Company Act of 1940. We may have to buy, sell or retain assets when we would otherwise not wish to do so in order to avoid registration under the Investment Company Act.

-Invizyne may face unique regulatory hurdles because of the novelty of its bio-synthesized compounds. Because its compounds are novel, Invizyne will have to perform tests for safety, use, and claim validation.

-To the extent that Invizyne pursues medical-related products, it will be subject to the full range of regulation by the Food and Drug Administration (“FDA”) and other medical related regulatory requirements.

-PatentVest is licensed to offer legal services under Arizona law that it plans to offer as part of the package of intellectual property service offerings of PatentVest, which licensing imposes on those services the responsibilities and obligations of a law firm under the ethical and legal provisions of the State of Arizona.

-One of our subsidiaries, Public Ventures, is subject to Securities and Exchange Commission and FINRA regulation, which if not followed may result in fines, limitations on activity and financial impairment.

-The collection, processing, use, storage, sharing and transmission of personal information and other sensitive data are subject to stringent and changing state, federal and international laws, regulations and standards and policies and could give rise to liabilities as a result of our failure or perceived failure to protect such data, comply with privacy and data protection laws and regulations or adhere to the privacy and data protection practices that we articulate to our clients. Cyberattacks and other security breaches or disruptions suffered by us or third parties upon which we rely could have a materially adverse effect on our business, harm our reputation and expose us to public scrutiny or liability.

-Control by management may limit your ability to influence the outcome of director elections and other transactions requiring class A common shareholder’s approval.

-If the class A common shares are listed on Nasdaq, we will be deemed a “controlled company” under the listing rules because our class B common shares are held by two persons who have more than 50% control. As a controlled company, we will be exempt from certain of the corporate governance obligations that other companies must follow when listing on Nasdaq.

-The dual class structure of our currently issued equity securities may adversely affect the trading market for our class A common shares.

-The dual common share structure and existence of our registered broker-dealer subsidiary may delay or prevent takeover attempts of our Company.

-We currently have limited accounting personnel with the background in public company accounting and reporting. We will have to add personnel and devote personnel and financial resources to meet our reporting obligations as a publicly listed company.

-Except for the holders of 171,078 class A common shares, none of the other shareholders of the class A common shares are party to any contractual lock-up agreement or other contractual restrictions on transfer. Their shares are being registered for resale at the same time as the Offering to which this prospectus relates.

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Corporate Information

Our executive offices are located at 4209 Meadowdale Lane, Dallas, TX 75229. Our phone number is (310) 526-5000. Our website address is www.mdb.com. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

JOBS Act

We will be treated as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As such, in this prospectus we have elected to take advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. We expect to continue to rely on the emerging growth company reduced disclosure and reporting obligations once we are a public company.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of all our class A common shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Summary Consolidated Financial and Other Data

The following tables summarize our consolidated financial data and other data. The summary consolidated statements of operations data for the nine months ended September 30, 2022, and the years ended December 31, 2021, and 2020, respectively and consolidated balance sheet data as September 30, 2022 and as of December 31, 2021, and 2020, have been derived from our consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the following summary consolidated financial data and other data below in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

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	Nine Months Ended September 30, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020

Operating income (loss):
Unrealized loss on investment securities, net	$(3,836)	$(13,020,834)	$(8,654,000)
Realized gain on investment securities	(7)	404,169	11,675,455
Gain on distributed investment securities to members’	-	2,414,093	-
Other operating income	107,356	368,574	430,882
Total operating income (loss), net	103,513	(9,833,998)	3,452,337

Operating costs:
General and administrative costs	5,010,315	5,636,379	4,108,198
Research and development costs	295,779	454,454	577,165
Total operating costs	5,306,094	6,090,833	4,685,363
Net operating loss	(5,202,581)	(15,924,831)	(1,233,026)
Other income	-	251,861	-
Loss before income taxes	(5,202,581)	(15,672,970)	(1,233,026)
Income tax expense	-	-	(40,072
Net loss	(5,202,581)	(15,672,970)	(1,273,098)
Less net loss attributable to non-controlling interests	(418,677)	(572,627)	(550,917)
Net loss attributable to controlling interests	$(4,783,904)	$(15,100,343)	$(722,181)

	September 30, 2022	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$11,590,812	$6,225,458	$12,481,158
Total other assets	14,105,112	2,023,853	15,457,765
Total assets	$25,695,924	$8,249,311	$27,938,923

LIABILITIES AND EQUITY
Total Liabilities	$1,968,558	$1,487,974	$3,325,881
Equity	23,022,752	6,239,168	24,666,208
Non-controlling interest (deficit)	704,614	522,169	(53,166)
Total equity	23,727,366	6,761,337	24,613,042
Total liabilities and equity	$25,695,924	$8,249,311	$27,938,923

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THE OFFERING

Class A Common Shares Offered:	833,333 class A common shares. The shares are being offered on a no minimum, 833,333 share maximum best efforts basis.

Offering Price:	$12.00 per share

Class A and Class B Common Shares outstanding prior to this offering:	2,628,966 class A common shares and 5,000,000 class B common shares

Class A and Class B Common Shares to be outstanding after this offering:	3,462,299 Class A common shares and 5,000,000 Class B common shares

Selling Agent’s Warrants:	We have agreed to issue to Digital Offering, LLC, the selling agent (or its permitted assignees), warrants to purchase up to 66,667 of our class A common shares, equal to 8.0% of the total number of class A common shares sold in the offering, at an exercise price equal to $15.00, or 125% of the public offering price of the class A common shares sold in this offering. The selling agent’s warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six months after the closing of the offering and expiring five (5) years from commencement of sales in the offering and will have a cashless exercise provision. The registration statement of which this prospectus forms a part also registers the class A common shares issuable upon full exercise of the selling agent’s warrants. See “Plan of Distribution” for more information.

Use of Proceeds:	We estimate that the maximum net proceeds to us from this offering will be approximately $8.7 million. We intend to use the net proceeds of this offering (1) to expand the Public Ventures clearing operations, establish the Arizona law firm and marketing PatentVest, (2) to locate one or more technologies to form the basis of a partner company and provide seed and an initial round of financing, and (3) for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in our class A common shares.

Lock-Up	We and all of our directors, director nominees and officers have agreed with the lead selling agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our class A common shares, class B common shares or securities convertible into or exercisable or exchangeable for our class A or class B common shares for a period of (i) 180 days after the closing of this offering in the case of our company and (ii) 12 months after the date of this prospectus in the case of our directors and officers. See “Plan of Distribution” for more information.

Proposed Trading Market and Symbol:	In connection with this offering, we intend to file an application to list our class A common shares under the symbol “MDBH” on the Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market.

Unless we indicate otherwise or the context otherwise requires, all information in this prospectus relating to the class A common shares:

●	excludes 5,675,000 class A common shares underlying the assigned restricted share units and other awards under the 2022 Equity Incentive Plan as of September 30, 2022;

●	excludes 18,477 class A common shares underlying the warrants issued to the selling agents in connection with the private placement by MDB in June 2022, and excludes up to 66,667 class A common shares that may be subject to the warrants to be issued to the selling agent in connection with this offering; and

●	excludes 982,241 class A common shares that may be the subject of future awards under the 2022 Equity Incentive Award Plan as of September 30, 2022.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we operate. Important factors that could cause those differences include, but are not limited to:

●	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our business plan and our ability to effectively manage our overall operations and growth, particularly in respect of our partner companies;

●	our ability to anticipate trends, growth rates, and challenges in our securities brokerage and related businesses as broker dealer regulation evolves;

●	our ability to evaluate potential partner companies and assess their potential growth and the challenges of their business;

●	our ability to evaluate the product and service development of the partner companies, product and service acceptance of the partner companies, and the inherent uncertainty of their product and service development and commercialization;

●	regulatory, legislative and judicial developments that impact our businesses and those of the partner companies and our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business and those of the partner companies;

●	our ability to protect the intellectual property of the Company, including the intellectual property of the partner companies;

●	our relationships with our clients and service providers;

●	our ability to identify, complete and integrate potential strategic acquisitions of complementary companies, products, services, or technologies and our ability to successfully integrate such companies or assets into our overall structure;

●	general economic conditions and trends;

●	increased expenses associated with being a public company;

●	our ability to attract and retain qualified personnel;

●	our ability to raise equity and debt capital to fund our operations and growth strategy, including possible developmental businesses and acquisitions; and

●	future revenue being lower than expected;

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These above factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

RISK FACTORS

Investing in our class A common shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, before making a decision to invest in our class A common shares. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of the following risks occur, our business, operating results, financial condition and future prospects could be materially and adversely affected. In that event, the market price of our class A common shares could decline, and you could lose part or all of your investment.

Risks Relating to Holding Company Taxation

You may be subject to U.S. federal income tax on your share of our taxable income, regardless of whether you receive any cash distributions from us.

Under current law, so long as certain conditions are satisfied (see “Certain Material U.S. Federal Tax Considerations — Classification as a Partnership”), we should be treated, for U.S. federal income tax purposes, as a partnership and not as a corporation. As such, MDB will generally not be subject to U.S. federal income tax. Instead, each shareholder of MDB will be required to take into account its allocable share of each item of MDB’s income, gain, loss, deduction or credit, whether or not MDB distributes any cash to it, including distributions or dividends MDB receives from its corporate entities (i.e., in partner companies). Consequently, it is possible that in any year, a shareholder’s tax liability arising from MDB could exceed the distributions made to him, her or it by MDB. Thus, there may be years in which a shareholder’s tax liability exceeds its share of distributed cash from MDB. If this were to occur, a shareholder would have to use funds from other sources to satisfy his, her or its tax liability.

You may be subject to state, local and other taxes, including with respect to your own particular circumstances.

In addition to U.S. federal income taxes, each shareholder may incur income tax liabilities under the state or local income tax laws of certain jurisdictions in which MDB will operate, as well as in the jurisdiction of that shareholder’s residence or domicile. State and local income tax laws vary from one location to another, and federal, state and local income tax laws are both complex and subject to change. The income tax aspects of an investment in MDB are complicated, and each shareholder should review them with his, her or its own professional advisors familiar with the shareholder’s own income tax situation and with the income tax laws and regulations applicable to the shareholder.

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Allocations of income and loss may be re-determined by the IRS.

A shareholder’s distributive share of MDB income, gains, losses, deductions and credits for U.S. federal income tax purposes is generally determined as set forth in the limited liability company agreement governing our company, which we refer to as the operating agreement, unless such items are allocated in a manner that has no “substantial economic effect.” If it is determined that the allocations in the operating agreement do not possess substantial economic effect, then the IRS might seek to allocate MDB related items in a different manner.

MDB may provide delayed final Schedules K-1.

MDB may not be able to provide final Schedules K-1 to shareholders for any given fiscal year until after April 15 of the following year. The board of directors will endeavor to provide shareholders with final Schedules K-1 or with estimates of the taxable income or loss allocated to their shares on or before April 15, but final Schedules K-1 may not be available until MDB has received tax–reporting information necessary to prepare final Schedules K-1. Shareholders may be required to obtain extensions of time to file their U.S. federal, state, and local income tax returns (which do not provide taxpayers with an extension of time to pay any tax that may be due on such tax returns). Each prospective shareholder should consult with its own advisor as to the advisability and tax consequences of an investment in MDB.

If we are treated as a corporation for U.S. federal income tax purposes, the value of the shares could be materially adversely affected.

The value of the shares of MDB that you hold will depend in part on MDB being treated as a partnership for U.S. federal income tax purposes. We intend to manage our affairs so that, upon becoming a “publicly traded partnership” within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), we will not be taxable as a corporation because 90% or more of our gross income in each taxable year will be “qualifying income” (see “Certain Material U.S. Federal Tax Considerations—Classification as a Partnership” for a discussion of the rules relating to qualifying income and publicly-traded partnerships). However, there is no assurance or guarantee that we will meet on an ongoing basis the applicable requirements to be taxable as a partnership and, as discussed below, current law may change so as to cause, in either event, MDB to be treated as a corporation for U.S. federal income tax purposes. If we were treated as a corporation for U.S. federal income tax purposes, then, among other things, (i) we would become subject to corporate income tax and (ii) distributions to our shareholders would be taxable as dividends for U.S. federal income tax purposes to the extent of our earnings and profits. In addition, because a tax would be imposed upon MDB as a corporation, its cash available for distribution would be substantially reduced. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

Our structure involves complex provisions of U.S. federal and state income tax law for which no clear precedent or authority may be available. Our structure is also subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal and state income tax rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, and state governments frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships and entities taxed as partnerships. The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities or enter into acquisitions, borrowings, financings or arrangements we may not have otherwise entered into.

In order for us to be treated as a partnership for U.S. federal income tax purposes, and not as a publicly traded partnership taxable as a corporation, we expect that at least 90% of our gross income in each taxable year will need to be “qualifying income” on a continuing basis and we must not be, if we were a corporation, required to register as an investment company under the Investment Company Act. In order to obtain such treatment, we (or our subsidiaries) may decide to forego attractive business or investment opportunities. This may cause us to incur additional tax liabilities and/or adversely affect our ability to operate solely to maximize our cash flow.

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Shareholders may be subject to restrictions on deductibility of expenses and other losses.

The ability of the shareholders to utilize any tax losses generated by an investment in MDB may be subject to a number of limitations under the Code, including the basis limitations, the passive activity loss limitations, the “at-risk” limitations, and the excess business loss limitations. See “Certain Material U.S. Federal Tax Considerations” for more information regarding such limitations.

Future legislative or regulatory action could significantly change the tax aspects of an investment in our shares.

The discussion of tax aspects contained in this prospectus is based on law currently in effect and certain proposed Treasury Regulations. Nonetheless, shareholders should be aware that new administrative, legislative or judicial action could significantly change the tax aspects of an investment in our shares. Any such change may be retroactive with respect to transactions entered into or contemplated before the effective date of such change and could have a material adverse effect on the tax consequences of your investment in MDB.

Risks Relating to Our General Business Operations

Although our partner company model has been successful in the past, there is no assurance that we will continue to be successful in selecting our partner companies or that these partner companies will generate income returns at the same or similar levels as those of our prior partner companies.

There is no assurance that MDB will continue to be as successful as when our broker-dealer business was operating as a single, stand-alone business. As a reorganized holding company, we have a limited operating history. We believe that because of the reorganization of our Company, we are subject to some or all of the risks inherent in the establishment of a new enterprise. Some of the risks may arise from the absence of a significant consolidated operating history, the addition of management responsibilities as a public company, including the production of K-1 tax documents for owners of the Company’s shares, and lack of experience in complying with reporting and other obligations associated with being a publicly-traded company listed on Nasdaq. If our business plan, operating as a holding company, turns out to be unsuccessful, investors may lose some or all of their investment in MDB.

Investors in this offering are cautioned that the past successes of the management as executed via their privately held broker-dealer business are no assurance that the newly re-reorganized company will continue to have the same successes or result in same value creation. Investors may lose part or all of their investment in MDB.

We might require additional capital to support operations and business growth and to fund our partner companies; this capital might not be available when needed.

We have funded MDB operations since inception in 2022 primarily through equity financings and revenue generated by the services provided through Public Ventures. We cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. We intend to continue to make investments in our business, particularly in our partner companies, to respond to business opportunities and challenges, including developing new products and services, enhancing our operating infrastructure, expanding our operations, and acquiring complementary businesses and technologies. All of the foregoing may require us to secure additional funds. Additional financing may not be available on terms favorable to us, if at all. If we incur additional debt, or issue preferred equity securities, the holders of these debt or preferred security holders would have rights senior to holders of our equity to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to make distributions on our equity. Because our decision to raise capital in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, dilutive effect or nature of any future issuances of securities. As a result, our equity holders bear the risk that future issuances of debt or equity securities could reduce the value of our class A common shares and dilute their interests. Our inability to obtain adequate financing or financing on terms satisfactory to us, when we require it, could significantly limit our ability to continue supporting our business growth and responding to business opportunities and challenges.

Our business depends upon our ability to make good decisions regarding the deployment of capital into new or existing partner companies and, ultimately, the performance of our partner companies, both of which are uncertain.

If we make poor decisions regarding the deployment of capital into new or existing partner companies, our business model will not succeed. Our success as a holding company ultimately depends on our ability to choose the right partner companies, develop these companies, such that these partner companies are operationally successful. If one or more of our partner companies does not succeed, the value of our assets could be significantly reduced resulting in substantial impairments or write-offs, which could cause the results of our operations and the price of our class A common shares to decline.

The risks relating to our partner companies include:

● most of our partner companies have a history of operating losses and a limited operating history;

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● the new technologies that our partner companies attempt to develop and launch commercially may never be developed or may never adequately developed to be commercial or even if commercially developed, may not be accepted in the marketplace;

● the new technologies that our partner companies develop may not be accepted quickly enough or broadly enough resulting in additional need funding to sustain the partner company or the decision to abandon the business at a loss;

● intensifying competition affecting the products and services that our partner companies offer could adversely affect their businesses, financial condition, results of operations and prospects for growth;

● technologies of our partner companies that are subject to regulatory examination, testing and approval, may not be approved by any required regulatory authorities;

● inability to adapt to the rapidly changing marketplaces;

● inability to manage growth;

● the need for additional capital to fund partner company operations, which we may not be able to fund or which may not be available from third parties on acceptable terms, if at all;

● inability to protect partner company intellectual property rights and/or the costs and limitations that partner companies infringe on the intellectual property rights of others;

● inability to put into place, monitor and maintain appropriate compliance programs related to employees, safety or other regulatory requirements which could result in legal liability, bad press and significant additional costs to investigate, address and remediate such issues;

● certain of our partner companies could face legal liabilities from claims made against them based upon their operations, products or work;

● the impact of economic downturns on their operations, results and growth prospects;

● inability to attract and retain qualified personnel; and

● government regulations and legal uncertainties may place financial burdens on the businesses of our partner companies.

Our business model does not rely upon the receipt of operating cash flows from our partner companies.

Our public venture business model does not rely upon the receipt of operating cash flows from our partner companies. We anticipate that our partner companies, while we own them, and they are developing their businesses, will not generate revenues or positive cash flow. To the extent that our partner companies generate any cash from operations, they will retain the funds to develop their own businesses. Our overall day to day operations will rely on cash on hand, dividends from the operation of Public Ventures and PatentVest, and our ability to generate capital from capital raising activities to finance our overall operations and fund the partner companies. If we need capital to fund current and new partner companies, we will seek to raise additional capital. If we are unable to find ways of monetizing our holdings or to raise additional capital on attractive terms, we may face liquidity issues that will require us to curtail our new business efforts, constrain our ability to execute our business strategy, and limit our ability to provide financial support to our existing partner companies. We may also finance our partner companies through their securities offerings or selling, licensing, or joint venturing their businesses. There is no assurance that we will be able to raise any such funding or funding in sufficient amounts to support the early stages of development of our partner companies.

Our success depends, in part, on the successful development of our partner companies.

At this time, we cannot identify the various specific risks that our partner companies will face other than the challenges typically faced by early-stage companies, as well as risks related to general regulatory issues, general technology and product development issues, meeting capital requirements, and market approach and penetration issues that all such early stage and development companies will face in their evolution. To the extent that any of our partner companies fail during the development phase or experience delay until they reach a point where they are able to successfully market their technologies or products in a financially sustainable way, our investment in those partner companies and your investment in MDB will be impaired and you may sustain a loss in your investment and return on investment.

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To be successful, we will need to grow the overall size of MDB and, more particularly, the number and businesses of partner companies. Our success will depend on finding and nurturing early-stage companies and transforming them into successful companies through our managerial and funding resources, including sources of external funding. Expanding the number of partner companies will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees at the MDB (parent) level and at the partner company level. In addition, our management may have to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities at our partner companies. Our future financial and business performance and our ability to compete effectively will depend, in part, on our ability to effectively manage our future growth.

Our partner companies will be early-stage development companies, which will make it difficult to judge and evaluate their businesses and their future success.

The partner companies are and will continue to be early-stage companies, none of which, it is anticipated, initially will have any finalized products or well-defined development, intellectual property, marketing or distribution plans. Because of these factors and the absence of an operating history, it will be difficult for potential investors to fully evaluate the planned technologies and prospective operations and future potential of our partner companies. As early-stage companies, they will be subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays associated with new businesses. Investors should evaluate an investment in us in light of all of the risks inherent and uncertainties encountered by early-stage companies operating in competitive environments. There can be no assurance that our efforts to finance and nurture our partner companies will be successful or that any of our partner companies will ultimately develop their products to a point where the companies reach profitability.

MDB and our partner companies may not have developed sufficient infrastructure to accurately and timely report their financial results and may otherwise have material weaknesses over internal systems of control leading to delay, errors and restatement of financial reports.

Prior to this offering, MDB has been a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. The partner companies are similarly private companies, also with limited accounting personnel and other resources that are available to conduct their audit functions, which may impact the internal controls over financial reporting of the holding company, MDB. We are not yet subject to the certification or attestation requirements of the Sarbanes-Oxley Act in connection with the preparation of our consolidated financial statements included elsewhere in this prospectus. We and our independent registered public accounting firm will evaluate our internal controls over financial reporting, at both the level of our partner companies, subsidiaries and the holding company, to identify material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

We cannot provide assurance that material weaknesses or control deficiencies do not currently exist or will not occur in the future. There were material weaknesses reported in prior years for our partner companies. If we identify material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our shares could be negatively affected. Additionally, allegations of fraud may have a direct and adverse effect on the value of our brand and shares, which may further negatively impact our financial situation.

One of our subsidiaries, Public Ventures, is subject to Securities and Exchange Commission and FINRA regulation, and, if not compliant with those regulations, may be subject to fines, limitations on activity and financial impairment.

One of our subsidiaries is a broker-dealer, subject to a wide range of regulations under the oversight of the Securities and Exchange Commission, FINRA and state securities regulators, and other financially-oriented governmental authorities. Public Ventures is currently subject to regulations related to its status as a broker-dealer and, if we are able to establish our securities clearing operations, the Company will also be subject to all the regulatory requirements of the Securities and Exchange Commission applicable our securities clearing operations. As is common in the securities industry, we are subject to regular reviews of and investigations into our operations, some of which progress to regulatory actions that may result in fines, censures, and limitations on activity. Currently, we are the subject of two reviews of past broker-dealer activities, which may be either resolved or escalated. We do not know at this time whether these reviews will be escalated to regulatory action, and if they are, what the regulatory assertions would be and what the resolution of such assertions might. Any adverse result, may impair the value of the overall company and a loss of investment value in MDB.

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Our partner companies are likely to be operating in businesses that are subject to extensive regulation, which if not compliant with those regulations may be subject to fines, limitations on activity and financial impairment.

Our partner companies will likely be subject to a large range of regulations, especially if they are engaged in development of medical or pharmaceutical therapies, medical devices and technologies subject to export and import controls. The failure to adhere to any applicable laws or regulations relating to their business conduct may result in investigations, fines, limitations on activities and recalls. The partner company subject to these kinds of sanctions, and possibly MDB, also could suffer from development, marketing, financial and reputational damage. There may be consequential impairment of the value of the overall company and a loss of investment value in the Company.

We plan to operate as a company not regulated under the Investment Company Act of 1940.We may have to buy, sell or retain assets when we would otherwise not wish to do so in order to avoid registration under the Investment Company Act.

We believe our operations are not subject to the Investment Company Act of 1940 (the “Investment Company Act”). We do not hold ourselves out as conducting the business of investing, reinvesting or trading in securities. Rather, we found, own and operate our partner companies to help them develop their businesses. We will have control of our partner companies through a majority ownership position, by being actively engaged on the board of directors and by being involved in the certain management decision processes of the partner companies. We are actively engaged in the development of these companies including creation of the business strategy and path to value creation.

The Investment Company Act regulates companies that are engaged in the business of investing, reinvesting, owning, holding or trading in securities. Under the Investment Company Act, a company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of the value of its total assets (excluding government securities and cash items) on an unconsolidated basis, unless an exemption or safe harbor applies. We refer to this test as the “40% Test.” Securities issued by companies other than majority-owned partner companies are generally considered “investment securities” for the purpose of the Investment Company Act, unless other circumstances exist, such as the holding company management being actively involved in the management of the underlying company. Additionally, there may be other exemptions that we might be eligible to use to avoid regulation under the Investment Company Act. As a company that builds value by cofounding early-stage technology and life sciences companies, we believe we are not engaged in the business of investing, reinvesting or trading in securities. Consequently, we do not believe that we are not now and will not be an investment company under the Investment Company Act.

We will monitor our compliance with the 40% Test and conduct our business activities to comply with this test and other exemptions such that we are exempt from the Investment Company Act. It is not feasible for us to be regulated as an investment company because the Investment Company Act rules are inconsistent with our strategy of actively helping our partner companies in their efforts to build value. We may need to take various actions, however, that we would otherwise not pursue in order to remain in compliance with the 40% Test. For example, we may need to retain a majority interest in a partner company that we no longer consider strategic, we may not be able to acquire an interest in a company unless we are able to obtain a majority ownership interest in the company, or we may be limited in the manner or timing in which we sell or distribute our interests in a partner company. Our ownership levels also may be affected if our partner companies are acquired by third parties or if our partner companies issue stock which dilutes our majority ownership. The actions may require us to take actions to avoid application of the Investment Company Act of 1940 so as to maintain compliance with the 40% Test that could adversely affect our ability to create and realize value at our partner companies.

Our ability to retain our senior professionals and recruit additional professionals is critical to the success of our business, and our failure to do so may adversely affect our reputation, business, results of operations and financial condition.

Our people are our most valuable resource. Our ability to source attractive technologies and companies to deploy our capital depends upon the reputation, judgment, and execution skills of our senior professionals, particularly our directors and senior management. Despite our efforts to retain valuable employees, members of our management team may terminate their employment with us on short notice. The loss of the services of any of our executive officers or other key employees could potentially harm our business, operating results, or financial condition. Currently, we do not maintain key man insurance policies with respect to any of our executive officers or employees.

We plan on out-sourcing aspects of our business operations in Nicaragua.

We have engaged an affiliated company, MDB Capital S.A., located in Nicaragua to provide specific services from time to time, on an as out-source, as requested basis. Currently, we believe that the Company, PatentVest and our partner companies will use the service company for various activities. We believe that having services performed on a contract basis in Nicaragua will provide cost benefits for our operations in the United States that will enhance our business operational competitiveness. In order to function effectively and efficiently when engaging companies in Nicaragua, we believe that we will have to help train the persons responsible for our service requests so as to have available when needed knowledgeable staffing for our projects. There can be no assurance that our out-sourcing these contract services in Nicaragua will be at competitive and at cost saving rates or that we will be able to find the services there that are able to carry out the required functions.

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Whether or not we will be able to continue to use out-sourcing companies located in Nicaragua will depend on the extent that the United States imposes restrictions on US persons and entities engaging in commerce with companies that employ Nicaraguan persons or are located in Nicaragua. Currently there are Executive Orders in place that restrict immigration of designated groups of individuals into the United States and restrictive sanctions on certain trade-related activities between United States and Nicaragua. In conjunction with the Executive Orders, other departments of the United States government have imposed complimentary sanctions on activities under their jurisdictions to expand the effect of the Executive Orders. The effect and extent of the sanctions, including Executive Order 13851, dated October 24, 2022, is not yet known, but could potentially prohibit both imports from and exports to Nicaragua. Whether these sanctions will be interpreted to include a prohibition on our current and proposed service arrangements to be provided by companies and persons in Nicaragua is yet unknown. But if the sanctions extend to our out-source service arrangements with Nicaraguan persons and entities, we will face disruption obtaining certain services, and we will have to find replacement service providers or personnel. We may have difficulty in finding qualified, competent replacements for those functions fulfilled by our Nicaraguan contract party. If we have to find those kinds of replacements, we also would expect our costs to increase, thereby losing the advantage of our Nicaraguan resources.

There may be securities market risks resulting from owning the equity securities of our partner companies.

Although we are not engaged in the business of investing, reinvesting, or trading in securities, we will own a controlling position in our partner companies pursuant to our business model. We generally will be active in the management and development of our partner companies, as well as actively monitoring their operations to keep abreast of their business development. In time, we anticipate that we will monetize the value we hold in our partner companies. Our monetization process will contemplate the typical forms of merger and acquisition transactions, such as licensing, private and public offerings, asset or company sales and registered common stock distributions. To the extent that any of our partner companies become publicly traded, their value will become subject to market fluctuations. Any fluctuation in the value of our partner companies’ securities, for whatever reason, may affect the value of MDB as a holding company resulting in a partial or total loss of your investment.

We could experience competition from other potential acquirers when we seek to establish partner companies, which may result in not being able to acquire them or having to pay at a higher valuation, thus increasing our risk of loss and reducing potential future gains.

We believe that we will face competition from other capital providers and acquisition oriented entities as we seek to acquire and develop our partner companies. Some of our competitors have more experience identifying and acquiring companies in various industries and have greater financial and management resources, brand name recognition or industry contacts than we possess. We compete with those firms on a number of factors, including our history and reputation, our ability to partner, encourage and support development of each company, the abilities and experience of our professionals in working with development-stage companies, and our ability to source and perform due diligence on new technologies and companies. In addition, even though we seek to acquire technologies at their very early stages of development, we may still pay higher prices in our acquisitions and partner company creation because of competition from other potential acquirers and higher valuations. This could increase the risk of loss and result in lower gains to the holding company.

We may be limited in our ability to attract and continue to employ personnel engaged by our partner companies.

In order to recruit and retain existing and future personnel for our partner companies, we may need to increase the level of compensation that we pay and have to use equity grants as incentives. As our partner companies are subsidiaries, we may not be able to use the value of the partner company for equity grants and similar compensation arrangements. We may have to deploy other incentives, such as higher salaries, better benefits or equity in MDB. Any of these may adversely affect the value of MDB or increase our consolidated expenses.

We strive to maintain a work environment that reinforces our culture of collaboration, motivation and alignment of interests with investors. The effects of becoming public, including potential changes in our compensation structure, could adversely affect this culture. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations.

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There is significant competition for the time and capital of our community members and they have no obligation to continue to own MDB member interests, participate in the development of the partner companies as envisioned by our business model.

We will rely on our community of sophisticated investors that have experience with our public venture approach for partner company formation, development and funding. There is competition for their time and capital. There is no obligation for an investor that is part of our community to continue to participate in our public venture approach or even to hold securities of MDB. As is common, investors will circulate in and out of our community as their interests change over time. The loss of a prominent or an active community participant may diminish the effectiveness of our community and may lead others to change their participation level within the community.

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect our business and operations.

The COVID-19 pandemic has prompted national, regional, and local governments, including those in the markets that the Company operates in, to implement preventative or protective measures to control its spread. As a result, there have been disruptions in business operations around the world. To date, we have not been impacted significantly by the COVID-19 pandemic as our work can be conducted remotely due to being largely office and service-based rather than manufacturing or requiring face to face client service.

While the Company will continue to navigate the financial, operational, and personnel challenges presented by the COVID-19 pandemic, the full impact of COVID-19 on our operational and financial performance will depend on future developments, including the duration and spread of the pandemic, the potential uncertainty related to (and proliferation of) new strains, and related actions taken by federal, state, local and international government officials, to prevent and manage the spread of COVID-19. All of these efforts are uncertain, out of our control, and cannot be predicted at this time.

Impact of Ukrainian Conflict

Currently, we believe that the conflict between Ukraine and Russia does not have any direct impact on our operations, financial condition or financial reporting. We believe the conflict will have only a general impact on our operations in the same manner as it is having a general impact on all businesses that have their operations in North America as a result of international sanctions and embargo regulations, possible shortages of goods and goods incorporating parts that may be supplied from the Ukraine or Russia, supply chain challenges, and the international and US domestic inflationary results of the conflict and government spending for and funding of our country’s response. We do not believe we will be targeted for cyber-attacks in connection with the conflict, but as a financial institution, we are aware that we may be a general target for cyber-attacks. We have no operations in the countries directly involved in the conflict or are specifically impacted by any of the sanctions and embargoes, as we principally operate in the United States. Other than general securities market trends, we do not have reason to believe that investors will evaluate the company as having special risks or exposures related to the Ukrainian conflict.

The collection, processing, use, storage, sharing and transmission of personal information and other sensitive data are subject to stringent and changing state, federal and international laws, regulations and standards and policies and could give rise to liabilities as a result of our failure or perceived failure to protect such data, comply with privacy and data protection laws and regulations or adhere to the privacy and data protection practices that we articulate to our clients.

In the course of our operations and the processing of transactions, we collect, process, store, disclose, use, share and/or transmit personal information and other sensitive data from current, past and prospective clients as well as our employees in and across multiple jurisdictions. The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. There are federal, state and foreign laws and regulations regarding privacy, data security and the collection, processing, use, storage, protection, sharing and/or transmission of personal information and sensitive data. For example, the Gramm-Leach-Bliley Act (“GLBA”) (along with its implementing regulations) restricts certain collection, processing, storage, use and disclosure of personal information, requires notice to individuals of privacy practices and provides individuals with certain rights to prevent the use and disclosure of certain nonpublic or otherwise legally protected information. Additionally, many states continue to enact legislation on matters of privacy, information security, cybersecurity, data breach and data breach notification requirements. For example, as of January 1, 2020, the California Consumer Privacy Act (“CCPA”) grants additional consumer rights with respect to data privacy in California. The CCPA, among other things, entitles California residents to know how their personal information is being collected and shared, to access or request the deletion of their personal information and to opt out of certain sharing of their personal information. The CCPA is subject to further amendments pending certain proposed regulations that are being reviewed and revised by the California Attorney General. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. We cannot predict the impact of the CCPA on our business, operations or financial condition, but it could result in liabilities and/or require us to modify certain processes or procedures, which could result in additional costs.

Additionally, the California Privacy Rights Act (“CPRA”) was passed in November 2020 and it will be effective in most material respects starting on January 1, 2023. The CPRA imposes additional obligations on companies covered by the legislation and will significantly modify the CCPA, including by expanding clients’ rights with respect to certain sensitive personal information. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. The effects of the CCPA and the CPRA are potentially significant and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply and increase our potential exposure to regulatory enforcement and/or litigation.

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We expect more states to enact legislation similar to the CCPA and the CPRA, which provide clients with new privacy rights and increase the privacy and security obligations of entities handling certain personal information of such clients. The CCPA has prompted a number of proposals for new federal and state-level privacy legislation, such as in Virginia and Colorado, both with laws to take effect in 2023. It is anticipated that all such laws will add additional complexity, have variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies.

Additionally, our broker-dealer, Public Ventures is subject to SEC Regulation S-P, which requires that businesses maintain policies and procedures addressing the protection of client information and records. This includes protecting against any anticipated threats or hazards to the security or integrity of client records and information and against unauthorized access to or use of client records or information. Regulation S-P also requires businesses to provide initial and annual privacy notices to clients describing information sharing policies and informing clients of their rights.

Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our services and platform capabilities. If so, in addition to the possibility of being subjected to fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our platform, which could have an adverse effect on our business. Any violations or perceived violations of these laws, rules and regulations by us, or any third parties with which we do business, may require us to change our business practices or operational structure, including limiting our activities in certain states and/or jurisdictions, addressing investigations or being subjected to legal claims by governmental entities or private actors, sustaining monetary penalties, sustaining reputational damage, expending substantial costs, time and other resources and/or sustaining other harms to our business. Furthermore, our online, external-facing privacy policy and website make certain statements regarding our privacy, information security and data security practices with regard to information collected from our clients or visitors to our website. Failure or perceived failure to adhere to such practices may result in regulatory scrutiny and investigation, complaints by affected clients or visitors to our website, reputational damage and/or other harm to our business. If either we, or the third-party service providers with which we share client data, are unable to address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and policies, it could result in additional costs and liability to us, damage our reputation, inhibit sales and harm our business, financial condition and results of operations.

Cyberattacks and other security breaches or disruptions suffered by us or third parties upon which we rely could have a materially adverse effect on our business, harm our reputation and expose us to public scrutiny or liability.

In the normal course of business, we collect, process, use and retain sensitive and confidential information regarding our clients and prospective clients, including data provided by and related to clients and their transactions, as well as other data of the counterparties to their payments. We also have arrangements in place with certain third-party service providers that require us to share client information. Although we devote resources and management focus to ensuring the integrity of our systems through information security and business continuity programs, our facilities and systems, and those of third-party service providers, are vulnerable to actual or threatened external or internal security breaches, acts of vandalism, theft, fraud or misconduct on the part of employees, other internal sources or third parties, computer viruses, phishing attacks, internet interruptions, disruptions or losses, misplaced or lost data, ransomware, unauthorized encryption, denial-of-service attacks, social engineering, unauthorized access, spam or other attacks, natural disasters, fires, terrorism, war, telecommunications or electrical interruptions or failures, programming or human errors or malfeasance and other similar malicious or inadvertent disruptions or events. We and our third-party service providers from time to time have experienced and may in the future continue to experience such instances. In some cases, the bad actors facilitated unauthorized financial transactions. We also face security threats from malicious third parties that could obtain unauthorized access to our systems and networks, which threats we anticipate will continue to grow in scope and complexity over time. These events could interrupt our business or operations, result in legal claims or proceedings, result in significant legal and financial exposure, supervisory liability under U.S. federal or state, or non-U.S. laws regarding the privacy and protection of information, including personal information, damage to our reputation and a loss of confidence in the security of our systems, products and services. Although the impact to date from these events has not had a material adverse effect on us, no assurance is given that this will be the case in the future.

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Information security risks in the financial services industry have increased recently, in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and other malicious third parties. In addition to cyberattacks and other security breaches involving the theft of sensitive and confidential information, hackers, terrorists, sophisticated nation-state and nation-state supported actors and other malicious third parties recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites. We and our third-party service providers may not be able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used to sabotage or to obtain unauthorized access to our or our third-party service providers’ technology, systems, networks and/or physical facilities in which data is stored or through which data is transmitted change frequently and because attacks can originate from a wide variety of sources. We employ detection and response mechanisms designed to contain and mitigate security incidents. Nonetheless, early detection efforts may be thwarted by sophisticated attacks and malware designed to avoid detection. We also may fail to detect the existence of a security breach related to the information of our clients and to prevent or detect service interruption, system failure or data loss. Further, as a significant number of people work from home, these cybersecurity risks may be heightened by an increased attack surface across our business and those of our clients and third-party service providers. We cannot guarantee that our efforts, or the efforts of those upon whom we rely and partner with, will be successful in preventing any such information security incidents.

The access by unauthorized persons to, or the improper disclosure by us of, confidential information regarding our clients or our proprietary information, software, methodologies and business secrets could interrupt our business or operations, result in significant legal and financial exposure, supervisory liability, damage to our reputation or a loss of confidence in the security of our systems, products and services, all of which could have a material adverse impact on our business. In addition, there recently have been a number of well-publicized attacks or breaches affecting companies in the financial services industry that have heightened concern by clients, which could also intensify regulatory focus, cause clients to lose trust in the security of the industry in general and result in reduced use of our services and increased costs, all of which could also have a material adverse effect on our business.

Most jurisdictions (including all 50 states) have enacted laws requiring companies to notify individuals, regulatory authorities and/or others of security breaches involving certain types of data. In addition, our agreements with certain partners and service providers may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, may cause our clients, partners and service providers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. A security breach of any of our vendors that processes personal information of our clients may pose similar risks.

A security breach may also cause us to breach client contracts. Our agreements with certain partners and service providers may require us to use industry-standard or reasonable measures to safeguard personal information. We also may be subject to laws that require us to use industry-standard or reasonable security measures to safeguard personal information. A security breach could lead to claims by our clients or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or our clients could end their relationships with us. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages, and in some cases our client agreements may not limit our remediation costs or liability with respect to data breaches.

Litigation resulting from security breaches may adversely affect our business. Unauthorized access to our technology, systems, networks or physical facilities, or those of our third-party service providers, could result in litigation with our clients or other relevant stakeholders. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our products and/or technology capabilities in response to such litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity or availability of personal information was disrupted, we could incur significant liability, or our technology, systems or networks may be perceived as less desirable, which could negatively affect our business and damage our reputation.

We may not have adequate insurance coverage with respect to liabilities that result from any cyberattacks or other security breaches or disruptions suffered by us or third parties upon which we rely. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

While we take precautions to prevent consumer identity fraud, it is possible that identity fraud may still occur or has occurred, which may adversely affect the performance of our products and services or subject us to scrutiny or penalties.

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Risks Pertaining to Partner Companies in General

Based on our business model, some or all of our partner companies likely will need to raise capital from time to time to fund their operations. We may not be able to fund some or all of these amounts, and the amounts may not be available from third parties on acceptable terms, or at all.

We cannot be certain that our partner companies will be able to obtain initial and additional financing on acceptable terms, or at all, when needed. Because our resources and our ability to raise capital are limited and if we do not have funds in reserve for additional capital infusions, we may not be able to provide our partner companies with sufficient capital resources at times when needed to enable them to reach a cash flow positive position. We also may fail to accurately project the capital needs of our partner companies for purposes of our cash flow planning. If our partner companies need to, but are not able to, raise capital from us or other outside sources, then they may need to cease or scale back operations. If our partner companies raise capital from outside sources, the terms of such financings may significantly reduce or eliminate the value of such partner companies. In all such events, our ownership interest in any such partner company could lose some or all of its value.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of the founders of our partner companies could adversely impact their business prospects and the value of our ownership of the partner company.

Our ability to properly develop our partner companies and be successful in our business model depends in large part upon our ability to attract and retain at the partner company level and at the MDB level highly qualified managerial, scientific, and technical personnel. We will need to hire additional personnel as we further develop and grow our partner companies. Competition for skilled personnel usually is intense. We may not be able to hire and retain highly qualified personnel on acceptable terms. If we are unable to attract and retain high-quality personnel, especially for our partner companies, the rate and success at which they can develop and commercialize products or succeed at all could be limited.

Some intellectual property of our partner companies will be funded through government programs, thus being subject to federal regulation such as “march-in” rights, certain reporting requirements and a preference for U.S. industry. Compliance with these regulations may limit exclusive rights, subject the companies to expenditure of resources with respect to reporting requirements, and limit the ability to contract with foreign manufacturers.

When research is funded in part by the U.S. government, the resulting intellectual property is subject to certain federal regulations pursuant to the Bayh-Dole Act of 1980, or the Bayh-Dole Act. In particular, the federal government retains a “nonexclusive, nontransferable, irrevocable, paid-up license” for its own benefit to inventions produced with its financial assistance. The Bayh-Dole Act also provides federal agencies with “march-in rights.” March-in rights allow the government, in specified circumstances, to require the contractor or successors in title to the patent or other intellectual property to grant a “nonexclusive, partially exclusive, or exclusive license” to a “responsible applicant or applicants.” If the intellectual property owner refuses to do so, the government may grant the license itself. Intellectual property discovered under government-funded programs is also subject to certain reporting requirements, compliance with which may require our partner companies or licensors to expend substantial resources. Such intellectual property is also subject to a preference for U.S. industry, which may limit the ability to contract with foreign product manufacturers for products covered by the intellectual property. Moreover, collaboration with academic institutions to accelerate research or development may be limited or create the march in right. Further, the partner companies may choose to license intellectual property in the future that may be subject to government rights pursuant to the Bayh-Dole Act. If, in the future, a partner company co-owns or licenses in technology that is critical to its business that is developed in whole or in part with federal funds subject to the Bayh-Dole Act, its ability to enforce or otherwise exploit patents covering the technology may be adversely affected.

Some of our partner companies may be unable to protect their proprietary rights and may infringe on the proprietary rights of others.

Our partner companies, during their development, will assert various forms of intellectual property protection. Intellectual property is likely to constitute an important part of our partner companies’ assets and competitive strengths. Federal law, most typically, copyright, patent, trademark and trade secret laws, generally protects intellectual property rights. State law also addresses property rights. Although we expect that our partner companies will take reasonable efforts to protect the rights to their intellectual property, the complexity of United States, individual state and international trade secret, copyright, trademark and patent law, coupled with the limited resources of these partner companies and the demands of quick delivery of products and services to market, create a risk that their efforts will prove inadequate to prevent misappropriation of our partner companies’ technology, third parties may develop similar technology independently, or they will otherwise be unable to adequately protected their trade secrets.

Some of our partner companies also license intellectual property from third parties, and it is possible that they could become subject to infringement actions based upon their use of the intellectual property licensed from those third parties. Our partner companies generally obtain representations as to the origin and ownership of such licensed intellectual property; however, this may not adequately protect them. Any claims against our partner companies’ proprietary rights, with or without merit, could subject our partner companies to costly litigation and the diversion of their technical and management personnel from other business concerns. If our partner companies incur costly litigation and their personnel are not effectively deployed, the expenses and losses incurred by our partner companies will increase.

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Where our partner companies enter into intellectual property license agreements, if they fail to adhere to their obligations thereunder, they may lose the ability to continue the license. Such a loss may be materially adverse to the business and future of a partner company.

Third parties have and may assert infringement or other intellectual property claims against our partner companies based on their patents or other intellectual property claims. Even though we believe our partner companies’ products do not infringe any third-party’s patents, they may have to pay substantial legal fees to defend against such claims as well as damages, possibly including treble damages, if it is ultimately determined that such claims have merit. They may have to obtain a license to sell their products if it is determined that their products infringe another person’s intellectual property. Our partner companies might be prohibited from selling their products before they obtain a license, which, if available at all, may require them to pay substantial royalties. Even if infringement claims against our partner companies are without merit, defending these types of lawsuits takes significant time, may be expensive and may divert management attention from other business concerns.

Our partner companies have limited foreign intellectual property rights and may not be able to protect their intellectual property rights throughout the world.

Currently, our partner companies have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do federal and state laws in the United States. Consequently, our partner companies may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If our partner companies or any of their licensors are forced to grant a license to third parties with respect to any patents relevant to their business, their competitive position may be impaired, and their business, financial condition, results of operations and prospects may be adversely affected. Also, competitors may use the technologies in jurisdictions where our partner companies have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where there is patent protection but where enforcement is not as strong as that in the United States. These products may compete with the products of our partner companies in jurisdictions where they do not have any issued patents and patent claims or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceutical products, which could make it difficult for our partner companies to stop the infringement of patents or marketing of competing products by third parties in violation of proprietary rights generally. Proceedings to enforce patent and other intellectual property rights in foreign jurisdictions could result in substantial costs and divert management efforts and attention from other aspects of business operations, could put the patents at risk of being invalidated or interpreted narrowly and patent applications at risk of not issuing and could provoke third parties to assert claims against our partner companies. The intellectual property holder may not prevail in any lawsuits that are initiated and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, efforts by our partner companies to enforce their intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that they develop or license.

Our partner companies may incur substantial costs as a result of litigation or other proceedings relating to intellectual property, including patents, and they may be unable to protect their rights to their products and technology.

If our partner companies or their licensors choose to go to court to stop a third party from using the inventions claimed in their owned or in-licensed patents, that third party may ask the court to rule that the patents are invalid and/or should not be enforced against that third party. These lawsuits are expensive and would consume time and other resources even if our partner companies were successful in stopping the infringement of these patents. In addition, there is a risk that the court will decide that these patents are not valid and that our partner companies do not have the right to stop others from using the inventions. There is also the risk that, even if the validity of these patents is upheld, the court will refuse to stop the third party on the ground that such third party’s activities do not infringe our owned or in-licensed patents.

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Patent terms may be inadequate to protect a competitive position for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions such as patent term adjustments and/or extensions, may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering a product are obtained, once the patent life has expired, our partner companies may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new products, patents protecting new products might expire before or shortly after such products are commercialized. As a result, a patent portfolio may not provide sufficient rights to exclude others from commercializing products similar or identical to those of the partner companies.

Our efforts to maintain and protect our intellectual property rights through means in addition to registration may not be sufficient to protect our business.

The patents that our partner companies and we have are important assets. Our partner companies and we also rely on our unpatented proprietary technology, trade secrets, processes and know-how. Generally, protection of intellectual property rights will be through filed patents, registered trademarks and registered copyrights. Other proprietary information will be protected through a combination of trade secret laws and confidentiality, non-disclosure and assignment of invention agreements with employees, contractors, collaborators, vendors, consultants, advisors and third parties. Despite these measures, intellectual property rights could be challenged, invalidated, circumvented or misappropriated. To pursue enforcement of these kinds of agreements could involve significant expense, potentially hinder or limit use of intellectual property rights, or potentially result in the inability to use the intellectual property rights in question. If an alternative cost-effective solution were not available, there may be an adverse effect on our financial position and performance.

Enforcing intellectual property rights against one or more third parties can be expensive and time-consuming, and an adverse result in any proceeding could put the intellectual property rights at risk of being invalidated or narrowed in scope of coverage. Patent and trademark challenges would increase the cost of development, engineering and marketing our products. There may not be adequate resources available to enforce any of the intellectual property rights. In addition, the ability to enforce intellectual property rights depends on the ability to detect infringement, and the ability to obtain evidence of infringement. Where enforcement is sought, a claim may not prevail or the damages, if any, may not be commercially meaningful.

If trademarks and trade names are not adequately protected, then our partner companies may not be able to build name recognition in the markets of interest and their business may be adversely affected.

A trademark or trade name may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. Our partner companies may not be able to protect their rights to their trademarks and trade names or may be forced to stop using their names. At times, competitors may adopt trade names or trademarks similar to those of our partner companies, thereby impeding their ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trade names or trademarks that incorporate variations of our unregistered trade names or trademarks. If the partner companies are unable to establish name recognition based on our trademarks and trade names, they may not be able to compete effectively and our business may be adversely affected.

Collaborations of various sorts, by our partner companies, such as with respect to research, testing, clinical trials, manufacturing and distribution, will be important to their respective businesses. Their inability to enter into collaboration arrangements as needed, or if such collaborations are not successful, may adversely impact their respective businesses.

Our partner companies will likely seek to collaborate with third parties to engage in product research, clinical trials, marketing, manufacturing, and distribution as part of its strategy. If our partner companies fail to enter into or maintain collaboration arrangements, as needed and on reasonable terms, their ability to develop their business could be delayed, or the costs of development and commercialization increased beyond what would be reasonable and ultimately hindered to the point of business cessation. Furthermore, our partner companies may need to obtain the use of intellectual property rights held by third parties in order to develop their products. As a result, the growth of a particular business or product may depend in part on the ability to acquire or in-license these intellectual property rights.

Future collaboration arrangements between partner companies and third parties may pose a number of risks, including, but not limited to, the following:

(i) collaborators have significant discretion in determining the efforts and resources that they will apply;

(ii) collaborators may not perform their obligations as expected;

(iii) collaborators may elect not to continue or renew development or commercialization programs or license arrangements;

(iv) collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with products of our partner companies or products the collaborators have may be viewed as competitive with product of our partner companies causing them to cease to devote resources to the commercialization of our partner company products;

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(v) collaborators may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a product candidate or product;

(vi) collaborators may not commit sufficient resources to the marketing and distribution of our partner company product or products;

(vii) disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of products, might lead to additional responsibilities for our partner companies, or might result in litigation or arbitration, any of which would be time- consuming and expensive;

(viii) collaborations may be terminated by the collaborator, and, if terminated, our partner companies may require more capital to pursue further development or commercialization of the applicable product; and

(ix) collaborations may not be negotiated on a timely basis or acceptable terms, if at all, or they may require substantial additional capital so as to be able to pursue and fund a collaboration.

If collaborations do not result in the successful discovery, development and commercialization of product candidates or if one of the collaborators terminates its agreement, our partner companies may not receive any future research funding or milestone or royalty payments under such collaboration. If a collaborator terminates its agreement, the partner company may find it more difficult to attract new collaborators, and the perception of the product or the business and financial condition of our partner company could be adversely affected.

Risks Related to Invizyne

Invizyne has a limited operating history on which to evaluate its ability to achieve its operating objectives.

Invizyne was founded in 2019, has a limited operating history, and only incurred losses to date. Therefore, there can be no assurance that the efforts of Invizyne will produce a commercial product, market acceptance or revenues that will sustain its business. With a limited operating history and no commercialized products at this time, it will be difficult for investors to make predictions about its future success or viability and any predictions may not be as accurate as they could be if it had a longer operating history or a company history of successfully developing, commercializing and generating revenue from products for a mass market.

Invizyne may not be successful in its efforts to use its proprietary synthetic biological platform to build a pipeline of products.

A key element of Invizyne’s strategy is to use its experienced management, engineering and scientific teams to build a pipeline of products using its synthetic biological platform and further develop those pipeline products into commercially viable products faster and cheaper than possible using traditional materials and methods. Although its R&D efforts to date have resulted in what it believes to be potential pipeline products, it may not be successful in further developing such products to commercial viability or be able to continue to identify and develop these and other pipeline products. Even if it is successful in continuing to build its product pipeline, not all potential pipeline products it identifies will be suitable for development and use in commercial products. If Invizyne is unsuccessful in these efforts, the value of the company will be lost, our holding company investors may suffer a loss in relation to their investment in the Company, and Invizyne may have to curtail or cease its business.

The market, including clients and potential investors, may be skeptical of the viability and benefits of Invizyne’s pipeline products because they are relatively novel and are based on complex technology.

The viability and benefits of Invizyne’s pipeline of products, which include pharmaceutical cannabinoids, isobutanol (a 2G biofuel), and other natural, novel and/or rare molecules, may be difficult to assess because they are based on a relatively novel and complex technology. Invizyne’s technology consists of pioneering multi-stage enzymatic bioconversion systems named SimplePath. SimplePath systems and the resultant pipeline products are in various stages of the research and development phase, the pilot production phase and/or in pre-clinical assessment as a therapeutic. Each of these pipeline products will be required to be progressively scaled to show the feasibility of commercial manufacturing levels before being made available to clients. As Invizyne continues to develop and optimize SimplePath systems to make each of these pipeline products, there can be no assurance that such pipeline products will be understood, approved, or accepted by clients, regulators and potential investors, that the relevant SimplePath systems can be commercially manufactured, or that it will be able to sell such pipeline products at competitive prices and with features sufficient to establish demand and generate revenues or any level of profit. If it is unable to convince potential clients of the utility and value of its pipeline products, it will not be successful in entering the markets that it has identified, and its business and results of operations will be adversely affected.

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The synthetic biology market is a rapidly growing and changing market, and if Invizyne is unable to keep up to date with developments, its business may be adversely affected.

Invizyne has experienced a rapidly growing and changing business space within the synthetic biology market. The intellectual property aspects of this market are evolving, and patents filed several years ago by potential competitors are currently being granted, which may force Invizyne to license technologies it needs for its processes or to develop a workaround to the valid claims of others. Invizyne may not be able to obtain any necessary licenses or develop processes that do not infringe on others; in which case its business will be impaired and it will be prevented from executing its business plan. The cell-free synthetic biology market in which Invizyne seeks to compete, is relatively new, and therefore the extent to which it may encounter intellectual property of others that limits or restricts its processes is unpredictable

Invizyne may face unique regulatory hurdles because its bio-synthesized compounds are novel.

Because bio-synthesized compounds are novel, regulators and the public, may perceive them differently from naturally occurring molecules, notwithstanding the fact that molecules are the same whether synthetically created or naturally occurring. Therefore, Invizyne may have to provide additional validation related to the science of its compounds in order to obtain regulatory and market approval to gain product adoption. Providing additional validation will cause delays, which will result in additional funding requirements than have been anticipated. It may never achieve the required approvals in which case its business model will be impaired. Invizyne may not be able to achieve commercial success.

Because its compounds are novel, Invizyne will have to perform tests for safety, use, and claim validation.

We anticipate, because its compounds are unique, that Invizyne will face all the hurdles of a new technology in the marketplace. Depending on the use of the compounds, Invizyne may have to comply with the extensive array of medically related regulation. In addition, it anticipates having to conduct many forms of tests to convince regulators, commercialization partners and potential users of the safety, uses, and claim validation to be able to commercialize and gain market acceptance for its compounds. If it is unable to successfully justify the efficacy, safety and potential of its compounds, or do so in a timely manner, it will not be able to successfully develop its business and may have to curtail or cease its business. Holders of our class A common shares may lose value in their holdings.

Invizyne is highly dependent on its ability to retain its current scientific and other staff to hire additional employees with specialized backgrounds as needed.

In this early stage of its development, Invizyne is highly dependent on retaining and motivating its current scientific and other staff. We believe that its future success depends on retaining such persons with key knowledge about its platform, potential products and business objectives. Success also depends on being able to expand its employee base as required. We believe there are relatively few persons with specific knowledge of cell-free synthetic biology. Persons with the talents that Invizyne seeks to hire tend to be in high demand and it may not be able to hire such persons as and when needed. The inability to hire and retain necessary employees may have an adverse impact on its business implementation.

The ability to scale up commercial manufacturing may not be possible.

Although we believe Invizyne is having success in creating molecules in its laboratories, there can be no assurance that its compounds can be produced cost-efficiently on a commercial basis or at all. It has no experience in large-scale production, and anticipates having to either develop the scale production expertise or instead to rely on others to undertake commercial manufacturing on its behalf. Because its compounds are novel and complex, there may be no third parties available to manufacture Invizyne’s compounds. Large-scale manufacturing will need a supply of proteins to run its reactions. We believe that there are not many suppliers of the critical components for the development and manufacturing of its compounds. There is no assurance that these components will be available, or if available, will produce the reactions that Invizyne requires. There may be delays in locating suitable suppliers and manufacturer partners, which could delay, limits or make actual production unfeasible.

Risks Related to PatentVest

If PatentVest does not identify the full range of patent opportunities relevant to clients’ intellectual property portfolio, its reputation will be harmed and it may be liable for service failure.

One of the primary services that PatentVest provides its clients is an analysis of their intellectual property portfolio and how the portfolio may be protected and expanded through additional patent and other IP protection opportunities. We believe that its ability to attract and retain clients depends on its ability to identify actual and potential patent assets for clients. Although there is no guarantee that we will be able to identify all potential patent opportunities, if we miss a patent opportunity or fail to provide the services contracted by clients in a workmanlike manner, then the reputation of PatentVest will be harmed, and it may be liable for damages due to providing its services negligently.

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If clients do not agree that the patents opportunities identified in the PatentVest reports are relevant to their businesses, PatentVest will have difficulty retaining and attracting new clients, which could harm its operating results.

The clients of PatentVest use the services to help them analyze their existing and potential intellectual property. If the clients perceive that the analysis and the opportunities are not relevant to their business requirements, then they will not find value in its reports and services. This may harm its reputation and make it difficult to retain a client and attract new clients, with an adverse consequence to operating results.

PatentVest is dependent on relationships with third parties, including public sources, to provide it with data, information and other services; if any of these relationships change, its business could be adversely affected.

The PatentVest reports and services are developed using data, information or services obtained from third-party providers and public sources. The commercial relationships with third-party providers whose capabilities complement those of PatentVest, may also be competitors which might make PatentVest vulnerable to unpredictable price increases and unfavorable licensing terms. If public sources of data that are relied upon were to begin competing with PatentVest directly, or if they were to increase the cost that PatentVest pays to access their data, otherwise prohibit if from collecting and synthesizing the data they provide, or cease existing altogether, PatentVest may not be able to perform its services and operating results could be adversely impacted.

PatentVest might not be able to scale its business as fast as it believes can be done or be able to maintain the quality of its services and reports.

PatentVest has operated, to date, on a small scale, and it has not proven yet its ability to commercialize services on a large scale. In order to do this successfully, it may have to make additional technology and relationship investments that could delay or limit its ability to develop and commercialize its reports. The reports may be found to be ineffective, unreliable or otherwise unsatisfactory to potential clients as there may be unforeseen complications in the processes of scaling. These complications could delay or limit the ability of PatentVest to provide services or reports, could increase the cost of its products, prevent it from implementing processes at the current appropriate quality and scale levels, and thereby cause the business to suffer. Moreover, PatentVest needs to grow sales, marketing and support staff or make appropriate arrangements with strategic partners to market, sell and support its products. If PatentVest is not able to compete effectively with others while scaling commercially on a timely basis, in sufficient quantities or on commercially reasonable terms.

We believe patent analysis is a highly competitive business, and if PatentVest fails to develop widespread brand awareness in a cost-effective manner, the business may suffer.

The services and reports offered by PatentVest compete with many other providers of similar services, such as other companies performing intellectual property analytics, law firms, and patent filing firms. The services provided are subject to technological changes and evolving client demands. We believe that in order for PatentVest to achieve market acceptance and to maintain and grow a client base, it is critical to develop and maintain the quality of its services and reports and to increase the awareness of the brand. If we fail to provide what the client requires, and it fails to promote and maintain its brand successfully, it may fail to attract or retain clients to the extent necessary to realize a sufficient return on its brand-building efforts and to sustain the business.

PatentVest is licensed to offer legal services under Arizona law, and it plans to offer legal services as part of its package of intellectual property service offerings. As a result, PatentVest must comply with the ethical and legal provisions, licensing responsibilities and obligations of a law firm under the laws of the State of Arizona.

PatentVest has obtained a license from the State of Arizona to provide legal services, and it is expected to provide services in order to enhance the overall package of the PatentVest intellectual property related offerings. Being licensed to provide legal services will likely impact the non-legal aspects of PatentVest’s business as it must comply with the regulatory responsibilities and ethical obligations of operating a law firm as dictated by Arizona law and ethical standards. In respect of those services provided to clients that constitute providing legal advice, PatentVest will have to abide by the many obligations that must be observed by attorneys, including (i) complying with confidentiality obligations towards its legal clients, (ii) discharging attorney-client privilege obligations, (iii) adhering to legal compliance, ethical and regulatory standards of Arizona, (iv) avoiding conflicts of interest, (v) handling of client funds, if any, and (vi) acting in the best interests of the client. There may be instances when the legal rights of a client of the PatentVest law group must take precedence over a business interest of PatentVest and may limit its ability to provide advice or business services to others with respect to intellectual property matters, scope of claims and pursuit of patent claims or require PatentVest to cease providing intellectual property advice and strategy to a particular client altogether. The failure to operate the legal business in compliance with the responsibilities and ethical requirements placed by Arizona on law firms will subject the PatentVest law practice to sanctions by regulators and the bar association and may result in malpractice liability for PatentVest. Additionally, the legal regulatory authorities of Arizona may require PatentVest to cease operation of this aspect of our overall business altogether.

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Risks related to Public Ventures

Public Ventures plans on conducting offerings where we will act as a placement agent or an underwriter, and thus we will be subject to underwriter and similar liability.

As part of our business, as it has been conducted over the last 25 or so years, through Public Ventures, we expect to act as an underwriter and sales agent in a number of capacities. We may be a single underwriter or agent of a securities offering or a co-underwriter or agent participating in a securities offering. There are other types of offering where Public Ventures may be characterized as an underwriter. In each of these instances, it will bear a liability dictated by Section 11(a) of the Securities Act of 1933, as amended (“Securities Act”). Under the Securities Act, an underwriter is liable at law or in equity if any part of the registration statement used in the offering of securities, in which we participate as an underwriter, “contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading….” What constitutes an offering document with respect to underwriter liability applies to any manner of offering materials. This liability also extends to private offerings of securities and their documentation, where Public Ventures may act as a placement agent. In determining materiality, a court will not inquire into limitations on the underwriter’s or placement agent’s ability to conduct its due diligence investigation and assessment of the offeror, but will instead assess whether the statements, taken together and in context, would have misled a reasonable investor about the nature of the investment. Section 11(b) of the Securities Act provides two affirmative defenses to Section 11(a) liability: the expert defense and the non-expert defense, which are collectively known as the due diligence defense. Although we conduct due diligence for all our transactions, there is no assurance that the level of due diligence will uncover any failings in the materials used by investors, or that it will uncover deliberate misstatements. Therefore, for any offering of securities, Public Ventures may become liable as an underwriter or selling agent. Such a liability will have a significant impact on our overall business in terms of monetary cost and also on our reputation.

Public Ventures is in the process of developing self-clearing capabilities which will be necessary to operate its business as planned.

Public Ventures is in the process of developing capabilities for self-clearing Untied States equity securities. This process requires members to demonstrate their financial, operational and systems capacities to perform this business and be capable of complying with the regulations that apply to Public Ventures. Public Ventures has recently obtained regulatory approval from certain pertinent regulatory entities and is in the process of obtaining the required memberships and making the contractual arrangements necessary to operate in this business. This additional capability will enhance Public Ventures in the small and micro-cap market.

As a broker-dealer, Public Ventures will have to expend considerable resources on maintaining adequate compliance practices. The failure to be in regulatory compliance will result in fines, sanctions and the possible curtailment of operations.

Both the broker-dealer operations and the self-clearing operations are subject to extensive regulation. In addition, regulators perceive that engaging in business with “small and micro-cap” companies (those with market capitalizations of $300 million and under) and “penny” stocks (stocks with market prices of less than $1.00) is an especially high-risk activity, and therefore, extensively review and supervise such business activities. Public Ventures focuses on this niche as we believe it offers a significant opportunity for clients of Public Ventures and other persons to gain value on their securities holdings, and we believe that such companies need support access to capital. By focusing on this business, however, Public Ventures we will likely increase the potential for regulatory oversight and the potential for regulatory action against the firm. Certain aspects of the regulatory regime, including the Know Your Client (KYC) and Anti Money Laundering (AML) requirements, are particularly difficult to oversee. The ability to oversee KYC and AML requirements is critical to its ability to expand our client networks and increase the volume of transactions the firm performs as required by its business model. If Public Ventures is not able to fulfill its regulatory obligations, it may be fined, have to change its business at greater cost, or be required to cease its business.

In addition to the direct employees of Public Ventures, other persons in our overall corporate structure may be considered subject to FINRA review and subject to the supervision of the broker-dealer. If persons who are employed by parts of our company engage in securities transactions, but are not employed by the broker-dealer and/or are not licensed persons with FINRA, Public Ventures may be in violation of its FINRA license and subject to fines, limitations on the ability to conduct business. Therefore, the Company will need to create a structure that ensures all of the parts of the Company will strictly adhere to FINRA rules so as to avoid any fines, limitations on the ability to conduct business or actual business closure. The loss or curtailment of the business of Public Ventures would result in a significant loss of business opportunity and revenues to the Company, and would result in a significant impairment to our reputation.

We may be exposed to more cybersecurity threats as we expand our business.

With the expansion in the business to include clearing services, the Company will handle increased amounts of sensitive financial and other information about investors and company clients’ holdings, and transactions that can be targeted by cybercriminals. We will need to have in place an adequate internal security infrastructure to protect clients’ information and assets and minimize potential liabilities for the business. In addition, as cybersecurity threats become more and more sophisticated, we will have to continually expend funds to upgrade and expand our security measures, maintain insurance and overall be vigilant to protect our operations and clients.

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The clearing operations of Public Ventures will require contractual arrangements with several key industry entities, which, if not followed, will require it to terminate that portion of its business.

To establish and to operate a clearing business, Public Ventures must enter into contractual arrangements with the Depository Trust Company, National Securities Clearing Corporation and a settlement bank. These are complex sets of arrangements that must be strictly adhered to, otherwise Public Ventures will not be able to use their services. Without these services, Public Ventures will not be able to clear trades for clients. Not only does Public Ventures need these agreements, but as a result of them, it will need to implement systems and interaction platforms with them and other parties in the settlement process. New information technology to be implemented will include a core clearing system, an order management system, and corporate communications system, amongst others. These many activities will happen in parallel and require significant effort to successfully implement them and maintain them thereafter. Failure to complete any of the individual tasks will prevent Public Ventures from launching and conducting its self-clearing business. Part of the implementation risk the firm will face includes the vendor’s capacity to fulfill the service levels promised to Public Ventures. Public Ventures has chosen novel providers with excellent technology but lesser track records. Assuring these suppliers will deliver their promised services is necessary for the successful implementation of the technological platform the business requires to operate. The failure in any of the many aspects described above will delay or prevent our operations from being implemented and performed or possibly require us to terminate our business.

Public Ventures will have to maintain adequate capitalization levels to conduct its broker-dealer and clearing businesses.

To operate the broker-dealer and self-clearing operations, Public Ventures must meet different capitalization requirements in the Company. To do this, it will have to maintain within the capital structure of the Company various cash and cash equivalent assets and retain access to necessary lines of credit that can assure its ability to comply with changing deposit requirements of the SEC and of the Depositary Trust Company, DTC, and the National Securities Clearing Corporation, NSCC. It is expected that these regulations will undergo substantial changes, from time to time, which could require additional capital as settlement operations move to T+1 (one day after the settlement date) and T+0 settlement in the future. Without the required capital at any time, Public Ventures will not be able to operate its business.

Settlement bank services are difficult to arrange, without which Public Ventures will not be able to pursue a clearing business.

There are only a limited number of banks currently offering settlement services to clearing firms. Public Ventures could be unable to continue providing clearing services if it is unable to enter into and then maintain a settlement bank arrangement, or if the selected settlement bank decides to exit this business.

Hiring and organizing personnel for the clearing operations.

To be able to implement and operate the self-clearing activities, Public Ventures will have to hire and retain the human talent capable of handling the operational activities and fulfilling the compliance requirements of the business. Trading and settlement and compliance personnel will be necessary to manage the operations. Further expertise in financial matters and obligations for self-clearing will also be required. Although it is following a conservative approach to launching the business and onboarding clients that will cause less stress on the organization, the firm’s ability to perform going forward nonetheless depends on successfully recruiting, training and retaining new personnel. As part of these recruitment and retention efforts, the firm must ensure that it can develop an adequate supervising and leadership structure capable of supporting the successful development of its business model.

Where permitted by regulation, Public Ventures will use an overseas out-source provider for some of the self-clearing operation activities although political and social instability and the threat of sanctions by countries, including the United States, may disrupt or hinder the delivery of such services and result in increased costs.

We have a contract with a Nicaraguan company to provide, on an out-sourced, as requested basis, certain back-office services that support our broker dealer activities and patent related services and other requirements. We plan to expand and use this service facility, where permitted, for certain aspects of the self-clearing operations that Public Ventures will engage in. We believe that these operations will provide a competitive advantage to the Company and facilitate developing this new business in an efficient and profitable manner, as human resources and technological infrastructure in Nicaragua allows local companies to provide quality service at the level expected by US clients at a fraction of the cost. Any disruption to social and political stability in Nicaragua could affect the contractor’s capacity to achieve its goals. The current political environment in Nicaragua is unsettled due to a political crisis that erupted in 2018, which has yet to be resolved. Continued or escalated political instability and the possibility of sanctions from other countries, including the United States, could disrupt local business and may hinder or disrupt the delivery of services to our United States operations. The United States has several Executive Orders in force which impose sanctions regarding immigration of certain groups of persons and imposing wider sanctions in respect of certain trading activities. We constantly monitor the situation and have a business continuity strategy in place to assure consistent operations and activities in the United States. To the extent we are prohibited from contracting with entities in Nicaragua, our expenses may increase, and there may be disruption in our workforce that will have to be replaced.

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Risks Related to this Being a Public Company and Owning Our Class A Common Shares

Control by management may limit your ability to influence the outcome of director elections and other transactions requiring shareholder approval.

Two persons, Anthony DiGiandomenico and Christopher Marlett, own all the class B common shares. The class A common shares have one vote per share, and the class B common shares have five votes per share. The class A common shares and class B common shares vote together as a single class on all matters, including the election of directors. There are 5,000,000 class B common shares issued and outstanding, currently representing 65.5% of the aggregate voting authority of our equity. Therefore, the class B common shares will be able to dictate the outcome of all matters put before the shareholders. There is no automatic or voluntary conversion of the class B common shares into class A common shares, thus the class B common shares will have control of MDB for an indefinite period of time.

Based on the foregoing, the class B common shares will have significant influence over corporate actions requiring shareholder approval, including the following actions:

●	to determine the composition and to elect the board of directors;
●	to amend or prevent a change in our operating agreement;
●	to effect or prevent a merger, sale of assets or other corporate transaction; and
●	to control the outcome of any other matter submitted to our shareholders for vote.

The existence of the class B common shares may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of MDB, which in turn could reduce our shares price or prevent our class A common shareholders from realizing a premium over our share price.

Future transfers by holders of class B common shares generally will result in those shares converting to class A common shares, subject to limited exceptions, such as certain transfers effected for estate planning purposes. The conversion of class B common shares to class A common shares will have the effect, over time, of increasing the relative voting power of those holders of class B common shares who retain their shares in the long term. As a result, it is possible that the persons or entities continuing to hold our class B common shares could gain significant voting control as other holders of class B common shares sell or otherwise convert their shares into class A common shares.

If, and when, the class A common shares are listed on Nasdaq, we will be deemed a “controlled company” under the listing rules because our class B common shares are held by two persons who have more than 50% control. As a controlled company, MDB will be exempt from certain of the corporate governance obligations that other companies must follow when listing on Nasdaq.

The class B common shares are held by two persons who have control over the operations of the Company. Therefore, MDB is a controlled company under the Nasdaq listing rules and will be exempt from certain listing requirements, including having (i) a board comprised of a majority of independent directors, (ii) a compensation committee, and (iii) a director nominations committee. Additionally, we will not be required to hold annual meetings. Management intends to take advantage of these exemptions. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. Notwithstanding the exemption, currently we have a board that has several independent directors, we are required to have and will have an audit committee, and related party transactions will have to be reviewed by the audit committee. Shareholder approval will be required for stock options or purchase plans, and the financial statements must be audited by an independent public accountant that is registered with the PCAOB.

The dual class structure of our currently issued equity securities may adversely affect the trading market for our class A common shares.

Certain stock index providers, such as S&P Dow Jones, exclude companies with multiple classes of shares of equity from being added to certain stock indices, including the S&P 500. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of our currently issued equity may prevent the inclusion of our class A common shares in such indices, may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure, and may result in large institutional investors not purchasing shares of our class A common shares. Any exclusion from stock indices could result in a less active trading market for our class A common shares. Any actions or publications by stockholder advisory firms or institutional investors critical of our corporate governance practices or capital structure could also adversely affect the value of our class A common shares.

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The existence of our registered broker-dealer subsidiary may delay or prevent takeover attempts of our Company.

A third party attempting to acquire us or a substantial position in our equity securities may be delayed or ultimately prevented from doing so by change in ownership or control regulations to which our regulated broker-dealer subsidiary is subject. FINRA Rule 1017 generally provides that FINRA approval must be obtained in connection with any transaction resulting in a single person or entity owning, directly or indirectly, 25% or more of a member firm’s equity and would include a change of control of a parent company.

We plan to make distributions of the securities of our partner companies, including cash and rights to purchase equity of a partner companies

A fundamental aspect of our business plan will be distributing to our shareholders the securities of our partner companies after they go public, which will include rights to purchase the equity of these companies, and cash and other property, from time to time. The distribution of a right to purchase the equity of a partner company may come at a time when a recipient does not have the ability to exercise the right, and thereby lose the opportunity that the right affords. Any distribution of securities of a partner company, cash and other property may have an adverse impact on the value of your class A common shares. On the other hand, we do not plan to regularly make any periodic distributions, therefore investors should not look to any distribution that we might make to be a regular income item in an investor’s portfolio.

We will incur increased costs as a result of operating as a public company, and our board of directors will be required to devote substantial time to oversight of new compliance requirements and corporate governance practices.

As a public company listed in the U.S., we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on listed public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our board of directors, management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

However, these rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, we will be required to furnish a report by our board of directors on our internal control over financial reporting. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal controls over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe, that our internal controls over financial reporting are effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. We cannot predict if investors will find our class A common shares less attractive because we may rely on these exemptions. If some investors find our class A common shares less attractive as a result, there may be a less active trading market for our class A common shares, and our share price may be lower or more volatile.

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We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our securities less attractive to potential investors, which could make it more difficult for our security holders to sell their securities.

In addition to our “controlled” company status, we are also a “smaller reporting company” Therefore we may at some time in the future choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Under Nasdaq rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on Nasdaq. If, in the future, we are no longer a “controlled company” and we elect to utilize any of the “smaller reporting company” exemptions, our company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, if we were to avail ourselves of these exemptions, our share price might suffer, and there is no assurance that we would be able to continue to meet all continuing listing requirements of Nasdaq from which we would not be exempt, including minimum share price requirements.

We currently have limited accounting personnel with the background in public company accounting and reporting. We will have to add personnel and devote personnel and financial resources to meet our reporting obligations as a public, listed company.

We have been a private company with limited operating scale and with the appropriate accounting personnel to adequately execute our accounting processes and other supervisory resources with which to address our internal control over financial reporting. We are progressing those activities necessary to implement appropriate accounting policies, processes and controls to comply with the required expansion in scale of operations and with Section 404. These activities include identifying and recruiting additional individuals with requisite expertise to assist in implementation activities designed to strengthen our internal control over financial reporting to avoid control deficiencies and initiating the design and implementation of improvements to our financial control environment to address our future needs. However, we cannot assure you that the measures we have taken to date, and actions we plan to take in the future, will be sufficient to prevent or avoid potential future material weaknesses in our controls.

Material weaknesses in internal control over financial reporting have been identified by management for the years ended December 31, 2021 and 2020 for MDB and their partner companies, and there can be no assurances that we will be able to remedy these material weaknesses.

Management of MDB, including Invizyne and Public Ventures, with the participation of our principal executive, financial and accounting officer, has identified material weaknesses in the MDB internal control over financial reporting related to the ability to record transactions in the accounting records and preparation of financial statements that are in compliance with accounting principles generally accepted in the United States of America (“US GAAP”). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statement will not be prevented or detected on a timely basis. Management arrived at such conclusion after numerous adjustments were recorded and missing and incorrect financial statement disclosures were adjusted for after the close of the Company’s books of record and preparation of the financial statements for the purposes of the audited financial statements for the years ended December 31, 2021 and 2020, respectively. Furthermore, there was a segregation of duties with the CFO prepares/reviews reconciliation and could add a vendor in the system and also approves disbursements. In addition, there are control deficiencies including in connection with review and approval of expenses, documentation of changes to accounting systems and testing those changes, and monitoring and verification of access of accounting systems Although management has put remediation measures into place in response to the identified weaknesses and continue to strengthen and oversee our financial close and reporting processes, we cannot assure you that a full remediation is complete at this time, which could impair our ability to accurately and timely meet our public company reporting requirements.

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Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” which will be for up to five years after this offering.

Although our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404, we will need to provide effective internal controls over financial reporting, safeguarding of assets, as well as other internal controls. If we are unsuccessful in building an appropriate accounting infrastructure, we may not be able to prepare and disclose, in a timely manner, our financial statements and other required disclosures, or comply with existing or new reporting requirements. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from Nasdaq or other adverse consequences that would materially harm our business. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed and investors could lose confidence in our reported financial information. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on the trading price of our class A common shares.

We do not have key-man insurance.

We do not now have or plan on having key-man insurance on our principal officers. We are dependent on the services of these persons. If we lose their services, and do not have sufficient funds that are typically provided by insurance to hire replacements, our business will be harmed by the lack of leadership talent.

The price of our class A common shares may be volatile, and could, upon listing on the Nasdaq Capital Market, decline significantly and rapidly. Market volatility may affect the value of an investment in our class A common shares and could subject us to litigation.

The trading price of our class A common shares may fluctuate substantially. The price of our class A common shares in the market on any particular day will depend on many factors including, but not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	investor demand for our class A common shares;

●	significant volatility in the market price and trading volume of companies operating in the diverse businesses of our core companies and our partner companies;

●	variations in our operating results and market conditions specific to our businesses sectors;

●	the emergence of new competitors or new technologies of our partner companies;

●	operating and market price performance of other companies that investors deem comparable;

●	changes or departures of any of our board of directors, senior management or key employees;

●	commencement of, or involvement in, litigation;

●	changes in governmental regulations;

●	actual or anticipated changes in our earnings, and fluctuations in our quarterly operating results; and

●	general economic conditions and trends.

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In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our share price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

In addition, if the market for equity stocks of companies in our industry or industry segments, or the stock market in general, experiences a loss of investor confidence, the market price of our class A common shares could decline for reasons unrelated to our business, financial condition, or results of operations. If any of the foregoing occurs, it could cause the price of our class A common shares to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to our Board of Directors and management.

This is a “best efforts, no minimum / 833,333 share maximum offering. The proceeds from this offering may not be enough to properly fund the current financial requirements of the company.

The selling agent has agreed to use its best efforts, on a no minimum / maximum 833,333 share basis, to solicit offers to purchase the shares in this offering. The selling agent has no obligation to buy any of the shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares. We may close on any amount of the shares offered hereby. As there is no minimum, there is no assurance that we will raise the funds we seek or that we will have the full amount of funds that we believe we need for our operations as currently planned, as described in the section “Use of Proceeds.” Investors in the early part of the subscription period will be taking a greater risk as they will not know that we will raise sufficient funds from this offering.

Subscriptions by persons are irrevocable during the offering period.

Persons will make their subscriptions during the offering period. Once the subscription agreement for the purchase of the securities offered hereby is submitted to the selling agent and the purchase price is paid to the escrow agent, the subscription is irrevocable. Subscription funds will only be returned to the subscriber if the offering is terminated prior to the closing by the company in its sole discretion. The return of subscription funds, if that occurs, will be without interest or deduction, made by the escrow agent.

The offering price of the primary offering and resale offering could differ.

The offering price of our class A common shares in the primary offering (the initial public offering) has been determined by negotiations between us and the selling agent based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The offering price in the primary offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The estimated offering price in this offering is higher than the $10.00 price at which the selling shareholders acquired their class A common shares. The selling shareholders may sell their shares at prevailing market prices or privately negotiated prices after the close of the primary offering and listing of our class A common shares on the Nasdaq Capital Market. Therefore, the offering prices of our class A common shares in the primary offering and the selling shareholder resale offering could differ. As a result, purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The resale by the selling shareholders may cause the market price of our class A common shares to decline.

The resale of class A common shares by the selling shareholders could increase the share selling volume and sell their shares at a price less than the offering price of this offering, both with the effect of depressing the market price for our class A common shares.

The absence of security analytical reports or the existence of negative security analytical reports may have an adverse effect on the public market price and volume of our class A common shares.

Any trading market for our class A common shares may be influenced by whether or not any analytical research reports are publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our class A common shares could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our class A common shares could be negatively affected.

The United States stock markets recently have experienced price and volume fluctuations due to many factors, including inflationary pressures, changing interest rates, the conflict in Ukraine.

The stock market has recently experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, with the financial service and technology sectors more volatile than others. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as inflation, the prospect of a recession, and interest rate changes may negatively impact the market price of our class A common shares. These fluctuations may be even more pronounced in the trading market for our class A common shares shortly following the listing of our class A common shares on the Nasdaq Capital Market as a result of the supply and demand forces described above. If the market price of our class A common shares after our listing does not exceed the opening public price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

The price of our class A common shares may have little or no relationship to the historical sales price of our capital stock in our first and only private transaction to date.

Prior to the registration and listing of our class A common shares on the Nasdaq Capital Market there has been no public market for our capital stock. We have conducted only one private placement, therefore we do not have any history of sales by which to judge the value of our class A common shares in a public market or to gage demand for the class A common shares in a public market.

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None of the shareholders of the class A common shares are party to any contractual lock-up agreement or other contractual restrictions on transfer. Their shares are being registered for resale at the same time as the Offering to which this prospectus relates.

Following our listing and commencement of trading on the Nasdaq market, the sales or distribution of substantial amounts of our class A common shares, or the perception that such sales or distributions might occur, could cause the market price of our class A common shares to decline. In addition to the supply and demand and volatility factors discussed above, the sale or distribution of a substantial number of shares of our class A common shares, particularly sales by us or our directors, executive officers, and principal shareholders, or the perception that these sales or distributions might occur in large quantities, could cause the market price of our class A common shares to decline.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our class A common shares in this offering will be approximately $8.7 million, based on the public offering price of $12.00 per class A common share, after deducting underwriting commissions and the estimated offering expenses payable by us.

Our principal purpose for the net proceeds will be to use them for working capital and other general corporate business purposes of our subsidiaries Public Ventures and PatentVest, including the expansion of the self-clearing operations of Public Ventures, launching the law firm operations of PatentVest, and expanding the marketing of PatentVest. We expect to spend up to approximately $3.9 million of the net proceeds on the foregoing. An additional purpose for the net proceeds will be to locate one or more potential technologies on which to found a new partner company. We expect a portion of the net proceeds will be used for due diligence on potential technologies, to negotiate the acquisition thereof, to engage persons to develop the technology, and generally found the partner company. We cannot determine at this time the amount of initial costs that will be associated with the foregoing. Once a partner company is established, a portion of the net proceeds will be used to initially fund it as seed capital. We believe that after the initial funding, we will further capitalize the partner company with approximately $5 million in additional funds, but the actual amounts will be determined by the technology, the funding needed for initial development, and the cost and time frame of the initial development plan.

Because there is no assurance that the full amount of funds from this offering will be raised, to the extent that there are less proceeds than the maximum amount, the Company likely will adjust how it will fund any partner company. The Company believes it will be able to do this because funding technology development will span several years, and the Company believes that this funding can be allocated over the development period.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As a result, our management will have broad discretion over how these proceeds are used. Proceeds held by us will be invested in short-term investments, such as bank deposits and United States government securities, until needed for the uses described above.

DIVIDEND POLICY

Since our inception as a holding company, except for distributions made in connection with the re-organization of Public Ventures to become a part of the holding company, we have not paid any dividends or made distributions related to our equity securities.

We may make registered and other distributions of the securities of our partner and or subsidiary companies and of cash to our holders of the class A common shares and class B common shares. It is our plan to distribute the securities of our partner companies after they go public, including rights to purchase the equity of these companies, and cash and other property, from time to time. Some of these distributions of securities may be dictated by our operational plan not to be subject to the Investment Company Act of 1940.

Whether any distributions, the kinds of distributions, and the value of distributions are made will depend on many factors and will be determined by the management of MDB, from time to time. Investors should not look to any distribution that we might make to be a regular income item in an investor’s portfolio. Distributions of a right to purchase the equity of a partner company may come at a time when a recipient does not have the ability to exercise the right, and thereby the recipient may lose the opportunity that the right affords. Any distribution of securities of a partner company, cash and other property may have an adverse impact on the value of class A common shares in the market. Distributions of the equity of our partner companies may not result in an overall investor gain on the class A common shares.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2022 on:

●	an actual basis;

●	a pro forma as adjusted basis to give effect to the sale of the class A common shares in this offering, in the amount of 833,333 class A common shares for gross proceeds of $9,999,996 pertaining to the offering amount, assuming no commissions are paid to any registered broker-dealer for introducing investors accepted by us.

	Actual September 30, 2022	Proforma Adjusted as of September 30, 2022 for the Offering (1)
Cash	$11,590,812	$21,590,808

Equity:
Preferred shares	$-	$-
Class A common shares A	-	-
Class B common shares B	-	-
Paid-in-capital	27,616,713	37,616,709
Accumulated Deficit	(4,593,961)	(4,593,961)
Total MDB Capital Holdings, LLC	23,022,752	33,022,748
Non-controlling Interest	704,614	704,614
Total equity	23,727,366	33,727,362
Total capitalization	$23,727,366	$33,727,362

(1)	The number of class A common shares outstanding on a pro forma as adjusted basis in the table above does not include: (i) any class A common shares that may be issued or sold under any employee compensation program, or (ii) any compensation paid in the form of equity to third-party brokers in connection with this offering.

The table above excludes the following shares:

●	excludes 5,675,000 class A common shares underlying the assigned restricted share units and other awards under the 2022 Equity Incentive Plan as of September 30, 2022;

●	excludes 18,477 class A common shares underlying the warrants issued to the selling agents in connection with the private placement by MDB in June 2022, and excludes up to 66,667 class A common shares that may be subject to the warrants to be issued to the selling agent in connection with this offering; and

●	excludes 982,241 class A common shares that may be the subject of future awards under the 2022 Equity Incentive Award Plan as of September 30, 2022.

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DILUTION

If you invest in our class A common shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per class A common share and the pro forma as adjusted net tangible book value per share of our class A and class B common shares immediately after the closing of this offering. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding class A and class B common shares. Our net tangible book value of our class A and class B common shares as of September 30, 2022, was $25.9 million, or $3.39 per class A and class B common share.

After giving effect to the receipt of the net proceeds from our sale of 833,333 class A common shares in this offering at the public offering price of $12.00 per class A common share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2022, would have been $34.6 million, or $4.08 per class A and class B common share. This represents an immediate increase in pro forma net tangible book value of $0.69 per class A and class B common share to our existing shareholders and an immediate dilution of $7.92 per class A common share to investors purchasing the class A common shares in this offering.

We calculate dilution per class A common share to new investors by subtracting the pro forma net tangible book value per class A common share from the public offering price paid by the new investor. The following table illustrates the dilution to new investors on a per share basis:

Assumed public offering price per share	$12.00
Net tangible book value per class A and class B common share as of September 30, 2022	$3.62
Increase in pro forma net tangible book value per class A and class B common share attributable to this offering	$0.67
Pro forma as adjusted net tangible book value per class A and class B common share after this offering	$4.29
Dilution in pro forma net tangible book value per class A common share in this offering	$7.71

The following table summarizes, on the pro forma as adjusted basis described above as of September 30, 2022, the differences between the existing shareholders and the new investors in this offering with respect to the number of shares, including shares represented by shares purchased from us, the total consideration paid to us and the average price per share based on an assumed public offering price of $12.00 per share before deducting estimated underwriting commissions and estimated offering expenses payable by us.

	Shares Issued		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing shareholders, including both class A and class B common shares	7,628,966	90.2%	$28,815,185	76.8%	$3.78
New investors in class A common shares	833,333	9.8%	$8,699,996	23.2%	$10.44

Total	8,462,299	100%	$38,815,181	100%	$4.43

The table above excludes the following shares:

●	excludes 5,675,000 class A common shares underlying the assigned restricted share units and other awards under the 2022 Equity Incentive Plan as of September 30, 2022;

●	excludes 18,477 class A common shares underlying the warrants issued to the selling agents in connection with the private placement by MDB in June 2022, and excludes up to 66,667 class A common shares that may be subject to the warrants to be issued to the selling agent in connection with this offering; and

●	excludes 982,241 class A common shares that may be the subject of future awards under the 2022 Equity Incentive Award Plan as of September 30, 2022.

To the extent that any outstanding options or warrants are exercised, new options, restricted share units or other securities are issued under our stock-based compensation plans, or new class B common shares or preferred shares are issued, or we issue additional class A common shares or warrants in the future, there will be further dilution to investors participating in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

MDB Capital Holdings, LLC (the “Company” or “MDB”), a Delaware limited liability company, is a holding company that has three wholly-owned subsidiaries: MDB CG Management Company (“MDB Management”); Public Ventures, LLC (“Public Ventures”); and PatentVest, Inc. (“PatentVest”), and has a majority-owned partner company, Invizyne Technologies, Inc. (“Invizyne”).

MDB Management is principally an “administrative” entity whose purpose is to conduct, and wherever possible, to consolidate shared services/resources, for our US-based operations.

Public Ventures is a U.S. registered broker-dealer under the Exchange Act and is a member of FINRA and the Texas State Securities Board. Public Ventures is managed by Christopher A. Marlett and Anthony DiGiandomenico, who are also the founders of MDB. Public Ventures operates on a fully disclosed basis with a nonrelated FINRA member firm, Interactive Brokers, LLC (“Interactive Brokers”), and is not required to maintain a clearing deposit. Interactive Brokers is the clearing firm and custodian of investments maintained by Public Ventures.

PatentVest is a wholly-owned subsidiary that performs intellectual property validation services for Public Ventures’ due diligence functions on the intellectual property of partner and prospective partner companies and creates an intellectual property roadmap for such partner companies.

Invizyne was formed with the objective of taking nature’s building blocks to make molecules of interest, effectively simplifying nature. Invizyne is a biology technology development company that is a majority-owned subsidiary. Invizyne’s technology is a differentiated and unique synthetic biology platform which is designed to enable the scalable exploration of a large number of molecules and properties found in nature.

Prior to January 14, 2022, Public Ventures owned majority interests in PatentVest and Invizyne. On January 14, 2022, Public Ventures distributed 100% of its equity interests in PatentVest and Invizyne to its members in proportion to their respective interests. On January 15, 2022, Public Ventures filed with the Internal Revenue Service to be treated as a corporation for federal income tax purposes. On January 16, 2022, the members of Public Ventures contributed their entire interests in the equity of Public Ventures, Invizyne and PatentVest to MDB, as result of which MDB became the new parent holding company. There was no effective change in the beneficial ownership of Public Ventures as a result of this transaction. On the same day as part of the reorganization, MDB established a management company subsidiary, MDB Management. These reorganization steps are collectively referred to as the “reorganization. In connection with the reorganization, 5,000,000 Class B common shares were issued in exchange for the members’ equity. The Company plans to issue a public offering of Class A shares, no exact date has been established.

The reorganization was completed between entities that were under common control, and the assets contributed and liabilities assumed are recorded based on their historical carrying values. These financial statements retroactively reflect the financial statements of the Company and Public Ventures on a consolidated basis for the periods presented.

On June 8, 2022, MDB completed the first closing of a private placement, consisting of the sale of 2,517,966 shares of Class A common shares at $10.00 per share, for gross proceeds of $25,179,660. On June 15, 2022, the Company completed the second closing of the private placement, consisting of the sale of an additional 11,000 shares of Class A common shares, for gross proceeds of $110,000. Accordingly, the Company received total gross proceeds of $25,289,660 from the sale of 2,528,966 shares of Class A common shares, or $24,946,142 net of $343,518 of offering expenses, which will be used for development of the current partner companies, identifying and developing new partner companies, and general corporate and working capital requirements. In conjunction with the private placement, the Company issued warrants to the placement agent to purchase 18,477 shares of Class A common shares, exercisable upon issuance for a period of 10 years at $13.00 per share, for a cash consideration of $0.001/share. The placement agent’s warrants had a fair value of $106,640, as calculated pursuant to the Black-Scholes option-pricing model and were accounted for as issuance costs that were recorded against paid in capital and paid in capital for the warrants issued.

37

Results of Operations

The Company has determined its reporting units in accordance with ASC (Accounting Standards Codification) 280, Segment Reporting. The Company currently operates in two reportable segments: a broker dealer & intellectual property service and technology development.

The Company’s consolidated statements of operations as discussed herein are presented below.

Consolidated Results of Operations for the Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	$ Change	% Change
Operating income (loss):
Unrealized loss on investment securities, net	$(3,836)	$(10,913,333)	$10,909,497	(100.0)%
Realized gain (loss) on investment securities	(7)	2,617,641	(2,617,648)	(100.0)%
Other operating income	107,356	311,915	(204,559)	(65.6)%
Total operating income (loss), net	103,513	(7,983,777)	8,087,290	100.3%

Operating costs:
General and administrative costs:
Compensation	2,230,994	1,548,680	682,314	44.1%
Operating expense, related party	882,601	691,070	191,531	27.7%
Professional fees	652,713	406,407	246,306	60.6%
Information technology	207,944	160,121	47,823	29.9%
Clearing and other charges	11,302	96,921	(85,619)	(88.3)%
General and administrative-other	1,024,761	1,104,919	(80,158)	(7.3)%
Total general and administrative costs	5,010,315	4,008,118	1,002,197	25.0%
Research and development costs	295,779	251,957	43,822	17.4%
Total operating costs	5,306,094	4,260,075	1,046,019	24.6%
Net operating loss	(5,202,581)	(12,243,852)	7,041,271	(57.5)%
Other income:	-
Forgiveness of Paycheck Protection Program loan, including interest payable	-	251,340	(251,340)	(100)%
Loss before income taxes	(5,202,581)	(11,992,512)	6,789,931	(60.8)%
Income tax expense	-	-	-	-
Net loss	(5,202,581)	(11,992,512)	6,789,931	(56.5)%
Less net loss attributable to non-controlling interests	(418,677)	(406,657)	(12,020)	3.0%
Net loss attributable to controlling interests	$(4,783,904)	$(11,585,855)	$6,801,951	(58.7)%

38

Operating Loss. For the nine months ended September 30, 2022 and 2021, respectively, the operating loss was derived from the Company’s broker dealer and intellectual property service segment.

The decrease in operating loss for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2022 was primarily driven by reduced investment securities activity. The decrease in the realized gain on investments, as well as the increase in unrealized losses, resulted from the sales and distribution of most of the Company’s investment securities in the prior period, which was in preparation for the upcoming January 2022 business combination. The decrease in other operating income was driven primarily by lower trading volume in 2022 due to market conditions.

General and Administrative Costs. The increase in compensation expense was driven by the hiring of additional employees in the current period in support of upcoming increased operations. The increase in related party operating expenses was driven by costs related to outsourcing support of approximately $270,000 and were offset by the discontinuation of related party office rent at 2425 Cedar Springs Road in November 2021 of approximately $80,000. The increase in professional fees was driven by legal, tax, audit, and consulting fees related to the corporate reorganization, the private placement financing, and audit fees. The increase in information technology costs was driven by infrastructure expenditures, website development, and other technology expenses in preparation for becoming a self-clearing broker-dealer. The decrease in clearing and other charges was driven by lower trading volume in 2022 due to market conditions. Finally, the decrease in other general and administrative costs was primarily driven by a decrease in outside contractor expense, and a decrease in commission expense related to decreased market activity.

Research and Development Costs. For the nine months ended September 30, 2022 and 2021, respectively, the research and development costs (R&D) were derived from the Company’s technology segment.

The increase in research and development costs for the current period was partially offset by increased grant funding. For the nine months ended September 30, 2022, total research and development costs were $1,947,440, with $1,651,661 reimbursed by grants, resulting in net research and development costs of $295,779. For the nine months ended September 30, 2021, total research and development costs were $1,477,194, with $1,225,237 reimbursed by grants, resulting in net research and development costs of $251,957. The increase in research and development costs was driven primarily by an increase in compensation due to the hiring of additional research and development staff, an increase in lab supplies expense, and an increase in grant sub-award expenses issued to a third-party research partner.

Other Income. The decrease in other income was due to the forgiveness of Paycheck Protection Program loan in the prior period versus no such activity in the current period.

39

Broker Dealer and Intellectual Property Service Segment (Public Ventures and PatentVest) Results of Operations for the Nine Months Ended September 30, 2022 and 2021 (unaudited)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	$ Change	% Change
Operating income (loss):
Unrealized loss on investment securities, net	$(3,836)	$(10,913,333)	$10,909,497	100.0%
Realized gain (loss) on equity securities	(7)	2,617,641	(2,617,648)	(100.0)%
Other operating income	76,513	311,894	(235,381)	(75.5)%
Total operating income (loss), net	72,670	(7,983,798)	8,056,468	100.9%

Operating costs:
General and administrative costs:
Compensation	1,370,276	1,219,493	150,783	12.4%
Operating expense, related party	794,054	691,070	102,984	14.9%
Professional fees	542,811	355,800	187,011	52.6%
Information technology	187,768	147,138	40,630	27.6%
Clearing and other charges	11,302	96,921	(85,619)	(88.3)%
General and administrative-other	471,039	839,994	(368,955)	(43.9)%
Total general and administrative costs	3,377,250	3,350,416	26,834	(0.8)%
Research and development costs	-	-	-	-
Total operating costs	3,377,250	3,350,416	26,834	(0.8)%
Net operating loss	(3,304,580)	(11,334,214)	8,029,634	(70.8)%
Other income:
Forgiveness of Paycheck Protection Program loan, including interest payable	-	168,022	(168,022)	(100.0)%
Net operating loss before income taxes	(3,304,580)	(11,166,192)	7,861,612	(70.4)%
Income tax expense	-	-	-	-
Net loss	$(3,304,580)	$(11,166,192)	$7,861,612	$(70.4)%

40

Operating Loss. The decrease in operating loss for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2022 was primarily driven by reduced investment securities activity. The decrease in the realized gain on investments, as well as the increase in unrealized losses, resulted from the sales and distribution of most of the Company’s investment securities in the prior period, which was in preparation of the upcoming January 2022 business combination. The decrease in other operating income was driven primarily by lower trading volume in 2022 due to market conditions.

General and Administrative Costs. The increase in compensation expense was driven by the hiring of additional employees in the current period in support of upcoming increased operations. The increase in related party operating expenses was driven by costs related to outsourcing support of approximately $270,000 and were offset by the discontinuation of related party office rent at 2425 Cedar Springs Road in November 2021 of approximately $80,000. The increase in professional fees was driven by legal, tax, audit, and consulting fees related to the corporate reorganization, the private placement financing, and audit fees. The increase in information technology costs was driven by infrastructure expenditures, website development, and other technology expenses in preparation for becoming a self-clearing broker-dealer. The decrease in clearing and other charges was driven by lower trading volume in 2022 due to market conditions. Finally, the decrease in other general and administrative costs was primarily driven by a decrease in outside contractor expense, and a decrease in commission expense related to decreased market activity.

Other Income. The decrease in other income was due to the forgiveness of Paycheck Protection Program loan in the prior period versus no such activity in the current period.

Technology Segment (Invizyne) Results of Operations for the Nine Months Ended September 30, 2022 and 2021 (unaudited)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	$ Change	% Change
Operating income (loss):
Total operating income (loss), net	$34	$21	$13	61.9%

Operating costs:
General and administrative costs:
Compensation	313,928	329,187	(15,259)	(4.6)%
Professional fees	84,403	50,607	33,796	66.8%
Information technology	15,057	12,983	2,074	16.0%
General and administrative-other	274,832	264,925	9,907	3.7%
Total general and administrative costs	688,220	657,702	30,518	4.6%
Research and development costs	295,779	251,957	43,822	17.4%
Total operating costs	983,999	909,659	74,340	8.2%
Net operating loss	(983,965)	(909,638)	(74,327)	8.2%
Other income:
Forgiveness of Paycheck Protection Program loan, including interest payable	-	83,318	(83,318)	(100.0)%
Loss before income taxes	(983,965)	(826,320)	(157,645)	(19.1)%
Income tax expense	-	-	-	-
Net loss	(983,965)	(826,320)	(157,645)	(19.1)%
Less net loss attributable to non-controlling interests	(418,677)	(406,657)	(12,020)	(3.0)%
Net loss attributable to controlling interests	$(565,288)	$(419,663)	$(145,625)	(34.7)%

41

General and Administrative Costs. The increase in professional fees was driven primarily by increased legal fees related to patent filings. Compensation, information technology and administrative costs were consistent with the prior period.

Research and Development Costs. The increase in research and development costs for the current period was partially offset by increased grant funding. For the nine months ended September 30, 2022, total research and development costs were $1,947,440, with $1,651,661 reimbursed by grants, resulting in net research and development costs of $295,779. For the nine months ended September 30, 2021, total research and development costs was $1,477,194, with $1,225,237 reimbursed by grants, resulting in net research and development costs of $251,957. The increase in research and development costs were driven primarily by an increase in compensation due to the hiring of additional R&D staff, an increase in lab supplies expense, and an increase in grant sub-award expenses issued to a third-party research partner.

Other Income. The decrease in other income was due to the forgiveness of Paycheck Protection Program loan in the prior period versus no such activity in the current period.

Consolidated Balance Sheet September 30, 2022 and December 31, 2021

	September 30, 2022	December 31, 2021	$ Change	% Change
ASSETS
Cash and cash equivalents	$11,590,812	$6,225,458	$5,365,354	86.2%
Grants receivable	838,869	468,353	370,516	79.1%
Prepaid expenses and other current assets	151,347	150,534	813	0.5%
Investment securities, at amortized cost	11,061,058	-	11,061,058	100.0%
Investment securities, at fair value	51,352	55,197	(3,845)	(7.0)%
Investment securities, at cost less impairment	250,000	50,000	200,000	400.0%
Deferred offering cost	480,578	-	480,578	100.0%
Property and equipment, net	636,944	579,142	57,802	10.0%
Operating lease right-of-use asset, net	634,964	720,627	(85,663)	(11.9)%
Total assets	$25,695,924	$8,249,311	$17,446,613	211.5%

LIABILITIES AND EQUITY
Accounts payable	$614,798	$576,492	$38,306	6.6%
Accrued expenses	501,564	29,750	471,814	1585.9%
Deferred grant reimbursement	208,606	161,105	47,501	29.5%
Operating lease liability	643,590	720,627	(77,037)	(10.7)%
Total liabilities	1,968,558	1,487,974	480,584	32.3%
Equity:
Preferred shares, 0 issued and outstanding; 10,000,000 authorized shares at no par value	-	-	-	-
Class A common shares, 2,628,966 shares issued and outstanding, 95,000,000 authorized shares at no par value;	-	-	-	-
Class B common shares, 5,000,000 shares issued and outstanding, 5,000,000 authorized shares at no par value	-	-	-	-
Members’ equity	-	6,239,168	6,239,168	(100.0)%
Paid-in-capital	27,616,713	-	27,616,713	100.0%
Accumulated deficit	(4,593,961)	-	(4,593,961)	(100.0)%
Total MDB Capital Holdings, LLC equity	23,022,752	6,239,168	16,783,584	269.0%
Non-controlling interest	704,614	522,169	182,445	34.9%
Total equity	23,727,366	6,761,337	16,966,029	250.9%
Total liabilities and equity	$25,695,924	$8,249,311	$17,446,613	211.5%

Financial Condition. This increase in assets was due to changes in several asset classes. The increase in cash and cash equivalents was driven by the funds received from the June 2022 private placement financing, offset by an increase in overall operating expenses during the period and the movement of cash into investment securities, at amortized cost. The increase in grants receivable was driven by increased grant-related research and development activity, as well as the timing of collection of grant funds from the prior period. The increase in investment securities, at amortized cost was driven by moving idle cash into short-term US Treasury bills. The increase in investment securities at cost less impairment was driven by investment in a simple agreement for future equity (“SAFE”) by PatentVest. The increase in property and equipment was driven by the purchases of lab equipment. The decrease in the operating lease resulted from the usage of the right of use asset during the period.

The increase in liabilities was primarily due to an increase in accrued expenses that was driven by the recording of employee bonuses. The increase in deferred grant reimbursement was driven by lab equipment purchases. The decrease in the operating lease liability resulted from use of the right of use asset during the period.

The equity increase was driven by the private placement in June 2022. The increase in non-controlling interest was due to the net asset change in Invizyne from 2021.

Liquidity and Capital Resources – September 30, 2022

The Company’s consolidated statements of cash flows as discussed herein are presented below.

	Nine Months Ended September 30,
	2022	2021

Net cash (used in) operating activities	$(4,934,976)	$(1,112,563)
Net cash (used in) investing activities	(11,223,474)	(14,472)
Net cash provided by financing activities	21,523,804	-
Net increase (decrease) in cash	$5,365,354	$(1,127,035)

42

At September 30, 2022, the Company had working capital of $22,812,811, as compared to working capital of $14,293,006 at September 30, 2021, reflecting an increase in working capital of $8,519,805 for the year ended September 30, 2022. The increase in working capital during the nine months ended September 30, 2022 was primarily the result of cash proceeds from the private placement financing, offset by a decrease in proceeds from sales of equity securities, a decrease in realized gains on investment securities, and a decrease resulting from the investment in investment securities, at amortized cost. At September 30, 2022, the Company had cash of $11,590,812 available to fund its operations.

Operating Activities. For the nine months ended September 30, 2022, operating activities utilized cash of $4,934,976, as compared to cash utilized of $1,112,563 for the nine months ended September 30, 2021. During the nine months ended September 2022, cash was used to fund the Company’s broker dealer and research and development activities, and other ongoing operating expenses. Cash utilization was driven by a combination of increased activity in Invizyne, increased professional and consulting fees in preparation for the business reorganization and subsequent private placement financing, reduced realized gains on investment securities, and increased unrealized gains on investment securities, as well as an increase in investments securities, at costs less impairment. For the nine months ended September 30, 2021, the cash used for operating activities were driven by the proceeds from the sales of investment securities of $4,041,992, the purchase of investment securities, at fair value of $990,047, realized loss on investment securities $2,617,641, and an unrealized gain of $10,913,333.

Investing Activities. For the nine months ended September 30, 2022, investing activities consisted of the movement of cash into investment securities, at amortized cost and the purchase of property and equipment in the amount of $11,223,474. This was driven by the purchase of US Treasury Bills and the purchase of laboratory equipment for the expansion of Invizyne. For the nine months ended September 30, 2021, investing activities consisted of the purchase of laboratory equipment in the amount of $14,472.

Financing Activities. For the nine months ended September 30, 2022 financing activities consisted of proceeds of $21,523.804 driven by the receipt of net proceeds from the June 2022 private placement financing. For the nine months ended September 30, 2021 the Company had no financing activities.

Consolidated Results of Operations for the Years Ended December 31, 2021 and 2020

	2021	2020	$ Change	% Change
Operating income (loss):
Unrealized loss on investment securities, net	$(13,020,834)	$(8,654,000)	$(4,366,834)	(50.5)%
Realized gain on investment securities	404,169	11,675,455	(11,271,286)	(96.5)%
Gain on distributed investment securities	2,414,093	-	2,414,093	100.0%
Other operating income	368,574	430,882	(62,308)	14.5%
Total operating income (loss), net	(9,833,998)	3,452,337	(13,286,335)	(384.9)%

Operating costs:
General and administrative costs:
Compensation	1,965,343	1,783,466	181,877	10.2%
Operating expense, related party	929,587	888,263	41,324	4.7%
Professional fees	1,282,075	564,073	718,002	127.3%
Information technology	251,147	241,524	9,623	4.0%
Clearing and other charges	573,320	121,113	452,207	373.4%
General and administrative-other	634,907	509,759	125,148	24.6%
Total general and administrative costs	5,636,379	4,108,198	1,528,181	37.2%
Research and development costs	454,454	577,165	(122,711)	(21.3)%
Total operating costs	6,090,833	4,685,363	1,405,470	30.0%
Net operating loss	(15,924,831)	(1,233,026)	(14,691,805)	1,191.5%
Other income:
Forgiveness of Paycheck Protection Program loan, including interest payable	251,861	-	251,861	100.0%
Loss before income taxes	(15,672,970)	(1,233,026)	(14,439,944)	1,171.1%
Income tax expense	-	(40,072)	40,072	(100.0)%
Net loss	(15,672,970)	(1,273,098)	(14,399,872)	1,131.1%
Less net loss attributable to non-controlling interests	(572,627)	(550,917)	(21,710)	3.9%
Net loss attributable to controlling interests	$(15,100,343)	$(722,181)	$(14,378,162)	1,990.9%

43

Operating Loss. For the years ended December 31, 2021 and 2020, respectively, operating losses were derived from the Company’s broker dealer and intellectual property service segment.

The decrease in operating loss was primarily due to an increase in unrealized loss on investment securities. Realized gain on sales of investment securities decreased in 2021 compared to 2020, which consisted of securities acquired through open market purchases or the Company’s broker dealer and patent activities. None of the gain was due to a distribution to members. Gain was determined by the difference of the acquisition price and sales price. The entirety of the realized gain was as a result of sales and was offset by realized losses. There was an increase in cost of closing out positions of securities sold, not yet purchased in 2021 compared to 2020. In 2021, operating losses were offset by a gain on investment securities that were distributed to the members in preparation for the upcoming January 2022 business combination. A small decrease in other operating income was driven by lower trading volume in 2021.

General and Administrative Costs. The increase in compensation expense was driven by stock compensation awards in the technology segment, as well an increase in compensation benefits expense. The increase in related party operating expenses was due to an increase in costs paid to MDB Capital, S.A., which provides contracted labor to the Company. The increase in professional fees was driven by spending for legal, tax, and consulting fees related to the upcoming reorganization and the private placement financing. Information technology costs were consistent with the prior period. The increase in clearing and other charges was driven by dividend expense related to securities sold, not yet purchased. Finally, the increase in general and administrative (other) expenses was driven primarily by conference and travel expenses.

Research and Development Costs. For the years ended December 31, 2021 and 2020, respectively, the research and development costs were derived from the Company’s technology segment.

A decrease in research and development costs for the current period were not due to reduced costs, but rather to an increase in grant funding that directly offsets research and development costs. For the year ended December 31, 2021, total research and development costs were $1,995,675, with $1,541,221 of these costs reimbursed by grants, resulting in net research and development costs of $454,454. For the year ended December 31, 2020, total research and development costs were $1,172,076, with $594,911 of these costs reimbursed by grants, resulting in net research and development costs of $577,165. The increase in grant reimbursement was primarily due to new grants that were awarded to the technology operating segment. The increase in research and development costs was driven by an increase in facility lease expense, an increase in compensation due to the hiring of additional R&D staff, an increase in lab supplies expense, and an overall increase of grant sub-award expense issued to a third-party research partner.

44

Other Income. For the year ended December 31, 2021, there was an increase in other income from the forgiveness of Paycheck Protection Program loans.

Income Tax Expense. For the year ended December 31, 2021, the Company had no income tax expense. For the year ended December 31, 2020, the Company’s broker dealer and intellectual property service segment had an income tax expense of $40,072.

Broker Dealter and Intellectual Property Service Segment (Public Ventures and PatentVest) Results of Operations for the Years Ended December 31, 2021 and 2020

	2021	2020	$ Change	% Change
Operating income (loss):
Unrealized loss on investment securities, net	$(13,020,834)	$(8,654,000)	$(4,366,834)	(50.5)%
Realized gain on investment securities	404,169	11,675,455	(11,271,286)	(96.5)%
Gain on distributed investment securities	2,414,093	-	2,414,093	100.0%
Other operating income	368,574	430,882	(62,308)	14.5%
Total operating income (loss), net	(9,833,998)	3,452,337	(13,286,335)	(384.9)%

Operating costs:
General and administrative costs:
Compensation	1,518,594	1,482,311	36,283	2.4%
Operating expense, related party	929,587	888,263	41,324	4.7%
Professional fees	1,016,318	492,802	523,516	106.2%
Information technology	234,955	233,213	1,742	0.7%
Clearing and other charges	573,320	121,113	452,207	373.4%
General and administrative-other	525,214	442,701	82,513	18.6%
Total General and administrative costs	4,797,988	3,660,403	1,137,585	31.1%
Research and development costs	-	-	-	-
Total operating costs	4,797,988	3,660,403	1,137,585	31.1%
Net operating loss	(14,631,986)	(208,066)	(14,423,920)	6,932.4%
Other income:
Forgiveness of Paycheck Protection Program loan, including interest payable	168,122	-	168,122	100.0%
Loss before income taxes	(14,463,864)	(208,066)	(14,255,798)	6,851.6%
Income tax expense	-	(40,072)	40,072	(100.0)%
Net loss	(14,463,864)	(248,138)	(14,215,726)	5,729.0%
Less net loss attributable to non-controlling interests	-	-	-	-
Net loss attributable to controlling interests	$(14,463,864)	$(248,138)	$(14,215,726)	5,729.0%

45

Operating Income (Loss). The decrease in operating loss was primarily due to an increase in unrealized loss on investment securities and derivates. Realized gain on sales of investment securities decreased in 2021 compared to 2020, which consisted of securities acquired through open market purchases or the Company’s broker dealer and patent and intellectual property service activities. None of the gain was due to a distribution to members. Gain was determined by the difference of the acquisition price and sales price using accounting guidance found in ASC 320-10. The entirety of the realized gain was as a result of sales and was offset by realized losses. There was an increase in cost of closing out positions of securities sold, not yet purchased in 2021 compared to 2020. In 2021, operating losses were offset by a gain on investment securities that were distributed to the members in preparation for the upcoming January 2022 business combination. A small decrease in other operating income was driven by lower trading volume in 2021.

General and Administrative Costs. The increase in professional fees was driven by spending for legal, tax, and consulting fees related to the reorganization and the private placement financing. The increase in clearing and other charges was driven by dividend expense related to securities sold, not yet purchased. Finally, the increase in other general and administrative expenses was driven primarily by a return to normal, post pandemic conference attendance and travel. Compensation, related party operating expense, and information technology costs were consistent with the prior period.

Other Income. For the year ended December 31, 2021, there was an increase in other income of $168,122, from the forgiveness of Paycheck Protection Program loans.

Income Tax Expense. For the year ended December 31, 2021, the Company had no income tax expense. For the year ended December 31, 2020, the Company’s broker dealer and patent and intellectual property service segment had an income tax expense of $40,072.

Technology Segment (Invizyne) Results of Operations for the Years Ended December 31, 2021 and 2020

	2021	2020	$ Change	% Change
Total operating income (loss), net	$-	$-	$-	$-

Operating costs:
General and administrative costs:
Compensation	446,749	301,155	145,594	48.3%
Professional fees	265,757	71,271	194,486	272.9%
Information technology	16,192	8,311	7,881	94.8%
General and administrative-other	109,693	67,058	42,635	63.6%
Total general and administrative costs	838,391	447,795	390,596	87.2%
Research and development costs	454,454	577,165	(122,711)	(21.3)%
Total operating costs	(1,292,845)	(1,024,960)	(267,885)	26.1%
Net operating loss	(1,292,845)	(1,024,960)	(267,885)	26.1%
Other income:
Forgiveness of Paycheck Protection Program loan, including interest payable	83,739	-	83,739	100.0%
Loss before income taxes	(1,209,106)	(1,024,960)	(184,146)	18.0%
Income tax expense	-	-	-	-
Net loss	(1,209,106)	(1,024,960)	(184,146)	18.0%
Less net loss attributable to non-controlling interests	(572,627)	(550,917)	(21,710)	3.4%
Net loss attributable to controlling interests	$(636,479)	$(474,043)	$(162,436)	34.3%

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General and Administrative Costs. The increase in compensation expense was driven by stock compensation awards, as well an increase compensation benefits expense. The increase in professional fees was driven by spending for legal, tax, and consulting fees related to the upcoming reorganization and the private placement financing. The increase in information technology costs was driven by infrastructure upgrades. Finally, the increase in general and administrative (other) expenses was driven primarily by conference and travel expenses.

Research and Development Costs: The decrease in research and development costs for the current period were not due to reduced costs, but rather to an increase in grant funding that directly offsets research and development costs. For the year ended December 31, 2021, total research and development costs were $1,995,675, with $1,541,221 of these costs reimbursed by grants, resulting in net research and development costs of $454,454. For the year ended December 31, 2020, total research and development costs were $1,172,076, with $594,911 of these costs reimbursed by grants, resulting in net research and development costs of $577,165. The increase in grant reimbursement was primarily due to new grants that were awarded to the technology operating segment. The increase in research and development costs was driven by an increase in facility lease expense, an increase in compensation due to the hiring of additional R&D staff, an increase in lab supplies expense, and an overall increase of grant sub-award expense issued to a third-party research partner.

Other Income. The increase in other income was due to the forgiveness of Paycheck Protection Program loans.

Income Tax Expense. For the years ended December 31, 2021 and 2020, respectively, the technology segment had no income tax expense.

Consolidated Balance Sheet December 31, 2021 and 2020

	December 31, 2021	December 31, 2020	$ Change	% Change
ASSETS
Cash and cash equivalents	$6,225,458	$12,481,158	$(6,255,700)	(50.1)%
Grants receivable	468,353	151,284	317,069	209.6%
Prepaid expenses and other current assets	150,534	53,239	97,295	182.8%
Investment securities, at fair value	55,197	14,988,081	(14,932,884)	(99.6)%
Investment securities, at cost less impairment	50,000	50,000	0	0.0%
Property and equipment, net	579,142	215,161	363,981	169.2%
Operating lease right-of-use asset, net	720,627	-	720,627	100.0%
Total assets	$8,249,311	$27,938,923	$(19,689,612)	(70.5)%

LIABILITIES AND EQUITY
Accounts payable	$576,492	$447,694	$128,798	28.8%
Accrued expenses	29,750	268,584	(238,834)	(88.9)%
Deferred grant reimbursement	161,105	66,034	95,071	144.0%
Securities sold not yet purchased		2,292,229	(2,292,229)	(100.0)%
Operating lease liability	720,627	-	720,627	100.0%
Paycheck Protection Program loans, including interest payable		251,340	(251,340)	(100.0)%
Total liabilities	1,487,974	3,325,881	(1,837,907)	(55.3)%
Equity:
Members’ equity	6,239,168	24,666,208	(18,427,040)	(74.7)%
Non-controlling interest	522,169	(53,166)	575,335	1,082.1%
Total equity	6,761,337	24,613,042	(17,851,705)	(72.5)%
Total liabilities and equity	$8,249,311	$27,938,923	$(19,689,612)	(70.5)%

Financial Condition: The decrease in cash and cash equivalents was driven by purchases to cover securities sold, not yet purchased, expenditures related to operating expenses during the year, and offset by cash received from sales of investment securities. The increase in grants receivable was driven by increased grant-related activity from the prior period. The increase in prepaid expense and other assets was driven by a deposit on the new lease entered in 2021 and deposits for the purchase of lab equipment. The decrease in investment securities, at fair value was a combination of a decrease in value of the securities, as well as the liquidation or distribution of most of the securities during 2021. The increase in property and equipment was driven by the purchases of lab equipment. The increase in the operating lease, right of use asset was the result of the new property lease that Invizyne entered into in 2021.

This was primarily due to the reduction of securities sold not yet purchased in 2021. A decrease in accrued expenses was driven by the payment of accrued compensation at Invizyne, as well as the decrease in the paycheck protection loan that was forgiven in 2021, and offset by increases in accounts payable from the prior period. The increase in deferred grant reimbursement was driven by lab equipment purchases. The increase in the operating lease liability was due to a property lease for Invizyne that was entered into in 2021.

This was primarily driven by the decrease of the value of securities and securities distributed to members during 2021. The increase in non-controlling interest was due to the net asset change in Invizyne from 2020.

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Liquidity and Capital Resources – December 31, 2021

The Company’s consolidated statements of cash flows as discussed herein are presented below.

	Years Ended December 31,
	2021	2020

Net cash (used in) provided by operating activities	$(5,832,314)	$9,500,354
Net cash (used in) investing activities	(423,386)	(62,125)
Net cash provided by financing activities	-	250,961
Net increase (decrease) in cash	$(6,255,700)	$9,689,190

At December 31, 2021, the Company had working capital of $5,980,484, as compared to working capital of $24,559,221 at December 31, 2020, reflecting a decrease in working capital of $18,578,737 for the year ended December 31, 2021. The decrease in working capital during the year ended December 31, 2021 was primarily the result of a decrease in value of investment securities and the distribution of investment securities to members of $10,809,183, a decrease in investment securities sold not yet purchased of $2,292,229, the purchase of property and equipment of $423,386, and the expenditure of $6,090,833 to fund the Company’s operating expenses, offset by cash proceeds from sales of investment securities of $4,211,837. At December 31, 2021, the Company had cash of $6,225,458 available to fund its operation.

Operating Activities. For the year ended December 31, 2021, operating activities utilized cash of $5,832,314, which was driven by a combination of increased activity in Invizyne, increased professional and consulting fees related to the business reorganization and subsequent private placement financing, reduced realized gains on investment securities, and increased unrealized gains on investment securities, net.

For the year ended December 31, 2020 operating activities generated cash of $9,500,354 primarily from the sale of investment securities, at fair value, as well as realized gains in investment securities and unrealized losses on investment securities. The gains were offset by expenditures made to fund broker dealer and patent and intellectual property service, research and development activities and its other ongoing operating expenses.

Investing Activities. For the year ended December 31, 2021, investing activities consisted of the purchase of property and equipment in the amount of $423,386. This was driven by the purchase of laboratory equipment and the build out of leasehold improvements for the expansion of Invizyne’s lab facility. For the year ended December 31, 2020, investing activities consisted of the purchase of property and equipment in the amount of $62,125.

Financing Activities. For the year ended December 31, 2021, the Company had no financing activities. For the year ended December 31, 2020, financing activities consisting of proceeds totaling $250,961 from two Paycheck Protection Program loans.

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Recently Issued Accounting Pronouncements

See Note 2 in the consolidated financial statements for the discussion on recently accounting pronouncements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with general accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We have identified certain accounting policies as being critical because they require us to make difficult, subjective, or complex judgments about matters that are uncertain. We believe that the judgment, estimates, and assumptions used in the preparation of our unaudited condensed consolidated financial statements and audited consolidated financial statements are appropriate given the factual circumstances at the time. However, actual results could differ, and the use of other assumptions or estimates could result in material differences in our results of operations or financial condition. Our critical account.

Valuation Allowance for Net Deferred Tax Asset

A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. At December 31, 2021 and 2020, Invizyne has established a full valuation allowance against all net deferred tax assets.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

A description of the valuation techniques applied to the Company’s major categories of assets and liabilities measured at fair value on a recurring basis is as follows:

Warrants: Warrants to purchase common shares were not actively traded and therefore these securities were valued using the Black-Scholes model. The warrants were categorized in level 3 of the fair value hierarchy. The significant unobservable inputs was volatility of the common shares and it ranged from 25.0% to 138.0%. There was a weighted average rate of 26%.

Investment securities, at cost less impairment: Non-public equity securities and SAFE investments are valued based on the initial investment, less impairment. The Company determined that no impairment was warranted. Since these securities are not actively traded, we will apply valuation adjustments when they become available, and they are categorized in level 3 of the fair value hierarchy. The are no significant unobservable inputs.

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Accounting for Research Grants

Invizyne receives grant reimbursements, which are netted against research and development expenses in the consolidated statement of operations. Grant reimbursements for capitalized assets are recognized over the useful life of the assets, with the unrecognized portion considered a deferred liability and are included in accounts payable and accrued expenses in the consolidated balance sheet.

Grants that operate on a reimbursement basis are recognized on the accrual basis are revenues to extent of disbursements and commitments that are allowable for reimbursement of allowable expenses incurred as of December 31, 2021 and 2020, respectively, and expected to be received from funding sources in the subsequent year. Management considers such receivables at December 31, 2021 and 2020, respectively, to be fully collectable. Accordingly, no allowance for grants receivable was recorded in the accompanying consolidated financial statements.

Research grants received from organizations are subject to the contract agreement as to how Invizyne conducts its research activities, and Invizyne is required to comply with the agreement terms relating to those grants. Amounts received under research grants are nonrefundable, regardless of the success of the underlying research project, to the extent that such amounts are expended in accordance with the approved grant project. Invizyne is permitted to draw down (a process of submitting expenses for reimbursement) the research grants after incurring the related expenses. Amounts received under research grants are offset against the related research and development costs in the Company’s consolidated statement of operations.

Patent and Licensing Legal and Filing Fees and Costs

Due to the significant uncertainty associated with the successful development of one or more commercially viable products based on the Company’s research efforts and related patent applications, all patent and licensing legal and filing fees and costs related to the development and protection of its intellectual property are charged to operations as incurred. Patent and licensing legal and filing fees and costs were $172,057 and $163,842 for the nine months ended September 30, 2022 and 2021, respectively, and $185,195 and $123,816 for the years ended December 31, 2021 and 2020, respectively. Patent and licensing legal and filing fees and costs are included in general and administrative costs in the Company’s consolidated statements of operations.

Stock Based Compensation

The Company and its subsidiaries may periodically issue common shares, stock options and restricted stock units to officers, directors, employees, and consultants for services rendered. Options vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, are measured at the grant date fair value and charged to operations ratably over the vesting period.

The Company accounts for stock-based payments to officers, directors, employees, and consultants by measuring the cost of services received in exchange for equity awards utilizing the grant date fair value of the awards, with the cost recognized as compensation expense on the straight-line basis in the Company’s financial statements over the vesting period of the awards.

The fair value of share options granted as stock-based compensation is determined utilizing the Black-Scholes option-pricing model, and is affected by several variables, the most significant of which are the expected life of the stock option, the exercise price of the share option as compared to the fair market value of the common shares on the grant date, and the estimated volatility of the common shares. Unless sufficient historical exercise data is available, the expected life of the stock option is calculated as the mid-point between the vesting period and the contractual term (the “simplified method”). The estimated volatility is based on the historical volatility of the Company’s common shares, calculated utilizing a look-back period approximately equal to the contractual life of the stock option being granted. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of the common shares is determined by reference to the quoted market price of the Company’s common shares on the grant date. The expected dividend yield is based on the Company’s expectation of dividend payouts and is assumed to be zero.

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On February 1, 2021, stock options to purchase 513,750 class A common shares were granted at an exercise price of $2.53 per share, which was equal to the fair value of the shares on the date of grant and are exercisable for a period of 7 years. The options vest ratably over a period of 5 years. As of September 30, 2022 and December 31, 2021, respectively, options to purchase 94,187 class A common shares have vested, with a weighted average $2.53, an aggregate intrinsic value of $0.00. The weighted average contractual term of remaining unvested share options is 5.34 years for the nine months ended September 30, 2022 and 6.08 years for the year ended December 31, 2021. Compensation cost is being recognized on a straight-line basis. There has been no change in inputs over the period.

The fair value of each option on the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

Exercise price	$2.53
Stock price	$2.53
Risk-free interest rate	0.42%
Expected volatility	123.04%
Expected life (in years)	5.0
Expected dividend yield	0%

Summary of Business Activities and Plans

As stated above, the Company completed the first closing of a private placement, consisting of total gross proceeds of $25,289,660 from the sale of 2,528,966 shares of Class A common shares, which will be used for development of the current partner companies, identifying and developing new partner companies, and general corporate and working capital requirements.

Through this prospectus the Company plans to raise additional capital through its initial public offering. Funds from the offering will be used for development of our current partner company, identifying and developing new partner companies, and general corporate and working capital requirements.

External Risks Associated with the Company’s Business Activities

Covid-19 Virus. The global outbreak of the novel coronavirus (Covid-19) has led to disruptions in general economic activities worldwide, as businesses and governments have taken broad actions to mitigate this public health crisis.

The Covid- 19 pandemic has and may continue to impact the Company’s investments and potential investments, which could disrupt its business activities. The effects of various public health directives and the Company’s work- from-home policies may negatively impact productivity, disrupt the Company’s business activities, and delay timelines and future results, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct business activities in the ordinary course. These disruptions, and perhaps more severe disruptions to the Company’s operations could negatively impact the Company’s business activities and results of operations and financial condition, including the Company’s ability to obtain financing. To date, the Company has not incurred impairment losses in the carrying values of its investments as a result of the pandemic and is not aware of any specific related event or circumstance that would require the Company to revise the estimates reflected in the consolidated financial statements.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “CARES Act”) was enacted in response to market conditions related to the coronavirus (“COVID-19”) pandemic. The CARES Act includes many measures to help companies, including providing loans to qualifying companies, under the Paycheck Protection Program (the “PPP”) offered by the U.S. Small Business Administration (the “SBA”). During 2020, the Company received proceeds from loans in the aggregate amount of $250,960 pursuant to the Paycheck Protection Program (the “PPP Loan”). The proceeds of the PPP Loans were available to be used to pay for payroll costs, rent and other eligible costs. As of December 31, 2021, the Company has used all of the PPP Loan proceeds for eligible costs. The PPP Loans were unsecured and had an interest rate of 1.00% per annum and was subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. In 2021, the PPP Loans totaling $250,960 plus accrued interest of $901 were forgiven in their entirety, are recognized as other income in the Consolidated Statement of operations.

In light of the uncertain and continually evolving situation relating to the spread of Covid-19, this pandemic could pose a risk to the Company. The extent to which the coronavirus may impact the Company’s business activities and capital raising efforts will depend on future developments, which are highly uncertain and cannot be predicted at this time. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Inflation Risk. The Company does not believe that inflation has had a material effect on its operations to date, other than its impact on the general economy.

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Supply Chain Issues. The Company does not currently expect that supply chain issues will have a significant impact on its business activities.

Potential Recession. There are various indications that the United States economy may be entering a recessionary period. Although unclear at this time an economic recession would likely impact the general business environment and the capital markets, which could, in turn, affect the Company.

The Company is continuing to monitor these matters and will adjust its current business and financing plans as more information and guidance become available.

Principal Commitments

Net Capital Requirement (Public Ventures)

Public Ventures is subject to the uniform net capital rule (SEC Rule 15c3-1) of the Securities and Exchange Commission (the “SEC”), which requires both the maintenance of minimum net capital and the maintenance of maximum ratio of aggregate indebtedness to net capital. At September 30, 2022, Public Ventures had net capital of $2,771,585, which was $2,521,585 in excess of the minimum $250,000. At December 31, 2021 and 2020, Public Ventures had net capital of $5,379,323 and $12,388,941, respectively, which was $5,129,323 and $12,288,941 in excess of the minimum $250,000 and $100,000 required, respectfully.

At September 30, 2022, the Company’s ratio of aggregate indebtedness of $466,251 to net capital was 0.1682 to 1, respectively, as compared to the maximum of a 15 to 1 allowable ratio of a broker dealer. Minimum net capital is based upon the greater of the statutory minimum net capital of $250,000 or 6 2/3% of aggregate indebtedness, which was calculated as $31,083 at September 30, 2022.

At December 31, 2021 and 2020 the Company’s ratio of aggregate indebtedness of $337,096 and $402,280 to net capital was 0.0627 to 1 and 0.0325 to 1, respectively, as compared to the maximum of a 15 to 1 allowable ratio of a broker dealer. Minimum net capital is based upon the greater of the statutory minimum net capital of $250,000 or 6 2/3% of aggregate indebtedness, which was calculated as $22,473 and $26,819 at December 31, 2021 and 2020, respectively.

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Indemnification Provisions

Public Ventures has agreed to indemnify its clearing brokers for losses that the clearing brokers may sustain from the accounts of customers. Should a customer not fulfill its obligation on a transaction, Public Ventures, may be required to buy or sell securities at prevailing market prices in the future on behalf of its customer. The indemnification obligations of Public Ventures to its clearing brokers have no maximum amount. All unsettled trades at September 30, 2022 and 2021, as well as December 31, 2021 and 2020., have subsequently settled with no resulting material liability to Public Ventures. For the nine months ended September 30, 2022 and 2021 and the years ended December 31, 2021 and 2020, Public Ventures, had no material loss due to counterparty failure and had no obligations outstanding under the indemnification arrangement as of September 30, 2022 and 2021, as well as December 31, 2021 and 2020.

Invizyne Funding Requirements

The Company entered into a funding agreement (the “Funding Agreement”) to purchase shares in Invizyne at a predetermined price, for up a maximum of $5,000,000, subject to continuing financial covenants being met by Invizyne. As of September 30, 2022, $5,000,000, the maximum amount, had been funded, and at that date the resulting ownership interest held by MDB Capital Holdings, LLC in Invizyne was 59.5%. As a condition of the Funding Agreement, warrants to purchase 197,628 shares of Invizyne common stock were issuable (the “Funding Warrants”), which vested as amounts were funded. Through September 30, 2022, all the 197,628 of Funding Warrants have vested.

As of December 31, 2021 and 2020, $3,644,930 and $1,332,510, respectively had been funded, bringing the ownership interest of Public Ventures in Invizyne to 56.4% and 49.2% at December 31, 2021 and 2020, respectively. As a condition of the Funding Agreement, warrants to purchase 197,629 shares of Invizyne common stock were issuable (the “Funding Warrants”), which vest as amounts were funded. Through December 31, 2021 and 2020, 144,071 and 95,916, respectively, of the Funding Warrants were vested.

MDB Capital Holdings, LLC waived its 10% cash fee relative to the Funding Agreement in exchange for other modifications to the terms of the agreement.

Trends, Events and Uncertainties

Other than as discussed above, we are not currently aware of any trends, events or uncertainties that are likely to have a material effect on our financial condition in the near term, although it is possible that new trends or events may develop in the future that could have a material effect on our financial condition.

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BUSINESS

Overview

MDB was founded in 1997, originally operating as MDB Capital Group, LLC, for the purpose of engaging with companies holding visionary technology, inventors, and technology entrepreneurs. To maximize the impact of our actions and culture, under our business plan, we embark on each journey with a company at an early point, typically acting as founders and providing the initial rounds of capital, in the manner of a partner and usually before a specified management structure has been put in place. Part of our role as founders often includes locating the technology that will form the basis of the new enterprise. The technologies may be found in universities, in larger companies where it is not being used or understood, in start-up companies, and with inventors. Not only do we act as founders and providing the first capital rounds, we assist with structuring the plans for the company development, such as the steps from research and development to initial commercialization, the intellectual property strategy, business objectives, and financing. We refer to these subsidiary companies as “partner companies.”

Our model typically includes a two-step financing approach with our partner companies: we put in seed capital, as founders, and the first round of capital between $5 to $10 million dollars to set the business on an operational foundation. Our plan is to then raise an additional amount of substantive capital to bring the technology closer to or commence commercialization, typically in the range of $20 to $60 million and often via a public offering or pursue an alternative value realization. Our community of sophisticated individual investors with like-minded goals and values supports our model, with their capital, knowledge, connections and expertise. We anticipate that value creation will be generated after years of patient ownership and corporate effort, and value realization might include any number of methods, such as continued holding and operating, initial public offerings, or IPO, joint ventures, licensing, asset sales and merger transactions, depending on the particular business model and industry.

We believe that we successfully have used the private and public capital markets to finance growth companies. Being able to find disruptive technologies to develop, acting as corporate founders, owners, directors and management, and conducting financing activities for those companies in which we are strategically involved for the long term, we believe we have a different model of helping companies grow than that of the typical private venture capital model. We refer to our approach as public venture capital. We find the technology and then we work to analyze the technology leadership position by our surveying the marketplace so as to establish a research and development and intellectual property development strategy to create a dominant position in the distinct technology vertical. Then we create the basic company, we set up its management, we define its business plan, we nurture its enterprise, and we provide its financings in its early stage rounds, and then we likely will act as the underwriter or selling agent for their IPO, other financing or disposition. It is our plan to remain involved with our partner companies for the long term. Where there is an IPO, we stay on for several years thereafter, by being members of the board, having consulting agreements, providing strategic business advice, and participating in, advising on or facilitating further financing rounds. We believe, most importantly, that one gauge of the partner company success is that the partner company will successfully completed public and private follow-on offerings to continue supporting their research, development, growth and marketing of their technologies’ potential. MDB, we believe, builds value by building partner companies with the right foundations

Past Examples

We believe that we successfully have used the private and public capital markets to finance growth companies. Being able to find disruptive technologies to develop, acting as corporate founders, owners, directors and management, and conducting investing activities for those companies in which we are strategically involved for the long term, we believe we have a different model for helping companies grow than that of the typical private venture capital model. We refer to our approach as public venture capital. We find the technology, and then we work to analyze the technology leadership position and survey the marketplace so as to establish a research and development and intellectual property development strategy to create a dominant position in the distinct technology vertical. Then we create the basic company, we set up its management, we define its business plan, we nurture its enterprise, and we facilitate its financings in its early-stage rounds of private funding, and then we likely will act as the underwriter or selling agent for their IPO, other financing or disposition. It is our plan to remain involved with our partner companies for the long term. Where there is an IPO, we stay on for several years thereafter, by being members of the board, having consulting agreements, providing strategic business advice, and participating in, advising on or facilitating further financing rounds. We believe, most importantly, that one gauge of the partner company success is that the partner company will successfully complete a private and public follow-on offering to continue supporting their research, development, growth and marketing of their technologies’ potential.

Our latest three companies for which we started as founders and for which we conducted their IPOs, have traded for a period of time at near or over $1 billion in market value, which we believe is crucial for maximizing the probability the companies can raise sufficient capital to get to commercialization These companies are as follows:

● Provention Bio, Inc. (“Provention”). Provention was established in 2016. Public Ventures created Provention to license molecules from several larger pharmaceutical companies, provided seed capital, engaged the initial board of directors’ members, and recruited C-level executives. Messrs. DiGiandomenico and another employee of Public Ventures, Mr. Cameron Gray, were among the initial directors of Provention. These persons and Public Ventures received founder shares. Public Ventures conducted a first raise financing on a private placement basis in April 2017. Provention did its initial public offering July 2018, in which Public Ventures was the underwriter. Messrs. DiGiandomenico and Gray continued as directors after the IPO, with Mr. Gray continuing until May 2019 and Mr. DiGiandomenico continuing until May 2020.

● Cue BioPharma, Inc. (“Cue”). Cue was established in 2014. Public Ventures created Cue to license a platform technology from Einstein University, engaged the members of the board of directors, recruited C- level executives and, formed the corporate strategy. Messrs. Marlett and DiGiandomenico were among the initial directors of Cue and an employee of Public Ventures was the initial chief financial officer of Cue. Later two employees of Public Ventures, Mr. Cameron Gray and Amy Wang were added to the board. These persons and Public Ventures were the founders and received founder shares. Ms. Wang resigned in 2018, Messrs. Marlett and DiGiandomenico resigned in 2019. Public Ventures did a first raise financing on a private placement basis in June 2015 and a subsequent capital raise on a private placement basis in December 2015. Cue did its initial public offering December 2017, in which Public Ventures was the selling agent. Public Ventures recently completed in November 2022 an private placement offering for Cue.

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● Pulse Biosciences, Inc. (“Pulse”). Pulse was established in 2014, in a corporate reorganization lead by Messrs. Marlett and DiGiandomenico, and two employees of Public Ventures, Ms. Amy Wang and Mr. Robert Levande. Mr. Marlett and Ms. Wang located the technology and did a roll up of patents from two universities and a private company to form Pulse. Mr. Marlett, Mr. Levande and Ms. Amy Wang, another employee of Public Ventures, were the initial directors. These persons and Public Ventures received founder shares. Public Ventures did a first raise financing on a private placement basis, in November 2014. Pulse did its initial public offering in May 2013. Mr. Levande continued as a board member until November 2017.

Key Pillars

Since inception, we have defined and refined the key pillars that support what we believe is our successful company creation approach. These pillars are defined in Our Partner Company Criteria section. We believe that our model is only suitable for companies that can be sustained in the public markets at an early stage. Typically, these companies own what appear to be category-defining platforms capable of solving big problems.

We have established a process to position partner companies for success, with the intention of maximizing the value early in a company’s history. We seek to create a strong foundation during the development phase of the partner company. We believe that this helps the partner company attract the best people who are capable of building a successful enterprise over the long term. We call this our “Rational Design Process For New Companies.”

A traditional perceived shortcoming of the public markets is that they attract short-sighted investors. We understand that to make early-stage public venture feasible; we need to create a community of investors that have the intention of helping our companies get off the ground. We believe our investors are committed community members who seek to create value at the companies in which they invest and are critical to sustaining value. Our investors, unlike traditional institutional investors, generally have long holding periods and value long-term impact over quarterly performance numbers.

Our Partner Company Criteria

We seek companies that we believe meet certain criteria. Our criteria focuses first on the probability that an early-stage technology company ultimately can sustain its value in the public markets. We look for novel technology platforms that are category-defining and solve big unmet needs. Our criteria are founded in the following:

-	Unique Technology – Well-defined technology differentiation that enables a new category;
-	Platform – Core technology can be deployed across different verticals, markets, or indications;
-	Large Market Potential – Large market opportunity and/or solutions for big unmet needs;
-	Early Inflection Point – Reasonable timeline and cost required to validate technology feasibility;
-	Clear Market Insertion Path – Explicit benefits driving adoption across the value chain (channel partners); and
-	Strong IP Position – Robust, defensible intellectual property position with broad claims covering the invention.

Rational Analytical Process

	DEFINE		ANALYZE		DIFFERENTIATE		CONCEIVE		INNOVATE

►	Understand what has been developed	►	Players in the space	►	Gain firm understanding of competitive advantages	►	Develop a business, IP, innovation, R&D, and financing strategy to:	►	Re-evaluate and innovate continuously

►	Define the space for analysis	►	Map all IP and new inventions	►	Clearly articulate the opportunity	►	Create a new vertical or establish a leadership position in an existing category	►	Maintain category leadership or

		►	Compare how they relate to our company’s innovations					►	Pivot to new strategy when necessary

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We recognize that early visionary technologies are frail ideas that need to be nurtured correctly with the right corporate and financial foundation in order for them to become commercially viable and established companies. This is especially true with respect to platform technologies in which the overall corporate and asset development and positioning can have a drastic impact on the early development of the partner company.

We begin our process by seeking to gain a deep understanding all of the relevant players in a given space and the key issues, and how, if solved, they could effectively create a new category and enable the partner company to rapidly become a category leader. We work to develop a clear understanding of our companies’ potential sustainable competitive advantage. Once the “Theory of Opportunity” is established, we develop the business strategy, financing strategy and intellectual property strategy and the innovation and R&D prioritization road map. We test our assumptions by seeking input regarding our strategic decisions with experts in the space until we are comfortable that they are credible and convincing. With a clearly articulated understanding of what we believe to be the partner company’s potential, we endeavor to recruit the best possible talent to execute the strategy and bring the vision to fruition. We strive to instill a corporate culture that is constantly re-evaluating the partner company’s working thesis, which we believe will establish and keep the partner company as the leader in a given category or enable the partner company to pivot its strategy to a new area based upon changing circumstances.

Our Community

A key element of our public venture model is our community of more than 500 sophisticated investors, entrepreneurs and microcap and smallcap market participants who have significant experience with our approach and who we believe will advocate for our public venture mission. In addition, investors can have a significant impact by supporting the companies they invest in. We believe that this community is vital to the success of our public venture model.

We have strived to create community of like-minded persons who share our vision and are supportive of the partner companies we have co-founded. This group consists of patient company owners with a long-term focus on the value that can be unlocked upon the de-risking of our partner companies’ technologies. This long-term focus is key to building value and stability for early-stage companies in the public markets. In addition, we believe that our community members are often authorities in multiple industries and are capable of providing support to our partner companies with their invaluable access and reach. We believe that MDB shareholders will comprise this community and will continue to participate in the partner companies through their MDB share ownership as well as participation in partner company direct investment. MDB plans to sustain a cohesive community by keeping persons engaged and curious so that they continuously help us improve our decision process as and when selecting partner companies with which to work.

By becoming a publicly traded entity, we believe that MDB is strengthening our community of MDB shareholders and can simplify our process of developing partner companies. We intend to use a portion of the capital raised in this offering to identify and found partner companies. We believe that being a public company will give us greater flexibility and nimbleness to source new technologies and make it quicker and easier to deploy capital towards opportunities that arise.

We also will seek to foster community in connection with our broker-dealer, Public Ventures. In that regard, we intend to follow a “Member-focused” model (further discussed below) for conducting Public Ventures-led company financings. Our typical Public Ventures Member will be a long-term investor and/or entrepreneur who is motivated to help develop the next generation of growth companies. Public Ventures Members may or may not be MDB shareholders. Members may or may not provide direct financing to partner companies.

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Holistic and Sustainable Model

Our public venture model is fundamentally different than the typical venture capital fund model. We believe that bringing well developed early-stage companies to either the public markets or fostering a merger and acquisition exit, while still taking care to address the unique nature and needs of these early-stage companies, provides more liquidity, efficiency, transparency, better protections for investors and alignment of the interests of everyone involved as described below.

Inventors/Universities/Co-founders

Taking companies public will allow shareholders to own the same class of common stock as the company’s early founders. In addition, the ownership interests of inventors, universities, and other co-founders become valuable, tradable shares when a company is public and listed on an exchange. As a result, we believe that, in most cases, these ownership stakes will have much greater value than they would otherwise have in the traditional venture capital model. We also believe that our model gives companies greater leeway to execute pivots or to pursue other strategic initiatives, such as licensing, asset sales or corporate merger and acquisition transactions.

Partner Company Management & Board Members

We expect that the management and board members of our partner companies will benefit from the Company being public. The ability to grant valuable, liquid equity as part of an employment compensation package is a strong incentive to attract and retain employees and align their interests with those of the company at which they work. Being public can help a partner company raise substantial amounts of capital more easily than as a private company or through traditional venture capital.

MDB Shareholders

Under our model, the MDB Holdings shareholders can buy or sell their shares in the holding company at any time. These shareholders will participate in our partner companies through the holding company structure, for example through the tax benefits of holding an interest in a tax pass through entity or the overall value of the holding company as it reflects the values of our subsidiaries. Where we think it beneficial for a partner company to raise capital directly, rather than taking additional funds from the holding company, we may seek a method that can allow the MDB Holdings shareholders to participate in the additional capital formation for a partner company. There are a few means by which the MDB Holdings shareholder may participate: for example, a further private placement by the partner company, or by a registered public offering, such as an IPO or rights offering where the MDB shareholder will invest new funds based on the distributed right. If the best course of action is an asset sale, a licensing arrangement or a corporate merger or acquisition transaction of a partner company, then it is expected that MDB shareholders would receive a distribution of the proceeds as a result of the transaction. Moreover, we believe that many of the MDB Holdings shareholders own their class A common shares because they are motivated by the opportunity to contribute their knowledge and experience to and engage with our partner companies in an effort to improve them and enhance their value.

MDB Employees

Pursuant to our 2022 Equity Incentive Plan, we have granted our employees interests in the Company as part of their compensation in order to align their interests with those of our shareholders and partner company stakeholders.

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Our Holding Company Structure

While each partner company will present its own investment dynamic, at the onset, we intend to take a majority ownership stake in the partner companies we co-found and to hold a significant controlling position through the early stages of development and early capital creation. We plan on seeking one or two partner company opportunities a year, but there is no assurance that we will be able to find suitable opportunities at that rate for inclusion in the holding company.

As a partner company is financed by means other than the holding company putting in more equity capital, such as additional sales of equity by the partner company on a private or public basis, we plan to continue to own at least thirty-five percent (35%) or more of the voting stock of a partner company. We also expect to maintain the right to appoint a number of board members and otherwise be instrumental in the management and direction of the strategy and business development efforts of our partner companies for a period of time before and after each IPO.

It will be our policy to have with the stakeholders of our partner companies, where we do not have a 100% ownership position, a series of contractual rights to obtain regularly the following: (i) financial reports, (ii) milestone achievement reports, and (iii) budget formulations. Other oversight rights which we will seek to have include, (i) approval of capital raises, (ii) approval of incurring and guaranteeing debt in excess of $250,000, (iii) approval of capital expenses in excess of $250,000, (iv) approval of changes in the business plan, (v) participation in budgeting, (vi) review of employment arrangements with key employees, (vii) participation in the selection of directors and director nominees, (viii) approval of sale of the company or assets and merger and acquisition transactions, and (ix) liquidation approval. These rights will be supplemented by agreements that will afford the founders, early owners and the holding company: (i) a right of first refusal on future financings, (ii) approval right on the issuance of securities for compensation purposes and stock option plan sizing, (iii) voting agreements so as to maintain the control by the holding company, (iv) drag-along sale and co-sale agreements, right of first refusal agreement on individual ownership holdings, and (v) an investor rights agreement.

In order to not be deemed an investment company under the regulation of the Investment Company Act of 1940, MDB will not operate in a manner such that it is or holds itself out as being engaged, or proposes to engage, in the business of investing, reinvesting, or trading in securities. Additionally, it will maintain what are characterized as “investment securities” under the Investment Company Act below forty percent (40%) of the value of the total assets of MDB on an unconsolidated basis, unless an exemption or safe harbor applies under that legislation. Securities issued by companies other than consolidated companies are generally considered “investment securities” for purposes of the Investment Company Act, unless other circumstances exist that have the holding company being actively involved in the management of the underlying company. We will consolidate these companies for financial statement purposes as long as they are majority-owned subsidiaries in which we hold voting power of fifty percent (50%) or greater. We expect to continue to have an active role in the management of our partner companies for a long period of time before and after funding, such as an IPO.

Not only for purposes of the Investment Company Act, but also to maintain our focus on exploring new investment opportunities through partner companies, rather than holding partner companies for long term investment and increasing our asset base, our intention is to distribute our partner companies and excess assets beyond what is needed to support the investments we plan to make under our public venture model.

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Competition

Getting access to and deploying early-stage capital is very competitive. We believe our main competitors are traditional venture capital firms, other funds specializing in microcap and smallcap investing and investment banks focusing on microcap and smallcap companies.

We believe that our approach provides multiple benefits compared to existing models and traditional methods. However, many of our competitors are larger, have greater brand recognition, longer operating histories, established business relationships, access to greater amounts of capital, and significantly greater resources. We believe that we will be able to compete on many fronts based on our history and reputation, our plan to partner, encourage and support the development of our partner companies and their founders, our wide-ranging contacts in the financial and industry sectors, our ability to provide capital as needed, our ability to source and diligence new technologies and the experience of our professional human capital.

Our partner companies will face strong competition in multiple areas. The technology development industry is characterized by strong competition and rapid technological change. Invizyne, for example, will face competition from other synthetic biology companies developing products in yeast or other microorganisms such as Ginkgo Bioworks, Zymergen, Amyris, Gevo, Genomatica, Evolva, and others, as well as new cell-free synthetic biology companies. It will also face competition from companies utilizing traditional chemistry and/or plant-based extracts in the area of cannabinoids and whatever other natural products that it chooses to target.

Our Group of Companies

Public Ventures

Our wholly-owned subsidiary, Public Ventures, licensed under the name Public Ventures LLC, a registered broker- dealer (CRD-: 42677/SEC-: 8-49951) is the backbone of our financing business. We are currently expanding its capabilities to act as a licensed clearing firm.

The Vision

We believe that venture stage businesses are more likely to succeed when supported and financed by a community of long-term oriented, like-minded investors and entrepreneurs who are experienced in the development of successful companies. We envision developing a close-knit community of such clients for Public Ventures who we will refer to as our Public Ventures “Members.” Our Members will be able to submit start-up and developing companies as potential candidates for obtaining financing through Public Ventures and/or as candidates to become partner companies for MDB. If they so choose and as dictated by their expertise, our Members will have opportunities to assist in development of companies that we finance at Public Ventures or who become partner companies and help them grow into tomorrow’s leaders.

We believe that such a community of investors can foster the growth of promising public companies under $500 million in market value, also known as microcap and/or smallcap companies, by leveraging the knowledge of the community and sharing risk amongst its Members.

We believe that we are building a robust infrastructure to support our vision for Public Ventures. Our objective is to create a high-end service platform that will make investing in the microcap and/or smallcap segment more accessible to and efficient for the Public Ventures Member community. Part of our plan is for Public Ventures to be a FINRA licensed self-clearing broker-dealer capable of structuring and underwriting financing transactions as well as providing clearing services that will enable clients to trade, clear, and settle stocks in these companies. We are engaged in that licensing process at this time.

We have successfully operated our broker-dealer for more than 25 years during which we have specialized in transactions for public venture companies. During that time, we built internal processes to perform diligence and prioritize the financing of deals based on the investment criteria that we have developed. We intend to leverage the lessons we have learned during these experiences to create processes, rating systems and reports that will be made available to our Member community and can be used to supplement their own processes for evaluating each opportunity and associated risks and making informed investment decisions.

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Our Principles

Our investment and operational principles play a substantive role throughout our organization. They are at the heart of our decision-making, determine our priorities, support our vision, and shape our culture. These principles are the main drivers of our business:

(1) Our primary mission is to enable promising companies to meaningfully improve humanity through the sponsorship of people and their businesses.

(2) We look to elevate each company with our collective experience by offering insightful and thoughtful feedback. We believe that advice and mentorship, in many respects, are more valuable than money. It takes a village to raise a company.

(3) We recognize that struggling and learning together is the basis of creating meaningful relationships. During difficult times in the markets, our community relationships will sustain our enthusiasm for and focus on our mission.

(4) Company leadership requires a vision, a plan for execution, and, importantly, accountability for execution with kindness, as every team member needs guidance that motivates them.

(5) We reason from first principles, not by analogy. John Kenneth Galbraith said, “The conventional view serves to protect us from the painful job of thinking.”

(6) We believe in growth by opening ourselves to our fellow Members for advice and by being introspective. Our collective reputation for fair and honest dealing will be our greatest long-term asset.

(7) By being diligent and disciplined, we can help companies create the best version of themselves.

(8) Great discoveries and achievements usually require the collaboration of great minds. We will help our leaders pitch the vision for the company in the absence of certainty, relying always on clarity and transparency.

(9) Our Members seek the real art of conversation, which is not only to say the right thing at the right time but also to leave unsaid the wrong thing at the tempting moment.

(10) Long-term sustainability comes from doing the “right thing” (as hard as it may be) in the short term.

The Public Venture Opportunity

Historically, the public markets have served as a significant funding source for companies with new ideas and enabled the growth and development of visionary technologies that lead to advancements in our society. We believe that venture investing in the public markets is the most transparent and liquid method for investors to participate in venture capital. Public venture is available to all classes of investors who all receive typically equal amounts of information about their investments. Companies like Amazon, Tesla, Walmart, Home Depot, among others, were brought public at very early stages, and capital provided through the public markets enabled their spectacular development into industry leaders.

Market dynamics have resulted in companies backed by traditional venture capital staying private for longer periods of time. In addition, regulatory changes affecting broker-dealers have resulted in a shift to high volume trading that relies on payment for order flow to make up for commission-less trading. This has resulted in broker-dealers devoting more resources to trading high volume popular equities and away from providing service to microcap and smallcap public venture companies and their securities. As a result, the needs of long-term investors looking to support venture stage public companies and those of venture stage companies are not addressed by today’s brokerage firms who cater to traders.

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We believe that the expected Public Ventures Member community, consisting of sophisticated individual investors, who are aware of the nature of venture investments and seek to build tomorrow’s leading companies, can drive the future of public venture capital formation. We believe that only this type of community can provide suitable financing options that will meet the needs of small public venture companies. We have the unique opportunity to provide the right framework and platform infrastructure to this community that will enable its Members to collectively underwrite public venture financings.

We expect our Members to be entrepreneurial and involved in different ventures. Under our framework, they will be encouraged and rewarded for successfully identifying business and ownership opportunities for the community that meet our criteria. We envision that our platform will encourage and allow Members to share information and formulate the nature of and pricing for any financing opportunities through the exchange of information about a particular opportunity. In addition, our framework is expected to consist of conducting diligence, creating comparative analysis, providing company information, and implementing rating systems. We believe that this information and transparency will enable high quality, informed decisions and facilitate market integrity.

Members and Member Sponsors

It is our intention to build our community of participants who share the collective goal of elevating and supporting development-stage companies and have an investor rather than a trader mindset. Persons who share the values and vision of the organization can be invited into the community as Members. We expect to encourage active participation of our Members such that they may be mentors of growth through starting, running, or connecting companies within the community or by being active early investors in the various business and ownership opportunities that arise. We plan to sponsor community Member forums, organized by geographic location, investing style, subject matter expertise and/or industry segments. We believe these forums will facilitate in-person meetings with companies, enable due diligence, and support investor engagement and camaraderie.

Members who originate business opportunities for the community will be known as “Member Sponsors” and will have additional roles, as regulations permit, in the financing of our partner companies. A Member Sponsor likely will be a liaison among a company looking for financing, Public Ventures’ internal team, and our community of Members. They will help the potential partner company complete required documentation, shepherding the company through the diligence process, and fostering introductions to Members and coordinating roadshow meetings. To the extent required, Member Sponsors will hold the required securities licenses and registrations.

Processes

We believe that establishing a process that is transparent, thorough, efficient, and timely is essential for the success of Public Ventures. We are building the right infrastructure to support our processes, including the human capital and technology. The following diagram demonstrates the deal process at Public Ventures.

Deal origination and execution process:

● A member sponsor identifies a company in need of financing and is appointed via an engagement letter where the company acknowledges the diligence and sales process and the roles and responsibilities of the member sponsor.

● Public Ventures diligence team prepares a company summary with the information provided by the member sponsor and presents the summary to the investment committee of Public Ventures.

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● The investment committee, formed in compliance with applicable securities and FINRA requirements, is intended to be comprised of Members and select MDB employees, will analyze the summary and present a preliminary decision to the member sponsor.

● If the preliminary decision is positive, the start-up company will engage Public Ventures for a comprehensive due diligence report which includes a confidential discussion with key opinion leaders for feedback.

● The investment committee, after study and deliberation of the comprehensive diligence report, shall issue a formal opinion regarding the feasibility of the deal.

● If the investment committee issues a positive opinion and expresses confidence as to the potential success of a deal, then an engagement agreement for an offering is executed and deal is thoroughly prepared.

● The deal is presented to the community for pricing and closing.

Public Ventures Launch

We intend to launch by:

● Converting a small number of existing accounts to the trading and clearing platform to ensure that our systems running smoothly.

● Bringing together our Member community with events that include respected thought leaders in public venture microcap and smallcap investing. These events are intended to seed key investment centers (or chapters) in the US and to identify local Members to lead such chapters to build out local Public Ventures’ communities.

● Refining our diligence, rating systems, and reports processes to ensure that they can be deployed successfully.

● Creating roadshow programs and processes for investor-led-financings

● Training member sponsors to execute the transparent diligence processes that we have developed.

Sustainable Business

We believe that a key to operating sustainably in the development and financing of microcap and smallcap businesses is to offer services to investors that participate in this segment and business and ownership opportunities that are thoroughly vetted and well-priced. Additionally, the availability of funding for a company over time, the ownership structure, and the related cost of ownership should be geared to the nature of the opportunity so that a company has the ability to concentrate on its technology and product development. We believe that our community approach, our Member selection process, and our diligence processes, will provide that support and will lower our cost structure.

Efficient Back Office Support

We have an out-source service contract with a Nicaraguan company with which the Company has worked for many years. The company, MDB Capital, S.A. is owned by two of the principal shareholders and officers of the Company. The services that the Company expects to out-source to the service provider will include administrative services to support Public Ventures and PatentVest, such as back office services related to brokerage and clearing firms, background investigations, preparing investment research reports, patent searches and analysis, and customer support services. Services that will be requested will be only those that can be provided by an out-source company within the context of U.S. privacy laws, FINRA regulation, and other applicable U.S. financial service and other regulation.

Based on recent Executive Orders imposing new and expanding prior sanctions on Nicaraguan businesses and on U.S. persons doing business in Nicaragua, however, there may be disruption to our being able to contract for out-sourced services with Nicaraguan entities. Therefore, we may have to adjust our business plan accordingly.

PatentVest

PatentVest is currently expanding its business operations. We believe PatentVest can become the first venture invention and commercialization intelligence platform created to assist technologists, advisors, venture capital investors, and established companies optimize technology commercialization. Our process takes in information from our proprietary patent database and transforms the information about inventions and intellectual property from a complex legal process into a manageable, measurable business process. The PatentVest process clearly defines the boundaries of an invention by providing context for previously developed ideas and analyzes how the invention, and therefore patent claims, differ from the discovered prior art in order to rationalize the essential distinctions that are the key value drivers. Understanding these boundaries, as well as how protectable and valuable these boundaries are, is essential to better guide strategic business and patentability decisions. In our experience, this PatentVest process answers the most important questions for a technology platform: how to innovate, how to improve its ideas, and how to deploy these ideas where they matter most.

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Our innovation in a box process seeks to include the following elements and outcomes:

● Improve idea prioritization – Allows inventors and financial backers to weigh the value of a given idea by ascertaining the uniqueness of such invention.

● Enhance the value of an invention – Understanding invention boundaries allows patent attorneys to draft patent claims in a way that confers the most available protection without being encumbered by prior art.

● Optimize strategic decisions – Deeply understand the competitive landscape, identify issues that possible partners are trying to solve, prioritize markets where an invention might be the most valuable, and identify possible acquirers.

PatentVest History

Eighteen years ago, PatentVest’s founders recognized that intellectual property was the most valuable asset for technology companies and began building a proprietary patent database and software platform to help companies manage these assets. During these years, PatentVest has been continuously iterating uses for available information to potentially enable better investment decisions as well as to guide the development of such technology once investment decisions were made. We believe that PatentVest has helped start-up companies move from having novel ideas to becoming technology leaders. As a result, in our opinion, PatentVest is capable of providing the backbone of an investment idea selection process, as well as forming intellectual property and business development strategies. We believe utilizing the PatentVest Innovation in a Box process will enhance our ability to optimize our selection process with respect to partner companies as well as when selecting underwriting candidates for Public Ventures.

We also believe that the PatentVest services will aid companies to define their intellectual property assets in their capital raising activities and will be available to other companies that see to build their intellectual property outside of the context of working with MDB and Public Ventures.

PatentVest Objective

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PatentVest starts with a technology assessment, where it evaluates the technology to establish whether or not the technology is unique and a company can create a leadership position with the identified intellectual property. Assessment is extensive covering an investigation into the players in the particular industry space, whether the technology truly is innovating, can value be created with the technology, what is the market and can there ultimately be value creation. The assessment phase includes an examination of existing patents and applications, scientific publications and other public data. After the assessment, a strategy is developed, which will include where to focus R&D, what to patent or keep as a trade secret, and the jurisdictions in which to protect the intellectual property, and based on the assessment and strategy, help develop a business plan to progress the intellectual property. PatentVest also may provide development budgets and help identify critical persons with which to work. PatentVest will be able to implement prosecution of patents and other intellectual property, maintain surveillance of the intellectual property space, and provide reporting on developments in the particular intellectual property space.

We believe that the PatentVest process will provide a fundamental advantage to helping create a leadership position for a company with unique intellectual property. By knowing and understanding the particular intellectual property space, having a focused R&D and intellectual property development plan, a coherent business plan, and providing the related aspects of setting up a development company with the right persons and financial backing, the success of the company in being a value creator in its industry vertical is improved. As part of this overall process, the involvement of Public Ventures can add to the value creation with its financing resources.

It has been our experience when evaluating, investing in or advising technology companies that intellectual property strategy development and related processes are most often led by attorneys and is separate from the other invention and business processes at these companies. We have seen that this work is typically outsourced and, as a result, key company personnel are often neither engaged in the claim drafting process nor are aware of how their patents have potentially changed during prosecution. Many of the inventors and business executives with whom we have engaged have a modest knowledge regarding what their claims cover or what the boundaries of their claims are in relation to other companies. We believe that it is very difficult, if not impossible, to truly understand either what a company “owns” or to effectively evaluate a given invention’s potential uniqueness and ultimately its potential value without this perspective.

We believe the companies that will derive the greatest benefit from PatentVest’s services are technology companies with a few current active patent applications that are expected to primarily drive the value of their companies with their inventions. The analysis and information provided by the PatentVest process, as documented in reports to its clients, is expected to guide technology companies as they seek to prioritize ideas and develop their intellectual property and business strategies. We believe that PatentVest will not only provide MDB with additional clarity in selecting its partner companies and Public Ventures in selecting underwriting candidates, but also to any technology company in their decision-making processes seeking to maximize the value of their inventions.

The PatentVest Model

We plan to use PatentVest to help technology companies innovate and deploy their innovations in the most valuable manner as well as to support our processes. We believe that PatentVest has one of the most comprehensive global patent databases available, containing more than 148 million patents and covering 116 countries. PatentVest has built software processes and tools that make it possible to efficiently mine vast amounts of data and structure this data in a way that can be analyzed by its team of analysts. In addition, PatentVest has assembled the human capital required to cost-effectively analyze such data and build the reports for companies that are expected to be the backbone of our services.

PatentVest has developed different report formats that provide information within context in a way that we think can be quickly processed by decision-makers and help provide answers to the most valuable questions for the companies we will target as our business development opportunities. The insights presented in our reports are the culmination of a long, iterative process that we have refined by the constant questioning of which data is valuable to building technology companies.

PatentVest Reports and Solutions

PatentVest has strived to provide focus and insight within its reports and solutions. Other traditional patent data providers with whom we compete focus for the most part on presenting only data. The PatentVest reports, solutions, and feedback are focused on providing strategic guidance to answer technology companies’ most pertinent questions.

Prior Art Plus: The Prior Art Plus report is an entry-level report that provides the basic information to assist in understanding the value of a given invention. It identifies key patents and publications relevant to a specific invention, provides an understanding of the history of a technology space, depicts the key players and their patents, and provides an overview of the countries where patents are being filed. This data provides the tools necessary to quickly ascertain the value of a given invention or patent while identifying core aspects that could serve as differentiators for developing a potentially new invention. Moreover, by understanding how claims have changed during prosecution, this report could deliver insights into how broad or narrow a patent might be. Understanding the protection conferred by a patent and the value of such protection can lead to better prioritization decisions over the jurisdictions in which to apply for patent protection, should a global protection strategy be considered. The ultimate goal is to maintain valuable patents that are in alignment with a company’s business, IP and R&D strategy, which we believe leads to a capital-efficient technology business.

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Targeted Landscape Report: The Targeted Landscape report is a premium-focused report offering. It seeks to answer the question of “who is developing something similar to our technology?” and provide data for competitive intelligence, innovation management, M&A, partnering, licensing, IP strategy, litigation and risk management, and prosecution analysis. We believe most companies are unaware of true direct IP competitors operating in their space, which leads to a poor IP and business strategy. Moreover, the knowledge of competing patents and the structure of these claims allows companies to strategically craft their claims for broader coverage. A Targeted Landscape report usually analyzes 25-300 patent families.

Broad Industry Landscape Report: PatentVest offers two versions of a broad landscape report: the top innovator’s awards report and a custom report. The top innovator’s awards report covers top assignees in a specific space focusing on topical landscapes for new/trending industries, in which assignees have valuable patents and a strong IP position. The custom report will be created specifically for a client in a particular industry or technology sector. The Broad Industry Landscape report analyzes 5,000 to 10,000+ patents to provide a high-level overview of how companies are applying a specific technology or how different technologies are being deployed across a particular market. In other words, this report answers, “which companies are in the space?” and “what are they doing?”. Such answers and data, we believe, allow the client to identify and investigate adjacent market verticals and technology categories that a company could both create and lead, as well as to explore different potential applications of their technology.

Competitor Watch: Competitor Watch identifies and monitors competitors by actively observing the changes in direct competitor patent filings. This report allows a company to efficiently keep track of competitors’ technology innovations and strategic direction. We believe tracking patent filings can allow a company to have an early understanding of a competitor’s strategy and could be valuable to guide business and R&D strategy to maintain technology leadership.

Prosecution Monitor: Prosecution Monitor keeps track of a company’s and competitors’ patents in prosecution. Patents are traditionally written broadly and might be subsequently narrowed during prosecution. Strategically monitoring and managing the prosecution process can lead to claims that better protect the invention. Additionally, a competitor’s application that could be considered problematic might get narrowed significantly during prosecution. The information covered in this report includes amendments to claims, rejections, prior art cited by the examiner, applicant arguments, and notice of allowance.

Additionally, we will offer two annual enterprise solutions. These solutions will be offered after the completion of a Prior Art Plus report depending on a company’s needs.

Strategic Compass: Our Strategic Compass solution includes annual Targeted Landscape and Competitor Watch reports. Strategic Compass is designed to help companies keep track of a few innovations in a given space and provides them with a framework to transform innovation into a manageable business process.

Strategic Co-Pilot: Our Strategic Co-pilot solution includes an annual Targeted Landscape, Competitor Watch, Prior Art Plus reports on all invention disclosures, and Prosecution Monitor reports. It also includes Invention Management, which we have conceived as a process to filter new ideas and determine if a company should file a new patent for an invention or keep it as a trade secret. Strategic Co-Pilot is our most comprehensive offering and we intend to introduce it to companies that have used our Strategic Compass solution but have increased needs warranting additional services.

PatentVest as a Law Firm

On September 20, 2022, the Supreme Court of the State of Arizona licensed PatentVest to practice law as an Alternative Business Structure, or ABS. An ABS is a business entity that includes non-lawyers that have an economic interest or decision making authority in a law firm. We intend to develop and maintain a team of highly trained legal professionals and staff that will principally provide legal services related to intellectual property matters under federal law. Matters that we will be undertaking will generally be patent prosecution and intellectual property protection. Through offering legal services we intend to enhance the value of inventions by addressing questions of strategy and perspective along with the technical merits of an invention. The provision of legal services by PatentVest will be limited to those technology companies specifically engaged by PatentVest for such services and is intended to provide all the rights and privileges of the attorney-client relationship.

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Invizyne

Invizyne, a partner company, was created in early 2019 with the vision of simplifying nature by using nature’s building blocks to create molecules of interest. Invizyne has differentiated technology underlying its unique synthetic biology platform which potentially solves the inherent production bottlenecks of certain legacy technologies. The promise of synthetic biology, we believe, has no bounds. If Invizyne’s technology platform is successful at an industrial scale, we believe that it could significantly impact several industries by enabling the exploration of a large number of molecules and properties found in nature. For example, we believe that therapeutic molecules found in nature could be tested for efficacy and quickly created and scaled. Examples of where this has been important include with respect to multiple cannabinoids and other natural compounds, quick replication of novel properties of rare chemicals found in nature, creation of natural flavors and fragrances to naturally enrich food, and the sustainable creation of fuel from renewable energy sources.

Synthetic biology at its core re-wires a unicellular organism, such as yeast, via genetic engineering to produce desired molecules. The problems with traditional methods of producing molecules such as chemical synthesis and extraction include the expense and damage to the environment. For example, chemical synthesis methods are traditionally inefficient, produce significant waste, are often dependent on petroleum-derived chemicals, and expensive. Natural extraction also can be taxing on the environment due to inefficiencies when desired compounds are only found in small concentrations. In addition, it has long production cycles and presents issues with foreign contaminants. The promise of synthetic biology over these traditional methods is that desired molecules can be produced in sustainable ways, production can be scaled consistently and reliably, rare molecules can become readily available, and new and novel compounds can be more readily accessed.

Invizyne identified a fundamental problem in synthetic biology and set out to solve it– namely, that engineering a cell involves engineering a multitude, perhaps thousands, of interrelated and/or interdependent processes and systems. As a living, breathing metabolic entity, cells have evolved and intricately balanced systems that permit survival and success. Within each cell, myriad enzymes turn starter molecules into others and some of these molecules are essential for the survival of the cell while others are waste compounds. The field of synthetic biology seeks to modify cells to express different enzymatic pathways to produce a given molecule. The drawback of this approach is that of the inherent difficulties of dealing with an organism and the complexities noted above. The strain engineering process, which results in an organism that will produce the molecule of interest, is an expensive and long iterative process in which the survival of the cell is balanced with the productivity of the strain.

Invizyne is pioneering multi-stage enzymatic bioconversions that are fully cell-free. Invizyne believes that its process, named SimplePath, solves the inherent limitations of traditional synthetic biology. SimplePath uses only the specific enzymes that are involved in the process of making the molecule of interest, therefore radically simplifying the process. Not being bound to the limitations of traditional synthetic biology brings several advantages, including:

●	Simplified reactions;

●	More flexible systems with variants made by swapping single or group of enzymes

●	Increased scalability;

●	Faster and cheaper R&D; and

●	Lower cost due to higher productivity and lower CapEx.

Invizyne believes that SimplePath can significantly enable the scalability of synthetic biology. Decoupling the enzymes from a cell’s metabolism, we believe, can greatly increase productivity and throughput while simplifying product development. These benefits, we believe, will allow Invizyne to make the same amount of product using a much smaller footprint and reactor size that will potentially result in lower production costs and CapEx. Invizyne’s systems have both fast conversion times as well as the ability to keep reactions running continuously for long periods of time, both of which increase the ability to produce molecules of interest more efficiently. Additionally, it is believed that the simplicity of Invizyne’s systems will allow faster design, build, test, and learn development cycles for new products thereby increasing the feasibility of creating more products and novel molecules.

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Invizyne’s core inventions relate to enzyme and co-factor recyclability, which are both key to maintaining the energy balance within an enzymatic system and enabling reactions to run continuously for long periods of time. Invizyne initially licensed a portfolio of patents from University of California Los Angeles (UCLA) and has since filed for several additional patents in addition to developing significant know-how in connection with its systems that it has elected to maintain as trade-secrets. This basket of IP protects different aspects of Invizyne’s co-factor regeneration system, cannabinoid pathways, novel molecules, and stable enzymes. Invizyne believes that its IP portfolio will be significant in defining its position in the field of cell-free enzymatic bioconversions.

Invizyne has been awarded grant funding in excess of $10 million from different institutions, including Department of Energy, Advance Research Projects Agency – Energy, Small Business Innovation Research, and the National Institute of Health. The Invizyne scientific team has published 9 academic papers in reputable journals, including Nature, about cell-free synthetic biology processes and topics.

Invizyne is currently focusing on the development of high-value molecules in markets with quick paths to commercialization. Invizyne is validating SimplePath by undertaking efforts to demonstrate linear scale while maintaining high productivity in a commercially-relevant product within a short period of time. As a demonstration, Invizyne has scaled production of cannabigerolic acid (CBGA) from 1ml to up to 100 liters, a 100,000x increase, and in the process and to its knowledge, maintained productivity at a rate several times higher than competitors. While there can be no assurances that Invizyne will be able to achieve production on a commercial scale as a result of increasing the scale of the CBGA reaction volume from 1 ml to 100 liters, Invizyne believes that it will be successful in scaling its SimplePath systems to commercial production. Once Invizyne has established manufacturing feasibility at scale with established molecules, it intends to develop a portfolio of products that will include both proprietary and rare molecules.

Invizyne also intends to partner with research organizations to validate its ability to produce several novel and rare molecules and as well as with pharmaceutical organizations to seek value creation and commercialization opportunities. Invizyne believes that, as a result of the many clinical trials underway for cannabinoid and other natural molecules showing activity across a range of different indications, there is currently a big shift in contemporary understanding of the therapeutic potential of cannabinoids and other natural molecules. Invizyne believes that its process is potentially well-suited to take advantage of the trends around natural molecules by being able to meet their requirements of pharmaceutical companies for pure and consistent products. Invizyne also believes that its system is better suited for making a wide range of active pharmaceutical ingredients, including novel cannabinoids and other molecules, each potentially having different therapeutic properties.

Additionally, Invizyne is making substantial inroads in the space of 2G biofuels by both pioneering effective methods to make isobutanol at titers and scales that would otherwise be toxic to cellular organisms as well as upgrading ethanol to other more useful and higher value products.

Invizyne is currently exploring a number of commercial engagements, collaborations, partnerships and joint venture opportunities that could permit market insertion and accelerate the commercialization of Invizyne’s technology. At this time, however, it does not have any agreements or arrangements for the commercial application of any of its intellectual property. Additionally, it cannot predict the time frame in which it may enter into its first agreement for the pursuit of a commercial application. As the field is novel, as mentioned herein, Invizyne believes it will take a substantial time to get to a commercial product.

The viability and benefits of Invizyne’s pipeline products discussed above may be difficult to assess because SimplePath is a relatively novel and complex technology. SimplePath systems and the resultant pipeline products are in various stages of the research and development phase, the pilot production phase and/or in pre-clinical assessment as a therapeutic. Each of these pipeline products will likely be required to be progressively scaled to demonstrate the feasibility of their being commercially manufactured before being made available to clients. As Invizyne continues to develop and optimize SimplePath systems to make each of these pipeline products, there can be no assurance that such pipeline products will be understood, approved, or accepted by clients, regulators and potential investors, that the relevant SimplePath systems will scale to a commercial manufacturing level, or that it will be able to sell any of the pipeline products at competitive prices and with features sufficient to establish demand and generate revenues or any level of profit. If it is unable to convince potential clients of the utility and value of its pipeline products, Invizyne will not be successful in entering the markets that it has identified, and its business and results of operations will be adversely affected.

Regulation

Broker-Dealer Regulation

Our broker-dealer subsidiary, Public Ventures, is subject to regulations governing every aspect of its securities business, including the execution of securities transactions; capital requirements; record-keeping and reporting procedures; relationships with clients, including the handling of cash and margin accounts; the experience of and training requirements for certain employees; and business interactions with firms that are not members of regulatory bodies. As a participant in the financial services industry, it is subject to the complex and extensive regulation of the U.S. federal and state regulatory agencies, self-regulatory organizations and securities exchanges and certain other authorities with oversight on banking and money laundering. The laws, rules and regulations comprising the regulatory framework applicable to broker-dealers are constantly changing, as are the interpretation and enforcement of existing laws, rules and regulations. The effect of any such changes cannot be predicted.

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Public Ventures is registered as a securities broker-dealer with the SEC and is required to be a member of FINRA. FINRA is a self-regulatory body composed of members, such as our broker-dealer subsidiary, that have agreed to abide by its rules and regulations. FINRA may expel, fine and otherwise discipline member firms and their employees. Public Ventures is also licensed as a broker-dealer in 33 states in the U.S., requiring it to comply with the laws, rules and regulations of each state. Additionally, Public Ventures might register in additional states from time to time as needed. Each state may revoke the license to conduct securities business, fine, and otherwise discipline broker-dealers and their employees.

Public Ventures is subject to the SEC’s Uniform Net Capital Rule, Rule 15c3-1, which may limit our ability to make withdrawals of capital from the broker-dealer subsidiary. The Uniform Net Capital Rule sets the minimum level of net capital a broker-dealer must maintain and also requires that a portion of a broker-dealer’s assets be relatively liquid. In addition, Public Ventures is subject to certain notification requirements related to withdrawals of excess net capital.

We are also subject to the USA PATRIOT Act of 2001 (the “Patriot Act”), which imposes obligations regarding the prevention and detection of money-laundering activities, including the establishment of client due diligence, client verification and other compliance policies and procedures. Failure to comply with these requirements may result in monetary, regulatory and, in the case of the USA Patriot Act, criminal penalties. We are subject to the Securities Investor Protection Act of 1970, which created the Securities Investors Protection Corporation (SIPC), which provides certain client protection to clients related to their brokerage accounts. We are subject to certain treasury regulations, such as Regulation T, relating to how money may be lent to clients and used, and the rules related to margin accounts.

Broker-dealers are also subject to ongoing duties of financial responsibility, client protection and good conduct. These include, among other things, (i) client funds and securities must be segregated from the broker-dealer’s proprietary business operations, (ii) maintaining basic bookkeeping requirements including records of trades, receipts, positions held in different securities, trial balances, complaints, and compliance, together with reports to be filed periodically, (iii) executing orders on behalf of clients to ensure the best execution possible, disclosing information relevant to investors, charging prices in line with market conditions, and disclosing conflicts of interest, (iv) only recommending investments or strategies that are suitable for the clients concerned, (v) communicating in a fair, balanced, and not misleading way with clients, (vi) observing rules concerning maximum value of gifts made to clients and political contributions, and (vii) filing reports of any suspicious activities noted by the broker-dealer, including investments over predefined monetary limits.

SEC Regulation Best Interest requires that a broker-dealer and its associated persons act in a retail client’s best interest and not place their own financial or other interests ahead of a retail client’s interests when recommending securities transactions or investment strategies, including recommendations of types of accounts. To meet this best interest standard, a broker-dealer must satisfy four component obligations, including a disclosure obligation, a care obligation, a conflict of interest obligation, and a compliance obligation, and both broker-dealers and investment advisers are required to provide disclosures about their standard of conduct and conflicts of interest.

In addition to the SEC, various states have proposed or adopted laws and regulations seeking to impose new standards of conduct on broker-dealers that, as written, differ from the SEC’s new regulations and may lead to additional implementation costs if adopted. The SEC did not indicate an intent to preempt state regulation in this area, and some of the state proposals would allow for a private right of action.

Various regulators, including the SEC, FINRA and state securities regulators and attorneys general, conduct both targeted and industry-wide investigations of certain practices relating to the financial services industry, including sales and marketing practices, valuation practices, and compensation arrangements. In addition, the SEC staff has conducted studies with respect to soft dollar practices in the brokerage and asset management industries and proposed interpretive guidance regarding the scope of permitted brokerage and research services in connection with soft dollar practices.

A variety of data privacy laws to protect personal information obligate broker-dealers to provide notice about its data handling practices, to offer certain opt-outs, and to implement reasonable security measures to deter unauthorized access. Broker-dealer internal and external electronic communications may only be made on approved devices and platforms that are encrypted and secure and will capture all communications in the broker-dealer’s records. The cost and burden of taking cybersecurity measures, having personnel oversee compliance and staying current with respect to new technology developments continues to grow.

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Our broker-dealer accounting, administrative and operations personnel are responsible for financial controls, internal and external financial reporting, compliance with regulatory and legal requirements, office and personnel services, management information and telecommunications systems, and the processing of our securities transactions. We are subject to the privacy laws applicable to financial institutions in respect of our securities business.

As is common in the securities industry, our broker-dealer subsidiary is subject to regular reviews of and investigations into our operations, some of which progress to regulatory actions that may result in fines, censures, and limitations on activity. Currently, we are the subject of two reviews of past broker-dealer activities, which may be either resolved without further regulatory action or escalated such that we could be subject to one or more penalties. At this time, we are cooperating with the reviews, and we do not know whether or not they will escalate to regulatory action and, if they do, what violations of rules and regulations may be asserted against the broker-dealer and what potential final resolutions might be.

Self-Clearing Regulation

Public Ventures is in the process of developing the capabilities of self-clearing United States equity securities. As part of this process, in addition to the broker-dealer regulation described above, Public Ventures will be subject to regulation directed to self-clearing operations that demonstrates its financial, operational and systems capacities to perform this business and being able to comply with the related regulation, including those of SEC, Depository Trust Corporation, or the DTC, and National Securities Clearing Corporation, or the NSCC. To operate the self-clearing activities we must meet different capitalization requirements to those of a broker-dealer. To do this, we will have to maintain within the capital structure various cash and cash equivalent assets and retain access to necessary lines of credit that can assure our ability to comply with changing deposit requirements of the SEC and of DTC and NSCC. We expect that these regulations will undergo substantial changes, which will require additional capital as settlement operations move to T+1 and T+0 settlement in the future.

Data Protection and Cyberattack Regulation

In the course of our operations and in the processing of transactions, we collect, process, store, disclose, use, share and/or transmit personal information and other sensitive data from current, past and prospective clients as well as our employees in and across multiple jurisdictions. The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. There are federal, state and foreign laws and regulations regarding privacy, data security and the collection, processing, use, storage, protection, sharing and/or transmission of personal information and sensitive data. For example, the Gramm-Leach-Bliley Act (“GLBA”) (along with its implementing regulations) restricts certain collection, processing, storage, use and disclosure of personal information, requires notice to individuals of privacy practices and provides individuals with certain rights to prevent the use and disclosure of certain nonpublic or otherwise legally protected information. Additionally, many states continue to enact legislation on matters of privacy, information security, cybersecurity, data breach and data breach notification requirements. For example, as of January 1, 2020, the California Consumer Privacy Act (“CCPA”) grants additional consumer rights with respect to data privacy in California. The CCPA, among other things, entitles California residents to know how their personal information is being collected and shared, to access or request the deletion of their personal information and to opt out of certain sharing of their personal information. The CCPA is subject to further amendments pending certain proposed regulations that are being reviewed and revised by the California Attorney General. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. We cannot predict the impact of the CCPA on our business, operations or financial condition, but it could result in liabilities and/or require us to modify certain processes or procedures, which could result in additional costs.

Additionally, the California Privacy Rights Act (“CPRA”) was passed in November 2020 and it will be effective in most material respects starting on January 1, 2023. The CPRA imposes additional obligations on companies covered by the legislation and will significantly modify the CCPA, including by expanding clients’ rights with respect to certain sensitive personal information. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. The effects of the CCPA and the CPRA are potentially significant and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply and increase our potential exposure to regulatory enforcement and/or litigation.

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We expect more states to enact legislation similar to the CCPA and the CPRA, which provide clients with new privacy rights and increase the privacy and security obligations of entities handling certain personal information of such clients. The CCPA has prompted a number of proposals for new federal and state-level privacy legislation, such as in Virginia and Colorado, both with laws to take effect in 2023. It is anticipated that all such laws will add additional complexity, have variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies.

Additionally, our broker-dealer, Public Ventures, is subject to SEC Regulation S-P, which requires that businesses maintain policies and procedures addressing the protection of client information and records. This includes protecting against any anticipated threats or hazards to the security or integrity of client records and information and against unauthorized access to or use of client records or information. Regulation S-P also requires businesses to provide initial and annual privacy notices to clients describing information sharing policies and informing clients of their rights.

Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our services and platform capabilities. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our platform, which could have an adverse effect on our business. Any violations or perceived violations of these laws, rules and regulations by us, or any third parties with which we do business, may require us to change our business practices or operational structure, including limiting our activities in certain states and/or jurisdictions, addressing legal claims by governmental entities or private actors, sustaining monetary penalties, sustaining reputational damage, expending substantial costs, time and other resources and/or sustaining other harms to our business. Furthermore, our online, external-facing privacy policy and website make certain statements regarding our privacy, information security and data security practices with regard to information collected from our clients or visitors to our website. Failure or perceived failure to adhere to such practices may result in regulatory scrutiny and investigation, complaints by affected clients or visitors to our website, reputational damage and/or other harm to our business. If either we, or the third-party service providers with which we share client data, are unable to address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and policies, it could result in additional costs and liability to us, damage our reputation, inhibit sales and harm our business, financial condition and results of operations.

In the normal course of business, we collect, process, use and retain sensitive and confidential information regarding our clients and prospective clients, including data provided by and related to clients and their transactions, as well as other data of the counterparties to their payments. We also have arrangements in place with certain third-party service providers that require us to share client information. Although we devote resources and management focus to ensuring the integrity of our systems through information security and business continuity programs, our facilities and systems, and those of third-party service providers, are vulnerable to actual or threatened external or internal security breaches, acts of vandalism, theft, fraud or misconduct on the part of employees, other internal sources or third parties, computer viruses, phishing attacks, internet interruptions, disruptions or losses, misplaced or lost data, ransomware, unauthorized encryption, denial-of-service attacks, social engineering, unauthorized access, spam or other attacks, natural disasters, fires, terrorism, war, telecommunications or electrical interruptions or failures, programming or human errors or malfeasance and other similar malicious or inadvertent disruptions or events. We and our third-party service providers from time to time have experienced and may in the future continue to experience such instances. In some cases, the bad actors facilitated unauthorized financial transactions. We also face security threats from malicious third parties that could obtain unauthorized access to our systems and networks, which threats we anticipate will continue to grow in scope and complexity over time. These events could interrupt our business or operations, result in legal claims or proceedings, result in significant legal and financial exposure, supervisory liability under U.S. federal or state, or non-U.S. laws regarding the privacy and protection of information, including personal information, damage to our reputation and a loss of confidence in the security of our systems, products and services. Although the impact to date from these events has not had a material adverse effect on us, no assurance is given that this will be the case in the future.

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Information security risks in the financial services industry have increased recently, in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and other malicious third parties. In addition to cyberattacks and other security breaches involving the theft of sensitive and confidential information, hackers, terrorists, sophisticated nation-state and nation-state supported actors and other malicious third parties recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites. We and our third-party service providers may not be able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used to sabotage or to obtain unauthorized access to our or our third-party service providers’ technology, systems, networks and/or physical facilities in which data is stored or through which data is transmitted change frequently and because attacks can originate from a wide variety of sources. We employ detection and response mechanisms designed to contain and mitigate security incidents. Nonetheless, early detection efforts may be thwarted by sophisticated attacks and malware designed to avoid detection. We also may fail to detect the existence of a security breach related to the information of our clients and to prevent or detect service interruption, system failure or data loss. Further, as a significant number of people work from home, these cybersecurity risks may be heightened by an increased attack surface across our business and those of our clients and third-party service providers. We cannot guarantee that our efforts, or the efforts of those upon whom we rely and partner with, will be successful in preventing any such information security incidents.

The access by unauthorized persons to, or the improper disclosure by us of, confidential information regarding our clients or our proprietary information, software, methodologies and business secrets could interrupt our business or operations, result in significant legal and financial exposure, supervisory liability, damage to our reputation or a loss of confidence in the security of our systems, products and services, all of which could have a material adverse impact on our business. In addition, there recently have been a number of well-publicized attacks or breaches affecting companies in the financial services industry that have heightened concern by clients, which could also intensify regulatory focus, cause clients to lose trust in the security of the industry in general and result in reduced use of our services and increased costs, all of which could also have a material adverse effect on our business.

Most jurisdictions (including all 50 states) have enacted laws requiring companies to notify individuals, regulatory authorities and/or others of security breaches involving certain types of data. In addition, our agreements with certain partners and service providers may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, may cause our clients, partners and service providers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. A security breach of any of our vendors that processes personal information of our clients may pose similar risks.

A security breach may also cause us to breach client contracts. Our agreements with certain partners and service providers may require us to use industry-standard or reasonable measures to safeguard personal information. We also may be subject to laws that require us to use industry-standard or reasonable security measures to safeguard personal information. A security breach could lead to claims by our clients or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or our clients could end their relationships with us. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages, and in some cases our client agreements may not limit our remediation costs or liability with respect to data breaches.

Litigation resulting from security breaches may adversely affect our business. Unauthorized access to our technology, systems, networks or physical facilities, or those of our third-party service providers, could result in litigation with our clients or other relevant stakeholders. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our products and/or technology capabilities in response to such litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity or availability of personal information was disrupted, we could incur significant liability, or our technology, systems or networks may be perceived as less desirable, which could negatively affect our business and damage our reputation.

We may not have adequate insurance coverage with respect to liabilities that result from any cyberattacks or other security breaches or disruptions suffered by us or third parties upon which we rely. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

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While we take precautions to prevent consumer identity fraud, it is possible that identity fraud may still occur or has occurred, which may adversely affect the performance of our products and services or subject us to scrutiny or penalties.

Medical Regulation

We anticipate that a number of our partner companies will be engaged in developing, testing, conducting, clinical trials and manufacturing and marketing medical therapies and devices, which has been one of our areas of interest historically. Those of our partner companies operating in the medical field will be subject to various medical- oriented regulations depending on the stage of development and areas of business endeavors they pursue.

For those partner companies involved in developing medical therapies and devices, they will be subject to the U.S. Food and Drug Administration’s, or the FDA’s, and similar foreign agencies’ requirements for testing, conducting clinical trials, documenting efficacy and safety requirements, research protocols and standards, manufacturing and many of the related obligations for record-keeping and reporting, labeling, notification, repairs, replacements and refunds, importation and export restrictions, and performance standards. The regulatory requirements imposed by the FDA and other regulatory bodies govern a wide variety of product-related activities, from quality management, design and development to labeling, manufacturing, promotion, sales, and distribution. The process of obtaining approval for clinical trials, marketing approval, authorizations, or clearances from the FDA and comparable foreign regulatory authorities for new products, or for enhancements or modifications to existing products, could take a significant amount of time, require the expenditure of substantial financial and other resources, and require rigorous and expensive pre-clinical and clinical testing. Additionally, the FDA or comparable foreign regulatory authorities could impose limitations on the indications for use of any technologies, therapies or products. The failure to receive clearance, authorization, or approval for significant new technologies, therapies and products or modifications thereto on a timely basis or at all could have a material, adverse effect on our financial condition and results of operations.

FDA and foreign regulations include ongoing compliance with good manufacturing requirements, requirements related to design controls, production and process controls, process validation, purchasing controls, supplier oversight, complaint handling and investigation, corrective and preventative actions, and record-keeping. Typically there are continuing reporting regulation that requires a company to provide information to regulators if there is evidence that reasonably suggests that a medical technologies or device may have caused or contributed to a death or serious injury or, that a malfunction occurred which would be likely to cause or contribute to a death or serious injury upon recurrence. The FDA and comparable foreign regulatory authorities also regulate the promotion and marketing of medical technologies and devices and require that manufacturers only make promotional claims or statements that are consistent with the indications and labeling cleared, authorized, or approved by the regulatory authorities.

U.S. Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act, or FCPA, prohibits U.S. corporations and individuals from engaging in certain activities to obtain or retain business abroad or to influence a person working in an official capacity. It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. The scope of the FCPA includes interactions with certain healthcare professionals in many countries. Equivalent laws have been adopted in other foreign countries that impose similar obligations.

Human Capital

As of the date of this prospectus, MDB and through MDB Management, Public Ventures, Invizyne, and PatentVest, employs 30 people on a full-time basis. We also engage from time-to-time consultants for various activities.

MDB Management has an agreement with MDB Capital S.A., an affiliated Nicaraguan company, to provide services to the Company on an out-source, as required service basis. The services are provided on a specific request, within an identified scope of activity, from time to time. Primarily the services will be administrative support services, research activities, and analytical services as necessitated by the holding company, Public Ventures, PatentVest and partner companies.

As our business develops, we establish partner companies and we enhance our operations, we anticipate the number of employees and consultants will grow. In addition, we also anticipate adding human capital contractors, consultants, clinical research organizations and collaborative businesses to perform clinical studies, toxicology assessment, manufacturing, regulatory, and other operational functions.

Properties

Our current executive offices and the offices of Public Ventures, MDB Management, and PatentVest are located at 14135 Midway Road, Suite G-150, Addison, TX 75001. We rent 5,525 square feet of office space, under a lease for a period of 91 months, starting December 1, 2022. The initial base rent is $150,666 per year, after 7 months of free rent. The lease provides for annual increases.

Invizyne’s current executive offices, laboratory space, and pilot production are presently located in a 5,098 square foot facility in Monrovia, California. The rental amount is $14,020 per month/$168,240 per year, under a 5-year lease term increasing at 2.5% per annum. Invizyne has the option under its lease to increase the number of square feet it rents in the same facility, which it plans on exercising in the future.

Legal Matters

We are not currently subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

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MANAGEMENT

Set forth below are our directors and officers:

Name	Age	Position
Christopher Marlett	58	Chief Executive Officer, Chairman of Board and Director
Anthony DiGiandomenico	55	Chief of Transactions, and Director
George Brandon	63	President, and Director
Mo Hayat	48	Chief of Entrepreneurship & Operations, and Director
Jeremy James	45	Chief Accounting Officer
Javier Chamorro	46	Director
Susanne Meline	55	Director
Mathew Hayden	51	Director
Sean Magennis	58	Director

Christopher Marlett. Christopher Marlett has been the chief executive officer and chairman of the board of directors and a director of the Company since inception on August 10, 2021. Mr. Marlett has been since 1997, the Chief Executive Officer and a co-founder of Public Ventures (formerly known as MDB Capital Group, LLC). Over his 36 years of working in the securities industry, he has led multiple financings for venture stage public companies and has dedicated his efforts to optimizing this method to launch promising technology/business platforms. He has been integral in co-founding and developing the commercialization and financing strategy for all the companies MDB has taken public. In addition, he has served as a board member of several of the public companies in the early stages. He has invested significant efforts in developing a human capital development platform in Nicaragua that has led to the creation of the largest call center park in the country employing approximately 3,000 people and several knowledge process outsourcing operations to support MDB’s businesses. He developed the first patent services company in Nicaragua that was sold to Murgitroyd an LSE-listed patent attorney and services platform. He is the co-founder of PatentVest and developed the platform from inception in 2003. He holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Marlett’s leadership and financial experience position him well to serve as a member of our board of directors.

Anthony DiGiandomenico. Anthony DiGiandomenico has been the Chief of Transactions and director since the inception of the Company on August 10. 2021. He has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, from July 2013 until present, the board of directors of Provention Bio, Inc., a developer of multiple drug therapies, from January 2017 until May 2020 and the board of directors of Cue Biopharma, Inc., that develops novel biologic drugs for the selective modulation of the human immune system to treat a broad range of cancers and autoimmune disorders from January 2016 to October 2019. Since he co-founded Public Ventures (formerly known as MDB Capital Group, LLC) in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado. Mr. DiGiandomenico’ s financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.

George Brandon. George Brandon has served as President of the Company since its inception on August 10, 2021, and as a director of the Company since January 14, 2022. Mr. Brandon’s 36 years of varied investment experience has included the last 12 years with Public Ventures (formerly known as MDB Capital Group, LLC). Mr. Brandon’s business focus has primarily been marketing & strategy development and community building in and around entrepreneurial start-ups, micro-cap, and small-cap companies. Prior to joining MDB, he served as a partner of Trinity River Advisors, LLC, a turnaround consulting firm targeting small companies dealing with financial distress. He received his education at Concordia University in Irvine, CA.

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Mohammad “Mo” Hayat. Mo Hayat has served as Chief of Entrepreneurship & Operations of the Company since its inception on August 10, 2021, and a director of the Company since January 14, 2022. Mr. Hayat has also served as the Chief Executive Officer of Invizyne Technologies Inc. since its inception in April 2019, and, effective as of August 2022, transitioned to the role of Executive Chairman and President of Invizyne Technologies Inc. Mr. Hayat founded and has operated Mora Partners Inc., a consulting and investment firm since September 2006. Notable prior experiences for Mr. Hayat include serving as an Associate at Latham and Watkins from 2001 to 2006, as Partner at Raines Law Group from 2006 to 2009, as EVP of Business Development at Fulham Company Ltd from 2009 to 2015, and as Associate General Counsel Corporate, M&A, and Venture Capital at Hewlett Packard Enterprise from 2015 to 2017. Mr. Hayat also served on the board of directors of Fulham Company Ltd. from January 2019 to August 2022. Mr. Hayat brings extensive domestic and international experience, having led business and legal operations for public and private companies - both large and of the startup variety - with a demonstrated track record of success. Experienced in leading executive teams during times of growth and through all life cycles of companies, Mr. Hayat is a key leader in M&A, IP, JVs, real estate, strategy development, IPO, VC, PE, transactional, and business development matters. Mr. Hayat is passionate about team building, developing talent and “thinking outside the box”. Mr. Hayat received his Juris Doctorate in 2001 from UC Berkeley School of Law and a Bachelor of Science in Biological Chemistry in 1997 from Pepperdine University.

Jeremy James. Jeremy James has been the Chief Accounting Officer of the Company since June 27, 2022. From December 2020 to June 2022, Mr. James served as Vice President/Controller of Cottonwood Financial. From November 2016 to September 2020, Mr. James served as the Director of Revenue of Orthofix. From January 2012 to November 2016, Mr. James served as a Senior Manager in the consulting practice of Ernst and Young. From May 1999 to January 2012, Mr. James served a Manager with CBIZ/Mayer Hoffman McCann, an audit and tax firm. Mr. James received a Bachelor of Science degree in Accounting from Azusa Pacific University. Mr. James is a Certified Public Accountant licensed in the states of Texas and California.

Javier Chamorro. Javier Chamorro has served as a director of the Company since January 14, 2022. Mr. Chamorro has served as CEO of MDB Capital S.A, a Nicaraguan entity performing contractual services to MDB’s various subsidiaries since July 2022. He has also been the Managing Partner at Meca Consulting, a company based in Nicaragua and dedicated to providing Investment Consulting and Investment Banking services in Latin America from March 2017 until the present. Mr. Chamorro led the Nicaraguan investment attraction agency, PRONicaragua, during his role as Executive Director from 2007 to 2017. During this period, he also held the position of Director for Central America and the Caribbean at the World Association of Investment Promotion Agencies (WAIPA) and coordinated a collaboration effort between the Investment Promotion Agencies of Central America. Previously, he served in different regional and transnational companies, including positions as Commercial Director for OCAL in Nicaragua, a leading consumer goods distributer in the country, Country Manager at Kellogg’s Central America, and Category Manager at Central American Retail Holding (currently, Walmart Central America). Throughout his career, he has advised companies in energy, mining, agriculture, and outsourcing activities. He currently maintains investments in some companies in these sectors. Mr. Chamorro studied Business Administration courses at American University in Managua and has taken Regional Economic Development courses at INCAE. He is a fellow of the Central American Leadership Initiative (CALI) program (part of the Aspen Institute global network of programs); a member of the board of directors of Operation Smile Nicaragua, and leads the Nicaraguan Gymnastic Federation elite training program.

Susanne L. Meline. Susanne L. Meline has served as a director of the Company since May 2, 2022. Susanne Meline is a special situations analyst at Francis Capital Management, LLC, where she has worked since 2003. She is also an arbitrator for FINRA Dispute Resolution Services and has served on a number of boards of directors, including Finomial Corporation from October 2017 – July 2019, AquaMetals Corporation from July 2019 – April 2020, Planned Protection Insurance Co. Ltd. from June 2022 to present, Ra Medical Corporation from February 2021 to the present, and ClearSign Technologies Corporation from May 2018 to the present. Susanne has a Juris Doctor degree from UC Hastings College of the Law and a Bachelor of Arts degree in Political Science from UCLA.

Matthew “Matt” Hayden. Matt Hayden has served as a director of the Company since May 2, 2022. Mr. Hayden has managed his family office since January 2018 which invests in both private and public companies. Mr. Hayden founded and managed Hayden Communications, Inc, an investor relations firm in 1998 which was sold in 2006. In 2006, he founded Hayden Communications International, Inc. which sold a 51% stake to MZ Group in 2011. Mr. Hayden then served as Chairman and advisor of MZ Group through December 2019. Since January 2022, Mr. Hayden has also served as a member of the GP for Surfworks, which builds and operates Wave Garden Surf Facility Projects in the United States. He earned a B.S. in Finance from the University of South Carolina.

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Sean Magennis. Sean Magennis has served as a director of the Company since May 2, 2022. Mr. Magennis has served as President of CEO Coaching International, a global CEO coaching business, since November 2021. Previously, Mr. Magennis served as CEO and Chairman of Capital 54, a family office, from July 2020 to November 2021, as Global President and COO of YPO, a global community of chief executives, from May 2013 to July 2020, as Member of Gateway Green Energy Holdings, LLC, an operator power plants and energy assets, from 2009 to present, as President of Meximae Financiera Corporation, a real estate developer in Mexico, from January 2003 to August 2008, as President of Thomas International Management Systems from 1991 to 2003, as President of Thomas International, A Caldwell Interest, from 1992 to 1996, and Global President, Board Member and Chapter Chairman of Entrepreneurs Organization from 1991 to 2007. Mr. Magennis is a decisive and proactive business builder with extensive growth, acquisition, turnaround, and international experience. He is adept at developing high performing teams who deliver results through collaboration. He combines vision with positive pragmatism to transform strategies into actionable, measurable opportunities utilizing strong analytical and problem-solving skills.

Board Composition/Committees

Our board of directors currently consists of eight persons. Under our operating agreement the board of directors may establish the number of persons serving on the board of directors from time to time by resolution, up to a maximum of 12 persons. Four of our directors, Javier Chamorro, Susanne Meline, Matthew Hayden, and Sean Magennis are independent within the meaning of Nasdaq’s rules. Susanne Meline is a “financial expert” as that term is defined in SEC regulations.

Because our class B common shares are held by two persons and represents more than 50% voting control of MDB, we are a “controlled company” under the listing rules of Nasdaq. As a controlled company, we will be exempt from many of the corporate governance obligations that other companies must follow when listed on Nasdaq. Management intends to take advantage of these exemptions. As such, we will be exempt from the certain of the corporate governance rules under the Rule 5600 Series, as follows: (i) having a board comprised of a majority of independent directors (Rule 5605(b)), iii) having a compensation committee (Rule 5605(d)), and (iii) having a director nominations committee (Rule 5605(e)). Additionally, we will not be required to hold annual meetings. Notwithstanding these exemptions, we will have an audit committee comprised solely of independent directors, which among other things will review related party transactions. Also, notwithstanding the exemptions, class A common shareholder approval will be required for stock option or purchase plans, and our financial statements must be audited by an independent public accountant that is registered with the PCAOB.

Board Diversity

Each year the board of directors, will review the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates, we will consider factors including, without limitation, an individual’s character, integrity, judgment, potential conflicts of interest, other commitments, and diversity. While we have no formal policy regarding board diversity for our board of directors as a whole nor for each individual member, our board of directors will consider such factors as gender, race, ethnicity and experience, area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the board of directors.

The following is a table indicating the current board diversity.

Board Diversity Matrix (As of December 28, 2022)

Total Number of Directors	-
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

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Audit Committee.

We have established an audit committee. The audit committee will be responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer (or chief accounting officer, as the case may be) and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter. The audit committee will also review and approve all transactions with affiliated parties. Our board of directors has adopted a written charter for the audit committee, which is available on our website.

The members of the Audit Committee are Susanne Meline, Matt Hayden and Sean Magennis, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Rule5605(c)(2) of the Nasdaq Marketplace Rules. Ms. Meline serves as the chairwoman of the audit committee. Ms. Meline is a “financial expert” as that term is defined in SEC regulations.

Board’s Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines our appropriate level of risk, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, one or more committees of our board of directors may support our board of directors in discharging its obligations. For example, the audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures and it will reviews matters relating to legal compliance that have a material effect on the Company financial statements and certain other limited areas of governance and will report to our board of directors regarding such matters.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. The full text of our code of business conduct and ethics will be posted on the Investor Relations section of our website. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings.

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Compensation of Members of Board of Directors

We do not intend to pay persons serving on the board of directors who are also paid a salary by MDB, any of the subsidiaries or any of the partner companies. To the extent that we have any independent directors, the board of directors will determine their compensation at the time of their appointment and thereafter.

We do not have any defined compensation plans for our officers or directors. We may adopt one or more forms of compensation arrangements, including cash and stock-based compensation arrangements in the future. Any stock-based compensation plans will be subject to the approval of the holders of the class A common shares as required by the listing rules of Nasdaq and any other applicable laws.

We also will reimburse any persons that are independent members of our board of directors for their reasonable expenses incurred in connection with attending meetings of our board of directors, committee meetings and other activities they undertake on our behalf and on behalf of our subsidiaries and partner companies.

Limitation of Liability of Directors and Indemnification of Directors and Officers

MDB provides indemnification to each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer or is or was serving at the request of MDB as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans against all expenses, liability, and loss. The board may authorize the advance of expenses in connection with any proceeding where the person is entitled to indemnification. MDB may purchase and maintain insurance to protect itself and any director, officer, employee or other agent against any expense, whether or not MDB would have the power to indemnify the person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements

We enter into indemnification agreements with each of the persons serving on the board of directors and executive officers of MDB. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the indemnification agreements.

We also arrange that there are indemnification agreements between our partner companies and their officers and directors. These indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement form sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the indemnification agreements.

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EXECUTIVE COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer and our next two most highly compensated executive officers in respect of their service to our company during the year ended December 31, 2021, together with the expected compensation of those persons for the year ending December 31, 2022. The amounts indicated for the year ending December 31, 2022, do not include any amounts that may be awarded as bonus compensation. We refer to these individuals as our named executive officers. The compensation information disclosed herein for our three named executive officers is disclosed in accordance with SEC requirements; such disclosure does not include the compensation for our other executive officers. Our named executive officers for the year ended December 31, 2021, are:

Name and Principal Position	Year	Salary	Bonus	Shares	Options Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Christopher Marlett, CEO (1)	2021	$300,000	$-	$-	$9,657	$-	$-	$83,235	$392,892
Mo Hayat, Invizyne-CEO	2021	271,875	-	-	115,889	-	-	-	387,764
Anthony DiGiandomenico, CTO	2021	200,000	-	-	9,657	-	-	-	209,657

(1)	All other compensation is from compensation received from commissions.

Equity Compensation

From time to time, in addition to the cash compensation, we grant equity based awards to our named executive officers, which are generally subject to vesting based on each of our named executive officer’s continued service with us.

Executive Employment Arrangements

Christopher Marlett

The Company, through MDB Management, entered into an employment agreement with Christopher Marlett on April 15, 2022. Mr. Marlett acts as the Chief Executive Officer of the Company. Mr. Marlett is paid an initial base annual salary of $350,000, which may be increased at the discretion of the board of the Company. He is also entitled to an annual bonus each fiscal year, one-third of which is purely discretionary, and two-thirds of which to be determined by the board of the Company based on agreed key performance indicators. Mr. Marlett is entitled to participate in benefit plans of the Company generally available to employees and executives. Mr. Marlett generally work in the Dallas, Texas area, and he is to be reimbursed for expenses associated with his employment.

Mr. Marlett was granted 1,000,000 RSUs for class A common shares which vest over five years of the employment agreement, a portion of the RSUs have a performance condition tied to the vesting, contingent on his continued employment with the Company.

The employment agreement for Mr. Marlett provides for termination under a number of circumstances, including for and without cause, all of which are set forth with particularity in the agreement. Depending on the circumstance, Mr. Marlett will be paid certain severance amounts of up to a year’s salary and pro rata amounts of the annual bonus, and various insurance premiums for health, dental and vision continued under the COBRA benefits. The agreement provides, in addition to any director indemnification agreement, indemnification in relation to acts undertaken as an executive of the Company.

Mo Hayat

The Company, through MDB Management, entered into an employment agreement with Mo Hayat on April 15, 2022. Mr. Hayat acts as the Chief of Entrepreneurship and Operations of the Company. Mr. Hayat is paid an initial base annual salary of $300,000, which may be increased at the discretion of the board of the Company. He is also entitled to an annual bonus each fiscal year, one-third of which is purely discretionary, and two-thirds of which to be determined by the board of the Company based on agreed key performance indicators. Mr. Hayat is entitled to participate in benefit plans of the Company generally available to employees and executives. Mr. Hayat will generally work in the Los Angeles area, and he is to be reimbursed for expenses associated with his employment.

Mr. Hayat was granted 1,000,000 RSUs for class A common shares which vest over five years of the employment agreement, a portion of the RSUs have a performance condition tied to the vesting, contingent on his continued employment with the Company.

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The employment agreement for Mr. Hayat provides for termination under a number of circumstances, including for and without cause, all of which are set forth with particularity in the agreement. Depending on the circumstance, Mr. Hayat will be paid certain severance amounts of up to a year’s salary and pro rata amounts of the annual bonus, and various insurance premiums for health, dental and vision continued under the COBRA benefits. The agreement provides, in addition to any director indemnification agreement, indemnification in relation to acts undertaken as an executive of the Company.

Jeremy James

The Company, through MDB Management, has employed Mr. Jeremy James on an at-will basis since June 8, 2022. Mr. James acts as the Chief Accounting Officer of the Company. Mr. James is paid an initial base annual salary of $180,000, which may be increased at the discretion of the board of the Company. He is also entitled to an annual bonus each fiscal year, one-third of which is purely discretionary, and two-thirds of which to be determined by the board of the Company based on agreed key performance indicators. Mr. James is entitled to participate in benefit plans of the Company generally available to employees and executives. Mr. James will generally work in the Dallas area, and he is to be reimbursed for expenses associated with his employment.

Mr. James was granted 100,000 RSUs for class A common shares that vest over five years on each anniversary of the employment, contingent on his continued employment of Mr. James.

Equity Incentive Plan

MDB adopted an equity incentive award plan, the 2022 Equity Incentive Award Plan, that permits it to grant directors, officers, employees and others that contribute to the success of the Company stock options, restricted stock, restricted share units, deferred stock and other equity-based awards. The ultimate value of these various awards is dependent on increases in our class A common share price. Awards are granted to provide the holder of an award with a personal financial interest in our long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package includes aligning the personal and financial interests of management and other employees with shareholder interests; balancing short-term decision-making with a focus on improving shareholder value over the long-term; and providing a means to attract, reward and retain a skilled management team.

The 2022 Equity Incentive Award Plan provides for award grants of up to a base amount of 6,000,000 class A common shares, plus an additional 25% of the issued and outstanding class A common shares outstanding from time to time. As of September 30, 2022, there were 6,657,241 class A common shares committed to the plan. Of this amount, 5,675,000 class A common shares were under outstanding awards, and there were 982,241 class A common shares available for future grant. The plan is characterized as an “evergreen” plan, which means as the number of class A common shares outstanding increases, the number of class A common shares available for grant under the 2022 Equity Incentive Award Plan increases. Shareholder approval is required for the plan to comply with certain IRS and Nasdaq requirements. Both the board of directors and shareholders have approved the plan.

The board of directors may grants awards under the plan for up to ten years from the date of plan adoption. The board of directors or a committee thereof will determine the form of award and its terms, such as the vesting period, the exercise period, any vesting criteria that might include performance goals and termination provisions. Typically, termination will be as a result of retirement, disability and the end of employment. Awards may not be issued at less than the fair market value of a class A common share at the time of award. Although awards are typically exercised for a cash payment, the board of directors or applicable committee may issue the awards on a net exercise, or cashless, basis. Management makes recommendations to the board of directors or committee about the form of the award, the amount of the award levels and its terms. Management monitors overhang (a measure of potential earnings dilution from stock awards) as well as run rate (the rate at which stock awards are being awarded from our equity plans) when making recommendations to the board of directors or applicable committee regarding plan awards.

Currently, the plan is not registered under a Form S-8 registration statement. A Form S-8 registration statement for the plan can only be filed once the Company becomes a registrant under the Securities Act or the Exchange Act and meets the criteria for use of a registration statement that incorporates certain information by reference. Until registration, any class A common shares issued pursuant under the plan will be “restricted stock.”

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Outstanding Equity Awards Under Plan as of September 30, 2022

MDB has granted restricted stock unit, or RSU, awards to Messrs. Marlett, Hayat and James for an aggregate of 2,100,000 class A common shares, which awards vest as to 20% each year from the date of the person’s employment agreement, so long as the person remains employed by MDB.

MDB has issued RSU awards to certain key persons for an aggregate of 2,000,000 class A common shares, These awards generally vest as to 20% of one-half of the total number of granted RSUs on the thirteenth (13) month anniversary of the listing of the class A common shares on a United States national exchange and then at the rate of 10% of one-half of the total number of RSUs each six months after the date of the initial vesting until the last vesting on the fifth year anniversary of the date of grant, at which any previously unvested RSUs will fully vest. The other half of the RSUs will vest at any time after the 13th month anniversary of the listing of the class A common shares on a United States national securities exchange and before the five year anniversary of the date of grant, if and when (y) a class A common share has traded in the market on which the class A common shares are listed for any 90 consecutive calendar days at an average price of $20.00 or more during the period commencing the date of grant and prior to the five year anniversary of the date of grant, with an average monthly trading volume of 2,000,000 class A common shares or more during the 90 consecutive calendar day period, or (z) a class A common shares has traded in the market on which the class A common shares are listed for any 90 consecutive calendar days at an average price of $25.00 or more during the period commencing the date of grant and prior to the five year anniversary of the date of grant; provided further, that if there is a distribution of cash, stock or other property by the Company on the class A common shares, then the foregoing average amounts of $20.00 or $25.00 will be reduced by the value of any one or more per share distributions after the date of grant until vested.

MDB has issued RSU awards to various employees and other persons for an aggregate of 1,615,000 class A common shares that generally vest over a period of five years, with 20% of granted RSUs vesting on the thirteenth (13) month anniversary of the listing of the class A common shares on a United States national exchange and then at the rate of 10% of the original amount of RSUs each six months after the date of the initial vesting until the last vesting on the fifth year anniversary of the date of grant, at which any previously unvested RSUs will fully vest.

Each of the above RSU awards have provisions for an acceleration of vesting for a change of control of MDB and in the discretion of the board of directors or a committee thereof and may be adjusted by the board of directors or a committee thereof as provided in the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of the organization of MDB Capital Holdings, LLC and reorganization of MDB Capital Group LLC (now Public Ventures, LLC), it was necessary for MDB Capital Group LLC to distribute most of its assets, including making a committed cash distribution, to its then two owners, Messrs. Christopher A. Marlett and Anthony DiGiandomenico. Thereafter, these two individuals contributed back to MDB Capital Holdings, LLC certain assets that would continue to be part of the corporate group in exchange for 5,000,000 class B common shares of MDB Capital Holdings, LLC. The recontributed assets included MDB Capital Group LLC (now renamed Public Ventures LLC,), PatentVest, Inc., and a majority ownership interest in the common stock of Invizyne Technologies, Inc. The committed cash distribution was distributed shortly after completion of the private placement by MDB Capital Holdings, LLC in June 2022, in the amount of $2,723,700, the delay of the actual distribution being necessitated by regulatory requirements of FINRA.

Messrs. Marlett and DiGiandomenico own all the class B common shares, each of which has five votes per share and vote together with the class A common shares as a single class on all matters on which a vote of the common equity is required, including the board of directors. As of the date of this prospectus, immediately prior to the offering, the 5,000,000 class B common shares represent approximately 65.5 % of the voting authority of the actual issued and outstanding common shares of both classes of the MDB Capital Holdings, LLC capital stock, on a combined basis.

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Messrs. Marlett and DiGiandomenico own MDB Capital S.A., a Nicaraguan entity, that provides services to the Company and its subsidiaries on an out-source, as requested basis. During the years ended December 31, 2021, and 2020 the Company paid MDB Capital S.A. $930,000 and $888,000, respectively. MDB Capital Holdings, LLC continues to have a service agreement with MDB Capital S.A.

The Company leased its Dallas headquarters office space in a building owned by Messrs. Marlett and DiGiandomenico until November 30, 2021, when it moved to new offices at 4209 Meadowdale Lane, Dallas, TX 75229. During the years ended December 31, 2021, and 2020, the Company paid lease expenses to these related parties of $123 thousand and $134 thousand, respectively.

General Policy for Evaluating Related Party Transactions

Related party transactions will be reviewed by the audit committee, generally under its authority to review situations that give rise to conflicts of interest, as set forth in the Audit Committee Charter. The policy of the Company is to evaluate those situations where an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A common situation is one that involves a transaction between the Company and a party that is a director, officer or employee, or their respective related parties or affiliates or an entity under the control of those persons. The audit committee shall review the material facts of all related party transactions with the objective of determining to either approve or disapprove the Company entering into the transaction. The audit committee will review the relevant facts and circumstances of a related party transactions taking into account, among other factors, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value and the terms of the obligations involved in the related party transaction, (vi) the extent of the related party’s interest in the transaction, and (vii) any other information that would be material to investors in light of the circumstances of the particular transaction. Approval may be a standing approval for the same types of transactions, where it is warranted. The audit committee may also ratify related party transactions that have occurred, but related parties are encouraged to seek prior approval of a transaction so as not to face the situation of having to unwind or modify it.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our class A common shares and class B common shares by:

●	each shareholder of our class A common shares who is known by us to beneficially own 5% or more of our class A common shares;

●	each shareholder of our class B common shares;

●	each of our executive officers;

●	each of the members of the board of directors; and

●	all of the members of the board of directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC as defined in Rule 13d-3 of the Exchange Act. A person has beneficial ownership of class A common shares and class B common shares if such individual has the power to vote and/or dispose of the shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the initial closing are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the class A common shares and class B common shares set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o MDB Capital Holdings, LLC, 4209 Meadowdale Lane, Dallas, TX 75229.

Applicable percentage ownership in the following table is based on 2,628,966 class A common shares and 5,000,000 class B common shares outstanding as of December 15, 2022. Because the class A common shares and the class B common shares vote together on all matters, we also give the percentage ownership of the combined classes, allocating one vote for each class A common share and five votes for each class B common share.

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	Before Offering					After Offering
	Class A		Class B			Class A		Class B
	Number (1)	Percent of Class (2)	Number (1)	Percent of Class (3)	Percent of Combined Total Voting Power % (4)	Number (1)	Percent of Class (5)	Number (1)	Percent of Class (2)	Percent of Combined Total Voting Power % (6)
Named Executive Officers and Directors
Christopher Marlett (7)	79,933	3.0%	3,755,000	75.1%	68.2%	79,933	2.4%	3,755,000	75.1%	66.4%
Anthony DiGiandomenico (7)	26,645	1.0%	1,245,000	24.9%	22.6%	26,645	0.8%	1,245,000	24.9%	22.0%
George Brandon (7)	-	-	-	-	-	-	-	-	-	-
Mo Hayat (7)	-	-	-	-	-	-	-	-	-	-
Jeremy W. James (8)	-	-	-	-	-	-	-	-	-	-
Javier Chamorro (9)	10,000	0.4%	-	-	0.0%	10,000	0.3%	-	-	0.0%
Susanne Meline (8)	24,500	0.9%	-	-	0.1%	24,500	0.7%	-	-	0.1%
Matthew Hayden (8)	30,000	1.1%	-	-	0.1%	30,000	0.9%	-	-	0.1%
Sean Magennis (8)	-	-	-	-	-	-	-	-	-	-
All executive officers and directors as a group (9 persons) (10)	171,078	6.4%	5,000,000	100.0%	91.0%	171,078	5.1%	5,000,000	100.0%	88.6%
Other 5% Shareholders:

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2)	Based on a total of 2,628,966 class A common shares issued and outstanding as of December 15, 2022.
(3)	Based on a total of 5,000,000 shares of the class B common shares issued and outstanding as of September 30, 2022.
(4)	Based on a total of 7,628,966 class A and class B common shares issued and outstanding as of December 15, 2022, with each class A common share entitled to one vote and each class B common share entitled to five votes.
(5)	Based on a total of 3,462,299 class A common shares issued and outstanding as of December 15, 2022 (2,628,966) and the class A common shares issued in the offering (833,333).
(6)	Based on a total of 8,462,299 class A and class B common shares issued and outstanding as of December 15, 2022 (7,628,966), and the class A common shares issued in the offering (833,333), with each class A common share entitled to one vote and each class B common share entitled to five votes.
(7)	Does not include 1,000,000 restricted share units (RSUs) for the class A common shares vesting over a period of 5 years.
(8)	Does not include 100,000 restricted share units (RSUs) for the class A common shares vesting over a period of 5 years.
(9)	Does not include 200,000 restricted share units (RSUs) for the class A common shares vesting over a period of 5 years.
(10)	Does not include 4,600,000 restricted share units (RSUs) for the class A common shares vesting over a period of 5 years.

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DESCRIPTION OF CAPITAL

Authorized Capital

Authorized Amount

MDB has two classes of common equivalent equity and a class of authorized blank check preferred equivalent equity, together representing our limited liability membership interests. We have designated our equity securities as “shares.”

The total number of shares of all classes currently authorized is 110,000,000 shares, consisting of (i) 10,000,000 preferred shares (none currently designated), and (ii) 100,000,000 common shares, of which 95,000,000 shares are designated as class A common shares and 5,000,000 shares are designated as class B common shares. As of December 15, 2022, there were 7,628,966 common shares outstanding consisting of 2,628,966 class A common shares and 5,000,000 class B common shares. No preferred shares were outstanding.

Preferred Shares

Our preferred shares are similar to “blank check preferred stock” that is common with corporations that are federally taxed as “C” corporations. The board of directors or a committee thereof is authorized, at any time and from time to time, to issue preferred shares, in any number of series and amount, pursuant to a share designation. The preferred shares may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of shares) any classes or series of shares existing immediately prior to the board of director authorization and issuance), for consideration that may be cash, any tangible or intangible property or any benefit to MDB, or any combination thereof, and such other rights and powers, such as voting, dividend, and liquidation, as may be fixed by the board of directors or a committee thereof, unless all of the shares which MDB is authorized to issue, have been issued, subscribed for, or otherwise committed to be issued.

Common Shares – Both Class A Common Shares and Class B Common Shares

The class A common shares and the class B common shares are the same except as specifically described in the section “Class B Shares Only” below.

As permitted under Delaware law, we have decided to call our equity “shares” rather than “units” or other designations. Units is the common, but not the exclusive, nomenclature for the securities issued by a limited liability company. The rights of the holders of our shares is set forth in our operating agreement. We have written our operating agreement to approximate in many respects the rights of equity holders of a Delaware corporation under the DGCL that is federally taxed as a “C” corporation, which are the majority of the U.S. founded public companies trading in the public markets. However, our shares that represent the equity in the Company will have different tax aspects from those equity interests of a “C” corporation that are described elsewhere in this prospectus.

●        Distributions. Subject to the rights of any preferred shares, the holders of the class A common shares and class B common shares will be entitled to participate ratably on a share for share basis as if all the common shares were a single series in distributions, whether in cash, shares, securities of entities within the company group or otherwise, as may be declared by the board of directors from time to time; provided that any distributions payable in common shares (or payable in rights to subscribe for or purchase common shares or securities or indebtedness convertible into or exchangeable for common shares) shall be declared and paid at the same rate on all the common shares.

●       Voting. The class A common shares and class B common shares are the two currently authorized classes of common shares and are currently all the outstanding voting shares of the Company. Their voting rights may be subject to any rights of any future class of preferred shares that are authorized in the discretion of the board of directors and issued. The two classes of common shareholders vote as a single class on all matters submitted to a vote of the shareholders holding voting shares, including directors, with each class A common share entitled to one vote and each class B common share entitled to five votes. The common shareholders are not entitled to cumulate votes in the election of directors. The holders of the common shares may take action by written consent of the holders of not less than a majority of the common shares entitled to vote at a meeting of the Company.

●       Quorum. Quorum for the purposes of holding a meeting of the common shareholders is one-third of the shares of both classes entitled to vote at a meeting of the shareholders. When a quorum is present the vote of the holders of at least a majority of the voting power of all the common shares entitled to vote that are present, in person or by proxy, shall be valid and binding on the Company, unless the matter to be acted upon is one which the operating agreement expressly provides for a different vote. Where the operating agreement does not address the vote required, then the vote will be as provided in the DGCL as if the Company were a Delaware corporation. Directors will be elected by a plurality of the votes that are present, in person or by proxy, at the meeting.

●       Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our company, after all creditors shall have been satisfied, and subject to the payment of all sums payable in respect of preferred shares, if any, the common shareholders will share in all distributions of the remaining assets.

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●       No Preferential Rights. Except as otherwise provided in a share designation or as determined by the board of directors, no shareholder has any preemptive, preferential or other similar right with respect to the issuance of any shares, whether such shares are unissued, held in treasury or hereafter created.

●       Share Transfer Restrictions. Share transactions entered into through the facilities of a national securities exchange on which the shares will be listed for trading will be unrestricted. No other transaction of shares may be transferred if it would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over the transfer, (ii) terminate our existence under the laws of Delaware, the jurisdiction of our formation, or (iii) cause us to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed). Our board of directors may impose restrictions on the transfer of shares if it receives an opinion of counsel that restrictions are necessary or advisable to avoid a significant risk of our becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. Our board of directors may impose restrictions by amending the operating agreement without the consent of any shareholder or other person.

Class B Shares Only Rights

Although the class A common shares and class B common shares vote together on all matters, including directors, the class B common shares have five votes per share compared to the class A common shares which have only one vote per share.

At any time and from time to time, in any amount, the holders of the Class B Common Shares, acting together or separately with the other holders of the class B common shares, may convert each share of class B common share into one class A common share.

Placement Agent Warrants

In connection with the private placement of class A common shares completed June 2022, the Company issued to two registered sales agents engaged by the by the Company warrants to purchase 18,477 class A common shares which are exercisable for 10 years at $13.00 per share.

Selling Agent Warrants

Upon the closing of this offering, there will be up to 66,667 class A common shares issuable upon exercise of the selling agent’s warrants. See “Plan of Distribution—Selling Agent’s Warrants” below for a description of the selling agent’s warrants.

Meetings of Shareholders

Meetings of shareholders may be held at such place, either within or without the State of Delaware, as may be designated by the board of directors. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The annual meetings of the shareholders, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be fixed by resolution of the board of directors as determined by the board of directors. Special meetings of the shareholders may be called for any purpose or purposes, at any time, by the chairman of the board or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Written notice of each meeting of shareholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. The majority of the outstanding shares entitled to vote at a meeting will constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of shares voting as a separate class.

At an annual meeting of the shareholders, if and when one is held, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors) must be brought before the meeting (i) by or at the direction of the board of directors, or (ii) by a shareholder of record of our company at the time of the giving of the notice required in the paragraph (b) hereof, who is entitled to vote and the meeting. The foregoing clause (ii) shall be the exclusive means for a shareholder to propose business (other than business included in the company proxy materials pursuant to Rule 14a-8 under the Exchange Act at an annual meeting of shareholders.

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In addition to any other applicable requirements for business to be properly brought before an annual meeting by a record shareholder, (i) the record shareholder must have given timely notice thereof in writing to the secretary of the company, (ii) any such business must be a proper matter for shareholder action under Delaware law and (c) the record shareholder and the beneficial owner, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Business Solicitation Statement (as defined below). To be timely, a record shareholder’s notice must be delivered to the secretary at the company’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which the company first mailed its proxy materials for the previous year’s annual meeting of shareholders. however, if the company did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the shareholder must be delivered to the secretary at the company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. in no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. Other than with respect to shareholder proposals relating to director nomination(s), a shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the record shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series, and number of shares of the company which are owned, directly or indirectly, beneficially and of record by the record shareholder, (iv) any material interest of the record shareholder in such business and the beneficial owner, if any, on whose behalf the proposal is made, (v) as to the shareholder giving the notice and any Shareholder Associated Person (as defined below) or any member of such shareholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss or generate profit to or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder, such Shareholder Associated Person or family member with respect to any share of the company (each, a “Relevant Hedge Transaction”), (vi) as to the shareholder giving the notice and any Shareholder Associated Person or any member of such shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such shareholder, Shareholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the company or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the company (a “Derivative Instrument”), (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the company, (c) any rights to distributions on the shares of the company owned beneficially by such shareholder, Shareholder Associated Person or family member that are separated or separable from the underlying shares of the company, (d) any proportionate interest in shares of the company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, Shareholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (e) any performance-related fees (other than an asset-based fee) that such shareholder, Shareholder Associated Person or family member is entitled to be based on any increase or decrease in the value of shares of the company or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (vii) a statement whether or not such person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of all Shares reasonably believed to be sufficient to carry the proposal and/or otherwise to solicit votes or proxies in support of such proposal (such statement, a “Business Solicitation Statement”). “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of shares of the company owned of record or beneficially by such shareholder or (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Nothing in the operating agreement shall affect the right of a shareholder to request inclusion of a proposal in the company’s proxy statement or information statement pursuant to Rule 14a-8 under the Exchange Act, and any proposal submitted in compliance with Rule 14a-8 under the Exchange Act and included in the company’s proxy statement or information statement pursuant thereto shall be deemed to be properly before the meeting.

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Nominations for directors by the shareholders will be similarly restricted as shareholder proposals described above in terms of the notice requirements. The shareholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of the company which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected; (b) as to the record shareholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal was made, (i) the name and record address of the shareholder, and (ii) the class, series and number of shares of the company which are beneficially owned; (c) as to the record shareholder giving the notice and any Shareholder Associated Person or any member of such shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction has been entered into; and (d) as to the shareholder giving the notice and any Shareholder Associated Person or any member of such shareholder’s immediate family sharing the same household, (1) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the company, (3) any rights to distributions on the shares of the company owned beneficially by such shareholder that are separated or separable from the underlying shares of the company, (4) any proportionate interest in shares of the company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to be based on any increase or decrease in the value of shares of the company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (e) a statement whether or not such person or its nominee intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of all shares reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated and/or otherwise to solicit votes or proxies in support of such nomination (the “Nomination Solicitation Notice”). The company may require any proposed nominee to furnish such other information as may reasonably be required by the company to determine the eligibility of such proposed nominee to serve as a director of the company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of Preferred Shares.

If the shareholder making a nomination or a qualified representative of such shareholder does not appear at the annual meeting to present a nomination submitted, such nomination(s) shall not be presented or voted upon at the annual meeting. For purposes of the foregoing sentence, to be considered a qualified representative of a shareholder, a person must be a duly authorized manager, officer or partner of such shareholder or must be authorized by such shareholders in writing to act as such. in the event a qualified representative of a shareholder will appear at a meeting and make a nomination in lieu of a shareholder, the shareholder must provide the notice of such designation at least twenty-four hours prior to the meeting. If no such advance notice is provided only the shareholder may make the nomination and the nomination may be disregarded in the event the shareholder fails to appear and make the nomination. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Board of Directors

The number of directors which shall constitute the whole of the board of directors shall be not less than three (3) or more than twelve (12), until changed by amendment to the operating agreement. Only the board of directors shall have the power to change the number of directors within that limit. Currently, the number of directors of our company has been fixed at eight (8).

The directors shall be elected to one-year terms by a plurality vote of the common shares represented in person or by proxy at the shareholders’ meeting and entitled to vote on the election of directors. Elected directors shall hold office until the annual meeting when their terms expire and until their successors shall be duly elected and qualified. Directors need not be shareholders. If, for any reason, the board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose.

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Anti-Takeover Effects

The existence of our blank check preferred shares that permits the board of directors to issue shares with the terms it determines in its discretion may have an anti-takeover effect. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors, without shareholder approval, will be able to issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the common shares and could also have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. We currently have no preferred shares issued and outstanding as the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

The fact that the class B common shares have a right to five votes per class B common share on all matters presented for a vote to the shareholders, including in the vote for directors, and the fact that the class B common shares currently have a majority ownership position of all the common shares, means that they have an anti-takeover effect, because it would be difficult for an insurgent to overcome the authority that the class B common shares has in the governance of the Company.

The provisions for shareholder business proposals and director nominations in the operating agreement, both described above, also could have an anti-takeover effect.

K-1 Reporting

We have engaged PricewaterhouseCoopers LLP (“PwC”) to provide to the holders of the class A common shares and class B common shares, periodic reports of the income or loss related to their holding class A common shares in MDB for the tax years 2021 – 2023. As part of their services, PwC will solicit from brokers, nominees and transfer agents partner information as required by I.R.C. § 6031(c) necessary to report Schedule K-1s. This will include trade activity during the year.

The Schedule K-1s for investors will show taxable income on an annual basis, prorated on a monthly basis for class A common shares transferred during the calendar year. Special allocations of discrete transaction items will be reported on a Schedule K-1 for the month they occur.

The Company plans for Schedule K-1s to be sent out as soon as reasonably practicable after the end of the fiscal year. Our agreement with our Schedule K-1 service provider calls for them to send final or best estimates of the Schedule K-1 information to shareholders within 90 days after the year end, with every effort to meet the April 15th individual tax filing date, without extension. Following this initial delivery of information, shareholders should work with the Company’s Schedule K-1 service provider to correct their Schedule K-1 of any incorrect information reported, such as personal information (name, address, federal ID number) and number of class A common shares held and date acquired, transferred, or sold. Where there is correcting information provided to the Schedule K -1 service provider, an updated Schedule K-1 will be provided to a shareholder prior to September 15th.

Transfer Agent and Registrar

The transfer agent and registrar for the class A common shares issued by the Company is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, with a general telephone number of 212-828-8436 and a general email of info@vstocktransfer.com.

CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to an investment in the Company. This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions (all as currently in effect and all of which are subject to change, possibly with retroactive effect). Except as specifically set forth herein, this summary deals only with interests held as capital assets within the meaning of Code Section 1221. This summary does not purport to address all U.S. federal income tax considerations that may be relevant to investors in light of their particular circumstances or to investors subject to special tax rules, such as dealers in securities or currencies, financial institutions, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, persons who may benefit from the Company’s potential sale or disposition of “qualified small business stock” under Code Section 1202, or holders of shares whose “functional currency” is not the U.S. dollar. In addition, this section has limited applicability to tax-exempt organizations and non-U.S. Persons and such prospective investors should consult their own tax advisors. For purposes of this discussion, a “U.S. Person” is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state, including the District of Columbia, an estate the income of which is subject to U.S. federal income tax regardless of its source or a trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in Section 7701(a)(30) of the Code (or a trust that has made an election to be treated as a “United States person” under the Code). For purposes of this discussion, a “non-U.S. Person” is an investor that, for U.S. federal income tax purposes, is an individual, corporation, trust or estate and is not a U.S. Person.

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The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that will hold shares, and such partnerships, should consult their tax advisors.

The manner in which the Company is to be taxed, the deductions available to the Company and the effect of the operations of the Company on each prospective investor involve complex issues. Because of the uncertainties and risks associated with the federal, state, and local income tax aspects of the investment in shares, it is imperative that, prior to making an investment in the Company, potential investors consult their own tax advisors regarding their particular tax situation and the tax consequences of investing in the Company.

Investors should note that the Company cannot guarantee that there will be significant tax benefits associated with the future operation of the Company. No ruling will be sought from the IRS on the U.S. federal income tax consequences of any of the matters discussed in this prospectus or any other tax issues affecting the Company or the investors. The Company has neither requested nor will it receive an opinion from its counsel with respect to the tax matters discussed below. Each investor (including, without limitation, any tax-exempt investors and investors who are not U.S. Persons) should carefully review the following risk factors and consult, and must rely solely upon the advice of, his, her or its own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Company.

THE TAX CONSIDERATIONS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A COMMON SHARES. THIS PROSPECTUS DOES NOT, FOR EXAMPLE, DISCUSS THE ESTATE, GIFT, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS, ANY OF WHICH MAY BE GIVEN RETROACTIVE EFFECT.

Classification as a Partnership

The Company is organized and operated as a Delaware limited liability company in accordance with the provisions of the operating agreement and applicable state law. Under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (the “qualifying income exception”). For this purpose, Section 7704 of the Code defines “qualifying income” as including, in pertinent part, dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. The Company has represented to Seyfarth, as special tax counsel to the Company, that (1) at least 90% of its gross income for each taxable year will be derived from dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends; (2) the Company is organized and operated in accordance with its governing agreements and applicable law; and (3) the Company has not elected, and does not plan to elect, to be classified as a corporation for U.S. federal income tax purposes.

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Based in part on and subject to the accuracy of the foregoing representations, Seyfarth is of the opinion that the Company will be classified as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes. The Company’s taxation as a partnership rather than a corporation will require the Company to conduct its business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that the Company’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Seyfarth will not review the Company’s ongoing compliance with these requirements and will have no obligation to advise the Company or any of its members in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Company failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Company would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, members would not report their share of the Company’s income or loss on their returns.

In addition, distributions to members would be treated as dividends to the extent of the Company’s current and accumulated earnings. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. To the extent a distribution exceeded the Company’s earnings and profits, the distribution would be treated as a return of capital to the extent of a member’s basis in its shares, and thereafter as gain from the sale of shares. Accordingly, if the Company were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Company and on the value of the shares.

The discussion below assumes that the Company will be treated as a partnership for U.S. federal income tax purposes and that it is not taxable as a corporation

Partnership Allocations

The tax consequences to investors of the Company’s investments in partner companies may be complex.

Prospective investors should consult with tax advisors who have substantial expertise with this aspect of the tax law.

The Company generally expects to receive income in the form of dividends from its equity investments in partner companies, and capital proceeds from the sale of partner companies, with all such partner companies expected to be treated as corporations for U.S. federal tax purposes.

For U.S. federal income tax purposes, a partnership is generally not a taxable entity but rather is a “flow-through” entity whose items of taxable income, gain, loss, deduction and credit are passed through to, and reported by, its partners. Thus, each investor will be required to report on its U.S. federal income tax return its allocable share of items of taxable income, gain, loss, deduction, or credit realized by the Company. This will include the portion of dividends received from corporate partner companies and capital proceeds from the sale of corporate partner companies. Each item generally will have the same character and source as would be the case if the investor realized the item directly. This rule applies without regard to whether the investor receives or will receive any cash distributions from the Company. Accordingly, for any taxable year of the Company, an investor may be required to report and pay tax on his share of items of the Company’s income without receiving sufficient (or any) cash distributions.

Generally, the character of partnership items of taxable income, gain, loss, deduction and credits also passes through to its partners. For example, to the extent the Company has gains subject to ordinary income tax rates, each Investor will be required to report, and pay taxes on, its allocable share of such gains. Investors who are individuals will generally be subject to reduced tax rates on their allocable share of dividends received by the Company from corporate partner companies, to the extent such dividends constitute “qualified dividend income” under section 1(h)(11) of the Code.

The operating agreement contains certain allocations of income, gain, losses, and deductions that could be reallocated by the IRS if it were determined that the allocations did not have “substantial economic effect” under Section 704(b) of the Code, and the allocations were not made in accordance with the investors’ respective interests in the Company, taking into account all relevant facts and circumstances. If the IRS does not respect an allocation and the investors’ distributive shares of income and loss are adjusted, the investors may be required to file amended income tax returns which could subject the investors to additional taxes, interest, and penalties.

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The Company may apply certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. The Company intends for the application of any such conventions to be consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations will have substantial economic effect or otherwise should be respected as being in accordance with members’ interests in the Company for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions and it is possible that the IRS could successfully challenge the Company’s use of any such allocations methods on the ground that they do not satisfy the technical requirements off the Code or Treasury Regulations, requiring a member to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if such method were respected.

The assumptions and conventions used in making tax allocations may cause a member to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by the Company during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent.

Tax Elections

Under Section 754 of the Code, the Company is permitted to elect to have the U.S. federal income tax basis of its assets adjusted in the event of a distribution of property to a member or in the event of a transfer of an interest in the Company by sale or exchange or as a result of the death of a member. Pursuant to the terms of the operating agreement, the board of directors, in its sole discretion, is authorized to make such election. Such an election, if made, can be revoked only with the consent of the IRS. The Company also will be required to reduce its U.S. federal income tax basis in its assets in connection with certain redemptions and dispositions of shares.

The calculations under Section 754 of the Code are complex, and there is uncertainty concerning the mechanics of the calculations in the context of publicly-traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Company, it may apply certain conventions in determining and allocating U.S. federal income tax basis adjustments. If applied, it is possible that the IRS will successfully assert that the conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different U.S. federal income tax basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which income, gain, loss, deduction and credit of the Company is allocated to certain holders of shares.

Company Distributions

Distributions by the Company to an investor generally will not be taxable to such investor for U.S. federal income tax purposes to the extent of the tax basis in the shares immediately before the distribution. Cash distributions in excess of such basis generally will be considered to be gain from the sale or exchange of the shares, taxable as further described herein. See “Sale of shares” below. Any reduction in an investor’s share of the Company’s liabilities included in the basis of his shares may be treated as a distribution of cash to such investor. A decrease in an investor’s ownership interest in the Company because of an issuance of additional shares may decrease such investor’s share of nonrecourse liabilities, potentially resulting in a corresponding deemed distribution of cash.

An investor will recognize gain on the complete liquidation of its shares only to the extent the amount of money received by the investor exceeds such investor’s adjusted tax basis in its shares. Any such gain recognized by an investor generally will be capital gain, but may be taxable as ordinary income, either in whole or in part, under certain circumstances. See “Sale of shares” below. No loss may be recognized on a distribution in liquidation of shares, unless the investor receives no property other than money and/or substantially appreciated “inventory items” and “unrealized receivables” (both as defined by Section 751 of the Code).

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Possible Audit of Company Tax Return

The Company generally will not be liable for the payment of U.S. federal income tax, but will be required to file a federal information return each year. Any such return may be audited by the IRS and any such audit may result in adjustments. Under the current audit rules, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the entity (i.e., the Company) rather than by its partners or members. The parties responsible for the tax administration of the Company described herein will have the authority to utilize any exceptions available under the current audit rules and the decision to utilize such exceptions may be made in a manner that is not to the benefit of all investors. The Company will designate a person (i.e., a member of the board of directors or another designee) to act as the partnership representative, and in this role, such designee shall have the authority (subject, in certain cases, to the approval of the board of directors) to act on behalf of the Company with respect to dealings with the IRS under these audit procedures.

Tax Treatment Of Certain Fees and Expenses Paid by the Company

Under the Code, a Company expenditure will, as a general rule, fall into one of the following categories: (1) deductible expenses – expenditures such as interest, taxes, and ordinary and necessary business expenses which the Company is entitled to deduct in full when paid or incurred (subject to applicable limitations); (2) amortizable expenses – expenditures which the Company is entitled to amortize (i.e., deduct ratably) over a fixed period of time; (3) capital expenditures – expenditures which must be added to the amortization or depreciation base of Company property (or Company loans) and deducted over a period of time as the property (or Company loan) is amortized or depreciated; (4) organizational expenses – expenditures related to the organization of the Company, which under Section 709 of the Code may be deductible for the taxable year in which the Company begins business in an amount equal to the lesser of (i) the amount of organizational expenses with respect to the Company or (ii) $5,000, reduced (but not below zero) by the amount by which such organizational expenses exceed $50,000, with any remaining organizational expenses deductible ratably over the 180-month period beginning with the month in which the Company begins business; (5) syndication expenses – expenditures paid or incurred in promoting the sale of interests in the Company, which under Section 709 of the Code must be capitalized but may be neither depreciated, amortized, nor otherwise deducted; (6) Company distributions – payments to investors representing distributions of the Company funds, which may be neither capitalized, amortized nor deducted; (7) start-up expenses – expenditures incurred by the Company during an initial period, which under Section 195 of the Code may be deductible for the taxable year in which the Company begins business in an amount equal to the lesser of (i) the amount of start-up expenses with respect to the Company or (ii) $5,000.00, reduced (but not below zero) by the amount by which such start-up expenses exceed $50,000.00, with any remaining start-up expenses deductible ratably over the 180-month period beginning with the month in which the Company begins business, provided an election to do so is made; and (8) guaranteed payments to investors – payments to investors for services or use of capital which are deductible or treated in the other categories of expenditures listed above, provided they meet the applicable requirements.

All expenditures of the Company must constitute ordinary and necessary business expenses in order to be deducted by the Company when paid or incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., taxes). Expenditures must also be reasonable in amount. The IRS could challenge a fee deducted by the Company on the ground that such fee is a capital expenditure, which must either be amortized over an extended period or indefinitely deferred, rather than deducted as an ordinary and necessary business expense. The IRS could also challenge the deduction of any fee on the basis that the amount of such fee exceeds the reasonable value of the services performed, the goods acquired or the other benefits to the Company o.

Under Section 482 of the Code, the IRS has broad discretion to reallocate income, deductions, credits or allowances between entities with common ownership or control if it is determined that such reallocation is necessary to prevent the evasion of taxes or to clearly reflect the income of such entities. It is possible that the IRS could contend that certain items should be reallocated in a manner that would change the Company’s tax treatment of such items.

Adjusted Tax Basis of Shares

The adjusted tax basis of an investor in his, her or its shares is important for several reasons including, but not limited to, determining: (1) the current deductibility of an investor’s distributive share of Company losses; (2) income tax consequences of distributions; and (3) gain or loss on the sale of shares. In general, an investor’s initial tax basis for such investor’s shares will equal his, her or its initial investment in the Company. An investor’s tax basis will generally be increased by (a) any additional capital contribution made by such Investor, (b) such investor’s share of Company income, (c) such investor’s share of Company liabilities that are without recourse to any investor (“nonrecourse liabilities”), if any, and (d) such investor’s share of Company liabilities for which such investor bears the economic risk of loss (“recourse liabilities”), if any. Generally, an investor’s basis in his, her or its shares will be decreased (but not below zero) by such investor’s (i) share of Company distributions (equal to the amount of money plus the adjusted tax basis of any property distributed to such investor), (ii) share of decreases in nonrecourse liabilities of the Company or recourse liabilities, (iii) share of losses of the Company, and (iv) share of nondeductible expenditures of the Company that are not chargeable to capital. An investor’s share of nonrecourse liabilities will generally be based on his, her or its share of the Company’s profits, if any.

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Passive Loss Limitation

Section 469 of the Code provides limitations for the use of taxable losses attributable to “passive activities.” Losses of an individual from passive activities (“passive losses”) may be offset only against income from passive activities (“passive income”), whether from the same activity in different years or from other activities. Under these rules, if an investor does not have sufficient passive income to utilize his, her or its passive losses from the Company in any year, those losses may be carried forward and utilized in future years to the extent of such investor’s passive income in those years. If an investor disposes of his, her or its entire interest in the Company in a taxable transaction with a third party, any suspended losses will no longer be treated as passive losses, and may offset non-passive income. The passive loss rules of Section 469 of the Code are applied separately to the income and loss of each partnership that is a publicly- traded partnership, including the Company. Accordingly, losses of the Company may only be deducted against income from the Company, and unused losses are suspended and carried forward until they are either used against future income from the Company or upon the disposition of a shareholder’s entire interest in the Company. The passive activity rules are extremely complex and investors are urged to consult their own tax advisors as to their applicability, particularly as they relate to the ability to deduct any losses from the Company against other income of the investor.

Amount “At-Risk”

Under Section 465 of the Code, individuals and certain closely-held corporations are entitled to deduct their distributive shares of the Company losses attributable to the Company activities only to the extent of the amount for which they are considered “at-risk” with respect to their ownership interests in the Company at the end of the taxable year.

An investor will be considered “at-risk” with respect to his, her or its interest in the Company to the extent of his, her or its basis, i.e., the cash contributed to the Company for shares, provided such shares were not financed with borrowings from persons with certain interests (other than as a creditor) in the Company’s activities or with borrowings solely secured by shares. While an investor’s tax basis in his, her or its shares also includes his, her or its allocable share of any nonrecourse liabilities of the Company, such liabilities are not includable in the investor’s amount “at-risk” unless such nonrecourse liabilities constitute “qualified nonrecourse financing” within the meaning of Section 465(b)(6) of the Code. The amount “at-risk” will be increased by the amount of the Company’s income or gain allocable to the investor and will be decreased by his, her or its share of deductions and losses and by distributions made to such investor.

Limitation on Excess Business Loss

Under the Tax Cuts and Jobs Act of 2017 and the Coronavirus Aid, Relief, and Economic Security Act, for tax years starting after December 31, 2020, excess business losses of a taxpayer other than a corporation are not allowed for the taxable year. Such losses are carried forward and treated as part of the taxpayer’s net operating loss carryforward in subsequent taxable years. An excess business loss for the taxable year is the excess of aggregate deductions of the taxpayer attributable to trades or businesses of the taxpayer over the sum of aggregate gross income or gain of the taxpayer plus a threshold amount (depending on the filing status of the taxpayer). In the case of a partnership (such as the Company), the provision applies at the partner or member level. The provision applies after the application of the passive loss rules.

Limitation on Deduction of Business Interest

Under the Tax Cuts and Jobs Act of 2017, Code Section 163(j) limits annual deductions for “business interest” expense paid or accrued during the taxable year to the sum of business interest income plus 30% of “adjusted taxable income” plus certain motor vehicle floor plan financing interest of the taxpayer. A taxpayer may also make an election to opt-out of the increased limitation entirely. In the case of a taxpayer that is a partnership (such as the Company), these elections are made at the partnership level.

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Business interest in excess of the allowed current deduction may be carried forward and treated as business interest paid or accrued in the succeeding taxable year, subject to certain restrictions that are applicable to partnerships. Certain small businesses (in general, businesses with average annual gross receipts for the three year period ending with the prior taxable year that do not exceed $25 million) are exempt from the foregoing rule. While the limitation generally applies at the taxpayer level, in the case of a partnership (such as the Company) or an S corporation, the rule is applied at the partnership or S corporation level. In the case of a group of affiliated corporations that file a consolidated return, the limitation applies at the consolidated tax return filing level.

Business interest means any interest paid or accrued on indebtedness properly allocable to a trade or business, provided that investment interest (within the meaning of Code Section 163(d)) does not constitute business interest. Business interest includes disallowed business interest expense carryforwards from prior taxable years (including interest expense for which the deduction was disallowed under Code Section 163(j) as in effect prior to the amendments enacted pursuant to the Tax Cuts and Jobs Act of 2017 (“Prior Code Section 163(j)”) for the taxpayer’s last taxable year that began before January 1, 2018 and was carried forward pursuant to Prior Code Section 163(j)).

The adjusted taxable income of a taxpayer means taxable income computed without regard to any item not properly allocable to a trade or business, any business interest income or expense, any net operating loss deduction, for taxable years beginning prior to 2022 any depreciation amortization or depletion deduction, and certain other items.

Each prospective investor should consult with its own tax advisor regarding the application of these rules in connection with an investment in the Company.

Sale of Shares

A sale of all or part of an investor’s shares will result in the recognition of gain or loss in an amount equal to the difference between the amount of the sales proceeds and such investor’s adjusted tax basis for the portion of the shares disposed of. Such investor’s adjusted tax basis will be adjusted for this purpose by its allocable share of the Company’s income or loss for the year of such sale. Gain recognized on the sale of shares by an investor will generally be treated as capital gain, except that the portion of the sales price attributable to substantially appreciated “inventory items” and “unrealized receivables” (both as defined by Section 751 of the Code) will be treated as ordinary income. “Inventory items” of the Company generally includes any property held by the Company other than capital assets or assets used in the Company’s trade or business. “Unrealized receivables” of the Company include the investor’s share of the ordinary income that the Company would realize as a result of the recapture of depreciation if the Company had sold the Company depreciable property immediately before the investor sold its shares.

Alternative Minimum Tax

Individual taxpayers have potential liability for alternative minimum tax. Certain items from the Company could affect an investor’s alternative minimum tax liability. Because such liability is dependent upon each investor’s own circumstance, each investor should consult its own tax advisors concerning the alternative minimum tax consequences of being an investor.

Anti-Abuse Rule

The IRS has broad authority to disregard a partnership in whole or in part, to refuse to treat a partner as a partner, to adjust a partnership’s methods of accounting, or to alter or disregard partnership allocations in the case of a partnership which the IRS determines to have been formed or availed of with a principal purpose of substantially reducing the present value of the partners’ aggregate federal tax liability in a manner which, even though in compliance with the literal language of the Code or Regulations, the IRS determines to be “inconsistent with the intent of subchapter K” of the Code.

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Net Investment Income Tax

Certain members who are U.S. individuals are subject to the net investment income tax, which imposes a 3.8% tax on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Net investment income includes: (i) income from interest, dividends, royalties, and rents that are not income derived in the ordinary course of a trade or business (unless such trade or business is, itself, a passive activity for the individual); (ii) income from a trade or business that is a passive activity for the individual; and (iii) net gain attributable to the disposition of property that is not held in a trade or business (unless such trade or business is, itself, a passive activity for the individual). To the extent the income or gains of the Company constitute any of the above types of income with respect to an investor, such investor may have to pay the 3.8% tax on his, her or its net investment income.

Possible Legislative or Other Actions Affecting Tax Consequences

The U.S. federal income tax treatment of an investment in a partnership such as the Company may be modified by legislative, judicial, or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with U.S. federal income taxation of partnerships are constantly under review by the IRS, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Company, each investor should consult with his, her or its personal tax advisor with respect to possible legislative, judicial and administrative developments.

State, Local and Foreign Taxation

In addition to U.S. federal income taxes, investors may be subject to other taxes, including state and local income and franchise taxes, and, potentially, other taxes. In addition, investors may be subject to penalties for failure to timely pay such taxes and/or submit any required information and/or relevant tax returns. It is the responsibility of each investor to file all federal, state, local and other tax returns that may be required of such investor, pay all relevant taxes, and provide any other information required under applicable law.

Tax-Exempt Organizations and Non-U.S. Shareholders

Ownership of our shares by tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. Persons (collectively, “Non-U.S. Shareholders”) raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Each prospective shareholder that is a tax-exempt entity or a Non-U.S. Shareholder should consult its tax advisors before investing in our shares.

Non-U.S. Shareholders are taxed by the United States at graduated rates for individuals on income effectively connected with a U.S. trade or business (“effectively connected income”) and at 30% (unless reduced or eliminated pursuant to an applicable income tax treaty) on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Non-U.S. Shareholders could potentially be considered to be engaged in business in the United States because of the ownership of our shares. Furthermore, Non-U.S. Shareholders could be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Shareholder could be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to Non-U.S. Shareholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Shareholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for such withholding taxes.

In addition, if a Non-U.S. Shareholder is classified as a non-U.S. corporation, it could be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s earnings and profits, if any. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate shareholder is a “qualified resident.” In addition, this type of shareholder is subject to special information reporting requirements under Section 6038C of the Code.

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A Non-U.S. Shareholder who sells or otherwise disposes of a share will be subject to U.S. federal income tax on gain realized from the sale or disposition of that share to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Shareholder. Gain realized by a Non-U.S. Shareholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, a Non-U.S. Shareholder’s gain from the sale or other disposition of our shares could be treated as effectively connected with a shareholder’s indirect U.S. trade or business constituted by its investment in us and accordingly subject to U.S. federal income tax.

Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor of such interest unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, recently issued Treasury regulations provide that the “amount realized on a transfer of an interest in a publicly traded partnership, such as our shares, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. The Treasury regulations further provide that withholding on a transfer of an interest in a publicly traded partnership will not be imposed on a transfer that occurs prior to January 1, 2022. For a transfer of interests in a publicly traded partnership that is effected through a broker on or after January 1, 2022, the obligation to withhold is imposed on the transferor’s broker. Prospective Non-U.S. Shareholders should consult their tax advisors regarding the impact of these rules on an investment in our shares.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on withholdable payments, including interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of any property of a type which could produce interest or dividends from sources within the United States (“Gross Proceeds”) on or after January 1, 2019, proposed Treasury Regulations provide that such payments of Gross Proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

To the extent we have any FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Non-U.S. Shareholders”), a shareholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its shares through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above. Each prospective shareholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our shares.

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SALES OF RESTRICTED SECURITIES AND RULE 144

As of the date of this prospectus, all the class A common shares are restricted securities under the Securities Act, having been issued in private placement transactions. There are currently 2,628,966 issued and outstanding class A common shares. All of these class A common shares have been registered for resale by the holders thereof under the registration statement of which this prospectus is a part, but 171,078 of those class A common shares, that are held by our directors, officers and director nominees, are subject to lock up agreements for 180 days after the closing date of this offering.

As of the date of this prospectus, all the 5,000,000 class B common shares are restricted securities under the Securities Act, having been issued in a private placement transaction. All of the class B common shares are subject to a lock up agreement restricting their sale for 180 days after the closing date of this offering. Any class A common shares that may be issued on conversion of the class B common shares will also be locked up pursuant to lock up agreements with the holders of the class B common shares.

An affiliate of the Company who has beneficially owned restricted class A common shares or class B common shares for at least one year (or six months, provided that such sale occurs after we have been subject to the reporting requirements under the Securities Act or the Exchange Act for at least 90 days), if not subject to any contractual restrictions, will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

● 1% of the class A common shares then outstanding; or

● the average weekly trading volume of class A common shares on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

We have registered for resale all of the outstanding class A common shares pursuant to a prospectus that is included in the registration statement of which this prospectus is a part, that is effective contemporaneously with this prospectus.

PLAN OF DISTRIBUTION

Engagement Agreement with Digital Offering

We are currently party to an engagement agreement dated July 12, 2022 with Digital Offering, LLC who we refer to as Digital Offering or the lead selling agent. Digital Offering has agreed to act as our exclusive lead managing selling agent for the offering. Digital Offering has made no commitment to purchase all or any part of the class A common shares being offered but has agreed to use its best efforts to sell such shares in the offering. As such, Digital Offering is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The term of the engagement agreement began on July 12, 2022 and will continue until the earlier to occur of: (a) the date that either party gives the other at least ten (10) days written notice of the termination of the agreement, which termination may occur with or without cause, (b) March 31, 2023, or (c) the date that the offering is consummated (such applicable date, the “Termination Date”). The engagement agreement provides that Digital Offering may engage other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for this offering. We refer to these other broker-dealers as soliciting dealers or members of the selling group. Upon engagement of any such soliciting dealer, Digital Offering will be permitted to re-allow all or part of its fees and expense allowance as described below. Such soliciting dealer will also be entitled to receive the benefits of our engagement agreement with Digital Offering, including the indemnification rights arising under the engagement agreement upon their execution of a soliciting dealer agreement with Digital Offering that confirms that such soliciting dealer is so entitled. As of the date hereof, we have been advised that Digital Offering has retained Cambria Capital LLC and [R. F. Lafferty & Co., Inc.] to participate in this offering as soliciting dealers. We will not be responsible for paying any placement agency fees, commissions or expense reimbursements to any soliciting dealers retained by Digital Offering. None of the soliciting dealers (i) is purchasing any of our class A common shares in this offering and (ii) is required to sell any specific number or dollar amount of our class A common shares, but will instead arrange for the sale of shares to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the shares. In addition to the engagement agreement, we plan on entering into a definitive selling agency agreement with Digital Offering prior to the commencement of the offering.

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Offering

We are offering the class A common shares at a public offering price of $12.00 per share, in a “best efforts” no minimum / 833,333 maximum share offering. The public offering price per share will be fixed for the duration of this offering. This offering will terminate on ________, 2023 (the “Offering Termination Date”), unless we sell the maximum amount of shares before that date or we decide to terminate this offering, which we may do at any time in our discretion prior to the Offering Termination Date. Investors will enter into a subscription agreement and their subscription amount will be deposited in an escrow account with Wilmington Trust, National Association. Subscriptions are irrevocable, and subscribers cannot withdraw their funds during the offering period. Once we decide to have a closing, the deposited investor funds will be released to us. There will be one closing. In the event we terminate the offering without a closing, all funds received in escrow will be promptly returned to subscribers without interest or offset in accordance with rules 10b-9 and 15c2-4 promulgated under the Exchange Act.

Offering Expenses

We are responsible for all offering fees and expenses, including, without limitation, the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by FINRA; (iv) all of the legal fees related to FINRA clearance; (v) applicable fees and expenses of our class A common shares on a nationally recognized securities exchange, (vi) expenses and disbursements relating to background checks of our officers and directors, and other offering costs, not to exceed $50,000, and (vii) non-accountable Digital Offering due diligence and technology fees ($25,000) in the total amount of $50,000, which amount we have already paid. We have agreed to reimburse Digital Offering for its reasonable and documented legal costs up to a maximum of $100,000, of which we have already paid $25,000 directly to Digital Offering’s legal counsel. Notwithstanding the foregoing, the $50,000 and $25,000 advances received by Digital Offering and its legal counsel, respectively, will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(a).

Reimbursable Expenses in the Event of Termination

In the event the offering does not close or the selling agency agreement is terminated for any reason, we have agreed to reimburse Digital Offering for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including its legal fees, up to $100,000.

Selling Agent’s Commission

We have agreed that the definitive selling agency agreement will provide for us to pay a commission equal to the greater of 7.00% of the gross proceeds received by the Company in the offering and $150,000, which shall be allocated by Digital Offering to members of the selling group and soliciting dealers in its sole discretion (we sometimes refer to Digital Offering and such members and dealers collectively as the Selling Agents).

Selling Agent’s Warrants

Upon the closing of this offering, we have agreed to issue warrants, the Selling Agent’s Warrants, to the selling agent to purchase a number of our class A common shares equal to 8.0% of the total number of our class A common shares sold in the offering. The Selling Agent’s Warrants will be exercisable commencing six months after the date of the closing of the Offering and will be exercisable for five years from the date of commencement of sales in the Offering. The exercise price for the Selling Agent’s Warrants will be the amount that is 25% greater than the public offering price, or $15,00 per share. The Selling Agent’s Warrants will not be redeemable. The Selling Agent’s Warrants will provide for cashless exercise, and customary registration rights.

The Selling Agent’s Warrants and the class A common shares underlying the Selling Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The selling agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Selling Agent’s Warrants or the class A common shares underlying the Selling Agent’s Warrants, nor will the selling agent or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agent’s Warrants or the underlying shares for a period of 180 days from the applicable closing in which the warrants are received, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any selling agent or selected dealer participating in the offering and their officers or partners if the Selling Agent’s Warrants or the underlying shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Selling Agent’s Warrants will provide for adjustment in the number and price of such warrants (and the class A common shares underlying such warrants) to prevent dilution in the event of a stock dividend, stock split or other reclassification of the class A common shares.

Lock-Up Agreements

Except as described below, we and our officers, directors and director nominees have agreed, or will agree, with Digital Offering, subject to certain exceptions, that, without the prior written consent of Digital Offering, we and they will not, directly or indirectly, during the period ending 180 days following the closing of this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the class A common shares or any securities convertible into or exchangeable or exercisable for the class A common shares, whether now owned or hereafter acquired by us or them or with respect to which we or they has or hereafter acquires the power of disposition; or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the class A common shares, whether any such swap or transaction is to be settled by delivery of the class A common shares or other securities, in cash or otherwise.

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The lock-up agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options. In the case of our officers, directors and director nominees, the restrictions described in the preceding paragraph do not apply to:

●	transactions relating to class A common shares acquired in open market transactions after the completion of this offering; provided that, no filing by any party under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;
●	exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase class A common shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to us and our cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of the agreement;
●	transfers of class A common shares or other securities to us in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to our equity incentive or other plans;
●	pursuant to an order of a court or regulatory agency;
●	any transfer of class A common shares or any security convertible into or exercisable or exchangeable for class A common shares that occurs by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement;
●	any distributions or transfers made without consideration of class A common shares or any security directly or indirectly convertible into or exercisable or exchangeable for class A common shares to limited partners, members, shareholders or affiliates, or to any partnership, corporation or limited liability company controlled by the locked-up person or by a member of the immediate family of the party to the agreement;
●	any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the locked-up person’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of its assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the agreement;
●	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of our class A common shares, provided that such plan does not provide for the transfer of our class A common shares during the lock-up period;
●	transfers to any investment fund or other entity controlled by, or under common control or management with, the party to the lock-up agreement; or
●	transfers of shares of our class A common shares or any security convertible into or exercisable or exchangeable for our class A common shares pursuant to a qualifying bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our class A common shares.

Exchange Listing

We plan to file an application with Nasdaq to list our class A common shares under the symbol “MDBH” on the Nasdaq Capital Market, subject to notice of issuance. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. In order to meet one of the requirements for listing our class A common shares on Nasdaq, Digital Offering and other soliciting dealers intend to sell lots of 100 or more shares to a minimum of 400 beneficial holders.

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Pricing of the Offering

Prior to the offering, there has been no public market for our class A common shares. The initial public offering price has been determined by negotiation between us and Digital Offering. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this prospectus and otherwise available to Digital Offering;
●	our history and future prospects and the history of and prospects for the industry in which we compete;
●	our past and present financial performance;
●	recent sales of our class A common shares in a private placement that closed in June 2022;
●	our prospects for future earnings and the present state of our development;
●	an assessment by our management;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common shares of generally comparable companies; and
●	other factors deemed relevant by Digital Offering and us.

The price of the offering is $12.00 per class A common share.

Indemnification and Control

We have agreed to indemnify the lead selling agent, its affiliates and controlling persons and members of the selling group against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and liabilities arising from breaches of some or all of the representations and warranties contained in our engagement agreement with the lead selling agent or agreements with soliciting dealers. If we are unable to provide this indemnification, we will contribute to the payments the lead selling agent or the soliciting dealers, and their respective affiliates and controlling persons may be required to make in respect of these liabilities.

The lead selling agent and the soliciting dealers and their respective affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The lead selling agent and the soliciting dealers and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Our Relationship with the Lead Selling Agent and the Soliciting Dealers

In the ordinary course of their various business activities, Digital Offering and soliciting dealers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their clients, and such investment and securities activities may involve securities and/or instruments of our company. Digital Offering and the soliciting dealers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Direct Participation Plan Requirements

Because FINRA views the class A common shares offered hereby as interests in a direct participation program, this offering is being made in compliance with FINRA Rule 2310. Investor suitability with respect to the class A common shares should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Investment Procedures

Procedures for Subscribing through Cambria Capital’s My IPO Platform

Cambria Capital is a registered broker-dealer and member of FINRA and SIPC. Cambria Capital has been appointed by us and Digital Offering, as a soliciting dealer for this offering. Cambria Capital operates the My IPO platform as a separate unincorporated business division.

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In order to subscribe to purchase the class A common through My IPO, a prospective investor must electronically complete and execute a subscription agreement and provide payment to the Wilmington Trust, N.A. escrow account (“Wilmington Trust Escrow Account”). When submitting the subscription request through My IPO, a prospective investor is required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. We will not accept any subscription agreements prior to the SEC’s effectiveness of this offering.

Escrow Account

Except with respect to investors who are clients of Other Broker-Dealers (as defined below) without clearing agreements in place, investors will be required to deposit their funds to the Wilmington Trust Escrow Account. We intend to complete one closing of this offering. Any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the offering or such other time as mutually agreed between us and Digital Offering, and then used to complete securities purchases, or returned if this offering fails to close. All subscribers will be instructed by us or our agents to transfer funds by wire or ACH transfer directly to the escrow account established for this offering.

Other Procedures for Subscribing

Cambria Capital clears through various clearing firms as do other broker-dealers who may participate in this offering. We refer to such other broker-dealers that clear through their respective clearing firms and who may participate in this offering as Other Broker-Dealers. Other Broker-Dealers with clearing agreements shall provide the Selling Agents with executed subscriptions and delivery sheets from their clients and shall settle the transactions with the Selling Agents through DTC (defined below) on closing. In the event that we do not qualify or list on Nasdaq, the offering will not close and subscription funds will be returned to subscribers from the escrow account, without interest or deduction.

Prospective investors investing through Cambria Capital or Other Broker-Dealers will acquire our class A common shares through book-entry order by opening an account with Cambria Capital or an Other Broker-Dealer, or by utilizing an existing Cambria Capital account or account with an Other Broker-Dealer. In each such case, the account will be an account owned by the investor and held at the clearing firm of such Other Broker-Dealer, as the clearing firm for the exclusive benefit of such investor. The investor will also be required to complete and submit a subscription agreement. Subscriptions for class A common shares acquired through an account at Cambria Capital, or an Other Broker-Dealer are all processed online at [https://form.jotform.com/212715919525056]. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Our transfer agent is V-Stock Transfer & Trust Company. Our transfer agent will record and maintain records of the class A common shares issued of record by us, including shares issued of record to the Depositary Trust Corporation, which we refer to as the DTC, or its nominee, Cede& Co., for the benefit of broker-dealers, including the clearing firms. The clearing firm, as the clearing firm, will maintain the individual shareholders beneficial records for accounts at Cambria Capital or Other Broker-Dealers. All other investors that participate through the Wilmington Trust Escrow Account, shall have their shares held at V-Stock Transfer & Trust Company in digital book entry. Such shares may be transferred to the investor’s outside brokerage account by requesting their outside broker dealer to effect such transfer. Request for transfer may only be made by the outside broker dealer of the investor.

You may not subscribe to this offering prior to the date this offering is deemed effective by the SEC, which we will refer to as the effectiveness date. Before the effectiveness date, you may only make non-binding indications of your interest to purchase securities in the offering. For any indication of subscription agreements received after the effectiveness date, we have the right to review and accept or reject the subscription in whole or in part, for any reason or for no reason. If rejected, we will return all funds to the rejected investor within ten business days. If accepted, the funds will remain in the escrow account until we determine to have the closing of the offering and the funds in escrow will then be transferred into our general account.

Non-U.S. investors may participate in this offering by depositing their funds in the escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the closing of this offering or such other time as mutually agreed between the Company and the Selling Agents, and then used to complete securities purchases, or returned if this offering fails to close.

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Right to Reject Subscriptions

After we receive your complete, executed subscription agreement (a form of which is attached to the registration statement of which this prospectus forms a part) and the funds required under the subscription agreement have been transferred to the Wilmington Trust escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

LEGAL MATTERS

The validity of the class A common shares offered hereby has been passed upon for us by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

Seyfarth Shaw LLP, Chicago, Illinois, as special tax counsel to the Company, issued an opinion to us that the Company will be classified as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes.

EXPERTS

The consolidated financial statements of MDB Capital Holdings, LLC, as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the class A common shares covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our class A common shares, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy, and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, we became subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the website of the SEC referred to above. We also maintain a website at www.mdb.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The inclusion of our website address in this prospectus is an inactive textual reference only. The information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our class A common shares.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

MDB CAPITAL HOLDINGS, LLC

F-1

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(Unaudited)
Cash and cash equivalents	$11,590,812	$6,225,458
Grants receivable	838,869	468,353
Prepaid expenses and other current assets	151,347	150,534
Investment securities, at amortized cost	11,061,058	-
Investment securities, at fair value	51,352	55,197
Investment securities, at cost less impairment	250,000	50,000
Deferred offering cost	480,578	-
Property and equipment, net	636,944	579,142
Operating lease right-of-use asset, net	634,964	720,627
Total assets	$25,695,924	$8,249,311

LIABILITIES AND EQUITY
Accounts payable	$614,798	$576,492
Accrued expenses	501,564	29,750
Deferred grant reimbursement	208,606	161,105
Operating lease liability	643,590	720,627
Total liabilities	1,968,558	1,487,974
Commitments and Contingencies (Note 9)
Equity:
Preferred shares, 0 issued and outstanding; 10,000,000 authorized shares at no par value	-	-
Class A common shares, 2,628,966 shares issued and outstanding, 95,000,000 authorized shares at no par value;	-	-
Class B common shares, 5,000,000 shares issued and outstanding, 5,000,000 authorized shares at no par value	-	-
Members’ equity	-	6,239,168
Paid-in-capital	27,616,713	-
Accumulated deficit	(4,593,961)	-
Total MDB Capital Holdings, LLC Members’ equity	23,022,752	6,239,168
Non-controlling interest	704,614	522,169
Total equity	23,727,366	6,761,337
Total liabilities and equity	$25,695,924	$8,249,311

See accompanying notes to consolidated financial statements

F-2

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating income (loss):
Unrealized loss on investment securities, net	$(3,836)	$(10,913,333)
Realized gain (loss) on investment securities, net	(7)	2,617,641
Other operating income	107,356	311,915
Total operating income (loss), net	103,513	(7,983,777)

Operating costs:
General and administrative costs:
Compensation	2,230,994	1,548,680
Operating expense, related party	882,601	691,070
Professional fees	652,713	406,407
Information technology	207,944	160,121
Clearing and other charges	11,302	96,921
General and administrative-other	1,024,761	1,104,919
Total general and administrative costs	5,010,315	4,008,118
Research and development costs, net of grants recorded of $1,651,661 and $1,225,237	295,779	251,957
Total operating costs	5,306,094	4,260,075
Net operating loss	(5,202,581)	(12,243,852)
Other income:
Forgiveness of Paycheck Protection Program loans	-	251,340
Net loss	(5,202,581)	(11,992,512)
Less net loss attributable to non-controlling interests	(418,677)	(406,657)
Net loss attributable to MDB Capital Holdings, LLC	$(4,783,904)	$(11,585,855)
Loss per share attributable to MDB Capital Holdings, LLC:
Loss per Class A common share – basic and diluted	$(1.43)	$-
Weighted average of Class A common shares outstanding – basic and diluted	1,154,420	-
Loss per Class B common share – basic and diluted	$(0.63)	$(2.32)
Weighted average of Class B common shares outstanding – basic and diluted	5,000,000	5,000,000

See accompanying notes to consolidated financial statements.

F-3

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

Nine Months Ended September 30, 2022 and 2021

	Class A Common Shares		Class B Common Shares		Paid-In	Accumulated	Members’	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Interest	Equity

Balance - December 31, 2021	-	$-	-	$-	$-	$-	$6,239,168	$522,169	$6,761,337
Distribution to members of Invizyne and PatentVest	-	-	-	-	-	-	(661,799)	-	(661,799)
Net loss from January 1, 2022 to January 16, 2022	-	-	-	-	-	-	(189,943)	(19,239)	(209,182)
Balance at January 16, 2022	-	-	-	-	-	-	5,387,426	502,930	5,890,356
Elimination of members’ equity and non-controlling interest upon reorganization (Note 1)	-	-	-	-	-	-	(5,387,426)	(502,930)	(5,890,356)
Members contribution of former Members’ equity & Invizyne and PatentVest stock and establishment of non-controlling interest	-	-	5,000,000	-	6,049,225	-	-	502,930	6,552,155
Issuance of Class A common shares	2,628,966	-	-	-	24,946,142	-	-	-	24,946,142
Issuance of warrants to purchase Class A common shares	-	-	-	-	106,940	-	-	-	106,940
Distribution to members	-	-	-	-	(2,723,700)	-	-	-	(2,723,700)
Acquisition of non-controlling interest in PatentVest	-	-	-	-	(325,000)	-	-	-	(325,000)
Ownership change of non-controlling interest	-	-	-	-	(436,894)	-	-	436,894	-
Stock-based compensation	-	-	-	-	-	-	-	164,228	164,228
Net loss	-	-	-	-	-	(4,593,961)	-	(399,438)	(4,993,399)
Balance, September 30, 2022	2,628,966	$-	5,000,000	$-	$27,616,713	$(4,593,961)	$-	$704,614	$23,727,366

	Class A Common Shares		Class B Common Shares		Paid-In	Accumulated	Members	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Interest	Equity

Balance - December 31, 2020	-	$-	-	$-	$-	$-	$24,666,208	$(53,166)	$24,613,042
Stock-based compensation	-	-	-	-	-	-	-	146,235	146,235
Ownership change of non-controlling interest	-	-		-	-	-	(540,576)	540,576	-
Net loss	-	-	-	-	-	-	(11,585,855)	(406,657)	(11,992,512)
Balance, September 30, 2021	-	$-	-	$-	$-	$-	$12,539,777	$226,988	$12,766,765

See accompanying notes to consolidated financial statements.

F-4

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,202,581)	$(11,992,512)
Adjustments to reconcile net loss to net cash used in operating activities
Unrealized loss on investment securities, net	3,836	10,913,333
Realized loss (gain) on investment securities, net	7	(2,617,641)
Forgiveness of Paycheck Protection Program loan	-	(251,340)
Stock-based compensation	164,228	146,235
Depreciation of property and equipment	104,614	41,365
Non-cash lease expense	8,626	-
Purchases of investment securities, at fair value	-	(990,047)
Purchases of investment securities, at cost less impairment	(200,000)	-
Proceeds from sales of investment securities	-	4,041,992
Changes in operating assets and liabilities:
(Increase) in -
Grants receivable	(370,516)	(269,406)
Prepaid expenses and other current assets	(813)	(109,946)
Increase (decrease) in -
Accounts payable	38,308	(22,460)
Accrued expenses	471,814	9,310
Deferred grant reimbursement	47,501	(11,446)
Net cash used in operating activities	(4,934,976)	(1,112,563)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investment securities, at amortized cost	(11,061,058)	-
Purchases of property and equipment	(162,416)	(14,472)
Cash used in investing activities	(11,223,474)	(14,472)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement	25,289,660	-
Costs of private placement	(436,578)	-
Deferred costs of initial public offering	(480,578)	-
Distribution to members	(2,723,700)	-
Acquisition of non-controlling interest in PatentVest	(125,000)	-
Net cash provided by financing activities	21,523,804	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,365,354	(1,127,035)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	6,225,458	12,481,158

CASH AND CASH EQUIVALENTS - END OF PERIOD	$11,590,812	$11,354,123

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$9	$6,310
Income taxes	$-	$-

Non-cash investing and financing activities:
Distribution of equity to members and subsequent contribution into MDB Capital Holdings, LLC - Invizyne and PatentVest	$661,799	$-
Ownership change of non-controlling interest	$436,894	$540,576
Partner contribution of Members’ equity into MDB Capital Holdings, LLC	$6,049,225	$-
Issuance of Class A common shares in exchange for non-controlling interest in PatentVest	$200,000	$-
Issuance of warrants to purchase Class A common shares related to the private placement offering closed on June 15, 2022	$106,940	$-

See accompanying notes to consolidated financial statements.

F-5

MDB CAPITAL HOLDINGS, LLC

(Formerly Public Ventures, LLC and Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Nine Months Ended September 30, 2022 and 2021

1.	Organization and Description of Business

MDB Capital Holdings, LLC (“the Company” or “MDB”), a Delaware limited liability company, is a holding company that has three wholly-owned subsidiaries: MDB CG Management Company (“MDB Management”); Public Ventures, LLC (“Public Ventures”); and PatentVest, Inc. (“PatentVest”), and has a majority-owned partner company, Invizyne Technologies, Inc. (“Invizyne”).

MDB Management is principally an “administrative” entity whose purpose is to conduct, and wherever possible, to consolidate shared services/resources, for our US-based operations.

Public Ventures is a U.S. registered broker-dealer under the Securities Exchange Act of 1934, and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Texas State Securities Board. Public Ventures is managed by Christopher A. Marlett and Anthony DiGiandomenico, who are also the founders of MDB. Public Ventures operates on a fully disclosed basis with a nonrelated FINRA member firm, Interactive Brokers, LLC (“Interactive Brokers”), and is not required to maintain a clearing deposit. Interactive Brokers is the clearing firm and custodian of investments maintained by Public Ventures.

PatentVest is a wholly-owned subsidiary that performs intellectual property validation services for Public Ventures’, due diligence functions on the intellectual property of partner and prospective partner companies, and creates an intellectual property roadmap for such partner companies.

Invizyne was formed with the objective of taking nature’s building blocks to make molecules of interest, effectively simplifying nature. Invizyne is a biology technology development company that is a majority-owned subsidiary. Invizyne’s technology is a differentiated and unique synthetic biology platform which is designed to enable the scalable exploration of a large number of molecules and properties found in nature.

Prior to January 14, 2022, Public Ventures owned majority interests in PatentVest and Invizyne. On January 14, 2022, Public Ventures distributed 100% of its equity interests in PatentVest and Invizyne to its members in proportion to their respective interests. On January 15, 2022, Public Ventures filed with the Internal Revenue Service to be treated as a corporation for federal income tax purposes. On January 16, 2022, the members of Public Ventures contributed their entire interests in the equity of Public Ventures, Invizyne and PatentVest to MDB, as result of which MDB became the new parent holding company. There was no effective change in the beneficial ownership of Public Ventures as a result of this transaction. On the same day as part of the reorganization, MDB established a management company subsidiary called MDB CG Management Company, Inc. These reorganization steps are collectively referred to as the “reorganization”. In connection with the reorganization, 5,000,000 Class B common shares were issued in exchange for the members’ equity. The Company plans to issue a public offering of Class A shares, no exact date has been established.

F-6

The reorganization was completed between entities that were under common control, and the assets contributed and liabilities assumed are recorded based on their historical carrying values. These financial statements retroactively reflect the financial statements of the Company and Public Ventures on a consolidated basis for the periods presented.

On June 8, 2022, MDB completed the first closing of a private placement, consisting of the sale of 2,517,966 shares of Class A common shares at $10.00 per share, for gross proceeds of $25,179,660. On June 15, 2022, the Company completed the second closing of the private placement, consisting of the sale of an additional 11,000 shares of Class A common shares, for gross proceeds of $110,000. Accordingly, the Company received total gross proceeds of $25,289,660 from the sale of 2,528,966 shares of Class A common shares, or $24,746,142 net of $543,518 of offering expenses, which will be used for development of the current partner companies, identifying and developing new partner companies, and general corporate and working capital requirements. In conjunction with the private placement, the Company issued warrants to the placement agent to purchase 18,477 shares of Class A common shares, exercisable upon issuance for a period of 10 years at $13.00 per share, for a cash consideration of $0.001/share. The placement agent’s warrants had a fair value of $106,640, as calculated pursuant to the Black-Scholes option-pricing model and were accounted for as issuance costs that were recorded against paid in capital and paid in capital for the warrants issued.

Restructuring; Recent Transactions and Developments

In conjunction with the reorganization the Company paid cash distribution for $2,723,700 to its members on July 1, 2022.

On January 16, 2022, the Company issued 100,000 shares of Class A common shares for the non-controlling interest in PatentVest.

On June 8, 2022, the Company completed the first closing of a private placement, consisting of the sale of 2,517,966 shares of Class A common shares at $10.00 per share, for gross proceeds of $25,179,660. On June 15, 2022, the Company completed the second closing of the private placement, consisting of the sale of an additional 11,000 shares of Class A common shares , for gross proceeds of $110,000. Accordingly, the Company received total gross proceeds of $25,289,660 from the sale of 2,528,966 shares of Class A common shares , or $24,746,142 net of $543,518 of offering expenses, which will be used for development of the current partner companies, identifying and developing new partner companies, and general corporate and working capital requirements. In conjunction with the private placement, the Company issued warrants, accounted for as equity instruments, to the placement agent to purchase 18,477 shares of Class A common shares , exercisable upon issuance for a period of 10 years at $13.00 per share, for a cash consideration of $0.001 per share. The placement agent’s warrants had a fair value of $106,640, as calculated pursuant to the Black-Scholes option-pricing model and were accounted for as issuance costs that were recorded against paid in capital and warrants issued.

On July 1, 2022, the Company made a cash distribution for $2,723,700 to its former members of Public Ventures in accordance with its private offering memorandum.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the financial statements of wholly-owned and majority owned subsidiaries. The accompanying unaudited consolidated financial statements have been prepared in conformity with Article 10 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The consolidated balance sheet as of December 31, 2021, and related notes were derived from the audited consolidated financial statements but does not include all disclosures required by U.S. GAAP. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These unaudited consolidated financial statements reflect, in the opinion of management, all material adjustments (which include normal recurring adjustments) necessary to fairly state, in all material respects, the Company’s financial position as of September 30, 2022, its results of operations and its cash flows for the nine months ended September 30, 2022 and 2021. The unaudited consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2021. All material intercompany accounts and transactions have been eliminated in consolidation. Non-controlling interests at September 30, 2022 and 2021 relate to the interests of third parties in the partially owned subsidiaries.

The managing members of the Company have a controlling interest in PatentVest, S.A., a company organized and based in Nicaragua (which was renamed MDB Capital, S.A in 2022). As the Company itself does not have a controlling financial interest in this entity, management has determined PatentVest, S.A. is not a variable interest entity and should not be consolidated as it has no ownership interests, so has excluded this entity from the Company’s consolidated financial statements. It is the Company’s policy to reevaluate this conclusion on an annual basis or if there are significant changes in ownership.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, as well as the disclosure of contingent assets and liabilities. Some of those judgments can be subjective and complex, and therefore, actual results could differ materially from those estimates under different assumptions or conditions. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include those related to assumptions used in the valuation of investment securities, accruals for potential liabilities, valuing equity instruments issued for services, and the realization of any deferred tax assets.

Emerging Growth Company

The Company is an “emerging growth company,” or “EGC” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the extended transition periods.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities or remaining maturities upon purchase of three months or less to be cash equivalents. Cash equivalents held by the Company at September 30, 2022 was $4,972,571. There were no cash equivalents held by the Company at December 31, 2021

The Company’s policy is to maintain its cash balances with financial institutions with high credit ratings and in accounts insured by the Federal Deposit Insurance Corporation (the “FDIC”) and/or by the Securities Investor Protection Corporation (the “SIPC”). The Company may periodically have cash balances in financial institutions in excess of the FDIC and SIPC insurance limits of $250,000 and $500,000, respectively.

The Company periodically reviews the financial condition of the financial institutions and assesses the credit risk of such investments. The Company did not experience any credit risk losses during the nine months ended September 30, 2022 and 2021.

Restricted Cash and Deposits

The Company periodically provides deposits or enters into agreements that require funds to be held in a restricted cash account. At September 30, 2022 and December 31, 2021, the Company did not have any funds that were restricted.

F-8

The Company invested in fixed income securities. The securities are purchased as held to maturity and are recorded and presented at the amortized cost basis.

Investment Securities and Securities Sold Not Yet Purchased

The Company strategically invests funds in U.S. Treasury Bills, early-stage technology companies, and equity securities and options of publicly traded and privately held companies. The Company classifies investment securities as investment securities, at amortized cost, investment securities, at fair value, or investment securities, at cost less impairment.

Investment securities, at amortized cost - Securities are classified as investment securities held-to-maturity and carried at amortized cost if management has the positive intent and ability to hold the securities to maturity. These securities were originally recorded at fair value, but then a subsequent measurement at amortized cost. adjusted for unamortized purchase premiums and discounts and an allowance for credit losses. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the other operating income in the statements of operations. Interest income is recognized when earned. The Company recognizes estimated expected credit losses over the life of the investment security through the allowance for credit losses account. The allowance for credit losses is a valuation account that is deducted from, or added to, the amortized cost basis of the investment security to present the net amount expected to be collected. In determining expected credit losses, the Company considers relevant qualitative factors including, but not limited to, term and structure of the instrument, credit rating by rating agencies and historic credit losses adjusted for current conditions and reasonable and supportable forecasts. The Company currently only holds investments in U.S. Treasury Bills, so there are no expected credit losses..

Investment securities, at fair value - Equity investments are reported at fair value with changes in fair value recognized in the statement of operations. Purchases and sales of equity securities, consisting of common stock and warrants to purchase common stock, are recorded based on the respective market price quotations on the trade date. Realized gains and losses on investments represent the net gains and losses on investments sold during the period based on the average cost method. Differences between the fair value of investments at the beginning of the year and

Investment securities, at cost less impairment - For an investment without a readily determinable fair value, the Company has elected to apply the measurement alternative of cost minus impairment, if any, plus or minus changes resulting from observable price changes. The Company will reassess whether such an investment qualifies for the measurement alternative at each reporting period. In evaluating an investment for impairment or observable price changes, we will use inputs including recent financing events, as well as other available information regarding the investee’s historical and forecasted performance. The Company has assessed this investment and no impairment is warranted.

Securities sold, not yet purchased - Securities sold not yet purchased represents an obligation to return the number of securities that were sold short. The securities may be common stock or stock options, and the amounts are determined using recently executed transactions, market price quotations (when observable), bond spreads, or credit default swap spreads obtained from independent external parties such as vendors and brokers, adjusted for any basis difference between cash and derivative instruments. When position-specific external price data is not observable, fair value is determined based on either benchmarking to similar instruments or cash flow models with yield curves, bond, or single-name credit default swap spreads and recovery rates as significant inputs. There were no securities sold not yet purchased as of September 30, 2022. As of December 31, 2020, there was an aggregate of $2,292,229 of securities sold but not yet owned, which this obligation was settled in full during the year ended December 31, 2021.

Investment securities are as follows:

	September 30, 2022	December 31, 2021
Investment securities, at amortized cost:
U.S Treasuries (listed)	$11,061,058	$-
Investment securities, at amortized cost	$11,061,058	$-

Investment securities, at fair value:
Common stock of public traded companies (listed)	$51,352	$55,197
Investment securities, at fair value	$51,352	$55,197

Investment securities, at cost less impairment
Simple agreement on future equities (not market listed)	$200,000	$-
Preferred stock of private company (not market listed)	50,000	50,000
Preferred stock of private company	$250,000	$50,000

Securities sold, not yet purchased (common stock of publicly traded securities)
Securities sold, not yet purchased (options on common stock of publicly traded securities)	$-	$(2,156,241)
Securities sold not yet purchased	$-	$(2,156,241)

For investment securities at fair value held at the end of each year, net unrealized loss of $3,836 and $10,913,333 were recognized for nine months ended September 30, 2022 and 2021, respectively.

The amortized cost, excluding gross unrealized holding loss and fair value of held to maturity securities on September 30, 2022 are as follows:

	Amortized Cost as of September 30, 2022	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of September 30, 2022
U.S Treasury Bills matures 12/22/2022	$11,061,058	$-	$(14,923)	$11,046,135
Total assets	$11,061,058	$-	$(14,923)	$11,046,135

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

F-9

The Company determines the fair value of its financial instruments based on a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1 - Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include certain investment securities and securities sold and not yet purchased.

Level 2 - Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 - Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. The Company categorizes its investment securities in non-public companies and investment securities - common stock warrants within Level 3 of the fair value hierarchy.

The Company’s financial instruments primarily consist of cash, investment securities, accounts payable and accrued expenses. As of the statement of financial condition date, investment securities and securities sold and not yet purchased are required to be recorded at fair value with the change in fair value during the period being recorded as an unrealized gain or loss. As of the statement of financial condition date, the estimated fair values of (investment securities, at amortized cost were not materially different from their carrying values as presented on the consolidated statement of financial condition. This is primarily attributed to the short-term maturities of these instruments.

A description of the valuation techniques applied to the Company’s major categories of assets and liabilities measured at fair value on a recurring basis is as follows:

Investment securities, at fair value and securities sold, not yet purchased: These securities are valued based on quoted prices from the exchange or other trading platform. To the extent these securities are actively traded, valuation adjustments are not applied, and they are categorized in level 1 of the fair value hierarchy.

A description of the valuation techniques applied to the Company’s other financial assets and liabilities is as follows:

Investment securities, at amortized cost: The fair value of U.S. Treasury Bills classified as held-to-maturity investment securities is based on the market price and is classified as level 1 of the fair value hierarchy.

Investment securities, at cost less impairment: Non-public equity securities and simple agreements for future equity are valued based on the initial investment, less impairment. The Company determined that no impairment was warranted. Since these securities are not actively traded, we will apply valuation adjustments when they become available, and they are categorized in level 3 of the fair value hierarchy. The are no significant unobservable inputs.

The following table sets forth the fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2022, except for the Level 3 investment that is recorded at cost:

Assets	Classification	Level 1	Level 2	Level 3	Total

Investment Securities	Equity securities - common stock	$51,352	$-	$-	$51,352

Total assets measured at fair value		$51,352	$-	$-	$51,352

During the nine months ended September 30, 2022, the Company did not have any transfers between Level 1, Level 2, or Level 3 of the fair value hierarchy.

The following table sets forth the fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2021, except for the Level 3 investment that is recorded at cost:

Assets	Classification	Level 1	Level 2	Level 3	Total

Investment Securities	Equity securities - common stock	$55,197	$-	$-	$55,197

Total assets measured at fair value		$55,197	$-	$-	$55,197

During the year ended December 31, 2021, the Company did not have any transfers between Level 1, Level 2, or Level 3 of the fair value hierarchy.

F-10

Property and Equipment

Property and equipment are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in the statement of operations when realized. Depreciation is provided using the straight-line method over the following estimated useful lives:

Laboratory equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of the lease duration or
the life of the improvements

Property and equipment consist of the following as of September 30, 2022 and December 31,2021:

	September 30, 2022	December 31, 2021

Laboratory equipment	$779,462	$621,835
Furniture and fixtures	7,618	7,618
Leasehold improvements	71,109	66,320
Total property and equipment	858,189	695,773
Less: Accumulated depreciation	(221,245)	(116,631)
Property and equipment, net	$636,944	$579,142

Revenue Recognition

The Company generates revenue primarily from providing brokerage services through Public Ventures. PatentVest has had limited activity during the nine months ended September 30, 2022 and 2021.

Brokerage revenues consist of (i) trade-based commission income from executed trade orders, (ii) net realized gains and losses from proprietary trades, and (iii) other income consisting primarily of stock loan income earned on customer accounts. Public Ventures recognizes revenue from trade-based commissions and other income when performance obligations are satisfied through the transfer of control, as specified in the contract, of promised services to the customers of Public Ventures. Commissions are recognized on a trade date basis. Public Ventures believes that each executed trade order represents a single performance obligation that is fulfilled on the trade date because that is when the underlying financial instrument is identified, the pricing is agreed upon, and the risks and rewards of ownership have been transferred to/from the customer. When another party is involved in transferring a good or service to a customer, Public Ventures assesses whether revenue is presented based on the gross consideration received from customers (principal) or net of amounts paid to a third party (agent). Public Ventures has determined that it is acting as the principal as the provider of the brokerage services and therefore records this revenue on a gross basis. Clearing, custody and trade administration fees incurred from Interactive Brokers, the Company’s clearing firm, are recorded effective as of the trade date. The costs are treated as fulfillment costs and are recorded in operating expenses in the consolidated statement of operations.

Revenue is measured by the transaction price, which is defined as the amount of consideration that Public Ventures expects to receive in exchange for services to customers. The transaction price is adjusted for estimates of known or expected variable consideration based upon the individual contract terms. Variable consideration is recorded as a reduction to revenue based on amounts that Public Ventures expects to refund back to the customer. There were no variable considerations for the nine months ended September 30, 2022, and 2021, respectively.

Taxes and regulatory fees assessed by a government authority or agency that are both imposed on and concurrent with a specified revenue-producing transaction, which are collected by Public Ventures from a customer, are excluded from revenue and recorded against general and administrative expenses.

F-11

Public Ventures does not incur any costs to obtain contracts with customers for revenues that are eligible for deferral or receive fees prior to recognizing revenue, and therefore, as of September 30, 2022 and December 31, 2021, Public Ventures did not have any contract assets or liabilities related to these revenues in its consolidated balance sheet.

Accounting for Research Grants

Invizyne receives grant reimbursements, which are netted against research and development expenses in the consolidated statement of operations. Grant reimbursements for capitalized assets are recognized over the useful life of the assets, with the unrecognized portion recorded as deferred grant reimbursements and included in liabilities in the consolidated balance sheet.

Grants that operate on a reimbursement basis are recognized on the accrual basis and are offsets to expenses to the extent of disbursements and commitments that are reimbursable for allowable expenses incurred as of September 30, 2021 and 2020, and respectively, expected to be received from funding sources in the subsequent year. Management considers such receivables at September 30, 2022 and 2021, respectively, to be fully collectable. Accordingly, no allowance for grants receivable was recorded in the accompanying consolidated financial statements.

Summary of grants receivable activity for the nine months ended September 30, 2022 and 2021, is presented below:

	2022	2021

Balance at beginning of period	$468,353	$151,284
Grant costs expensed	1,596,936	1,203,157
Grants for equipment purchased	49,626	33,781
Grant fees	54,725	22,080
Grant funds received	(1,330,771)	(989,612)
Balance at end of period	$838,869	$420,690

The Company has five grants provided by National Institute of Health and the Department of Energy. The first grant was awarded on October 1, 2019 and the latest grant is set to expire on August 31, 2024, however grants can be extended or new phases can be granted, extending the expiration of the grant. None of the grants has commitments made by the parties, provisions for recapture, or any other contingencies, beyond the complying with the normal terms of each research and development grant. Research grants received from organizations are subject to the contract agreement as to how Invizyne conducts its research activities, and Invizyne is required to comply with the agreement terms relating to those grants. Amounts received under research grants are nonrefundable, regardless of the success of the underlying research project, to the extent that such amounts are expended in accordance with the approved grant project. Invizyne is permitted to draw down the research grants after incurring the related expenses. Amounts received under research grants are offset against the related research and development costs in the Company’s consolidated statement of operations. For the nine months ended September 30, 2022 and 2021, respectively, grants amounting to $1,596,936 and $1,203,158 were offset against the research and development costs. Grant drawdowns, which includes grants costs expensed, grants for equipment purchased, and grant fees, for the nine months ended September 30, 2022 and 2021, respectively, totaled $1,701,287 and $1,259,018, which includes grant costs expensed, grants for equipment purchased, and grants fees.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs consist primarily of compensation costs, fees paid to consultants, and other expenses relating to the development of Invizyne’s technology. For the nine months ended September 30, 2022 and 2021, research and development costs prior to offset of the grants amounted to $1,947,440, and $1,477,194, respectively. which includes grant costs expensed, grants fees, and research and development costs, net of the grant received.

F-12

Patent and Licensing Legal and Filing Fees and Costs

Due to the significant uncertainty associated with the successful development of one or more commercially viable products based on the Company’s research efforts and related patent applications, all patent and licensing legal and filing fees and costs related to the development and protection of its intellectual property are charged to operations as incurred. Patent and licensing legal and filing fees and costs were $172,057 and $163,842 for the nine months ended September 30, 2022 and 2021, respectively. Patent and licensing legal and filing fees and costs are included in general and administrative costs in the Company’s consolidated statements of operations.

Recently Issued Accounting Pronouncements

ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance

On January 1, 2020, The Company adopted ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance (“ASU 2021-10”), and retrospectively applied the guidance to prior transactions.

The amendments in ASU 2021-10 require the following annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3.	Segment Reporting

In its operation of the business, management, including the Company’s chief operating decision maker, who is also the Company’s Chief Executive Officer, reviews certain financial information, including segmented profit and loss and balance sheet statements.

The Company currently operates in two reportable segments: a broker dealer & intellectual property service and technology development.

The broker dealer & intellectual property service segment currently has two subsidiaries, Public Ventures and Patentvest. Public Ventures is a full-service broker dealer firm focusing on conducting private and public securities offerings. PatentVest offers in-depth patent research used for investment banking due diligence.

The technology development segment currently has one subsidiary, Invizyne. In the future, this segment may invest in a portfolio of science-based technology companies. Invizyne is a research and development company stage synthetic biology company.

Non-income generating subsidiaries for management of the business, including MDB CG Management Company, Inc. are reported as Other.

The segments are based on the discrete financial information reviewed by the Chief Executive Officer to make resource allocation decisions and to evaluate performance. The reportable segments are each managed separately because they will provide a distinct product or provide services with different processes. All reported segment revenues are derived from external customers.

The accounting policies of the Company’s reportable segments are the same as those described in the summary of significant accounting policies (see Note 2).

F-13

The following sets forth balance sheets by segment at September 30, 2022:

ASSETS	Broker Dealer & Intellectual Property Service	Technology Development	Other	Consolidated
Long-lived assets	$-	$1,271,908	$-	$1,752,486
Total assets	$4,082,134	$2,861,785	$18,752,005	$25,695,924

The following sets forth statements of operations by segment for the nine months ended September 30, 2022:

	Broker Dealer & Intellectual Property Service	Technology Development	Other	Consolidated
Operating income (loss):
Unrealized loss on investment securities, net	$(3,836)	$-	$-	$(3,836)
Realized loss on investment securities	(7)	-	-	(7)
Other operating income	76,513	34	30,809	107,356
Total operating income (loss), net	72,670	34	30,809	103,513

Operating costs:
General and administrative costs:
Compensation	1,370,276	313,928	546,790	2,230,994
Operating expense, related party	794,054	-	88,547	882,601
Professional fees	542,811	84,403	25,499	652,713
Information technology	187,768	15,057	5,119	207,944
Clearing and other charges	11,302	-	-	11,302
General and administrative-other	471,039	274,832	278,890	1,024,761
General and administrative costs	3,377,250	688,220	944,845	5,010,315
Research and development costs	-	295,779	-	295,779
Total operating costs	3,377,250	983,999	944,845	5,306,094
Net operating loss	(3,304,580)	(983,965)	(914,036)	(5,202,581)
Loss before income taxes	(3,304,580)	(983,965)	(914,036)	(5,202,581)
Income tax expense	-	-	-	-
Net loss	(3,304,580)	(983,965)	(914,036)	(5,202,581)
Less net loss attributable to non-controlling interests	-	(418,677)	-	(418,677)
Net loss attributable to controlling interests	$(3,304,580)	$(565,288)	$(914,036)	$(4,783,904)

The following sets forth balance sheets by segment at December 31, 2021:

ASSETS	Broker Dealer & Intellectual Property Service	Technology Development	Other	Consolidated
Long-lived assets	$-	$1,299,769	$-	$1,299,769
Total assets	$5,903,197	$2,346,114	$-	$8,249,311

F-14

The following sets forth statements of operations by segment for the nine months ended September 30, 2021:

	Broker Dealer & Intellectual Property Service	Technology Development	Other	Consolidated
Operating income (loss):
Unrealized loss on investment securities, net	$(10,913,333)	$-	$-	$(10,913,333)
Realized gain on investment securities	2,617,641	-	-	2,617,641
Other operating income	311,894	21	-	311,915
Total operating income (loss), net	(7,983,798)	21	-	(7,983,777)

Operating costs:			-
General and administrative costs:
Compensation	1,219,493	329,187	-	1,548,680
Operating expense, related party	691,070	-	-	691,070
Professional fees	355,800	50,607	-	406,407
Information technology	147,138	12,983	-	160,121
Clearing and other charges	96,921	-	-	96,921
General and administrative-other	839,994	264,925	-	1,104,919
General and administrative costs	3,350,416	657,702	-	4,008,118
Research and development costs	-	251,957	-	251,957
Total operating costs	3,350,416	909,659	-	4,260,075
Net operating loss	(11,334,214)	(909,638)	-	(12,243,852)
Other income:
Forgiveness of Paycheck Protection Program loans	168,022	83,318	-	251,340
Loss before income taxes	(11,166,192)	(826,320)	-	(11,992,512)
Income tax expense	-	-	-	-
Net loss	(11,166,192)	(826,320)	-	(11,992,512)
Less net loss attributable to non-controlling interests	-	(406,657)	-	(406,657)
Net loss attributable to controlling interests	$(11,166,192)	$(419,663)	$-	$(11,585,855)

4.	Paycheck Protection Program Loans

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “CARES Act”) was enacted in response to market conditions related to the coronavirus (“Covid-19”) pandemic. The CARES Act included many measures to help companies, including providing loans to qualifying companies, under the Paycheck Protection Program (the “PPP”) offered by the U.S. Small Business Administration (the “SBA”). During the year ended December 31, 2020, the Company received $250,961 of proceeds from PPP loans. The proceeds of the PPP Loans were available to be used to fund payroll costs, rent and other eligible costs. As of December 31, 2021, the Company has used all of the PPP loan proceeds for eligible costs. The PPP loans were unsecured, had an interest rate of 1.00% per annum, and were subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. During the nine months ended September 30, 2021, a PPP loan totaling $251,340, which includes accrued interest $901 which was forgiven in full, which was recognized as other income in the consolidated statement of operations.

5.	Equity and Non-Controlling Interests

Equity

Preferred shares - 10,000,000 shares authorized, no shares issued and outstanding.  The board of directors may designate preferred shares to be issued, and may rank preferred shares as junior to, on parity with or senior to other preferred shares (in each case, with respect to distributions or other payments in respect of shares). Since the board of directors may set all the terms of any class of preferred shares, these are considered “blank check” preferred shares. Currently the board has not defined dividend and liquidation preference, participation rights, call prices and dates, sinking-fund requirements, or terms that may change the conversation or exercise price.

Class A common shares – 95,000,000 shares authorized, 2,628,966 shares issued and outstanding. These shares are common shares and have one vote per share. Currently there is not a defined dividend or liquidation preference.

Class B common shares - 5,000,000 shares authorized, 5,000,000 issued and outstanding. These shares are common shares and have five votes per share. Currently there is not a defined dividend or liquidation preference. These shares may be converted one to one for a Class A common shares.

Non-Controlling Interests

During the nine months ended September 30, 2022, the ownership interest in Invizyne ranged from 56.4% to 59.25%, with the non-controlling interest ranging from 43.6% to 40.75% (weighted average of 42.6%). During the nine months ended September 30, 2021, the ownership interest in Invizyne ranged from 49.2% to 53.9%, with the non-controlling interest ranging from 50.8% to 46.1% (weighted average of 49.2%) While not always having over 50% of a controlling interest, the Company had an agreement with other shareholders to form a voting consensus; therefore, Invizyne is accounted for the years ended December 31, 2021 and 2020, respectively, under the consolidation method.

During each period, controlling and non-controlling interests changed as a result of capital infusions. For the nine months ended September 30, 2022, and 2021, there were capital infusions of $1,355,070 and $1,366,200, respectively. Because each capital infusion was at a per share price that was greater than the average price of existing shares, the capital infusions led to corresponding increases in value of the non-controlling interest. As of September 30, 2022 and 2021, the Company’s equity interest in Invizyne was 59.25% and 53.9%, respectively, and the remaining equity interest was owned by the non-controlling interests as presented below:

	For the Nine Months Ended September 30,
	2022	2021

Invizyne net loss	$(983,965)	$(826,320)
Weighted average non-controlling percentage	42.6%	49.2%
Net loss non-controlling interest	$(418,677)	$(406,657)
Prior period balance	522,169	(53,166)
Stock-based compensation	164,228	162,378
Ownership change of non-controlling interest	436,894	564,433
Ending period balance	$704,614	$266,988

F-15

During the nine months ended September 30, 2022 and 2021, the Company owned approximately 100% and 89%, respectively, of PatentVest, which had no carrying value of the non-controlling interest.

If a change in the parent ownership in a subsidiary from an additional investment or from the issuance of stock based compensation, a change of the non-controlling ownership is recognized based on the amount invested as required, and per ASC 810-45-21A, the carrying amount of the non-controlling interest is adjusted to reflect the change in the non-controlling ownership in the subsidiary’s net assets. Since there was a change in the equity, a reclass of the non-controlling interest in the subsidiary’s net assets is required and demonstrated in the ending period balance above.

6.	Stock-Based Compensation

Invizyne’s 2020 Equity Incentive Plan (the “2020 Plan”), which was approved by the Invizyne shareholders, permits grants to its officers, directors, and employees for up to 903,780 shares of Invizyne’s common stock. The 2020 Plan authorizes the use of stock options, shares of restricted stock, and restricted stock units. The inputs used to determine the fair value was common stock price of $2.53, option exercise price of $2.53, expected life in years of 5 years, with a contract life of 7 years, risk-free rate of 0.42%, expected annual volatility of 123.04%, and annual rate of dividends of $0.

On February 1, 2021, stock options to purchase 513,750 shares of common stock were granted at an exercise price of $2.53 per share, which was equal to the fair value of the common stock on the date of grant and are exercisable for a period of 7 years. The stock options vest ratably over a period of 5 years. As of December 31, 2021, stock options to purchase 94,187 shares of common stock have vested, the weighted average exercise price is $2.53, the aggregate intrinsic value is $0.00, and the weighted average remaining contractual term is 5.34 years. Compensation cost is being recognized on a straight-line basis of $342,501.

A summary of stock option activity during the nine-months ended September 30, 2022, is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)

Stock options outstanding at December 31, 2021	513,750	2.53	5.34
Granted	-	-	-
Exercised	-	-	-
Expired	-	-	-
Stock options outstanding at September 30, 2022	513,750	$2.53	5.34

Stock options exercisable at September 30, 2022	171,249	$2.53	5.34

On July 19, 2021, Invizyne granted 79,052 restricted stock units (“RSUs”) at a value of $2.53 per share. These RSUs were issued in 2020 in lieu of cash bonuses. As these RSUs do not begin to vest until the completion of an initial public offering by Invizyne, which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. The Company will record stock-based compensation for these RSUs when the RSUs begin to vest.

On March 28, 2022, Invizyne granted 232,689 restricted stock units (“RSUs”) at a value of $2.53 per share. These RSUs were issued in 2021 in lieu of cash bonuses. As these RSUs do not begin to vest until the completion of an initial public offering by Invizyne, which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. The Company will record stock-based compensation for these RSUs when the RSUs begin to vest.

F-16

Between April 19, 2022 and September 30, 2022, the Company granted 3,675,000 restricted stock units (“RSUs”). These units will vest when 20% of the one-half of the total number of RSUs, by each individual person, on the thirteenth (13) month anniversary of the listing of the Class A Shares on a United States national exchange, then at a rate of 10% of one-half the number of RSUs each nine months after the date of the initial vesting, until the last vesting on the fifth year anniversary of the Date of Grant, at which any previously unvested will fully vest. These RSUs were granted to officers, directors, employees, and contractors. As these RSUs do not begin to vest until the completion of an initial public offering by the Company, which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. The Company will be expensing the RSUs when the currently unknown variables relating to the grant are known. The total unrecognized compensation expense based on the shares sold in private placement is $36,750,000.

On April 19, 2022 the Company granted 2,000,000 restricted stock units (“RSUs”). These units will vest when 20% of the one-half of the total number of RSUs, by each individual person, on the thirteenth (13) month anniversary of the listing of the Class A Shares on a United States national exchange. Class A Share has traded in the market on which the Class A Shares are listed for any 90 consecutive calendar days at an average price of $20.00 or more during the period commencing the Date of Grant and prior to the five year anniversary of the Date of Grant, with an average monthly trading volume of 2,000,000 Class A Shares or more during the 90 consecutive calendar day period, or (z) a Class A Shares has traded in the market on which the Class A Shares are listed for any 90 consecutive calendar days at an average price of $25.00 or more during the period commencing the Date of Grant and prior to the five year anniversary of the Date of Grant; provided further, that if there is a distribution of cash, stock or other property by the Company on the Class A Shares, then the foregoing average amounts of $20.00 or $25.00 will be reduced, from time to time, by the value of any one or more per share distributions after the Date of Grant until vested. As these RSUs do not begin to vest until the completion of an initial public offering by the Company, which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. The Company will be determining the total unrecognized compensation expense the RSUs when the currently unknown variables relating to the grant are known.

7.	Earnings Per Share

The Company’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) attributable to common stockholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., preferred shares, warrants and stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share was the same for all periods presented because all preferred shares, warrants and stock options outstanding were anti-dilutive, for a total of 18,477 shares. As of September 30, 2022, only Class A and Class B common shares are issued.

Earning Earnings per share is presented below for September 30, 2022. The Company excluded earnings per share from December 31, 2021 as members’ equity was recorded and no shares were issued at that time.

Basic and fully diluted earnings per share is calculated at follows for the nine months ended September 30, 2022:

	For the Nine Months Ended
	September 30, 2022		September, 30 2021
	Class A common shares	Class B common shares	Class A common shares	Class B common shares
Net loss attributable to MDB Capital Holdings, LLC	$(1,648,548)	$(3,135,356)	$-	$(11,585,855)

Weighted average shares outstanding – basic and diluted	1,154,420	5,000,000	-	5,000,000

Net loss per share – basic and diluted	$(1.43)	$(0.63)	$-	$(2.32)

Class A common shares and Class B common stock are equal for ownership, Class B shares have five times the voting rights of Class A shares and Class B shares can be exchanged on a one-to-one basis for purposes of sale.

F-17

8.	Related Party Transactions

The principal members of the Company have a controlling interest in PatentVest, S.A. (renamed MDB Capital, S.A. in 2022), a company organized and based in Nicaragua that provides outsourced services to the Company and other non-related entities. During the nine months ended September 30, 2022 and 2021, the Company paid $882,601 and $691,070, respectively, which is inclusive of expense and fees, for contracted labor, recorded against general and administrative expenses.

Until November 30, 2021, the company leased its Dallas, Texas headquarters office space in a building owned by the controlling members. During the nine months ended September 30, 2022 and 2021, the Company incurred related lease expense of $0 and $100,143 respectively, which were paid by conversion into equity in such periods.

During the nine months ended September 30, 2022 the Company utilized 1,300 square feet provided by the controlling member of the Company for a monthly charge of $1,600 per month.

In July 2022, the Company distributed to its two principal members a cash distribution of $2,723,700.

9.	Commitments and Contingencies

Legal Claims

The Company may be subject to legal claims and actions from time to time as part of its business activities. As of September 30, 2022, the Company was not subject to any pending or threatened legal claims or actions.

External Risks Associated with the Company’s Business Activities

Covid-19 Virus. The global outbreak of the novel coronavirus (Covid-19) has led to disruptions in general economic activities worldwide, as businesses and governments have taken broad actions to mitigate this public health crisis.

The Covid- 19 pandemic has and may continue to impact the Company’s investments and potential investments, which could disrupt its business activities. The effects of various public health directives and the Company’s work- from-home policies may negatively impact productivity, disrupt the Company’s business activities, and delay timelines and future results, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct business activities in the ordinary course. These disruptions, and perhaps more severe disruptions to the Company’s operations could negatively impact the Company’s business activities and results of operations and financial condition, including the Company’s ability to obtain financing. To date, the Company has not incurred impairment losses in the carrying values of its investments as a result of the pandemic and is not aware of any specific related event or circumstance that would require the Company to revise the estimates reflected in the consolidated financial statements.

In light of the uncertain and continually evolving situation relating to the spread of Covid-19, this pandemic could pose a risk to the Company. The extent to which the coronavirus may impact the Company’s business activities and capital raising efforts will depend on future developments, which are highly uncertain and cannot be predicted at this time. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

F-18

Net Capital Requirement (Public Ventures)

Public Ventures is subject to the uniform net capital rule (SEC Rule 15c3-1) of the Securities and Exchange Commission (the “SEC”), which requires both the maintenance of minimum net capital and the maintenance of maximum ratio of aggregate indebtedness to net capital. At September 30, 2022 and December 31, 2021, Public Ventures had net capital of $2,771,585 and $5,379,323, respectively, which was $2,521,585 and $12,288,941 in excess of the minimum $250,000, as required by the Securities and Exchange Commission Rule 15c3-1.

At September 30, 2022 the Company’s ratio of aggregate indebtedness of $466,251 to net capital was 0.1682 to 1, as compared to the maximum of a 15 to 1 allowable ratio of a broker dealer. Minimum net capital is based upon the greater of the statutory minimum net capital of $250,000 or 6 2/3% of aggregate indebtedness, which was calculated as $31,083 at September 30, 2022.

The requirement to comply with the Uniform Net Capital Rule 15c3-1 may limit Public Ventures’ ability to issue dividends to its parent company.

Indemnification Provisions

Public Ventures has agreed to indemnify its clearing brokers for losses that the clearing brokers may sustain from the accounts of customers. Should a customer not fulfill its obligation on a transaction, Public Ventures may be required to buy or sell securities at prevailing market prices in the future on behalf of its customer. The indemnification obligations of Public Ventures to its clearing brokers have no maximum amount. All unsettled trades at September 30, 2022 and 2021 have subsequently settled with no resulting material liability to Public Ventures, LLC. For the nine months ended September 30, 2022 and 2021, Public Ventures had no material loss due to counterparty failure and had no obligations outstanding under the indemnification arrangement as of September 30, 2022 and 2021.

Invizyne Funding Requirements

The Company has entered into a funding agreement (the “Funding Agreement”) to purchase shares in Invizyne up to a maximum of $5,000,000 at a pre-determined purchase price, subject to continuing financial covenants being met. As of September 30, 2022 and December 31, 2021, $5,000,000, the maximum amount, and $3,644,930 has been funded, bringing the ownership interest of the Company in Invizyne to 59.25% and 56.4% at September 30, 2022 and December 31, 2021, respectively. The Company waived its 10% cash fee relative to the Funding Agreement in exchange for other modifications. As a condition of the Funding Agreement, warrants to purchase 197,628 shares of Invizyne common stock were issuable (the “Funding Warrants”), which vest as amounts are funded. Through September 30, 2022 and December 31, 2021, 197,628 and 144,071, respectively, of Funding Warrants have vested. These warrants are eliminated in consolidation.

Lease of Office Space

On July 1, 2022 the Company executed a lease for new office space in Dallas, Texas, the expected occupancy of the space is December 16, 2022. The lease with a term of 91 months set to begin once we take control of the space, which is estimated for December 16, 2022 and ending on July 16, 2030, without an option to extend. The initial base rent was $12,556 per month, after 7 months of free rent. The lease provides for annual increases. The base rent for the lease in the final year is $13,937 per month. The right of use asset and corresponding lease liability to be recorded on the lease commencement date is $813,003.

10.	Employee Benefit Plans

MDB CG Management Company and Invizyne both sponsored individual 401(k) defined contribution plans for the benefit of each company’s eligible employees. Public Ventures offered the employees sponsored 401(k) defined contribution plan for the benefit of the employee, this plan was terminated on July 30, 2021. The plans allow eligible employees to contribute a portion of their annual compensation, not to exceed annual limits established by the Department of Treasury. Invizyne makes matching contributions for participating employees up to a certain percentage of the employee contributions; matching contributions were funded for the nine months ended September 30, 2022 and 2021. Benefits under the Invizyne plan were available to all employees, and employees become fully vested in the employer contribution upon receipt. In July 2021, Public Ventures discontinued its plan. For the nine months ended September 30, 2022 and 2021, a total of $197,528 and $197,959, respectively, was contributed to the plans. The majority of the expense was included in general and administrative cost, however for any research and development employees their portion of the expense is recorded against research and development costs.

The Company and Invizyne also provide health and related benefit plans for eligible employees.

F-19

11.	Exclusive License Agreement (Invizyne)

On April 19, 2019, Invizyne entered into an exclusive license agreement (the “License Agreement”) with the Regents of the University of California (“The Regents”) for patent rights and associated technology relating to the biosynthetic platform (the “Patent”). Certain individuals named as inventors of the Patent are also the founding stockholders of Invizyne. A founder of Invizyne was the head of the laboratory which was used in the research development agreement with The Regents.

Under the License Agreement, Invizyne holds an exclusive license of the Patent and a non-exclusive license for the associated technology to make, have made, use, have used, sell, have sold, offer for sale, and import licensed products. Invizyne also has the rights to sub-license its rights to the patent underlying the License Agreement.

Under the License Agreement, Invizyne has committed to pay certain royalties on net sales for 10 years after the first commercial sale of such licensed product. At September 30, 2022, there was no accrued royalties recorded.

Invizyne is obligated to make payments upon achievement of certain milestones as defined in the License Agreement. At September 30, 2022, none of the milestones had been achieved by Invizyne.

Under the License Agreement, Invizyne is required to achieve certain development milestones. If Invizyne fails to achieve a development milestone by the deadline, The Regents have the right and option to either terminate the License Agreement or reduce Invizyne’s exclusive and non-exclusive license in accordance with the License Agreement. As of September 30, 2022, the performance milestones have been met.

Invizyne may terminate the License Agreement, in whole or in part as to a particular patent right, at any time by providing notice of termination to The Regents as defined in the License Agreement.

Pursuant to a non-dilution provision of the License Agreement, a total of 22,228 shares and 22,466 shares of Invizyne’s common stock were issued to The Regents during the nine months ended September 30, 2022 and 2021, respectively.

Invizyne accounts for the costs incurred in connection with the License Agreement in accordance with ASC Topic 730, Research and Development. The Company paid license fees for the nine months ended September 30, 2022 and 2021, respectively, of $1,875 and $4,125.

On January 12, 2021, the License Agreement was amended where it was mutually agreed that Invizyne would reimburse The Regents for patent costs of $132,121. As of December 31, 2021, these patent costs had been fully repaid and expensed. These expenses were included in general and administrative costs.

12.	Leases

For operating leases, the Company records a right-of-use asset and a corresponding lease liability in the balance sheet for all leases with terms longer than twelve months. The Company only has one operating lease, with no variable lease costs, and no finance leases as of September 30, 2022 and December 31, 2021, respectively.

During 2019, Invizyne entered into a month-to-month lease agreement for its laboratory and research facility in Monrovia, California at a rate of $5,000 per month. This agreement was terminated as of September 30, 2021.

In August 2021, Invizyne entered into a lease with a term of 60 months beginning on October 1, 2021 and ending on September 30, 2026, with an option to extend for 60 additional months. At the time the lease commenced, it was not probable the Company would exercise the one five-year option to extend the facility lease; therefore, this extension option is not included in the lease analysis. The initial base rent is $14,020 per month. The lease provides for annual increases. The base rent for the lease in the final year is $15,475 per month. Additionally, Invizyne is responsible for annual operating cost increases of 3.1%, which are included in the rent.

Future payments due under operating leases for the as of September 30, 2022 are as follows:

Year	Amount
2022 (three months ended only)	$43,113
2023	173,529
2024	177,864
2025	182,307
2026	139,275
Total	$716,088
Less effects of discounting	(72,498)
Total operating lease liability	$643,590

Total operating lease cost for the nine months ended September 30, 2022 and 2021, was $126,180 and $86,310, respectively.

F-20

ROU assets represent Invizyne’s right to use an underlying asset for the lease term, and lease liabilities represent Invizyne’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Invizyne uses the implicit rate in its lease calculations when it is readily determinable. Since Invizyne’s leases do not provide implicit rates, to determine the present value of lease payments, management uses Invizyne’s estimated incremental borrowing rate for a fully collateralized loan with a similar term of the lease that is based on the information available at the inception of the lease which was 5.25%. At lease inception, Invizyne recorded a right-to-use asset in the amount of $758,555 and a related lease liability of $758,555. The weighted-average remaining lease term is 4.25 years, and the weighted-average discount rate is 5.25%.

Total short-term lease costs for the nine months ended September 30, 2022 and 2021, was $14,400 and $0, respectively. There is one short-term lease that was entered into on January 1, 2022, the lease is less than 12 months.

13.	Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes, with the exception of the state of Texas, in which income tax liabilities and/or benefits of the Company are passed through to its unitholders. Limited liability companies are subject to Texas margin tax. In addition, certain of the Company’s subsidiaries are Subchapter C-corporations subject to federal and state income taxes. Amounts recognized as income taxes are included in “income tax expense” on the statements of operations. The Company recognized no income tax expense for the nine months ended September 30, 2022 and September 30, 2021, because of a full valuation allowance recorded against the Company’s net deferred tax assets.

The Company’s federal and state statutory tax rate net of the federal tax benefit was approximately 27% for the nine months ended September 30, 2022, and September 30, 2021.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At the end of 2021, the Company’s corporate earnings were in a cumulative tax loss position. Based on the cumulative losses and projections of future taxable income for the periods in which the deferred tax assets are deductible, the Company recorded a valuation allowance against all its deferred tax assets as of September 30, 2022, and September 30, 2021. The Company intends to maintain a full valuation allowance on its deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of these allowances. The amount of deferred tax assets considered realizable could materially increase in the future, and the amount of valuation allowance recorded could materially decrease, if estimates of future taxable income are increased.

14.	Subsequent Events

The Company has evaluated subsequent events through the date when the financial statements were issued and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements.

F-21

Report of Independent Registered Public Accounting Firm

Members and Board of Directors

MDB Capital Holdings, LLC

Dallas, Texas

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MDB Capital Holdings, LLC (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

Dallas, Texas

November 10, 2022

F-22

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$6,225,458	$12,481,158
Grants receivable	468,353	151,284
Prepaid expenses and other current assets	150,534	53,239
Investment securities, at fair value	55,197	14,988,081
Investment securities at cost less impairment	50,000	50,000
Property and equipment, net	579,142	215,161
Operating lease right-of-use asset, net	720,627	-
Total assets	$8,249,311	$27,938,923

LIABILITIES AND EQUITY
Accounts payable	$576,492	$447,694
Accrued expenses, including payables to related parties of $0 and $58,287, respectively	29,750	268,584
Deferred grant reimbursement	161,105	66,034
Securities sold not yet purchased	-	2,292,229
Operating lease liability	720,627	-
Paycheck Protection Program loans, including interest payable	-	251,340
Total liabilities	1,487,974	3,325,881
Commitments and contingencies (Note 9)
Equity:
Members’ equity	6,239,168	24,666,208
Non-controlling interest (deficit)	522,169	(53,166)
Total equity	6,761,337	24,613,042
Total liabilities and equity	$8,249,311	$27,938,923

See accompanying notes to consolidated financial statements.

F-23

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020
Operating income (loss):
Unrealized loss on investment securities and warrants, net	$(13,020,834)	$(8,654,000)
Realized gain on investment securities	404,169	11,675,455
Gain on distributed investment securities to members’	2,414,093	-
Other operating income	368,574	430,882
Total operating income (loss), net	(9,833,998)	3,452,337

Operating costs:
General and administrative costs:
Compensation costs	1,965,343	1,783,466
Operating costs, related party	929,587	888,263
Professional fees	1,282,075	564,073
Information technology costs	251,147	241,524
Clearing and other charges	573,320	121,113
General and administrative costs (other)	634,907	509,759
Total general and administrative costs	5,636,379	4,108,198
Research and development costs, net of grants received of $1,541,221 and $594,911, respectively	454,454	577,165
Total operating costs	6,090,833	4,685,363
Net operating loss	(15,924,831)	(1,233,026)
Other income:
Forgiveness of Paycheck Protection Program loans, including interest payable	251,861	-
Loss before income taxes	(15,672,970)	(1,233,026)
Income tax expense	-	(40,072)
Net loss	(15,672,970)	(1,273,098)
Less net loss attributable to non-controlling interests	(572,627)	(550,917)
Net loss attributable to MDB Capital Holdings, LLC	$(15,100,343)	$(722,181)
Loss per share attributable to MDB Capital Holdings, LLC:
Loss per Class B common share – basic and diluted	$(3.02)	$(0.14)
Weighted average Class B common shares outstanding – basic and diluted	5,000,000	5,000,000

See accompanying notes to consolidated financial statements.

F-24

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Members’ Equity	Noncontrolling Interest	Total Equity

Balance, December 31, 2020	$24,666,208	$(53,166)	$24,613,042
Distributions of investment securities to members	(2,565,704)	-	(2,565,704)
Conversion of related party accrued expenses into equity	186,298	-	186,298
Stock-based compensation	-	200,671	200,671
Net loss	(15,100,343)	(572,627)	(15,672,970)
Ownership change of non-controlling interest	(947,291)	947,291	-
Balance, December 31, 2021	$6,239,168	$522,169	$6,761,337

Balance, December 31, 2019	$25,738,181	$147,959	$25,886,140
Net loss	(722,181)	(550,917)	(1,273,098)
Ownership change of non-controlling interest	(349,792)	349,792	-
Balance, December 31, 2020	$24,666,208	$(53,166)	$24,613,042

See accompanying notes to consolidated financial statements.

F-25

MDB CAPITAL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,672,970)	$(1,273,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on distributed investment securities to members’	(2,414,093)	-
Realized gain on investment securities, net	(404,169)	(11,675,455)
Unrealized loss on investment securities, net	13,020,834	8,654,000
Forgiveness of Paycheck Protection Program loans	(250,961)	-
Stock-based compensation	200,671	-
Depreciation of property and equipment	48,207	46,510
Non-cash lease expense	10,023	-
Purchases of investment securities	-	(2,236,025)
Proceeds from sales of investment securities	4,211,837	14,061,045
Securities sold not yet purchased	(4,168,607)	1,486,665
Changes in operating assets and liabilities:
(Increase) decrease in:
Grants receivable	(317,069)	(64,845)
Prepaid expenses and other current assets	(97,295)	2,379
Increase (decrease) in:
Accounts payable and accrued expenses	145,041	357,315
Accrued expenses, related party	(238,834)	101,676
Accrued expenses, related party	95,071	40,187
Net cash (used in) provided by operating activities	(5,832,314)	9,500,354

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(423,386)	(62,125)
Cash used in investing activities	(423,386)	(62,125)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program loans	-	250,961
Cash provided by financing activities	-	250,961

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,255,700)	9,689,190

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	12,481,158	2,791,968

CASH AND CASH EQUIVALENTS - END OF PERIOD	$6,225,458	$12,481,158

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$9,508	$1,119
Income taxes	$-	$40,072
Non-cash investing and financing activities:
Record right-of-use asset and operating lease liability	$758,555	$-
Ownership change of non-controlling interest	$947,291	$349,792
Conversion of related party accrued expenses into members’ equity	$186,298	$-
Distribution of investment securities to members	$2,565,704	$-

See accompanying notes to consolidated financial statements.

F-26

MDB CAPITAL HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

1.	Organization and Description of Business

MDB Capital Holdings, LLC (“the Company” or “MDB”), a Delaware limited liability company, is a holding company that has three wholly-owned subsidiaries: MDB CG Management Company (“MDB Management”); Public Ventures, LLC (“Public Ventures”); and PatentVest, Inc. (“PatentVest”), and has a majority-owned partner company, Invizyne Technologies, Inc. (“Invizyne”).

MDB Management is principally an “administrative” entity whose purpose is to conduct, and wherever possible, to consolidate shared services/resources, for our US-based operations.

Public Ventures is a U.S. registered broker-dealer under the Securities Exchange Act of 1934, and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Texas State Securities Board. Public Ventures is managed by Christopher A. Marlett and Anthony DiGiandomenico, who are also the founders of MDB. Public Ventures operates on a fully disclosed basis with a nonrelated FINRA member firm, Interactive Brokers, LLC (“Interactive Brokers”), and is not required to maintain a clearing deposit. Interactive Brokers is the clearing firm and custodian of investments maintained by Public Ventures.

PatentVest is a wholly-owned subsidiary that performs intellectual property validation services for Public Ventures’, due diligence functions on the intellectual property of partner and prospective partner companies, and creates an intellectual property roadmap for such partner companies.

Invizyne was formed with the objective of taking nature’s building blocks to make molecules of interest, effectively simplifying nature. Invizyne is a biology technology development company that is a majority-owned subsidiary. Invizyne’s technology is a differentiated and unique synthetic biology platform which is designed to enable the scalable exploration of a large number of molecules and properties found in nature.

Prior to January 14, 2022, Public Ventures owned majority interests in PatentVest and Invizyne. On January 14, 2022, Public Ventures distributed 100% of its equity interests in PatentVest and Invizyne to its members in proportion to their respective interests. On January 15, 2022, Public Ventures filed with the Internal Revenue Service to be treated as a corporation for federal income tax purposes. On January 16, 2022, the members of Public Ventures contributed their entire interests in the equity of Public Ventures, Invizyne and PatentVest to MDB, as result of which MDB became the new parent holding company. There was no effective change in the beneficial ownership of Public Ventures as a result of this transaction. On the same day as part of the reorganization, MDB established a management company subsidiary called MDB CG Management Company, Inc. These reorganization steps are collectively referred to as the “reorganization. In connection with the reorganization, 5,000,000 Class B common shares were issued in exchange for the members’ equity. The Company plans to issue a public offering of Class A shares, no exact date has been established.

F-27

The reorganization was completed between entities that were under common control, and the assets contributed and liabilities assumed are recorded based on their historical carrying values. These financial statements retroactively reflect the financial statements of the Company and Public Ventures on a consolidated basis for the periods presented.

On June 8, 2022, MDB completed the first closing of a private placement, consisting of the sale of 2,517,966 shares of Class A common shares at $10.00 per share, for gross proceeds of $25,179,660. On June 15, 2022, the Company completed the second closing of the private placement, consisting of the sale of an additional 11,000 shares of Class A common shares, for gross proceeds of $110,000. Accordingly, the Company received total gross proceeds of $25,289,660 from the sale of 2,528,966 shares of Class A common shares, or $24,946,142 net of $343,518 of offering expenses, which will be used for development of the current partner companies, identifying and developing new partner companies, and general corporate and working capital requirements. In conjunction with the private placement, the Company issued warrants to the placement agent to purchase 18,477 shares of Class A common shares, exercisable upon issuance for a period of 10 years at $13.00 per share, for a cash consideration of $0.001 per share. The placement agent’s warrants had a fair value of $106,640, as calculated pursuant to the Black-Scholes option-pricing model and were accounted for as issuance costs that were recorded against additional paid in capital and warrants issued.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the financial statements of wholly-owned and majority owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. Non-controlling interests at December 31, 2021 and 2020 relate to the interests of third parties in the majority owned subsidiaries.

The managing members of the Company have a controlling interest in PatentVest, S.A., a company organized and based in Nicaragua (which was renamed MDB Capital, S.A. in 2022). As the Company itself does not have a controlling financial interest in this entity, management has determined PatentVest, S.A. is not a variable interest entity and the Company has no ownership interests, so it should not be consolidated, and has excluded this entity from the preparation of the Company’s consolidated financial statements. It is the Company’s policy to reevaluate this conclusion on an annual basis or if there are significant changes in ownership.

Emerging Growth Company

The Company is an “emerging growth company,” or “EGC” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the extended transition periods.

F-28

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, as well as the disclosure of contingent assets and liabilities. Some of those judgments can be subjective and complex, and therefore, actual results could differ materially from those estimates under different assumptions or conditions. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include those related to assumptions used in the valuation of investment securities, accruals for potential liabilities, valuing equity instruments issued for services, and the realization of any deferred tax assets.

Concentration of Risk

Public Ventures is engaged in various brokerage activities in which counter parties primarily include broker dealers, banks, and other financial institutions. In the event counter parties do not fulfill their obligations, Public Ventures may be exposed to risk. The risk of default depends on the creditworthiness of the counter party or issuer of the instrument. It is the policy of Public Ventures policy to review, as necessary, the credit standing of each counter party.

Segment Reporting

The Company currently operates in two reportable segments: a broker dealer & intellectual property service and biology technology development. Segment information is provided in Note 3.

Measurement of Credit Losses and Financial Instruments

Grants that operate on a reimbursement basis are recognized on the accrual basis as revenues to extent of disbursements and commitments that are allowable for reimbursement of allowable expenses incurred and expected to be received, the only loans outstanding are from United States Government Federal Government funding sources. Management considers such receivables to be fully collectable. Accordingly, no allowance for grants receivable was recorded in the accompanying consolidated financial statements

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities or remaining maturities upon purchase of three months or less to be cash equivalents. There were no cash equivalents held by the Company at December 31, 2021 and 2020.

The Company’s policy is to maintain its cash balances with financial institutions with high credit ratings and in accounts insured by the Federal Deposit Insurance Corporation (the “FDIC”) and/or by the Securities Investor Protection Corporation (the “SIPC”). The Company may periodically have cash balances in financial institutions in excess of the FDIC and SIPC insurance limits of $250,000 and $500,000, respectively.

The Company periodically reviews the financial condition of the financial institutions and assesses the credit risk of such investments. The Company did not experience any credit risk losses during the years ended December 31, 2021 and 2020.

Restricted Cash and Deposits

The Company periodically provides deposits or enters into agreements that require funds to be held in a restricted cash account. At December 31, 2021 and 2020, the Company did not have any funds that were restricted.

F-29

Investment Securities and Securities Sold Not Yet Purchased

The Company strategically invests funds in early-stage technology companies. Equity investments are reported at fair value, except for one individual investment that there is not a readily available market price. For an investment without a readily determinable fair value, the Company has elected to apply the measurement alternative of cost minus impairment, if any, plus or minus changes resulting from observable price changes. The Company will reassess whether such an investment qualifies for the measurement alternative at each reporting period. In evaluating an investment for impairment or observable price changes, we will use inputs including recent financing events, as well as other available information regarding the investee’s historical and forecasted performance. The Company has assessed this investment and no impairment is warranted.

Purchases and sales of investment securities, consisting of common stock and warrants to purchase common stock, are recorded based on the respective market price quotations on the trade date. Realized gains and losses on investments represent the net gains and losses on investments sold during the year based on the average cost method. Differences between the fair value of investments at the beginning of the year and at the end of the year are recorded as unrealized gains and losses on investments in the statement of operations.

Securities sold not yet purchased represents an obligation to return the number of securities that were sold short. The securities may be common stock or stock options, and the amounts are determined using recently executed transactions, market price quotations (when observable), bond spreads, or credit default swap spreads obtained from independent external parties such as vendors and brokers, adjusted for any basis difference between cash and derivative instruments. When position-specific external price data is not observable, fair value is determined based on either benchmarking to similar instruments or cash flow models with yield curves, bond, or single-name credit default swap spreads and recovery rates as significant inputs. There were no securities sold not yet purchased as of December 31, 2021. As of December 31, 2020, there was an aggregate of $2,292,229 of securities sold but not yet owned, which obligation was settled in full during the year ended December 31, 2021.

Investment securities are as follows:

	For the Year Ended December 31,
	2021	2020
Investment securities, at fair value:
Common stock of public traded companies (listed)	$55,197	$4,551,403
Warrants to purchase shares of common stock of publicly traded companies (not market listed)	-	10,436,678
Investment securities, at fair value	$55,197	$14,988,081

Securities sold, not yet purchased (common stock of publicly traded securities)	$-	$(2,210,498)
Securities sold, not yet purchased (options on common stock of publicly traded securities)	-	(81,731)
Securities sold not yet purchased	$-	$(2,292,229)

Investment securities, at cost less impairment
Preferred stock of private company (not market listed)	$50,000	$50,000

For investment securities at fair value at the end of each year, net unrealized losses of $13,020,834 and $8,654,000 were recognized for years ended December 31, 2021 and 2020, respectively.

Fair Value of Financial Instruments

The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company determines the fair value of its financial instruments based on a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1 - Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include certain investment securities and securities sold and not yet purchased.

F-30

Level 2 - Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 - Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. The Company categorizes its investment securities in non-public companies.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable.

The Company’s financial instruments primarily consist of cash, investment securities, accounts payable and accrued expenses. As of the statement of financial condition date, investment securities and securities sold and not yet purchased are required to be recorded at fair value with the change in fair value during the period being recorded as an unrealized gain or loss. As of the statement of financial condition date, the estimated fair values of the Company’s other financial instruments recorded in other assets were not materially different from their carrying values as presented on the consolidated statement of financial condition. This is primarily attributed to the short-term maturities of these instruments.

A description of the valuation techniques applied to the Company’s major categories of assets and liabilities measured at fair value on a recurring basis is as follows:

Investment securities, at fair value and Securities sold, not yet purchased: These securites are valued based on quoted prices from the exchange or other trading platform. To the extent these securities are actively traded, valuation adjustments are not applied, and they are categorized in level 1 of the fair value hierarchy.

Warrants: Warrants to purchase common stocks were valued using Black-Scholes model adjusted for market activity of underlying publicly traded financial instruments. The warrants were categorized in level 3 of the fair value hierarchy.

Investment securities, at cost less impairment: Non-public equity securities are valued based on the initial investment, less impairment. The Company determined that no impairment was warranted. Since these securities are not actively traded, we will apply valuation adjustments when they become available, and they are categorized in level 3 of the fair value hierarchy. The are no significant unobservable inputs.

The following table sets forth the fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2021, except for the Level 3 investment that is recorded at cost:

Assets	Classification	Level 1	Level 2	Level 3	Total

Investment Securities	Equity securities - common stock	$55,197	$-	$-	$55,197

Total assets measured at fair value		$55,197	$-	$-	$55,197

During the year ended December 31, 2021, the Company did not have any transfers between Level 1, Level 2, or Level 3 of the fair value hierarchy.

F-31

The following table sets forth the fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2020, except for the Level 3 warrants to purchase common stock investment of $10,486,678 that is recorded using Black-Scholes and investment securities, at cost less impairment:

Assets	Classification	Level 1	Level 2	Level 3	Total

Investment Securities	Equity securities - common stock	$4,551,403	$-	$-	$4,551,403

Securities sold, not yet purchased	Common stock of publicly traded securities	(2,210,498)	-	-	(2,210,498)

Securities sold, not yet purchased	Options on common stock of publicly traded securities	(81,731)	-	-	(81,731)

Warrants	Warrants to purchase Common stock	-	-	10,436,678	10,436,678

Total assets measured at fair value		$2,259,174	$-	$10,436,678	$12,695,852

During the year ended December 31, 2020, the Company did not have any transfers between Level 1, Level 2, or Level 3 of the fair value hierarchy.

Reconciliation of fair value measurements categorized within Level 3 of the fair value hierarchy:

December 31, 2020	$10,436,678
Realized gains	2,178,337
Unrealized losses	(10,436,678)
Sales or distribution	(2,178,337)
Purchases	-
December 31, 2021	$-

The following table present information about significant unobservable inputs related to material components of Level 3 warrants as of December 31, 2020.

Assets	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Ranges of Inputs	Weighted-Average

Warrants	$10,436,678	Black Scholes	Volatility	25% to 138%	26%

Property and Equipment

Property and equipment are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in the statement of operations when realized. Depreciation is provided using the straight-line method over the following estimated useful lives:

Laboratory equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of the lease duration or the life of the improvements

Property and equipment consist of the following as of December 31, 2021 and 2020:

	December 31,
	2021	2020

Laboratory equipment	$621,836	$272,388
Furniture and fixtures	7,618	-
Leasehold improvements	66,320	-
Total property and equipment	695,774	272,388
Less: Accumulated depreciation	(116,632)	(57,227)
Property and equipment, net	$579,142	$215,161

Long-Lived Assets

The Company reviews long-lived assets, consisting of property and equipment, for impairment at each fiscal year end or when events or changes in circumstances indicate the carrying value of these assets may exceed their current fair values. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The Company has not historically recorded any impairment to its long-lived assets. In the future, if events or market conditions affect the estimated fair value to the extent that a long-lived asset is impaired, the Company will adjust the carrying value of these long-lived assets in the period in which the impairment occurs. For the years ended December 31, 2021 and 2020, the Company had not deemed any long-lived assets as impaired and was not aware of the existence of any indicators of impairment at such dates.

Revenue Recognition

The Company generates revenue primarily from providing brokerage services through Public Ventures. PatentVest has had limited activity during the years ended December 31, 2021 and 2020.

F-32

Brokerage Revenues

Brokerage revenues consist of (i) trade-based commission income from executed trade orders (included in other operating income in the Consolidated Statements of Operations), (ii) net realized gains and losses from proprietary trades, and (iii) other income consisting primarily of stock loan income earned on customer accounts. Public Ventures recognizes revenue from trade-based commissions and other income when performance obligations are satisfied through the transfer of control, as specified in the contract, of promised services to the customers of Public Ventures. Commissions are recognized on a trade date basis. Public Ventures believes that each executed trade order represents a single performance obligation that is fulfilled on the trade date because that is when the underlying financial instrument is identified, the pricing is agreed upon, and the risks and rewards of ownership have been transferred to/from the customer. When another party is involved in transferring a good or service to a customer, Public Ventures assesses whether revenue is presented based on the gross consideration received from customers (principal) or net of amounts paid to a third party (agent). Public Ventures has determined that it is acting as the principal as the provider of the brokerage services and therefore records this revenue on a gross basis. Clearing, custody and trade administration fees incurred from Interactive Brokers, the Company’s clearing firm, are recorded effective as of the trade date. The costs are treated as fulfillment costs and are recorded in operating expenses in the consolidated statement of operations.

Revenue is measured by the transaction price, which is defined as the amount of consideration that Public Ventures expects to receive in exchange for services to customers. The transaction price is adjusted for estimates of known or expected variable consideration based upon the individual contract terms. Variable consideration is recorded as a reduction to revenue based in amounts that Public Ventures expects to refund back to the customer.

Taxes and regulatory fees assessed by a government authority or agency that are both imposed on and concurrent with a specified revenue-producing transaction, which are collected by Public Ventures from a customer, are excluded from revenue and recorded against general and administrative expenses.

Public Ventures does not incur any costs to obtain contracts with customers for revenues that are eligible for deferral or receive fees prior to recognizing revenue, and therefore, as of December 31, 2021 and 2020, Public Ventures did not have any contract assets or liabilities related to these revenues in its consolidated balance sheet.

Grant Reimbursement

Invizyne receives federal grant awards for its research and development activities. Grant funding for these research and development activities is reimbursement based and is thus recognized in the period in which reimbursable expenses are incurred, or substantive milestones are met, per the terms of the grant documents. Funds received from grant reimbursements are presented as an offset to research and development expenses in the statement of operations.

Income Taxes

Public Ventures was formed as a limited liability company and has elected to be treated as a partnership for federal tax purposes, which provides that in lieu of corporate taxes, the members are taxed on the taxable income of Public Ventures. Therefore, no provision or liability for federal income taxes is included in these financial statements related to Public Ventures, with the exception of the state of Texas, in which income tax liabilities and/or benefits of the Company are passed through to its unitholders. Limited liability companies are subject to Texas margin tax. In addition, certain of the Company’s subsidiaries are Subchapter C-corporations subject to federal and state income taxes. As such, with the exception of the state of Texas and certain subsidiaries, the Company is not a taxable entity, it does not directly pay federal and state income taxes and recognition has not been given to federal and state income taxes for the operations of the Company.

The corporate subsidiaries accounts for income taxes using an asset and liability approach, which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. At December 31, 2021 and 2020, Invizyne has established a full valuation allowance against all net deferred tax assets.

Tax benefits from an uncertain tax position are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.

F-33

The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2021 and 2020, there was no accrued interest or penalties related to uncertain income tax positions.

Accounting for Research Grants

Invizyne receives grant reimbursements, which are netted against research and development expenses in the consolidated statement of operations. Grant reimbursements for capitalized assets are recognized over the useful life of the assets, with the unrecognized portion recorded as deferred grant reimbursements and included in liabilities in the consolidated balance sheet.

Grants that operate on a reimbursement basis are recognized on the accrual basis and are offsets to expenses to the extent of disbursements and commitments that are reimbursable for allowable expenses incurred as of December 31, 2021 and 2020, and respectively, expected to be received from funding sources in the subsequent year. Management considers such receivables at December 31, 2021 and 2020, respectively, to be fully collectable. Accordingly, no allowance for grants receivable was recorded in the accompanying consolidated financial statements.

Summary of grants receivable activity for the years ended December 31, 2021 and 2020, is presented below:

	2021	2020

Balance at beginning of period	$151,284	$86,439
Grant costs expensed	1,541,221	594,911
Grants for equipment purchased	110,332	48,986
Grant fees	39,547	20,998
Grant funds received	(1,374,031)	(600,050)
Balance at end of period	$468,353	$151,284

The Company has five grants provided by National Institute of Health and the Department of Energy. The first grant was awarded on October 1, 2019 and the latest grant is set to expire on August 31, 2024, however grants can be extended or new phases can be granted, extending the expiration of the grant. None of the grants has commitments made by the parties, provisions for recapture, or any other contingencies, beyond the complying with the normal terms of each research and development grant. Research grants received from organizations are subject to the contract agreement as to how Invizyne conducts its research activities, and Invizyne is required to comply with the agreement terms relating to those grants. Amounts received under research grants are nonrefundable, regardless of the underlying research project, to the extent that such amounts are expended in accordance with the approved grant project. Invizyne is permitted to draw down the research grants after incurring the related expenses. Amounts received under research grants are offset against the related research and development costs in the Company’s consolidated statement of operations. For the year ended December 31, 2021 and 2020, respectively, grants amounting to $1,541,221 and $594,911 were offset against the research and development costs. Grant drawdowns for the year ended December 31, 2021 and 2020, respectively, totaled $1,691,100 and $664,895, which includes grant costs expensed, grants for equipment purchased, and grants fees.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs consist primarily of compensation costs, fees paid to consultants, and other expenses relating to the development of Invizyne’s technology. For the years ended December 31, 2021 and 2020, research and development costs prior to offset of the grants amounted to $2,035,222 and $1,193,074, respectively, which includes grant costs expensed, grants fees, and research and development costs, net of the grant received.

Patent and Licensing Legal and Filing Fees and Costs

Due to the significant uncertainty associated with the successful development of one or more commercially viable products based on the Company’s research efforts and related patent applications, all patent and licensing legal and filing fees and costs related to the development and protection of its intellectual property are charged to operations as incurred. Patent and licensing legal and filing fees and costs were $185,195 and $123,816 for the years ended December 31, 2021 and 2020, respectively. Patent and licensing legal and filing fees and costs are included in general and administrative costs in the Company’s consolidated statements of operations.

F-34

Stock Based Compensation

The Company and its subsidiaries may periodically issue common stock, stock options and restricted share units to officers, directors, employees and consultants for services rendered. Options vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, are measured at the grant date fair value and charged to operations ratably over the vesting period. Forfeitures of stock options are recognized on an as incurred basis.

The Company accounts for stock-based payments to officers, directors, employees and consultants by measuring the cost of services received in exchange for equity awards utilizing the grant date fair value of the awards, with the cost recognized as compensation expense on the straight-line basis in the Company’s financial statements over the vesting period of the awards.

The fair value of stock options granted as stock-based compensation is determined utilizing the Black-Scholes option-pricing model, and is affected by several variables, the most significant of which are the expected life of the stock option, the exercise price of the stock option as compared to the fair market value of the common stock on the grant date, the risk-free rate, and the estimated volatility of the common stock. Unless sufficient historical exercise data is available, the expected life of the stock option is calculated as the mid-point between the vesting period and the contractual term (the “simplified method”). The estimated volatility is based on the historical volatility of the Company’s common stock, calculated utilizing a look-back period approximately equal to the contractual life of the stock option being granted. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of the common stock is determined by reference to the quoted market price of the Company’s common shares on the grant date. The expected dividend yield is based on the Company’s expectation of dividend payouts and none are anticipated.

Leases

Right of use assets (“ROU assets”) represent the Company’s right to use an underlying asset for the lease term and lease liabilities represents its obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, it uses its incremental borrowing rate, from the Company’s primary banking institution based on the asset being fully collateralized fully amortizing loan with a term similar to the lease term, based on the information available at commencement date in determining the present value of lease payments. The Company uses the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company considers and includes lease terms for options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease agreements with a term of twelve months or less are considered short term leases. and accordingly, the Company recognizes the lease payments as expense on a straight-line basis over the lease term The Company has lease agreements with lease and non-lease components, which are generally accounted for separately. The Company has reviewed each lease for non-lease and lease components, for example the Company’s landlord provides common area maintenance (CAM) of leased office space, such as cleaning and landscape services, the CAM involves delivery of a separate service and is not considered a cost of securing the office building. As such, it is considered a non-lease component.

Recently Issued Accounting Pronouncements

Adoption of Accounting Standards Update (“ASU”)2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance

On January 1, 2020, the Company adopted ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance (“ASU 2021-10”), and retrospectively applied the guidance to prior transactions.

The amendments in ASU 2021-10 require the following annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies.

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Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3.	Segment Reporting

In its operation of the business, management, including the Company’s chief operating decision maker, who is also the Company’s Chief Executive Officer, reviews certain financial information, including segmented profit and loss and balance sheet statements.

The Company currently operates in two reportable segments: a broker dealer & intellectual property service and technology development.

The broker dealer & intellectual property service segment currently has two subsidiaries, Public Ventures and Patentvest. Public Ventures is a full-service broker dealer firm focusing on conducting private and public securities offerings. PatentVest offers in-depth patent research used for investment banking due diligence.

The technology development segment currently has one subsidiary, Invizyne. In the future, this segment may invest in a portfolio of science-based technology companies. Invizyne is a research and development company stage synthetic biology company.

Non-income generating subsidiaries for management of the business, including MDB CG Management Company, Inc. are reported as Other.

The segments are based on the discrete financial information reviewed by the Chief Executive Officer to make resource allocation decisions and to evaluate performance. The reportable segments are each managed separately because they will provide a distinct product or provide services with different processes. All reported segment revenues are derived from external customers.

The accounting policies of the Company’s reportable segments are the same as those described in the summary of significant accounting policies (see Note 2).

The following sets forth balance sheets by segment at December 31, 2021:

ASSETS	Broker Dealer & Intellectual Property Service	Technology Development	Other/ Eliminations	Consolidated
Long-lived assets	$-	$1,299,769	$-	$1,299,769
Total assets	$5,903,197	$2,346,114	$-	$8,249,311

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The following sets forth statements of operations by segment for the year ended December 31, 2021:

	Broker Dealer & Intellectual Property Service	Technology Development	Other/ Eliminations	Consolidated
Operating income (loss):
Unrealized loss on investment securities, net	$(13,020,834)	$-	$-	$(13,020,834)
Realized gain on investment securities	404,169	-	-	404,169
Gain on distributed investment securities to members’	2,414,093	-	-	2,414,093
Other operating income	368,574	-	-	368,574
Total operating income (loss), net	(9,833,998)	-	-	(9,833,998)

Operating costs:
General and administrative costs:
Compensation costs	1,518,594	446,749	-	1,965,343
Operating costs, related party	929,587	-	-	929,587
Professional fees	1,016,318	265,757	-	1,282,075
Information technology costs	234,955	16,192	-	251,147
Clearing and other charges	573,320	-	-	573,320
General and administrative costs (other)	525,214	109,693	-	634,907
Total general and administrative costs	4,797,988	838,391	-	5,636,379
Research and development costs	-	454,454	-	454,454
Total operating costs	4,797,988	1,292,845	-	6,090,833
Net operating loss	(14,631,986)	(1,292,845)	-	(15,924,831)
Other income:
Forgiveness of Paycheck Protection Program loans, including accrued interest	168,122	83,739	-	251,861
Loss before income taxes	(14,463,864)	(1,209,106)	-	(15,672,970)
Income tax expense	-	-	-	-
Net loss	(14,463,864)	(1,209,106)	-	(15,672,970)
Less net loss attributable to non-controlling interests	-	(572,627)	-	(572,627)
Net loss attributable to controlling interests	$(14,463,864)	$(636,479)	$-	$(15,100,343)

The following sets forth balance sheets by segment at December 31, 2020:

ASSETS	Broker Dealer & Intellectual Property Service	Technology Development	Other/ Eliminations	Consolidated
Long-lived assets	$-	$215,161	$-	$215,161
Total assets	$27,412,919	$526,004	$-	$27,938,923

The following sets forth statements of operations by segment for the year ended December 31, 2020:

	Broker Dealer & Intellectual Property Service	Technology Development	Other/ Eliminations	Consolidated
Operating income (loss):
Unrealized loss on investment securities, net	$(8,654,000)	$-	$-	$(8,654,000)
Realized gain on investment securities	11,675,455	-	-	11,675,455
Other operating income	430,882	-	-	430,882
Total operating income (loss), net	3,452,337	-	-	3,452,337,

Operating costs:
General and administrative costs:
Compensation costs	1,482,311	301,155	-	1,783,466
Operating costs, related party	888,263	-	-	888,263
Professional fees	492,802	71,271	-	564,073
Information technology costs	233,213	8,311	-	241,524
Clearing and other charges	121,113	-	-	121,113
General and administrative costs (other)	442,701	67,058	-	509,759
Total General and administrative costs	3,660,403	447,795	-	4,108,198
Research and development costs	-	577,165	-	577,165
Total operating costs	3,660,403	1,024,960	-	4,685,363
Net operating loss	(208,066)	(1,024,960)	-	(1,233,026)
Loss before income taxes	(208,066)	(1,024,960)	-	(1,233,026)
Income tax expense	(40,072)	-	-	(40,072)
Net loss	(248,138)	(1,024,960)	-	(1,273,098)
Less net loss attributable to non-controlling interests	-	(550,917)	-	(550,917)
Net loss attributable to controlling interests	$(248,138)	$(474,043)	$-	$(722,181)

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4.	Paycheck Protection Program Loans

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “CARES Act”) was enacted in response to market conditions related to the coronavirus (“Covid-19”) pandemic. The CARES Act included many measures to help companies, including providing loans to qualifying companies, under the Paycheck Protection Program (the “PPP”) offered by the U.S. Small Business Administration (the “SBA”). During the year ended December 31, 2020, the Company received $250,960 of proceeds from PPP loans. The proceeds of the PPP Loans were available to be used to fund payroll costs, rent and other eligible costs. As of December 31, 2021, the Company has used all of the PPP loan proceeds for eligible costs. The PPP loans were unsecured, had an interest rate of 1.00% per annum, and were subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. During the year ended December 31, 2021, PPP loans totaling $250,961 plus accrued interest of $521 from the year ended December 31, 2020 and additional accrued interest of $379 from the year ended December 31, 2021 were forgiven in full for a total of $251,861, which was recognized as other income in the consolidated statement of operations.

5.	Members’ Equity and Non-Controlling Interests

Members’ Equity

Members’ equity is made up of two members, Christopher Marlett and Anthony DiGiandomenico, who own 75.1% and 24.9%, respectively. In connection with the reorganization transactions, described in Note 1, members’ equity was exchanged for 5,000,000 Class B common shares with 3,755,000 and 1,245,000 Class B common shares issued to members, respectively.

Non-Controlling Interests

During the year ended December 31, 2021 the equity interest of in Invizyne ranged from 49.2% to 56.3%, with the non-controlling interest ranging from 50.8% to 43.7% (weighted average of 47.4%). During the year ended December 31, 2020, the equity interest of Invizyne was 46.2% with the non-controlling interest was 53.8%. While not always having over 50% of a controlling interest, the Company had an agreement with other shareholders to form a voting consensus, therefore Invizyne is accounted for the years ended December 31, 2021 and 2020, respectively, under the consolidation method.

During each year, controlling and non-controlling interests changed as a result of capital infusions. For the year ended December 31, 2021, and 2022, there were capital infusions of $2,312,420 and $645,000, respectively. Because each capital infusion was at a per share price that was greater than the average price of existing shares, the capital infusions led to corresponding increases in value of the non-controlling interest. As of December 31, 2021 and 2020, Public Ventures equity interest in Invizyne was 56.3% and 49.2%, respectively, and the remaining equity interest was owned by the non-controlling interests as presented below:

	For the Years Ended December 31,
	2021	2020

Invizyne net loss	$(1,209,106)	$(1,024,960)
Weighted average non-controlling percentage	47.4%	53.8%
Net loss non-controlling interest	$(572,627)	$(550,917)
Prior period balance	(53,166)	147,959
Stock-based compensation	200,671	-
Ownership change of non-controlling interest	947,291	349,792
Ending period balance	$522,169	$(53,166)

During the years ended December 31, 2021 and 2020, the Company owned approximately 89% of PatentVest and the activity in PatentVest was trivial. PatentVest had no carrying value of the non-controlling interest.

If a change in the parent ownership in a subsidiary from an additional investment or from the issuance of stock based compensation, a change of the non-controlling ownership is recognized based on the amount invested as required, and per ASC 810-45-21A, the carrying amount of the non-controlling interest is adjusted to reflect the change in the non-controlling ownership in the subsidiary’s net assets. Since there was a change in the equity, a reclass of the non-controlling interest in the subsidiary’s net assets is required and demonstrated in the ending period balance above.

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6.	Stock-Based Compensation

Invizyne’s 2020 Equity Incentive Plan (the “2020 Plan”), which was approved by the Invizyne shareholders, permits grants to its officers, directors, and employees for up to 903,780 shares of Invizyne’s common stock. The 2020 Plan authorizes the use of stock options, shares of restricted stock, and restricted share units. The inputs used to determine the fair value was common stock price of $2.53, option exercise price of $2.53, expected life in years of 5 years, with a contract life of 7 years, risk-free rate of 0.42%, expected annual volatility of 123.04%, and annual rate of dividends of $0.

On February 1, 2021, stock options to purchase 513,750 shares of common stock were granted at an exercise price of $2.53 per share, which was equal to the fair value of the common stock on the date of grant and are exercisable for a period of 7 years. The stock options vest ratably over a period of 5 years. As of December 31, 2021, stock options to purchase 94,187 shares of common stock have vested the weighted average exercise price is $2.53, the aggregate intrinsic value is $0.00, and the weighted average remaining contractual term is 6.08 years. Compensation cost is being recognized on a straight-line basis.

A summary of stock option activity during the years ended December 31, 2021 and 2020 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)

Stock options outstanding at December 31, 2019	-	$-
Granted	-	-
Exercised	-	-
Expired	-	-
Stock options outstanding at December 31, 2020	-	-	-
Granted	513,750	2.53	-
Exercised
Expired	-
Stock options outstanding at December 31, 2021	513,750	$2.53	6.08

Stock options exercisable at December 31, 2020	-	$-
Stock options exercisable at December 31, 2021	94,187	$2.53	6.08

On July 19, 2021, Invizyne granted 79,052 restricted share units (“RSUs”) at a value of $2.53 per share. These RSUs were issued in 2020 in lieu of cash bonuses. As these RSUs do not begin to vest until the completion of an initial public offering by Invizyne, which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. The Company will record stock-based compensation for these RSUs when the RSUs begin to vest.

On March 28, 2022, Invizyne 232,689 granted restricted share units (“RSUs”) at a value of $2.53 per share. These RSUs were issued in 2021 in lieu of cash bonuses. As these RSUs do not begin to vest until the completion of an initial public offering by Invizyne, which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. The Company will record stock-based compensation for these RSUs when the RSUs begin to vest.

A shares and Class B shares can be exchanged on a one-to-one basis for purposes of sale.

7.	Earnings Per Share

The Company’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) attributable to common stockholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., preferred shares, warrants and stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

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Loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the respective periods. Basic and diluted loss per common share was the same for all periods presented because all preferred shares, warrants and stock options outstanding were anti-dilutive. As of December 31, 2021, no common shares was issued. For earnings per share comparative purposes, the Class B common shares were treated as if they were issued on January 1, 2020. Class A common shares was not exchanged for equity as part of the business combination dated January 15, 2022, therefore there was no Class A common shares in years ended December 31, 2021 and 2020, respectively.

Basic and fully diluted earnings per share is calculated at follows for the years ended December 31, 2021, and 2020:

	2021	2020

Weighted-average Class B common shares outstanding	5,000,000	5,000,000

Net loss attributable to MDB Capital Holdings, LLC	$(15,100,343)	$(722,181)

Net loss per share	$(3.02)	$(0.14)

8.	Related Party Transactions

Members of the Company have a controlling interest in PatentVest, S.A. (renamed MDB Capital, S.A. in 2022), a company organized and based in Nicaragua that provides outsourced services to the Company’s administrative office in Nicaragua. During the years ended December 31, 2021 and 2020, the Company paid PatentVest, S.A. $929,587 and $888,263, respectively, which is inclusive of expense and fees, for contracted labor, recorded against general and administrative expenses.

Until November 30, 2021 the company leased its Dallas, Texas headquarters office space in a building owned by the controlling members. During the years ended December 31, 2021 and 2020, the Company incurred related lease expense of $123,000 and $134,000, respectively, which were paid by conversion into equity in such periods.

In December 2021, the Company distributed to its two principal members non-cash securities assets having an aggregate fair value of $2,565,000.

9.	Commitments and Contingencies

Legal Claims

The Company may be subject to legal claims and actions from time to time as part of its business activities. As of December 31, 2021 and 2020, the Company was not subject to any pending or threatened legal claims or actions.

External Risks Associated with the Company’s Business Activities

Covid-19 Virus. The global outbreak of the novel coronavirus (Covid-19) has led to disruptions in general economic activities worldwide, as businesses and governments have taken broad actions to mitigate this public health crisis.

The Covid- 19 pandemic has and may continue to impact the Company’s investments and potential investments, which could disrupt its business activities. The effects of various public health directives and the Company’s work- from-home policies may negatively impact productivity, disrupt the Company’s business activities, and delay timelines and future results, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct business activities in the ordinary course. These disruptions, and perhaps more severe disruptions to the Company’s operations could negatively impact the Company’s business activities and results of operations and financial condition, including the Company’s ability to obtain financing. To date, the Company has not incurred impairment losses in the carrying values of its investments as a result of the pandemic and is not aware of any specific related event or circumstance that would require the Company to revise the estimates reflected in the consolidated financial statements.

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On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “CARES Act”) was enacted in response to market conditions related to the coronavirus (“COVID-19”) pandemic. The CARES Act includes many measures to help companies, including providing loans to qualifying companies, under the Paycheck Protection Program (the “PPP”) offered by the U.S. Small Business Administration (the “SBA”).

In light of the uncertain and continually evolving situation relating to the spread of Covid-19, this pandemic could pose a risk to the Company. The extent to which the coronavirus may impact the Company’s business activities and capital raising efforts will depend on future developments, which are highly uncertain and cannot be predicted at this time. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Net Capital Requirement (Public Ventures)

Public Ventures is subject to the uniform net capital rule (SEC Rule 15c3-1) of the Securities and Exchange Commission (the “SEC”), which requires both the maintenance of minimum net capital and the maintenance of maximum ratio of aggregate indebtedness to net capital. At December 31, 2021 and 2020, Public Ventures had net capital of $5,379,323 and $12,388,941, respectively, which was $5,129,323 and $12,288,941 in excess of the minimum $250,000 and $100,000 required, respectfully, as required by the Securities and Exchange Commission Rule 15c3-1.

At December 31, 2021 and 2020 the Company’s ratio of aggregate indebtedness of $337,096 and $402,280 to net capital was 0.0627 to 1 and 0.0325 to 1, respectively, as compared to the maximum of a 15 to 1 allowable ratio of a broker dealer. Minimum net capital is based upon the greater of the statutory minimum net capital of $250,000 or 6 2/3% of aggregate indebtedness, which was calculated as $22,473 and $26,819 at December 31, 2021 and 2020, respectively.

The requirement to comply with the Uniform Net Capital Rule 15c3-1 may limit Public Ventures’ ability to issue dividends to its parent company.

Indemnification Provisions

Public Ventures has agreed to indemnify its clearing brokers for losses that the clearing brokers may sustain from the accounts of customers. Should a customer not fulfill its obligation on a transaction, Public Ventures may be required to buy or sell securities at prevailing market prices in the future on behalf of its customer. The indemnification obligations of Public Ventures to its clearing brokers have no maximum amount. All unsettled trades at December 31, 2021 and 2020 have subsequently settled with no resulting material liability to Public Ventures. For the years ended December 31, 2021 and 2020, Public Ventures had no material loss due to counterparty failure and had no obligations outstanding under the indemnification arrangement as of December 31, 2021 and 2020.

Invizyne Funding Requirements

The Company has entered into a funding agreement (the “Funding Agreement”) to purchase shares in Invizyne up to a maximum of $5,000,000 at a pre-determined purchase price, subject to continuing financial covenants being met. As of December 31, 2021 and 2020, $3,644,930 and $1,332,510 has been funded, bringing the ownership interest of Public Ventures in Invizyne to 56.4% and 49.2% at December 31, 2021 and 2020, respectively. Public Ventures waived its 10% cash fee relative to the Funding Agreement in exchange for other modifications. As a condition of the Funding Agreement, warrants to purchase 197,629 shares of Invizyne common stock were issuable (the “Funding Warrants”), which vest as amounts are funded. Through December 31, 2021 and 2020, 144,071 and 95,916, respectively, of Funding Warrants have vested and are eliminated in the consolidation.

10.	Employee Benefit Plans

Public Ventures and Invizyne both sponsored individual 401(k) defined contribution plans for the benefit of each company’s eligible employees. The plans allow eligible employees to contribute a portion of their annual compensation, not to exceed annual limits established by the Department of Treasury. Invizyne makes matching contributions for participating employees up to a certain percentage of the employee contributions; matching contributions were funded for the years ended December 31, 2021 and 2020. Benefits under the Invizyne plan were available to all employees, and employees become fully vested in the employer contribution upon receipt. In July 2021, Public Ventures discontinued its plan. For the years ended December 31, 2021 and 2020, a total of $224,086 (Public Ventures - $97,500; Invizyne - $126,586) and $159,225 (Public Ventures - $97,500; Invizyne - $61,725), respectively, was contributed to the plans. The majority of the expense was included in general and administrative cost, however for any research and development employees their portion of the expense is recorded against research and development costs.

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Public Ventures and Invizyne also provide health and related benefit plans for eligible employees.

11.	Exclusive License Agreement (Invizyne)

On April 19, 2019, Invizyne entered into an exclusive license agreement (the “License Agreement”) with the Regents of the University of California (“The Regents”) for patent rights and associated technology relating to the biosynthetic platform (the “Patent”). Certain individuals named as inventors of the Patent are also the founding stockholders of Invizyne. A founder of Invizyne was the head of the laboratory which was used in the research development agreement with The Regents.

Under the License Agreement, Invizyne holds an exclusive license of the Patent and a non-exclusive license for the associated technology to make, have made, use, have used, sell, have sold, offer for sale, and import licensed products. Invizyne also has the rights to sub-license its rights to the patent underlying the License Agreement.

Under the License Agreement, Invizyne has committed to pay certain royalties on net sales for 10 years after the first commercial sale of such licensed product. At December 31, 2021 and 2020, there was no accrued royalties recorded.

Invizyne is obligated to make payments upon achievement of certain milestones as defined in the License Agreement. At December 31, 2021 and 2020, none of the milestones had been achieved by Invizyne.

Under the License Agreement, Invizyne is required to achieve certain development milestones. If Invizyne fails to achieve a development milestone by it’s deadline, The Regents have the right and option to either terminate the License Agreement or reduce Invizyne’s exclusive and non-exclusive license in accordance with the License Agreement. As of December 31, 2021 and 2020, the development performance milestones have been met.

Invizyne may terminate the License Agreement, in whole or in part as to a particular patent right, at any time by providing notice of termination to The Regents as defined in the License Agreement.

Pursuant to the terms of the License Agreement, upon the formation of the agreement Invizyne originally issued a total of 158,340 shares in 2019, with an additional 11,096 shares issued in 2019. Due to a non-dilution provision of 4% of shares issued, measured on total shares issued, an additional 38,034 shares and 10,608 shares of its common stock issued to the Regents as of December 31, 2021 and 2020, respectively. In accordance with ASC 260, the Company recognized the value of the effect of a down round features in 2019. Since it is an equity-classified freestanding instrument each time it is triggered it shall not otherwise remeasure the value of a down round feature that has been previously recognized.

Invizyne accounts for the costs incurred in connection with the License Agreement in accordance with FASB ASC 730 Research and Development. For the years ended December 31, 2021 and 2020 of the license fee of $4,750 and $4,309, no additional costs were incurred pursuant to the terms of the License Agreement.

On January 12, 2021, the License Agreement was amended where it was mutually agreed that Invizyne would reimburse The Regents for patent costs of $132,121. As of December 31, 2021, these patent costs had been fully repaid and expensed. These expenses were included in general and administrative costs.

12.	Leases

For operating leases, the Company records a right-of-use asset and a corresponding lease liability in the balance sheet for all leases with terms longer than twelve months. The Company only has one operating lease, with no variable lease costs, and no finance leases for the years ended December 31, 2021 and 2020, respectively.

During 2019, Invizyne entered into a month-to-month lease agreement for its laboratory and research facility in Monrovia, California at a rate of $5,000 per month. This agreement was terminated as of September 30, 2021.

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In August 2021 Invizyne entered into a lease with a term of 60 months beginning on October 1, 2021 and ending on September 30, 2026, with an option to extend for 60 additional months. At the time the lease commenced, it was not probable the Company would exercise the one five-year option to extend the facility lease; therefore, this extension option is not included in the lease analysis. The initial base rent was $14,020 per month. The lease provides for annual increases. The base rent for the lease in the final year is $15,475 per month. Additionally, Invizyne is responsible for annual operating cost increases of 3.1%, which are included in the rent.

Future rental payments due under operating leases as of December 31, 2021 are as follows:

Year	Amount
2022	$169,293
2023	173,529
2024	177,864
2025	182,307
2026	139,275
Total	$842,268
Less effects of discounting	(121,641)
Total operating lease liability	$720,627

Total operating lease costs for the years ended December 31, 2021 and 2020, was $84,945 and $57,540, respectively.

ROU assets represent Invizyne’s right to use an underlying asset for the lease term, and lease liabilities represent Invizyne’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Invizyne uses the implicit rate in its lease calculations when it is readily determinable. Since Invizyne’s leases do not provide implicit rates, to determine the present value of lease payments, management uses Invizyne’s estimated incremental borrowing rate for a fully collateralized loan with a similar term of the lease that is based on the information available at the inception of the lease which was 5.25%. At lease inception, Invizyne recorded a right-to-use asset in the amount of $774,296 and a related lease liability of $774,296. As of December 31, 2021, the weighted-average remaining lease term is 4.75 years, and the weighted-average discount rate is 5.25%.

13.	Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes, with the exception of the state of Texas, in which income tax liabilities and/or benefits of the Company are passed through to its unitholders. Limited liability companies are subject to Texas margin tax. In addition, certain of the Company’s subsidiaries are Subchapter C-corporations subject to federal and state income taxes. As such, with the exception of the state of Texas and certain subsidiaries, the Company is not a taxable entity, it does not directly pay federal and state income taxes and recognition has not been given to federal and state income taxes for the operations of the Company, except as set forth in the tables below. Amounts recognized for income taxes are reported in “income tax expense (benefit)” on the consolidated statements of operations.

The Company’s taxable income or loss, which may vary substantially from the net income or net loss reported on the consolidated statements of operations, is includable in the federal and state income tax returns of each unitholder.

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Income tax expense (benefit) (including Subchapter C-corporations) as stated below for the years ended December 31:

	2021	2020

Current taxes
Federal	$-	$-
State	-	40,072

Deferred taxes
Federal	-	-
State	-	-
Total	$-	$40,072

As of December 31, 2021 the Company’s taxable entities had approximately $2,217,254 of net operating loss carryforwards for federal income tax purposes which can be carried forward indefinitely.

A reconciliation of the federal statutory tax rate to the effective tax rate (including Subchapter C- corporations) approximately consist of the following as of December 31:

	2021	2020

Federal statutory rate	21.0%	21.0%
State, net of federal tax benefit	0.5%	2.1%
Income/loss excluded from nontaxable entities	(19.4)%	(4.4)%
Other	0.0%	0.1%
Valuation allowance	(2.1)%	(22.0)%
Effective rate	0%	(3.2)%

Significant components of the deferred tax assets and liabilities (including Subchapter C-corporations) approximately consist of the following as of December 31:

	2021	2020

Deferred tax assets:
Start-up expenditures	$68,195	$43,313
Stock compensation	55,537	-
Net operating loss carryforwards	618,566	352,296
Valuation allowance	(733,066)	(395,117)
Total deferred tax assets	$9,232	$492

Deferred tax liabilities:
Property and equipment principally due to differences in depreciation	$(9,232)	$(492)
Total deferred tax liabilities	$(9,232)	$(492)

Net deferred tax assets/(liabilities)	$-	$-

Net deferred tax liabilities were classified on the consolidated statement of financial condition approximately consist of the following as of December 31:

	2021	2020

Deferred tax assets	$9,232	$492
Deferred tax liabilities	(9,232)	(492)
Other noncurrent assets/(liabilities)	$-	$-

F-44

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At December 31, 2021, based on projections of future taxable income for the periods in which the deferred tax assets are deductible, valuation allowances of $733,066 and $395,117 were recorded for the periods ended December 31, 2021 and December 31, 2020 respectively, for tax carryforwards and attributes to reduce the net deferred tax assets to an amount that is more likely than not to be recognized. The amount of deferred tax assets considered realizable could be reduced in the future if estimates of future taxable income during the carryforward period are reduced.

In accordance with the applicable accounting standards, the Company recognizes only the impact of income tax positions that, based on their merits, are more likely than not to be sustained upon audit by a taxing authority. To evaluate its current tax positions in order to identify any material uncertain tax positions, the Company developed a policy of identifying and evaluating uncertain tax positions that considers support for each tax position, industry standards, tax return disclosures and schedules and the significance of each position. It is the Company’s policy to recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense. The Company had no material uncertain tax positions at December 31, 2021. The tax years 2019 – 2021 remain open to examination for federal income tax purposes.

14.	Subsequent Events

On March 28, 2022, Invizyne granted 232,690 restricted share units in payment of 2021 employee performance bonuses.

On July 1, 2022 the Company executed a lease for new office space in Dallas, Texas, the expected occupancy of the space is January 15, 2023. The lease with a term of 91 months set to begin once the Company takes control of the space, which is estimated for January 15, 2023 and ending on August 15, 2030, without an option to extend. The initial base rent was $12,556 per month, after 7 months of free rent. The lease provides for annual increases. The base rent for the lease in the final year is $13,937 per month. The right of use asset and corresponding lease liability to be recorded on the lease commencement date is $813,003.

F-45

MDB CAPITAL HOLDINGS, LLC

833,333 CLASS A COMMON SHARES

The date of this prospectus is                     , 2022

Until [  ], 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.

[Alternate Page for Security Holder Prospectus]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated December 28, 2022

MDB CAPITAL HOLDINGS, LLC

2,628,966 CLASS A COMMON SHARES

The selling security holders named in this prospectus, referred to as the “Security Holders” in this prospectus, may offer and sell, from time to time, in one or more offerings, up to 2,628,966 class A common shares. The class A common shares will initially be sold at a fixed price of $12.00 per share. Once there is an established market for the class A common shares, in which the prices reflect a trading market, the Security Holders may then sell their class A common shares at prevailing market prices at the times of sale, prices related to the prevailing market prices or negotiated prices. The class A common shares may be offered by the Security Holders to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. See “Plan of Distribution” beginning on page 96 of this prospectus.

We are not selling any securities in this offering by the Security Holders, and we will not receive any proceeds from the sale of any securities by the Security Holders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Security Holders. The timing and amount of any sale is within the respective Security Holder’s sole discretion, subject to certain restrictions. To the extent that any Security Holder sells any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the selling Security Holder and the terms of the securities being offered.

We have two classes of common equivalent equity representing our limited liability membership interests, class A common shares and class B common shares. The rights of the holders of class A common shares and class B common shares are identical, except with respect to voting and conversion rights. Each class A common shares is entitled to one vote. Each share of class B common share is entitled to five votes and is convertible at any time into five class A common shares. Prior to the date of this prospectus, the holders of our outstanding class B common shares, being two persons, hold approximately 90.8% of the voting power of our actual outstanding capital equity, and those persons with our directors, executive officers, and 5% shareholders, and their respective affiliates, hold approximately 91.1% of the voting power of our actual outstanding capital equity. Shareholders who hold class B common shares must convert their class B common shares into class A common shares before they may sell any of their shares in a public market.

Prior to this offering, there has been no public market for our class A common shares. We intend to apply to list our class A common shares on The Nasdaq Capital Market, sometimes referred to as Nasdaq, under the symbol “MBDH.” No assurance can be given that our application will be approved or that an active trading market for the class A common shares will develop. We will not complete this offering without a listing approval letter from the Nasdaq Capital Market.

Christopher Marlett, our Chief Executive Officer and Chairman, and Anthony DiGiandomenico, our Chief of Transactions and a director, through ownership of all our outstanding class B common shares, will continue to control a majority of the voting power of our outstanding common shares. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq and eligible for certain exemptions from these rules. We intend to rely on any such exemptions. See “Risk Factors – If the class A common shares are listed on Nasdaq, we will be deemed a “controlled company” under the listing rules because our class B common shares are held by two persons who have more than 50% control. As a controlled company, we will be exempt from many of the corporate governance obligations that other companies must follow when listing on Nasdaq” on page 30 for more information.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012. As such, in this prospectus we have taken advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See “Prospectus Summary— Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2022

[Alternate Page for Security Holder Prospectus]

TABLE OF CONTENTS

Prospectus Summary

Special Note Regarding Forward-Looking Statements

Risk Factors

Use of Proceeds	2

Dividend Policy

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Business

Management

Executive Compensation

Certain Relationships and Related Party Transactions

Principal Shareholders

Description of Capital

Certain Material U.S. Federal Tax Considerations

Sales of Restricted Securities and Rule 144

Plan of Distribution	3

Legal Matters	12

Experts

Additional Information

Index to Financial Statements

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC. Neither we nor the registered shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the registered shareholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The registered shareholders are offering to sell, and seeking offers to buy, shares of their class A common shares only in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the class A common shares. Our business, financial condition, operating results, and prospects may have changed since that date.

No dealer, salesperson or any other person is authorized in connection with this offering to give any information or make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

1

[Alternate Page for Security Holder Prospectus]

USE OF PROCEEDS

There will not be any proceeds from the distribution of the class A common shares by the Security Holders. All proceeds from the sale of the class A common shares will be paid directly to the selling security holders.

2

[Alternate Page for Security Holder Prospectus]

PLAN OF DISTRIBUTION

We are registering the class A common shares held by the Security Holders to permit the resale of the securities by them from time to time after the date of this prospectus. We will bear all fees and expenses incident to the registration of the class A common shares.

The Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective class A common shares on The Nasdaq Stock Market or any other stock exchange, market or trading facility on which the class A common shares are traded or in private transactions or a combination thereof. These sales may be at fixed or negotiated prices. The class A common shares may be sold together or separately. The Security Holders may use any one or more of the following methods when selling the class A common shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● broker-dealers may agree with the selling security holder to sell a specified number of securities at a stipulated price per security;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● a combination of any such methods of sale; or

● any other method permitted pursuant to applicable law.

A Security Holder may distribute the class A common shares of which it is the owner by means of a dividend or other form of distribution, including in connection with a declaration of a dividend or distribution, reorganization, combination, consolidation and dissolution.

Broker-dealers engaged by any selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but the maximum amount of compensation to be received by any participating FINRA member may not exceed 8%.

We will pay certain fees and expenses incurred by us incident to the registration of the class A common shares for resale by the Security Holders. The Security Holder is responsible for any selling commissions and other expenses of sale of the securities.

3

Since any one or more of the Security Holders may be deemed to be an “underwriter” within the meaning of the Securities Act, those Security Holders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We have been informed by the Security Holders that there is no underwriter or single coordinating broker acting in connection with the proposed distribution of the class A common shares by the Security Holders.

We intend, but are not obligated, to keep this prospectus and the registration statement of which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the class A common shares of a Security Holder, without volume or manner of sale restrictions during a three month period without registration, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The public resale of the securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the public resale of the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the public resale of securities may not simultaneously engage in market making activities with respect to the class A common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Class A common shares by any person. We will make copies of this prospectus available to the Security Holders and have informed the Security Holders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

4

[Alternate Page for Security Holder Prospectus]

SELLING SECURITY HOLDERS

The following table provides certain information with respect to the Security Holder’s ownership of our securities as of December 28, 2022, that may be sold, the total number of securities it may distribute under this prospectus from time to time, and the number of securities it will own thereafter assuming no other acquisitions or dispositions of our securities. The number of class A common shares may change as the Security Holders sell their shares from time to time. The Security Holders may distribute all, some or none of its securities hereunder, thus we have no way of determining the number a Security Holder will hold after this offering. Therefore, we have prepared the table below on the assumption that the Security Holders will sell all the class A common shares covered by this prospectus.

Any of the corporate Security Holders may dividend or distribute its securities from time to time to their respective security holders. The Security Holders may also transfer its securities by it by gift. Upon any such transfer the recipient would have the same right of sale as the Security Holder.

Security Holder Table

The following table sets forth, as of the date of this prospectus, the name of the Security Holders, the number of class A common shares that the Security Holders may offer pursuant to this prospectus and the class A common shares owned by the Security Holder before and after the offering. Information with respect to beneficial ownership is based on information obtained from such Security Holder. The percentage of class A common shares owned by the Security Holder, both before and after the offering, is based on 2,628,966, class A common shares outstanding as of September 30, 2022, and the percentage does not include the 5,000,000 class B common shares or the amount of class A common shares into which they might be converted, as all of these share are not listed for trading or otherwise registered for resale. Information with respect to shares beneficially owned after the offering assumes the sale of all the class A common shares offered and no other purchases or sales of class A common shares.

	Class A Shares Owned			Class A Shares Owned
	Before the Offering			After the Offering
Name		Percentage	Number of		Percentage
		of	Shares		of
	Number of	Outstanding	Being	Number of	Outstanding
	Shares	Shares	Offered	Shares	Shares
Carolina Public Venture Partners (1)	160,500	6.11%	160,500	—	—
John Stanley Revocable Trust and Beth Anne Stanley Revocable Trust	100,000	3.80%	100,000	—	—
Bell Family Trust (2)	100,000	3.80%	100,000	—	—
Bristol Investment Fund Ltd (3)	100,000	3.80%	100,000	—	—
Dave Byrne (A)	100,000	3.80%	—	100,000	3.80%
Christopher A. Marlett Living Trust (A)	79,933	3.04%	—	79,933	3.04%
Tom Hays Hutton Jr. (Exempt Residuary Trust)	75,000	2.85%	75,000	—	—
Fatima, LLC (4)	50,000	1.90%	50,000	—	—
Cappy Ray McGarr	50,000	1.90%	50,000	—	—
James Brandon, Custodian (The Kingdom Trust Company)	50,000	1.90%	50,000	—	—
Park City Capital Offshore Master, Ltd. LLC (5)	50,000	1.90%	50,000	—	—
Paul Teske and Rivers Ann Teske	50,000	1.90%	50,000	—	—
Sundown Trust (6)	50,000	1.90%	50,000	—	—
Feliks Manyak and Polina Manyak	30,000	1.14%	30,000	—	—
Sea Purity, LLC (B), (7)	30,000	1.14%	—	30,000	1.14%
Ricardo Barrios Velasquez	30,000	1.14%	30,000	—	—
Anthony Digiandomenico and Jessica Digiandomenico (A)	26,645	1.01%	—	26,645	1.01%
Brian D. Cheek	26,500	1.01%	26,500	—	—

5

Andes Capital Financing LLC (8)	25,000	*	25,000	—	—
Andrew Schwartzberg	25,000	*	25,000	—	—
Kathryn McGarr Irrevocable Trust	25,000	*	25,000	—	—
Elizabeth N. McGarr Irrevocable Trust	25,000	*	25,000	—	—
Cliff Martin Living Trust	25,000	*	25,000	—	—
Daniel Allen Sanker	25,000	*	25,000	—	—
Dwight Decker (Irar Trust Company)	25,000	*	25,000	—	—
Budapest Holdings, LLC (9)	25,000	*	25,000	—	—
Jeffrey Levitt	25,000	*	25,000	—	—
Joseph J. Arnao	25,000	*	25,000	—	—
Kepmen Capital LLC (10)	25,000	*	25,000	—	—
MN Trust (11)	25,000	*	25,000	—	—
JHK, LP (12)	25,000	*	25,000	—	—
Mark E Strome Living Trust	25,000	*	25,000	—	—
John Francis IRA, Custodian (Pacific Premier Trust) (B)	24,500	*	—	24,500	*
Bruce A. Robson	20,000	*	20,000	—	—
Tan FamilyTrust (13)	20,000	*	20,000	—	—
RVCA Partners, LLC, a Utah limited liability company (14)	20,000	*	20,000	—	—
David M Smith	20,000	*	20,000	—	—
Solomon Family Irrevocable Trust (15)	20,000	*	20,000	—	—
Kevin Leung	20,000	*	20,000	—	—
Ricardo Barrios Solorzano	20,000	*	20,000	—	—
Ricardo Jonas Rodriguez	20,000	*	20,000	—	—
Jon Sigurdsson	20,000	*	20,000	—	—
Charles B. Humphrey	15,000	*	15,000	—	—
Erick Richardson, Custodian (Midland Trust Company)	15,000	*	15,000	—	—
Arnao Trust (16)	15,000	*	15,000	—	—
Polaris Prime Small Cap Value, LP (17)	15,000	*	15,000	—	—
Regal Riggs Partners LP (18)	15,000	*	15,000	—	—
Marc Gans	15,000	*	15,000	—	—
Paul Gyra, Custodian (Midland Trust Company)	15,000	*	15,000	—	—
William Noble Jr.	12,500	*	12,500	—	—
Brian Weitman	12,500	*	12,500	—	—
Lee Kolligian	12,500	*	12,500	—	—
Richard C. Brandon	11,000	*	11,000	—	—
Andrew Goldberger, Custodian (Midland Trust Company)	10,000	*	10,000	—	—
The Rachitsky Family Trust (19)	10,000	*	10,000	—	—
Christopher Domencic	10,000	*	10,000	—	—
Causeway Bay Capital LLC (20)	10,000	*	10,000	—	—
Donald S. Lee	10,000	*	10,000	—	—
Gilbert Lowell Ward and Shelly Townsend Ward	10,000	*	10,000	—	—
Gregory and Rita Hirsch Family Trust	10,000	*	10,000	—	—
Greg Kahn	10,000	*	10,000	—	—
Gregory Martellotto	10,000	*	10,000	—	—

6

Martin Family Trust (21)	10,000	*	10,000	—	—
Michael and Kay Flood Family Trust	10,000	*	10,000	—	—
JiNan Glasgow George	10,000	*	10,000	—	—
Joao Bernardo Granizo Mucciolo	10,000	*	10,000	—	—
Joseph E Januszewski and Ashley B Januszewski	10,000	*	10,000	—	—
Joseph Jude Padian	10,000	*	10,000	—	—
Kevin Cotter and Amy Cotter (C)	10,000	*	10,000	—	—
MacDonald J Bowyer	10,000	*	10,000	—	—
Martina Lang (B)	10,000	*	—	10,000	*
The Mihir Parikh and Keerti Gurushanthaiah Trust	10,000	*	10,000	—	—
Nathan Snyder	10,000	*	10,000	—	—
Nicolaas Verheem	10,000	*	10,000	—	—
Nimish Patel	10,000	*	10,000	—	—
Paul Acker and Shauna Acker	10,000	*	10,000	—	—
Phillip David Mervis & Sheryl Facktor	10,000	*	10,000	—	—
Rafe W Wilkinson	10,000	*	10,000	—	—
James R Martin	10,000	*	10,000	—	—
Robert Edward Beaudine and Cheryl Ann Beaudine	10,000	*	10,000	—	—
Ansley Branch	10,000	*	10,000	—	—
Simon and Heather Reeves Family Trust	10,000	*	10,000	—	—
OPMFMK LLC, a Nevada LLC (22)	10,000	*	10,000	—	—
Street and Audrey Reeves Family Trust	10,000	*	10,000	—	—
Thomas B Edwards	10,000	*	10,000	—	—
George William Hardy IV	10,000	*	10,000	—	—
Henry Hutton	10,000	*	10,000	—	—
Joel M Vanderhoof	10,000	*	10,000	—	—
Etienne L. Weidemann	10,000	*	10,000	—	—
Jacques Terblanche	10,000	*	10,000	—	—
James R Burgess	10,000	*	10,000	—	—
Robert J Burgess	10,000	*	10,000	—	—
Michael Vanderhoof	10,000	*	10,000	—	—
Noel Roberts	9,999	*	9,999	—	—
Craig Jeffrey Taines	7,500	*	7,500	—	—
David S. Clarkson	7,500	*	7,500	—	—
Jeffrey A. Grunfeld	7,500	*	7,500	—	—
Matthew Falkiner and Maria Rivas	7,500	*	7,500	—	—
Richard J Hofstra and Donna J Hofstra	7,500	*	7,500	—	—
Trademark Equity Marketing, Inc. (23)	7,498	*	7,498	—	—
Artem Sagalovich	6,000	*	6,000	—	—
Alan Hayes	5,000	*	5,000	—	—

7

Ameesh Anand	5,000	*	5,000	—	—
Austin F Elkins and Rebecca L Elkins	5,000	*	5,000	—	—
Benjac2484 Holdings, LLC (24)	5,000	*	5,000	—	—
William Tucker and Julie Tucker	5,000	*	5,000	—	—
Brian F. O’Connell	5,000	*	5,000	—	—
Richard Brock Compton	5,000	*	5,000	—	—
Bruce C. Conway	5,000	*	5,000	—	—
Chad Smith	5,000	*	5,000	—	—
Clayton Gillis LaGrone	5,000	*	5,000	—	—
The Daniel B Root Revocable Trust	5,000	*	5,000	—	—
Daniel Torpey and Patricia Torpey	5,000	*	5,000	—	—
Dominador D. Tolentino Jr.	5,000	*	5,000	—	—
The Alfie Trust (25)	5,000	*	5,000	—	—
Boris Gelman	5,000	*	5,000	—	—
Richard Duane Clarkson	5,000	*	5,000	—	—
Edgar D Park (The Entrust Group, Inc.)	5,000	*	5,000	—	—
Francis Y L Chen and Peierh Penny Yang	5,000	*	5,000	—	—
Gary and Bernadette Solomon	5,000	*	5,000	—	—
Invest 5T, LLC (26)	5,000	*	5,000	—	—
Bowie/Gardner Living Trust (27)	5,000	*	5,000	—	—
Lasch Living Trust (28)	5,000	*	5,000	—	—
Len R Adamson	5,000	*	5,000	—	—
LMSM Investments (29)	5,000	*	5,000	—	—
Matthew Jones	5,000	*	5,000	—	—
Bennett Living Trust (30)	5,000	*	5,000	—	—
Michael J Singelyn	5,000	*	5,000	—	—
Paul S. Tomaso	5,000	*	5,000	—	—
Peter Gerlach, Custodian (Midland Trust Company)	5,000	*	5,000	—	—
Richard L Jones Jr.	5,000	*	5,000	—	—
Carter Revocable Living Trust (31)	5,000	*	5,000	—	—
William Doherty	5,000	*	5,000	—	—
Rockwell D Schutjer	5,000	*	5,000	—	—
Kurtis D Hughes	5,000	*	5,000	—	—
Aaron A. Grunfeld and Patricia Greenberg-Grunfeld	4,000	*	4,000	—	—
Ana E Chamorro	4,000	*	4,000	—	—
John Reale	4,000	*	4,000	—	—
Mary Novik	4,000	*	4,000	—	—
Stephen M. Mauldin	4,000	*	4,000	—	—
Stephen Sarandrea	4,000	*	4,000	—	—
Charles Stein and Batya Grunfeld	3,000	*	3,000	—	—
Deana Jo Cheek, Custodian (The Kingdom Trust Company)	3,000	*	3,000	—	—
Jonathan Taubin	3,000	*	3,000	—	—
DB3 Advisors, LLC (32)	3,000	*	3,000	—	—
Anthony M Mulhall	3,000	*	3,000	—	—

8

Daniel Simpson and Amber Simpson	3,000	*	3,000	—	—
John Tansey	2,999	*	2,999	—	—
Bernardo Noel Callejas	2,500	*	2,500	—	—
Christopher Louis Schmidt	2,500	*	2,500	—	—
David L Gradwell Living Trust	2,500	*	2,500	—	—
Georgios Palikaras	2,500	*	2,500	—	—
Jacob Lappa and Tara V Lappa	2,500	*	2,500	—	—
John A Brda Trust	2,500	*	2,500	—	—
Juan Ignacio Ramirez Vargas	2,500	*	2,500	—	—
Karla Mansell	2,500	*	2,500	—	—
Marc Turlough Bamber	2,500	*	2,500	—	—
Marcel Chamorro	2,500	*	2,500	—	—
Michael F Miller	2,500	*	2,500	—	—
Swell Holdings LLC (33)	2,500	*	2,500	—	—
Anthony E Dammicci (C)	2,500	*	2,500	—	—
Tyler Paz Korman	2,500	*	2,500	—	—
Victor Fu and Eva Y. Su	2,500	*	2,500	—	—
Lloyd N. Foner,	2,500	*	2,500	—	—
Fred Alan Akil	2,500	*	2,500	—	—
R Todd and Vicki Inman Revocable Trust	2,500	*	2,500	—	—
Bruce George and Jodi George	2,500	*	2,500	—	—
Peter Staedler	2,500	*	2,500	—	—
William Gordon & Aina J McBean	2,500	*	2,500	—	—
Fred Darryl Howser	2,500	*	2,500	—	—
Graeme Dick	2,499	*	2,499	—	—
Ryan Jackson	2,498	*	2,498	—	—
Marcel Albert Krop	2,497	*	2,497	—	—
Matthew S Simpson, Custodian (Kingdom Trust Company)	2,450	*	2,450	—	—
David Nghiem	2,000	*	2,000	—	—
Ilya Gelman	2,000	*	2,000	—	—
Steven Bjorklund	2,000	*	2,000	—	—
Candlestick Lane Investments, LP (34)	1,500	*	1,500	—	—
Caden Gold UTMA	1,500	*	1,500	—	—
Juan Carlos Lugo	1,500	*	1,500	—	—
Alejandro Ernesto Martinez Cuenca	1,500	*	1,500	—	—
Darren Smith	1,000	*	1,000	—	—
Paul Opgenorth (C)	1,000	*	1,000	—	—
Richard Matthews	1,000	*	1,000	—	—
Robert J Greenberg	1,000	*	1,000	—	—
Thomas A Stroup	1,000	*	1,000	—	—
Jeffrey J Meierhofer & Barbara Meierhofer	1,000	*	1,000	—	—
Sean Marconi	1,000	*	1,000	—	—
Brian D Cheek, Custodian (The Kingdom Trust Company)	900	*	900	—	—
Zachary M Wright	700	*	700	—	—
George R Pidgeon Jr.	500	*	500	—	—
Frank Pogubila	348	*	348	—	—

TOTAL	2,628,966		2,357,888	271,078

9

*	Less than 1%.
(A)	This person is an employee of the Company and their shares will be under a twelve month lock-up.
(B)	This person is a board of director of the Company and under a twelve month lock-up.
(C)	This person is an employee of the Company and their shares will not be under a twelve month lock-up.
(1)	John Pernell Jr., managing director of Carolina Public Venture Partners, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(2)	Lon Bell, as trustee of the Bell Family Trust, is the natural person with voting and dispositive power over these class A common shares.
(3)	Paul Kessler, managing director of Bristol Investment Fund Ltd., has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(4)	Andres Ruzo, managing director of Fatima, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(5)	Michael Fox, managing director of Park City Capital Offshore Master, Ltd. LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(6)	Rodney Baber, as trustee of the Sundown Trust, is the natural person with voting and dispositive power over these class A common shares.
(7)	Matt Hayden, managing director of Sea Purity, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(8)	Andres Ruzo, managing director of Andes Capital Financing LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(9)	Garrick Hollander, managing director of Budapest Holdings, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(10)	Marty Regan, managing director of Kepmen Capital LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(11)	Mike Nelson, as trustee of the MN Trust, is the natural person with voting and dispositive power over these class A common shares.
(12)	Rodney Baber, managing director of JHK, LP, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(13)	Christopher Tan, as trustee of the Tan FamilyTrust, is the natural person with voting and dispositive power over these class A common shares.
(14)	David Hunt, managing director of RVCA Partners, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(15)	Gary Solomon, as trustee of the Solomon Family Irrevocable Trust, is the natural person with voting and dispositive power over these class A common shares.

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(16)	Joe Arnao, as trustee of the Arnao Trust, is the natural person with voting and dispositive power over these class A common shares.
(17)	John Pernell Jr., managing director of Polaris Prime Small Cap Value, LP, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(18)	Leonard Riggs, managing director of Regal Riggs Partners LP, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(19)	Anna Volkoff, as trustee of the Rachitsky Family Trust, is the natural person with voting and dispositive power over these class A common shares.
(20)	Dominador Tolentino, managing director of Causeway Bay Capital LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(21)	Gregory Martin, managing director of Martin Famly Trust, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(22)	Steve Gubner, managing director of OPMFMK LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(23)	Mark Komonoski, managing director of Trademark Equity Marketing, Inc., has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(24)	Ben Jacobson, managing director of Benjac2484 Holdings, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(25)	Doug Gold, as trustee of the Alfie Trust, is the natural person with voting and dispositive power over these class A common shares.
(26)	Jayme Gradwell, managing director of Invest 5T, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares she owns individually.
(27)	Jamie Bowie, managing director of Bowie/Gardner Living Trust, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(28)	Jonathan G. Lasch and Dana Ann Lasch, as trustees of the Lasch Living Trust, are the natural persons with voting and dispositive power over these class A common shares.
(29)	Luis Silva, managing director of LMSM Investments, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(30)	Michael Bennett, as trustee of the Bennett Living Trust, is the natural person with voting and dispositive power over these class A common shares.
(31)	Todd Carter and Erin Hansen Carter, as trustees of the Carter Living Trust, are the natural persons with voting and dispositive power over these class A common shares.
(32)	Winn Hong, managing director of DB3 Advisors, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(33)	Ryan Neely, managing director of Swell Holdings, LLC, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.
(34)	Daniel Verret, managing director of Candlestick Lane Investments, LP, has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.

11

[Alternate Page for Security Holder Prospectus]

LEGAL MATTERS

The validity of the class A common shares offered hereby has been passed upon for us by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

Seyfarth Shaw LLP, Chicago, Illinois, as special tax counsel to the Company, issued an opinion to us that the Company will be classified as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes.

12

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the Nasdaq Capital Market listing fee.

SEC registration fee		$4,109.32
FINRA filing fee		*
Nasdaq Capital Markets listing fee		50,000.00
Accounting fees and expenses		*
Legal fees and expenses		150,000.00
Printing and related expenses		*
Transfer agent and registrar fees and expenses		15,000.00
Blue sky fees and expenses (including legal fees)		5,000.00
Miscellaneous expenses		*
Total	$	*

ITEM 14. Indemnification of Directors and Officers

The form of limited liability agreement provides for the same indemnification as provided in Section 145 of the Delaware General Corporation Law, or DGCL, which authorizes a court to award, or a company’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the DGCL, the registrant’s operating agreement that will be in effect following the effectiveness of this registration statement contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

● any breach of the director’s duty of loyalty to the registrant or its shareholders;

● acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

● under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

● any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the registrant’s operating agreement provides that:

● the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

● the registrant may indemnify its other employees and agents as set forth in the DGCL;

● the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

● the rights conferred in the restated bylaws are not exclusive.

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In addition, the registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s operating agreement and to provide additional procedural protections. From time to time the registrant has indemnified and may in the future indemnify its directors and officers pursuant to these indemnification agreements in connection legal or regulatory proceedings. The indemnification provisions in the registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.

The registrant has directors’ and officers’ liability insurance for its directors and officers.

Certain of the registrant’s directors are also indemnified by their employers with regard to their service on the registrant’s board of directors.

ITEM 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

On January 16, 2022 the registrant issued 5,000,000 class B common shares to two of its founders and principals for a contribution of capital in the form of assets. These assets, which were comprised of equity in Public Ventures, PatentVest, and Invizyne, had a book value of $6,049,225, or a net book value of $3,325,525 after the cash distribution of $2,723,700 made in Jul 2022, as necessitated by regulatory requirements of FINRA.

On January 16, 2022, the registrant issued 100,000 class A common shares in settlement of certain obligations between the registrant and an employee. The obligation represented a 10% ownership of PatentVest that had a fair value of $200,000.

The registrant commenced a private placement of class A common shares on March 29, 2022, offering up to $50,000 of the shares at a price of $10.00. On June 8, 2022, the registrant completed the first closing of 2,517,966 class A common shares, for gross proceeds of $25,179,660. On June 15, 2022, the registrant completed the second closing of the private placement of an additional 11,000 class A common shares, for gross proceeds of $110,000. The registrant received net proceeds of approximately $25,289,660, after commissions paid to two sales agents engaged by the registrant. The registrant also issued warrants to purchase 18,477 class A common shares to two sales agents that are registered broker-dealers, which are exercisable for 10 years at $13.00 per share.

Each of the securities indicated above as being issued by the registrant were not registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements.

All recipients of the foregoing transactions either received adequate information about the registrant or had access, through their relationships with the registrant, to such information. Furthermore, the registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

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ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

Exhibit Number	Description of Document
1.1*	Selling Agency Agreement
3.1**	Limited Liability Company Certificate of Formation dated August 10, 2022
3.2	Limited Liability Company Agreement of MDB Capital Holdings, LLC dated November 9, 2022
4.1**	Form of Registrant’s class A common share certificate
4.2*	Form of Selling Agent’s Warrant
4.3**	Form of Escrow Agreement among the Registrant, Digital Offering, LLC and Wilmington Trust, National Association
4.4*	Form of Subscription Agreement for Investors
5.1*	Opinion (Legality) of Golenbock Eiseman Assor Bell & Peskoe LLP
8.1*	Opinion (Tax Matters) of Seyfarth Shaw LLP
10.1**	Form of Indemnification Agreement by and between the registrant and each of its directors and executive officers.
10.2**	2022 Equity Incentive Award Plan
10.3**	Form of RSU Award Agreement under 2022 Equity Incentive Award Plan for grants after July 1, 2022
10.4**+	Employment Agreement by and between the registrant and Christopher Marlett, dated April 15, 2022.
10.5**+	Employment Agreement by and between the registrant and Mo Hayat, dated April 15, 2022.
10.6**	MDB Capital, S.A. Service Agreement, dated January 1, 2022
10.7**	Form of Warrant issued June 22, 2022 to placement agents in the June Private Offering
14.1**	Code of Business Conduct and Ethics (October 2022)
21.1	List of Subsidiaries of the Registrant.
23.1*	Consent of Golenbock Assor Bell & Peskoe LLP (included in Exhibit 5.1).
23.2*	Consent of Seyfarth Shaw LLP (included in Exhibit 8.1)
23.3	Consent of independent registered public accounting firm.
24.1**	Power of Attorney (included on the signature page to this registration statement).
107.1**	Calculation of Registration Statement Fee

*	To be filed by amendment
**	Previously filed
+	Management agreement

(b) Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Dallas, Texas, on the 28th day of December, 2022.

MDB CAPITAL HOLDINGS, LLC

By:	/s/ Christopher A. Marlett
Christopher A. Marlett,
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Marlett	Chief Executive Officer, Chairman of the Board and Director	December 28, 2022
Christopher A. Marlett	(Principal Executive Officer)

/s/ Jeremy W. James	Chief Accounting Officer	December 28, 2022
Jeremy W. James	(Principal Financial and Accounting Officer)

/s/ *	Chief of Transactions and Director	December 28, 2022
Anthony DiGiandomenico

/s/ *	President and Director	December 28, 2022
George Brandon

/s/ *	Chief of Entrepreneurship & Operations and Director	December 28, 2022
Mo Hayat

/s/ *	Director	December 28, 2022
Javier Chamorro

/s/ *	Director	December 28, 2022
Susanne Meline

/s/ *	Director	December 28, 2022
Matthew Hayden

/s/ *	Director	December 28, 2022
Sean Magennis

*	By Attorney-in-Fact
December 28, 2022

/S/ Christopher A Marlett
Christopher A. Marlett

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